   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999

                                                      REGISTRATION NO. 333-35557
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------

                       POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.
           (Exact name of registrant as specified in its certificate)

 AN IOWA LIMITED PARTNERSHIP               7394
 (State or other jurisdiction       (Primary Standard
              of                Industrial Classification)
incorporation or organization)

                                   39-1904041
                      (I.R.S. Employer Identification No.)

                             100 SECOND STREET, SE
                            CEDAR RAPIDS, IOWA 52401
                                 (319) 365-2506

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                               THOMAS J. BERTHEL
                        PRESIDENT OF THE GENERAL PARTNER
                             100 SECOND STREET, SE
                            CEDAR RAPIDS, IOWA 52401
                                 (319) 365-2506

              (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                            MICHAEL K. DENNEY, ESQ.
                             BRADLEY & RILEY, P. C.
                              100 FIRST STREET, SW
                            CEDAR RAPIDS, IOWA 52404
                                 (319) 363-0101
                        (Recipient of Copies of Service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                             CROSS REFERENCE SHEET
                                BETWEEN ITEMS OF
                      FORM S-1 AND REGISTRATION STATEMENT

ITEM NO. AND CAPTION IN FORM S-1                                                 LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
             Front Cover........................................  Outside Front Cover of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front and Outside Back Cover of Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings To Fixed Charges..........................  Summary of the Offering and the Partnership; Risk
                                                                    Factors

       4.  Use of Proceeds......................................  Estimated Use of Proceeds

       5.  Determination of Offering Price......................  Summary of the Limited Partnership Agreement

       6.  Dilution.............................................  Not Applicable

       7.  Selling Security Holders.............................  Not Applicable

       8.  Plan of Distribution.................................  Cover Page; Investor Suitability Standards; Plan of
                                                                    Distribution; Summary of Promotional and Sales
                                                                    Material

       9.  Description of Securities to be Registered...........  Summary of the Offering and the Partnership; Summary
                                                                    of the Limited Partnership Agreement

      10.  Interests of Named Experts and Counsel...............  Not Applicable

      11.  Information with Respect to the Registrant...........  Cover Page; Cash Distributions and Redemptions;
                                                                    Compensation of the General Partner; Conflicts of
                                                                    Interest; Prior Experience of the General Partner
                                                                    and Affiliates; Investment Objectives and Policies;
                                                                    Equipment Acquisitions; Capitalization;
                                                                    Management's Discussion and Analysis of Financial
                                                                    Condition; Financial Statements of the Partnership
                                                                    and the General Partner

      12.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Fiduciary Responsibility of the General Partner

    THIS PROSPECTUS SUPPLEMENT IS DISTRIBUTED ONLY WITH THE PROSPECTUS DATED DECEMBER 23, 1997 AND MUST BE READ IN CONJUNCTION THEREWITH.

                         SUPPLEMENT NO. 2 TO PROSPECTUS
                            DATED DECEMBER 23, 1997

                                  $25,000,000

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.
                          AN IOWA LIMITED PARTNERSHIP
                             100 Second Street S.E.
                            Cedar Rapids, Iowa 52401
                                 (319) 265-2506

    This Supplement updates and revises the Prospectus dated December 23, 1997 (the "Prospectus"), of Telecommunications Income Fund XI, L.P. (the "Partnership"), and forms a part of, and must be accompanied or preceded by, the Prospectus. All cross-references used herein, except where otherwise indicated, are to the Prospectus, and capitalized terms used herein have the same definitions as those set forth in the Prospectus.

    This page is not the cover page of the Prospectus. For complete information concerning the Offering, including the risks of investing, all investors should review the cover page and remainder of the Prospectus dated December 23, 1997. The Prospectus describes the substantial risks of the Offering, including the following:

    - Limited Partners must rely solely on the General Partner.

    - There are conflicts of interest between the Partnership and the General Partner.

    - Program Assets to be acquired by the Partnership are unspecified.

    - The Partnership has no operating history.

    - The General Partner is entitled to substantial fees which will be received regardless of whether Limited Partners receive a return of their investment.

    - It is not certain that investors will ever receive their own money back or that cash distributions will ever be made. Cash distributions may include a return of capital.

    - Lessees may default on leases or become bankrupt.

    - Use of leverage to purchase Program Assets will increase the Partnership's need for cash flow to meet debt service requirements.

    - There are significant restrictions on the transferability of Units, and it is not anticipated that an active market will ever develop for Units.

    - Limited Partners' federal tax liability may exceed their cash distributions for a given year.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAS THE COMMISSION OR ANY OTHER AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS SUPPLEMENT IS SEPTEMBER   , 1999

THIS SUPPLEMENT HAS THE FOLLOWING MAJOR COMPONENTS:

 I. Introduction. A brief introduction regarding the offering and the distribution of shares and the purpose of this Supplement;

 II. Investments. Information on the status of investments in Program Assets through June 30, 1999;

 III. Additional Information. A description of additional information regarding the Partnership, the General Partner and the Offering;

 IV. Financial Statements; and

 V. Tabular Information Concerning Prior Transactions.

I. INTRODUCTION

    The purpose of this Supplement is to update the Prospectus dated December 23, 1997 (the "Prospectus"). This Supplement discloses certain events that have occurred and changes to the Offering since the date of the Prospectus. This Supplement must be read in conjunction with the Prospectus. A Prospectus must accompany this Supplement, and the two documents should be read together. The Prospectus contains a detailed description of an investment in the Partnership, including information relating to management of the Partnership, the Partnership's objectives, and certain risks of investment in the Partnership, as set forth above.

    The Prospectus is amended in all material respects in which it differs from or conflicts with this Supplement. Except as expressly set forth in this Supplement, all defined terms used herein have the same meanings as are ascribed to such defined terms in the Prospectus.

    The purpose of this Supplement is to:

    (a) Report the status of the Offering;

    (b) Provide information on the status of investments of Partnership assets through June 30, 1999;

    (c) Provide certain additional information regarding the Partnership, the General Partner and the Offering;

    (d) Provide current financial statements of the Partnership and the General Partner.

    (e) Update the Tabular Information Concerning Prior Transactions, Exhibit C to the Prospectus.

    On February 18, 1998, the General Partner determined that sales of Units exceeding the minimum offering amount of $1,200,000 had been achieved. On that same date, First National Bank Iowa, the Escrow Agent for the Offering, released to the Partnership $1,278,000 from the escrow fund holding the funds of investors who had subscribed prior to that date. Of the amount released, $1,118,250 was immediately available for investment.

    As of June 30, 1999, the Partnership had received subscriptions for 9,576 Units in a total amount of $9,576,000.

    The Closing Date, the date the Offering was initially to terminate, was originally December 23, 1998, the last date not later than twelve months following the effective date of the Registration Statement. However, pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, the General Partner reserved the right to extend the offering period and the Closing Date for an additional 12 months. The General Partner has elected to extend the offering period and the Closing Date to December 23, 1999.

II. INVESTMENTS

    As of June 30, 1999, the Partnership had entered into one hundred and one
(101) leases having a total Equipment Cost of $9,520,112. Specific information regarding these Portfolio Assets is set forth below:

                                                                   PURCHASE                MONTHLY    SOURCE OF   EQUIPMENT
            LESSEE                          EQUIPMENT                PRICE       TERM      PAYMENT      FUNDS        COST

SHEFFIELD SYSTEMS                PAY PHONES                           100,000         48       2,561      E           105,000
SHEFFIELD SYSTEMS                PAY PHONES                           150,000         48       3,842      E           157,500
ALLTEC                           PAY PHONES                           200,000         36       6,836      E           210,000
PIC, INC.                        PAY PHONES                             9,800         12         882      E            10,290
ATN COMMUNICATIONS               PAY PHONES                            20,000         24         965      E            21,000
HOUSING WORKS                    TELEPHONE SYSTEM                      47,715         36       1,613      E            50,101
SHEFFIELD SYSTEMS                PAY PHONES                           130,000         48       3,329      E           136,500
PROTECT AMERICA INC.             CALL PROCESSING SYSTEM                28,185         36         918      E            29,594
KAM KEE TRADING CO               MISC                                   3,641         48          99      E             3,823
ROCCO, ANTHONY M.                PAY PHONES                            12,000         36         383      E            12,600
LARUSSA REAL EST.                MINI ATM'S                             9,180         60         205      E             9,605
PEMM, LLC                        MINI ATM'S                             8,995         36         285      E             9,445
KW PRODUCTS, INC                 MFG. EQUIPMENT                        38,000         48       1,017      E            39,900
GALAXY LONG DIST.                TRADE SHOW DISPLAY UNITS               7,384         25         347      E             7,729
ROBINSON, CHARLES A.             MINI ATM'S                             8,071         36         275      E             8,447
760 FOOD CORP                    MINI ATM'S                            10,000         48         270      E            10,500
918 MEAT & PRODUCE               MINI ATM'S                             9,841         48         270      E            10,333
AMER. OVERSEAS TRD               TRADE SHOW DISPLAY UNITS               5,728         13         477      E             5,992
CAMILE PRODUCTS                  TRADE SHOW DISPLAY UNITS              15,524         63       5,549      E            16,300
ATI INC.                         PAY PHONES                           334,400         49       9,138      E           351,120
KW PRODUCTS                      MFG. EQUIPMENT                        42,000         48       1,124      E            44,100
PINNACLE TECHNOLOGY              TRADE SHOW DISPLAY UNITS               5,567         13         464      E             5,845
ACCUFACTS PRE-EMPLOY.            TRADE SHOW DISPLAY UNITS              10,383         29         433      E            10,902
DIRECTLINK INC.                  TRADE SHOW DISPLAY UNITS               2,886         13         241      E             3,030
PROTECT AMERICA INC.             CALL PROCESSING EQUIP                 27,315         36         889      E            28,681
ROCCO, ANTHONY M.                PAY PHONES                             6,499         36         210      E             6,824
TRIPP, DARROL                    MINI ATM'S                             7,920         60         179      E             8,316
ROBERTS, BENJAMIN                MINI ATM'S                             9,395         60         210      E             9,865
COMMUNICATION CONNECT.           VENDING MACHINE                        9,624         36         324      E            10,105
ATM NETWORK SERVICES             MINI ATM'S                           250,000         63       5,549      E           262,500
WARD, TIMOTHY P.                 PAY PHONES                            45,000         60       1,059      E            47,250
A.A.A. PAYPHONE, INC.            PAY PHONES                            32,380         48         895      E            34,000
THE GUFFEY GROUP INC.            MINI ATM'S                             6,995         60         157      E             7,345
ATM NETWORK SERVICES             MINI ATM'S                           190,000         63       4,217      E           199,500
ATM NETWORK SERVICES             MINI ATM'S                           500,000         63      11,098      E           525,000

                                  COMMISSION
            LESSEE                   PAID        PAID TO
SHEFFIELD SYSTEMS                        5,000     GP
SHEFFIELD SYSTEMS                        7,500     GP
ALLTEC                                  10,000     GP
PIC, INC.                                  490     GP
ATN COMMUNICATIONS                       1,000     GP
HOUSING WORKS                            2,386     GP
SHEFFIELD SYSTEMS                        6,500     GP
PROTECT AMERICA INC.                     1,409     GP
KAM KEE TRADING CO                         182     GP
ROCCO, ANTHONY M.                          600     GP
LARUSSA REAL EST.                          425     GP
PEMM, LLC                                  450     GP
KW PRODUCTS, INC                         1,900     GP
GALAXY LONG DIST.                          345     GP
ROBINSON, CHARLES A.                       376     GP
760 FOOD CORP                              500     GP
918 MEAT & PRODUCE                         492     GP
AMER. OVERSEAS TRD                         264     GP
CAMILE PRODUCTS                            776     GP
ATI INC.                                16,720     GP
KW PRODUCTS                              2,100     GP
PINNACLE TECHNOLOGY                        278     GP
ACCUFACTS PRE-EMPLOY.                      519     GP
DIRECTLINK INC.                            144     GP
PROTECT AMERICA INC.                     1,366     GP
ROCCO, ANTHONY M.                          325     GP
TRIPP, DARROL                              396     GP
ROBERTS, BENJAMIN                          470     GP
COMMUNICATION CONNECT.                     481     GP
ATM NETWORK SERVICES                    12,500     GP
WARD, TIMOTHY P.                         2,250     GP
A.A.A. PAYPHONE, INC.                    1,620     GP
THE GUFFEY GROUP INC.                      350     GP
ATM NETWORK SERVICES                     9,500     GP
ATM NETWORK SERVICES                    25,000     GP

                                                                   PURCHASE                MONTHLY    SOURCE OF   EQUIPMENT
            LESSEE                          EQUIPMENT                PRICE       TERM      PAYMENT      FUNDS        COST
HASBROUCK HOUSE, INC.            TELEPHONE SYSTEM                      19,146         60         423      E            20,049
MONTELL ENTERPRISES              MISCELLANEOUS                         12,500         48         340      E            13,125
LITTLE LADY FOODS, INC.          PACKAGING EQUIPMENT                  104,144         36       3,530      E           109,351
HURLEY/BINSON'S MEDICAL          MEDICAL EQUIPMENT                     52,981         36       1,781      E            55,630
ALCAZAR HOMES LTD.               PAY PHONES                            75,000         36       2,674      E            78,750
PROTECT AMERICA INC.             COMPUTER EQUIPMENT                    38,950         36       1,260      E            40,897
PROTECT AMERICA INC.             COMPUTER EQUIPMENT                    38,950         36       1,260      E            40,897
ATM NETWORK SERVICES             MINI ATM'S                           574,550         63      12,758    E + C         603,050
CRESCENT PARK DISTRIBUTION       CLEANING EQUIPMENT                    15,529         18         733      C            16,305
SPARKS, LINDA & KENT             PAY PHONES                             7,106         36         228      C             7,461
STRICKLAND, DAN                  PAY PHONES                            20,000         24         885      C            21,000
KW PRODUCTS                      PACKAGING EQUIPMENT                    7,498         36         252      C             7,873
DICKERSON & ASSOCIATES           TRADE SHOW DISPLAY UNITS               6,062         18         379      C             6,365
FIESTA NUT CORPORATION           TRADE SHOW DISPLAY UNITS               8,030         13         669      C             8,431
DAN STRICKLAND                   PAY PHONES                            15,750         24         664      E            16,500
ATM NETWORKS                     ATM MACHINES                         154,350         60       2,815      E           161,700
ATM NETWORKS                     ATM MACHINES                         304,500         63       6,437      E           319,000
ATM NETWORKS                     ATM MACHINES                          42,000         63         888      E            44,000
JON ADAMS                        PAY PHONES                            14,160         36         436      E            14,834
ATM NETWORK SERVICES, INC.       ATM MACHINES                         440,000         60       9,832      E           462,000
THE BAX GROUP, INC               PAY PHONES                           200,000         36       6,390      E           210,000
COMMUNICATION CONNECTION         PREPAID PHONE CARD                     6,020         36         203      E             6,321
WARD, TIMOTHY (CELTIC            PAY PHONES                            16,207         24         721      E            17,018
  COMMUNICATIONS CO.)
ATM NETWORK SERVICES, INC        ATM MACHINES                         320,000         60       7,254      E           336,000
DATA CENTRAL US, INC.            TRADE SHOW DISPLAY                    10,369         36         360      E            10,887
ATI, INC.                        PAY PHONES                           350,000         48       9,564      E           367,500
AVENEW, INC.                     COMPUTERS                          1,102,849         30      25,636      E         1,157,991
HUYSER, FORREST                  SAMSON BUCKET TRENCH                 275,000         60      18,773      E           288,750
FARAHMAND, KARMEL                PAY PHONES                             8,626         36         297      E             9,028
REYNOLDS CORPORATE, INC.         PAY PHONES                           200,000         60       4,812     E/C          210,000
ROCCO, ANTHONY                   PAY PHONES                             5,300         36         175      C             5,550
FANTASTIC SAMS                   COMPUTER EQUIPMENT                     2,895         35         105      E             3,040
HAYMAN, HOLLI                    LIGHTING EQUIPMENT                     4,046         35         148      E             4,248
PARADIGM PHYSICAL THERAPY        TANNING UNITS                          7,289         35         265      E             7,654
BB & DB INC.                     COMPUTER EQUIPMENT                     3,088         35         112      E             3,242
JBK INC.                         TANNING UNITS                         39,074         35       1,414      E            41,027
DEFILIO, MARY & LOU              COMPUTER EQUIPMENT                     2,978         35         108      E             3,127

                                  COMMISSION
            LESSEE                   PAID        PAID TO
HASBROUCK HOUSE, INC.                      903     GP
MONTELL ENTERPRISES                        625     GP
LITTLE LADY FOODS, INC.                  5,207     GP
HURLEY/BINSON'S MEDICAL                  2,649     GP
ALCAZAR HOMES LTD.                       3,750     GP
PROTECT AMERICA INC.                     1,947     GP
PROTECT AMERICA INC.                     1,947     GP
ATM NETWORK SERVICES                    28,500     GP
CRESCENT PARK DISTRIBUTION                 776     GP
SPARKS, LINDA & KENT                       355     GP
STRICKLAND, DAN                          1,000     GP
KW PRODUCTS                                375     GP
DICKERSON & ASSOCIATES                     303     GP
FIESTA NUT CORPORATION                     401     GP
DAN STRICKLAND                             750     GP
ATM NETWORKS                             7,350     GP
ATM NETWORKS                            14,500     GP
ATM NETWORKS                             2,000     GP
JON ADAMS                                  674     GP
ATM NETWORK SERVICES, INC.              22,000     GP
THE BAX GROUP, INC                      10,000     GP
COMMUNICATION CONNECTION                   301     GP
WARD, TIMOTHY (CELTIC                      810     GP
  COMMUNICATIONS CO.)
ATM NETWORK SERVICES, INC               16,000     GP
DATA CENTRAL US, INC.                      518     GP
ATI, INC.                               17,500     GP
AVENEW, INC.                            55,142     GP
HUYSER, FORREST                         13,750     GP
FARAHMAND, KARMEL                          402     GP
REYNOLDS CORPORATE, INC.                10,000     GP
ROCCO, ANTHONY                             250     GP
FANTASTIC SAMS                             145     GP
HAYMAN, HOLLI                              202     GP
PARADIGM PHYSICAL THERAPY                  364     GP
BB & DB INC.                               154     GP
JBK INC.                                 1,954     GP
DEFILIO, MARY & LOU                        149     GP

                                                                   PURCHASE                MONTHLY    SOURCE OF   EQUIPMENT
            LESSEE                          EQUIPMENT                PRICE       TERM      PAYMENT      FUNDS        COST
GORDON, TREVOR                   TANNING UNITS                         11,283         35         413      E            11,848
MORRISON, CHAD                   TANNING UNITS                         10,918         35         396      E            11,464
CASA DEL SOL TANNING CLUB, INC.  TANNING UNITS                         32,369         35       1,178      E            33,988
GREENHALGH, YATES                TANNING UNITS                         15,308         35         557      E            16,073
MANCINI, MICHAEL                 TANNING UNITS                          8,437         35         307      E             8,859
NOTORIOUS PARTNERS, INC.         TANNING UNITS                         17,644         47         515      E            18,527
THOMAS, DONNA                    TANNING UNITS                          6,526         35         238      E             6,852
ABELL ENTERPRISES                ATM                                    8,200         60         189      E             8,610
HERMIZ, RAAD                     ATM                                    7,322         60         176      E             7,661
THE LANDMARK PLAZA               ATM                                    9,995         60         226      E            10,495
NEW COLLEGE SUNOCO, INC.         ATM                                    8,305         60         200      E             8,720
BTC & UTS                        PAY PHONES                            13,824         48         368      E            14,515
THE BAX GROUP(CHARITY            PAY PHONES                           100,000         36       3,233      E           105,000
  TECHNOLOGIES)
BTC & UTS                        PAY PHONES                            22,069         48         588      E            23,172
WARD, TIMOTHY                    PAY PHONES                           275,100         60       6,363      E           288,855
BOSTON TELECOMMUNICATIONS CO.    PAY PHONES                             9,660         48         257      E            10,143
BOSTON TELECOMMUNICATIONS CO.    PAY PHONES                            12,056         48         321      E            12,659
BEALLS COMMUNICATION GROUP,      PAY PHONES                            41,617         36       1,375      E            43,698
  INC.
MAGIC COMMUNICATIONS GROUP,      PAY PHONES                            20,000         36         661      E            21,000
  INC.
MAGIC COMMUNICATIONS GROUP,      PAY PHONES                            24,677         36         848      E            25,911
  INC.
JTG ENTERPRISES                  SALON SYSTEM                          36,036         35       1,288      E            37,838
BEACH BUMS OF HUNTINGTON, INC.   TANNING UNITS                         12,870         35         460      E            13,514
BEACH BUMS OF HUNTINGTON, INC.   TANNING UNITS                         43,059         35       1,539      E            45,212
NAZEMIAN, HAMID R                ATM                                    8,444         60         203      E             8,866
RIVERSTONE, INC.                 OFFICE FURNITURE                     107,325         60       2,646      E           112,691
ATI, INC.                        PAY PHONES                           500,000         48      14,170      E           525,000
ATI, INC.                        PAY PHONES                           250,000         48       7,085      E           262,500
TELEPHONE OPERATING SYSTEMS,     PAY PHONES                           450,000         60      11,861     E/C          472,500
  INC.
ATI, INC.                        PAY PHONES                           206,000         48       5,838      C           216,300
TOTALS                                                              9,068,417                                       9,520,112
                                                                  -----------                                    ------------
                                                                  -----------                                    ------------

                                  COMMISSION
            LESSEE                   PAID        PAID TO
GORDON, TREVOR                             564     GP
MORRISON, CHAD                             546     GP
CASA DEL SOL TANNING CLUB, INC.          1,618     GP
GREENHALGH, YATES                          765     GP
MANCINI, MICHAEL                           422     GP
NOTORIOUS PARTNERS, INC.                   882     GP
THOMAS, DONNA                              326     GP
ABELL ENTERPRISES                          410     GP
HERMIZ, RAAD                               340     GP
THE LANDMARK PLAZA                         500     GP
NEW COLLEGE SUNOCO, INC.                   415     GP
BTC & UTS                                  691     GP
THE BAX GROUP(CHARITY                    5,000     GP
  TECHNOLOGIES)
BTC & UTS                                1,103     GP
WARD, TIMOTHY                           13,755     GP
BOSTON TELECOMMUNICATIONS CO.              483     GP
BOSTON TELECOMMUNICATIONS CO.              603     GP
BEALLS COMMUNICATION GROUP,              2,081     GP
  INC.
MAGIC COMMUNICATIONS GROUP,              1,000     GP
  INC.
MAGIC COMMUNICATIONS GROUP,              1,234     GP
  INC.
JTG ENTERPRISES                          1,802     GP
BEACH BUMS OF HUNTINGTON, INC.             644     GP
BEACH BUMS OF HUNTINGTON, INC.           2,153     GP
NAZEMIAN, HAMID R                          422     GP
RIVERSTONE, INC.                         5,366     GP
ATI, INC.                               25,000     GP
ATI, INC.                               12,500     GP
TELEPHONE OPERATING SYSTEMS,            22,500     GP
  INC.
ATI, INC.                               10,300     GP
TOTALS                                 451,695
                                 -------------
                                 -------------

E=Partnership Equity
C=Cash Reinvested
GP=General Partner

III. ADDITIONAL INFORMATION

    MANAGEMENT

    The General Partner has day-to-day operating responsibility for the Partnership and makes all decisions regarding acquisition, financing, refinancing, leasing and sale of Equipment and other Program Assets. The day to day affairs of the General Partner are handled by Nancy Lowenberg, Executive Vice President and General Manager of the General Partner, with active involvement of the Board of Directors. Each Director has been elected by the General Partner's parent company, Berthel Fisher & Company. The current members of the Board of Directors of the General Partner are Thomas J. Berthel, Ronald
O. Brendengen, Nancy Lowenberg, Emmett J. Scherrman, Von Elbert and James W. Noyce. Berthel Fisher & Company provides certain management services to the General Partner. Members of the General Partner's Board of Directors are experienced in various phases of acquiring, financing, leasing and selling equipment, and in managing and advising investment programs with objectives similar to those of the Partnership.

EXECUTIVE OFFICERS OF THE GENERAL PARTNER

    The officers and directors of the General Partner are:

    Thomas J. Berthel (age 47)--Mr. Berthel is the President and a director of the General Partner. He served as President from 1988 to 1993, and was re-elected as President in 1996. He has been a director since 1988. Mr. Berthel also serves as the President and a Director of Berthel Fisher & Company, a financial services holding company formed in 1985 as an Iowa corporation to hold the stock of Berthel Fisher & Company Financial Services, Inc. ("Financial Services"), the Managing Sales Agent. He has held both of those positions since 1985. Mr. Berthel served as President of Financial Services until June, 1993. He presently serves as Chief Executive Officer and as a Director of Financial Services and Leasing. Mr. Berthel is also President and a Director of Berthel Fisher & Company Management Corp. (a real estate holding company), T. J. Berthel Enterprises, Inc. (general partner of a limited partnership that invests in securities) and Berthel Fisher & Company Planning Inc. ("Planning") (a registered investment advisor). Planning is the trust advisor of Berthel Growth & Income Trust I, a business development organized under the Investment Company Act of 1940. In November, 1995, Mr. Berthel was elected a director of Intellicall, Inc., a publicly traded company.

    Mr. Berthel holds a bachelor's degree from St. Ambrose College in Davenport, Iowa (1974). He also holds a Master's degree in Business Administration from the University of Iowa in Iowa City, Iowa (1993). From 1974 to 1982, Mr. Berthel was President and majority shareholder of Insurance Planning Services Corporation in Maquoketa, Iowa, which was engaged in the operation of a securities and insurance business. Mr. Berthel holds a Financial and Operation Principal license issued by the National Association of Securities Dealers, Inc. He is also a Certified Life Underwriter.

    Nancy Lowenberg (age 40)--Ms. Lowenberg is Executive Vice President and General Manager of the General Partner, a position she has held since January 2, 1997. From 1982 to December 1996, Ms. Lowenberg was employed by Firstar Bank Iowa, N.A., in Cedar Rapids, since 1986 as Vice President Commercial Loans for Iowa. As Vice President Commercial Loans, she served as relationship manager of 62 accounts with approximately $70,000,000 of committed credit, with responsibility for annual review and maintenance of existing accounts and business development. Ms. Lowenberg received her Bachelor of Science Agricultural Business with a minor in Finance in 1981 from Iowa State University, Ames, Iowa.

    Ronald O. Brendengen (age 45)--Mr. Brendengen is the Treasurer, Chief Financial Officer, Chief Operating Officer, and a Director (1988 to present) of the General Partner. He was elected to his current offices in October, 1996. He has previously served as Secretary (1994-March, 1995), Treasurer (1988-August,
1995) and Chief Financial Officer (1994-August, 1995) of the General Partner. He served as Controller (1985-1993), Treasurer (1987-present), Chief Financial Officer, Secretary and a Director

(1987-present) of Berthel Fisher & Company, the parent company of the General Partner. Mr. Brendengen serves as the Treasurer, Chief Financial Officer and a Director of Berthel Fisher & Company Planning, Inc. He also serves in various offices and as a Director of each subsidiary of Berthel Fisher & Company. Mr. Brendengen holds a certified public accounting certificate and worked in public accounting during 1984 and 1985. Mr. Brendengen attended the University of Iowa before receiving a bachelor's degree in Accounting and Business Administration with a minor in Economics from Mt. Mercy College, Cedar Rapids, Iowa, in 1978.

    Leslie D. Smith (age 52) is the Secretary (March, 1995-present) of the General Partner. Mr. Smith serves as the Secretary and a Director of Berthel Fisher & Company Planning, Inc., the trust advisor of Berthel Growth & Income Trust I. In 1994 Mr. Smith was named General Counsel of Berthel Fisher & Company, parent company of the General Partner. Mr. Smith was awarded his B.A. in Economics in 1976 from Iowa Wesleyan College, Mount Pleasant, Iowa, and his J.D. in 1980 from the University of Dayton School of Law, Dayton, Ohio. Mr. Smith was employed as an Associate Attorney and as a Senior Attorney for Life Investors Inc., Cedar Rapids, Iowa, from 1981 through 1985. At Life Investors Inc., Mr. Smith was responsible for managing mortgage and real estate transactions. From 1985 to 1990 Mr. Smith was General Counsel for LeaseAmerica Corporation, Cedar Rapids, Iowa. In that capacity, Mr. Smith performed all duties generally associated with the position of General Counsel. From 1990 to 1992, Mr. Smith was Operations Counsel for General Electric Capital Corporation, and was responsible for managing the legal department of a GECC division located in Cedar Rapids, Iowa. From 1993 to 1994, Mr. Smith was employed as Associate General Counsel for Gateway 2000, Inc., in North Sioux City, South Dakota.

DIRECTORS OF THE GENERAL PARTNER

    The Directors of the General Partner are elected annually. Thomas J. Berthel, Nancy Lowenberg and Ronald O. Brendengen, who are executive officers of the General Partner, also serve as directors of the General Partner. Biographical information with respect to each of them is set forth above. The remaining directors of the General Partner are listed below, together with certain pertinent information concerning each of them.

    Emmett J. Scherrman (age 67) was elected a Director of the General Partner in August, 1995. Mr. Scherrman graduated in 1953 from Loras College with a B.A. in accounting, and served at the U.S. Army Finance School, Fr. Benjamin Harrison, from 1953 to 1955. Mr. Scherrman served as President (1977 to 1987) and Chairman of the Board and Chief Executive Officer (1987 to 1990) of LeaseAmerica Corporation, Cedar Rapids, Iowa. Since his retirement from LeaseAmerica Corporation in 1990, Mr. Scherrman has served as a consultant to Brenton Bank and Trust Company, Cedar Rapids, Iowa, from 1992 to present. Mr. Scherrman currently serves as a Director of Brenton Bank and Trust Company; Treasurer and Director of Oak Hill Engineering, Inc; Chairman, Board of Trustees, Mount Mercy College; and Treasurer and Member of the Board of Trustees, Mercy Medical Center.

    Von Elbert (age 60) was elected Director of the General Partner in October, 1996. He has served as a Director of Berthel Fisher & Company, the parent of the General Partner, since May, 1991. From 1978 to 1988, Mr. Elbert was the President of TLS, Co., a data processing company. From 1988 to 1996, Mr. Elbert served as the Vice President, Treasurer and Chief Financial Officer of Galt Sand Company, a manufacturer of wearing apparel. Mr. Elbert also serves as a director of Hawkeye Bank of Cedar Rapids. Mr. Elbert received his BBA degree from the University of Iowa in 1962.

    James W. Noyce (age 43) was elected Director of the General Partner in September, 1997. Mr. Noyce has been employed by FBL Financial Group, Inc. since 1985. He presently serves as Chief Financial Officer of FBL Financial Group, Inc. (and its affiliates, including Farm Bureau Life Insurance Company), a position he has held since December, 1995. Prior to December, 1995, he served FBL Financial Group, Inc. in various capacities, including, from 1991 to December, 1995, as Vice President and

Controller. Mr. Noyce graduated in 1978 with a Bachelor of Science and Business Administration (BSBA) in Actuarial Science and Accounting from Drake University College of Business.

OPERATION OF THE GENERAL PARTNER

    As of August 31, 1999, the General Partner employed eight persons. The General Partner receives management and consulting services from its Officers and Directors and from employees of Berthel Fisher & Company, the General Partner's parent. The General Partner will hire additional employees as the need arises. During the fiscal year ended December 31, 1998, one customer, Murdock Communications Corporation, accounted for 12% of the income from direct financing leases. This same customer accounted for 6% of the income from direct financing leases in each of the years ended December 31, 1997 and December 31, 1996.

    The General Partner is the lessee with respect to office space that it vacated in early 1997. The General Partner will continue to be responsible for payment of rent on this space of approximately $4,500 per month until December 31, 2000. Although the General Partner is seeking to sub-lease the space to a third party, it has been unsuccessful to date. The General Partner's offices are now located in Cedar Rapids, Iowa, in premises containing approximately 700 square feet. The premises are leased by the General Partner from an Affiliate, which has agreed to permit the General Partner to use the space until it has found a sub-lessee for the space it previously occupied. After the General Partner sub-leases the previous space, the Affiliate will begin charging rental of not more than $2,000 per month.

    As of the date of this prospectus supplement, the General Partner is not engaged in litigation other than litigation in the normal course of its business.

    SELECTED FINANCIAL DATA

    The following selected financial data for the Partnership has been derived from, and should be read in conjunction with, the financial statements included elsewhere in this supplement:

                                                                              THREE MONTHS
                                      SIX MONTHS ENDED      YEAR ENDED            ENDED
                                        JUNE 30, 1999    DECEMBER 31, 1998  DECEMBER 31, 1997
                                      -----------------  -----------------  -----------------
TOTAL REVENUES......................    $     403,579      $     377,483        $      77
NET INCOME (LOSS)...................          222,506            157,464             (407)
TOTAL ASSETS........................        8,582,379          5,053,409           10,593

    MANAGEMENT'S DISCUSSION AND ANALYSIS (INCEPTION THROUGH 1998)

    The Partnership commenced leasing operations in February of 1998. The discussion in this section covers leasing operations from the inception of the Partnership through the end of 1998.

    Lease income in 1998 of $286,551 is the result of the Partnership acquiring equipment for direct financing leases of $4,477,922, the equipment being acquired throughout the year. Interest and other income of $52,461 consists of various accounts but is primarily interest income on a money market account and other investments and late charges on lease payments.

    Certain lessees have requested early termination of their lease contracts with the Partnership. The Partnership has leases with many firms that are in the payphone industry. As the payphone industry matures, the capital structure of these lessees has reached a level whereby the lessees are often able to secure financing from other sources. Lessees may also request early termination when their businesses are acquired by other entities. In response to a request for early termination of a lease, the Partnership will always require payment by the lessee of an amount at least equal to the Partnership's net investment and typically in excess of the net investment. The Partnership will generally recognize a gain on the early termination. The Partnership's gain on lease terminations can and will vary from year to year based on the number of requests received to terminate leases as well as the size of the contract being terminated. The Partnership uses the cash generated from these early terminations to purchase equipment for investments in direct financing leases with other lessees. For 1998, the proceeds from lease terminations were $434,001, including a gain of $38,471.

    Management fees are paid to the General Partner and represent 2% of the rental and note payments received by the Partnership. Payments received in the years ended December 31 are as follows:

                                                                                1998        1997
                                                                             ----------     -----
Rental Payments Received...................................................  $  629,950   $       0

    The General Partner receives a monthly reimbursement from the Partnership of $7,000 for administrative services provided to the Partnership. This monthly administrative fee was first paid in February 1998 and resulted in expense to the Partnership of $77,000 for 1998.

    Interest expense in 1998 was $9,006 and is the result of the Partnership borrowing from the General Partner on a short-term basis. The Partnership borrowed and paid back $810,000 from the General Partner in the third quarter of 1998.

    The allowance for possible lease losses is based upon a continuing review of past lease loss experience, current economic conditions and the underlying lease asset value of the portfolio. At the end of each quarter the General Partner conducts a review of the loss allowance account. At a minimum it is the Partnership's desire to maintain a loss reserve equal to 1.5 percent of the amount outstanding pursuant to the Partnership's investment in leases and notes, exclusive of any specific reserves. At December 31, 1998, the Partnership currently had a loss reserve of $87,818 or 1.9% of the amount outstanding pursuant to its lease and note portfolio.

    As of December 31, 1998 there was one customer with payments owed to the Partnership that were over 90 days past due. When payments are past due more than 90 days, the Partnership discontinues recognizing income on those customer contracts. At December 31, 1998, the net investment in this contract was $2,376, while the contract receivable balance was $2,645. Management continues to monitor the contracts in the Partnership's portfolio and will take the appropriate steps to protect the Partnership's investment.

    Other general and administrative expenses totaled $33,596 and consist of legal expenses, data processing expense, amortization, office supplies, and other miscellaneous expenses. The Partnership outsources its lease servicing and data processing to unrelated third parties.

    The General Partner is engaged directly for its own account in the business of acquiring and leasing equipment. The General Partner also serves as the general partner of Telecommunications Income Fund IX, L.P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X"), publicly owned limited partnerships that are engaged in the equipment leasing business. Also, an affiliate of the General Partner is the general partner of a privately offered active limited partnership. As of December 31, 1998, the net proceeds of the private program, TIF IX, and TIF X have been invested in specific equipment. TIF IX is in its liquidation phase and is expected to be dissolved by December 31, 1999. In the opinion of the General Partner, the other leasing activities of the General Partner had no impact on the Partnership to date.

    Equipment leased by the Partnership is maintained by the lessee, and the lessee is responsible for upgrading the equipment. The Partnership generally establishes the equipment's residual value at 10% of the equipment's original cost. The Partnership generally expects to realize the residual value by the sale of the equipment at the expiration of the original lease term. The General Partner monitors the maintenance of and upgrades to the equipment and expects the Partnership to realize residual values of at least 10%.

    The General Partner is not aware of any regulatory issues that may have a substantial negative impact on the telecommunications businesses to which the Partnership leases equipment. There are and will continue to be regulatory issues in the telecommunications industry that the General Partner will monitor.

    The equipment leases acquired by the Partnership have been financed to yield rates of return between 10% and 14%. The lease terms vary from 36 months to 60 months. The rate charged on a particular lease depends on the size of the transaction and the financial strength of the lessee. Generally, before any lease is approved, there is a review of the potential lessees' financial statements, credit references are checked, and outside business and/or individual credit reports are obtained.

    Inflation affects the cost of equipment purchased and the residual values realized when leases terminate and equipment is sold. The impact of inflation is mitigated as any increases in lease related expenses are passed on to the lessees through corresponding increases in rental rates as new leases are entered into.

LIQUIDITY AND CAPITAL RESOURCES

                                                                              AUG. 26, 1997
                                                                                (DATE OF
                                                              YEAR ENDED      INCEPTION) TO
                                                             DEC. 31, 1998    DEC. 31, 1997
                                                             -------------  -----------------
MAJOR CASH SOURCES (USES):
  Operations...............................................  $     222,122      $    (407)
  Acquisitions of Equip. for Direct Finance Leases.........     (4,477,922)           -0-
  Issuance of Notes Receivable.............................     (1,119,912)           -0-
  Repayments/Terminations of Leases & Notes................        994,543            -0-
  Distributions & Withdrawals Paid to Partners.............       (280,521)           -0-
  Payment of Syndication Costs.............................       (723,000)           -0-
  Sale of Partnership Units................................      5,784,000         11,000

    The Partnership is required to maintain working capital reserves of no less than 1% of the proceeds to satisfy general liquidity requirements, operating costs of equipment, and the maintenance and refurbishment of equipment. At December 31, 1998, that working capital reserve, as defined, would be $57,940. Actual cash on hand at December 31, 1998 was $500,713.

    Cash flow from operating activities was $222,122 for 1998, derived from the leasing operations of the Partnership. This includes income from direct financing leases and notes received, less operating expenses as discussed above. During 1998, the Partnership acquired equipment for direct financing leases of $4,477,922 and notes receivable of $1,119,912. The proceeds relating to repayments of these leases and notes, including early terminations, totaled $994,543 in 1998.

    Distributions and withdrawals paid to partners include the monthly distributions paid to partners totaling $279,521 in 1998, and $1,000 for the withdrawal of a limited partner. At December 31, 1998, the Partnership accrued $45,038 of distributions payable.

    Syndication fees are reductions of the proceeds of units sold that are paid to the General Partner and Berthel Fisher & Company Financial Services, Inc. ("Financial Services"). Nine percent (9%) of the gross proceeds is paid to Financial Services during the organization and offering phase. Three and one-half percent (3.5%) of gross proceeds is paid to the General Partner as reimbursement of offering and promotional expenses it has incurred. For 1998, syndication fees were $723,000 (12.5% of $5,784,000, the proceeds from the sales of units to limited partners), and are a reduction of capital.

    MANAGEMENT'S DISCUSSION AND ANALYSIS (SIX MONTHS ENDED JUNE 30, 1999)

    The discussion in this section covers leasing operations from January 1, 1999 through June 30, 1999.

RESULTS OF OPERATIONS

                                                          SIX MONTHS ENDED   SIX MONTHS ENDED
                                                            JUNE 30, 1999      JUNE 30, 1998
                                                          -----------------  -----------------
DESCRIPTION:
Lease and interest income...............................     $   385,508         $  79,480
Management fees.........................................          16,108             2,874
Administrative services.................................          42,000            35,000
Provision for possible losses...........................          61,742            51,573
Other expenses..........................................          56,827            15,266

    The increase in lease and interest income is due to the acquisition of equipment for investment in direct financing leases and notes receivable. The Partnership's net investment in direct financing leases and notes receivable was $2,977,610 at June 30, 1998, and has increased to $8,391,409 at June 30, 1999.
Equipment acquisitions for investment in direct financing leases and notes receivable totaled $4,164,466 for the first six months of 1999.

    Management fees are paid to the General Partner and represent 2% of the gross rental and notes receivable payments received. Gross rental and notes receivable payments for the first six months of 1999 were $805,400. As the lease portfolio has increased due to the acquisition of equipment, management fees have increased and will continue to increase accordingly during the operational phase of the Partnership.

    Administrative services of $42,000 represent fees paid to the General Partner for the operation of the Partnership as defined in the Partnership Agreement. The Partnership pays the General Partner $7,000 per month for these services. The Partnership also pays the General Partner an equipment acquisition fee equal to 5% of the equipment costs for new leases.

    The provision for possible losses has increased due to the increase in the Partnership's lease portfolio. At June 30, 1999 the allowance for possible losses was $147,189 and represents 1.8% of the lease and note portfolio of $8,391,409. Management continually reviews reserves and makes adjustments as needed.

    At June 30, 1999, no customers were past due over 90 days. If a payment is past due more than 90 days, the Partnership discontinues recognizing income on the contract.

    Other expenses include legal fees, audit fees, data processing expenses, and other professional and administrative expenses. Legal and accounting expenses were $24,532 for the first six months of 1999, while data processing expenses were $21,323 for the same period. The increase in other expenses compared to 1998 is due to the increased lease and note volume in 1999, as opposed to the minimal expenses incurred in 1998 when the Partnership was beginning its operations.

    The Partnership's portfolio of leases and notes receivable are concentrated in ATM machines, pay telephones, and office and computer equipment, representing approximately 36%, 35%, and 17%, respectively, of the portfolio at June 30, 1999. Three lessees account for approximately 68% of the Partnership's portfolio at June 30, 1999.

LIQUIDITY AND CAPITAL RESOURCES

                                                          SIX MONTHS ENDED   SIX MONTHS ENDED
                                                            JUNE 30, 1999      JUNE 30, 1998
                                                          -----------------  -----------------
MAJOR CASH SOURCES:
  Proceeds from issuance of units.......................    $   3,782,000      $   3,518,000
  Borrowings from line of credit........................          915,394                -0-

MAJOR CASH USES:
  Payments for syndication costs........................          472,750            439,750
  Purchases of equipment................................        2,688,166          2,685,820
  Issuance of notes receivable..........................        1,476,300            752,410
  Payments on line of credit............................          610,785                -0-
  Distributions and withdrawals paid to partners........          333,477             75,150

    The demand for equipment leases remains strong and as Partnership Units continue to be sold, the Partnership's available cash will be used to acquire equipment for investment in direct financing leases and to issue notes receivable.

    In January 1999, the Partnership obtained financing under a line of credit agreement with a bank. The amount available to borrow under the line of credit is limited to $2,000,000 or 32% of "qualified accounts," as that term is defined in the agreement, primarily leases and notes receivable. The line of credit agreement bears interest at 1% over the prime rate, with a $4,000 minimum monthly interest charge beginning in July 1999, and is collateralized by substantially all the assets of the Partnership. The line of credit is guaranteed by the General Partner and certain affiliates of the General Partner. This agreement may be canceled by the lender after giving a 90-day notice. The agreement expires on June 30, 2000. The General Partner believes amounts available under the line of credit are adequate to satisfy its requirements for borrowed funds for the foreseeable future.

    At June 30, 1999, adequate cash is being generated to make projected distributions. However, the Partnership has not yet achieved an earnings level equivalent to its operating distributions to partners.

    INFORMATION CONCERNING THE LIQUIDITY AND CAPITAL RESOURCES OF THE GENERAL
     PARTNER

    The information in the following section relates to the financial condition of the General Partner, not to the financial condition of the Partnership. For information concerning developments regarding the financial condition of the Partnership since the date of the Prospectus, see ADDITIONAL INFORMATION, above.

    This Section may contain statements relating to future results of the General Partner that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in economic conditions, changes in interest rates, availability of lease business to the General Partner, changes in personnel, regulation of the telecommunications industry, and the success or failure of the General Partner's customers as well as other risks and uncertainties. The General Partner does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

    The business of the General Partner is dependent upon being able to continue originating leases, both for its own portfolio and for the portfolios of third party entities, such as the Partnership and other similar programs. If the General Partner cannot continue to originate leases, the General Partner will not be able to grow, either through the expansion of its portfolio of leases or by deriving revenue from originating and managing leases for other entities. The successful completion of the General Partner's business plan is dependent upon having sufficient funds available to enable the General Partner to continue to originate leases. Sources for obtaining capital include the sale of existing leases owned by the General Partner, obtaining new capital from the parent company of the General Partner, and obtaining a line of credit agreement. Such alternative capital may not be available depending upon a variety of factors, including without limitation the possibility that purchasers of leases cannot be found, interest rates increase, the parent company of the General Partner has no funds available to it, the General Partner is unable to secure a line of credit, or the General Partner fails to operate effectively in 1999.

    The General Partner's current business plan includes the General Partner's sponsorship of the Partnership. The General Partner registered interests in the Partnership under the Securities Act of 1933 and is offering those interests publicly. The maximum offering amount for the Partnership is $25,000,000. The General Partner will originate leases and finance contracts for the Partnership, resulting in the General Partner realizing acquisition fees and management fees. The General Partner may not be able to rely upon the availability of the Partnership's maximum offering amount to originate leases. The Partnership may not reach the maximum offering amount due to several factors, including lack of investor interest. If the public offering is not successful at the maximum offering amount, the General Partner would not be able to originate more leases for the Partnership, and would not realize more revenue from management fees and acquisition fees. Management anticipates that the General Partner's long term success and profitability is highly dependent upon the successful offering of the Partnership.

    The best-efforts public offering of the Partnership is in process and through July 30, 1999, $9,887,000 has been raised out of a maximum offering amount of $25,000,000. The offering must terminate in December, 1999. No assurance can be provided that the maximum offering amount will be raised or that the Company will be profitable upon completion of the offering.

    FEES TO THE GENERAL PARTNER

    The General Partner will receive substantial fees in connection with the operation of the Partnership, regardless of whether investors receive a return of their investment. These fees include an Acquisition Fee of equipment acquired and financing placed; Management Fees of 2% of payments received by the Partnership on account of its leasing and financing activities; Re-Leasing Fees equal to 2% of gross rental payments received from the re-lease of Equipment, Expense Reimbursements equal to the lesser of actual expenses incurred, or the amount the Partnership would be required to pay to an unaffiliated third party for similar services. In addition, after Limited Partners have received a return of 100% of their original investment in the Partnership, plus a 9.6% annual return on their investment, and no less than an 8.0% annual, cumulative return, compounded daily, distribution based on their Adjusted Capital Contributions, the General Partner is also entitled to be paid 20% of any remaining Liquidating Distributions. For a complete listing of the fees to be paid by Investors in connection with the Offering and the Partnership, please see the summary on page 23 of the Prospectus.

    TREATMENT OF DISTRIBUTIONS

    The percentage amount discussed on page 74 of the Prospectus is a contractual term, not a projected rate of return. The percentage amount relates solely to the point at which distributions will be counted as return of capital for the purpose of determining when Limited Partners have received the return to which they are entitled before the General Partner is entitled to begin to share in any profits of the Partnership. The percentage rate on page 74 does not suggest any rate of return that a Limited Partner should expect, or will receive.

    RELATIONSHIP WITH INTELLICALL, INC.

    Thomas J. Berthel, the president of the General Partner, is a director and shareholder of Intellicall, Inc. ("Intellicall"), which manufactures pay phone equipment. Please see page 29 of the Prospectus.

Mr. Berthel has undertaken that he will not, in his capacity as a director of Intellicall, vote on any matters relating to dealings between Intellicall and the Partnership. In addition, the Partnership will not purchase any equipment from Intellicall for the purpose of lease, or otherwise, unless the terms of such purchase have been negotiated by a third party lessee for the use of which the Partnership is acquiring the equipment.

    ESTABLISHMENT OF RESERVES AGAINST LOSSES IN PRIOR PROGRAMS OPERATED BY THE
     GENERAL PARTNER

    Two other programs managed by the General Partner, Telecommunications Income Fund IX, L.P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X"), have experienced defaults on leases and notes with North American Communications Group, Inc. ("NAC"). NAC had total obligations to TIF IX as of December 31, 1997 in the net amount of $1,596,739, and total obligations to TIF X as of that date in the net amount of $3,319,159. TIF IX and TIF X established full reserves for the amounts above as of December 31, 1997 and charged-off the leases and notes to the reserve account in the first quarter of 1998. On February 20, 1998, TIF IX and TIF X filed a lawsuit to foreclose on the collateral granted by NAC in connection with the notes and the equipment held by NAC pursuant to the leases, seeking sale of the assets and a judgment against NAC and the guarantors for any deficiency. TIF IX and TIF X received a settlement in the amounts of $45,000 and $105,000, respectively, in the first quarter of 1999, and credited these amounts to the loss reserves. Any further amounts received will also be credited to the loss reserve accounts.

IV. FINANCIAL STATEMENTS

TELECOMMUNICATIONS INCOME FUND XI, L.P.

Independent Auditors' Report...........................................         16

Balance Sheets as of December 31, 1997 and 1998........................         17

Statements of Operations for the year ended December 31, 1998 and the period from August 26, 1997 (date of formation) through December 31,
  1997.................................................................         18

Statements of Changes in Partners' Equity for the year ended December
  31, 1998 and the period from August 26, 1997 (date of formation)
  through December 31, 1997............................................         19

Statements of Cash Flows for the year ended December 31, 1998 and the period from August 26, 1997 (date of formation) through December 31,
  1997.................................................................         20

Notes to Financial Statements..........................................         21

Balance Sheets (Unaudited) as of June 30, 1999.........................         28

Statements of Operations (Unaudited) for the three month periods ended
  June 30, 1998 and June 30, 1999......................................         29

Statements of Operations (Unaudited) for the sixth month periods ended
  June 30, 1998 and June 30, 1999......................................         30

Statement of Changes in Partners' Equity (Unaudited) for the sixth
  month period ended June 30, 1999.....................................         31

Statement of Cash Flows (Unaudited) for the sixth month periods ended
  June 30, 1998 and June 30, 1999......................................         32

Notes to Financial Statements (Unaudited) dated June 30, 1999..........         33

BERTHEL FISHER & COMPANY LEASING, INC.

Independent Auditors' Report...........................................         37

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 1997 and 1998...........         38

Consolidated Statements of Operations and Comprehensive Income (Loss)
  for the years ended December 31, 1996, 1997 and 1998.................         39

Consolidated Statements of Changes in Stockholders' Equity (Deficit)
  for the years ended December 31, 1996, 1997 and 1998.................         40

Consolidated Statements of Cash Flows for the years ended December 31,
  1996, 1997 and 1998..................................................         41

Notes to Consolidated Financial Statements.............................         43

Balance Sheet (Unaudited) as of June 30, 1999..........................         57

Statement of Operations and Comprehensive Income (Loss) (Unaudited) for
  the three month periods ended June 30, 1998 and June 30, 1999........         58

Statement of Operations and Comprehensive Income (Loss) (Unaudited) for
  the six month periods ended June 30, 1998 and June 30, 1999..........         59

Statement of Cash Flows (Unaudited) for the six month periods ended
  June 30, 1998 and June 30, 1999......................................         60

Notes to Financial Statements (Unaudited) dated June 30, 1999..........         61

    The following financial statements are provided in addition to the financial statements found on pages 85 through 110 of the Prospectus.

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Telecommunications Income Fund XI, L.P.

    We have audited the accompanying balance sheets of Telecommunications Income Fund XI, L.P. as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' equity and cash flows for the year ended December 31, 1998 and the period from August 26, 1997 (date of formation) through December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Telecommunications Income Fund XI, L.P. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

         [LOGO]

Cedar Rapids, Iowa
February 19, 1999

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                               1998        1997
                                                                                           ------------  ---------
                                                      ASSETS
  Cash and cash equivalents..............................................................  $    500,713  $  10,593
  Net investment in direct financing leases and notes receivable (Note 2)................     4,640,514     --
  Allowance for possible loan and lease losses (Note 3)..................................       (87,818)    --
                                                                                           ------------  ---------
  Direct financing leases and notes receivable, net......................................     4,552,696     --
                                                                                           ------------  ---------
TOTAL....................................................................................  $  5,053,409  $  10,593
                                                                                           ------------  ---------
                                                                                           ------------  ---------

                                         LIABILITIES AND PARTNERS' EQUITY

LIABILITIES:
  Due to affiliates......................................................................  $      3,472  $  --
  Distributions payable to partners......................................................        45,038     --
  Accrued expenses and other liabilities.................................................        10,591     --
  Lease security deposits................................................................        90,810     --
                                                                                           ------------  ---------
TOTAL LIABILITIES........................................................................       149,911     --
                                                                                           ------------  ---------
PARTNERS' EQUITY, 25,000 units authorized (Notes 1 and 4):
  General partner, 10 units issued and outstanding.......................................         9,254      9,593
  Limited partners, 5,784 units in 1998 and 1 unit in 1997 issued and outstanding........     4,894,244      1,000
                                                                                           ------------  ---------
TOTAL PARTNERS' EQUITY...................................................................     4,903,498     10,593
                                                                                           ------------  ---------
TOTAL....................................................................................  $  5,053,409  $  10,593
                                                                                           ------------  ---------
                                                                                           ------------  ---------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            STATEMENTS OF OPERATIONS

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

                                                                                                1998       1997
                                                                                             ----------  ---------
REVENUES:
  Income from direct financing leases......................................................  $  286,551  $  --
  Gain on lease terminations...............................................................      38,471     --
  Interest and other income................................................................      52,461         77
                                                                                             ----------  ---------
    Total revenues.........................................................................     377,483         77
                                                                                             ----------  ---------
EXPENSES:
  Management and administrative fees (Note 5)..............................................      89,599     --
  Other general and administrative expenses................................................      33,596        484
  Interest expense.........................................................................       9,006     --
  Provision for possible loan and lease losses (Note 3)....................................      87,818     --
                                                                                             ----------  ---------
    Total expenses.........................................................................     220,019        484
                                                                                             ----------  ---------
NET INCOME (LOSS)..........................................................................  $  157,464  $    (407)
                                                                                             ----------  ---------
                                                                                             ----------  ---------
NET INCOME (LOSS) ALLOCATED TO:
  General partner..........................................................................  $      578  $    (407)
  Limited partners.........................................................................     156,886     --
                                                                                             ----------  ---------
                                                                                             $  157,464  $    (407)
                                                                                             ----------  ---------
                                                                                             ----------  ---------
NET INCOME (LOSS) PER PARTNERSHIP UNIT.....................................................  $    46.18  $  (40.70)
                                                                                             ----------  ---------
                                                                                             ----------  ---------
WEIGHTED AVERAGE PARTNERSHIP UNITS OUTSTANDING.............................................       3,410         10
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

                                                                   GENERAL
                                                                   PARTNER       LIMITED PARTNERS         TOTAL
                                                                 -----------  -----------------------   PARTNERS'
                                                                 (10 UNITS)     UNITS       AMOUNT        EQUITY
                                                                 -----------  ---------  ------------  ------------

BALANCE AT FORMATION--General partner contribution.............   $  10,000      --      $    --       $     10,000

  Proceeds from sale of limited partnership interests..........      --               1         1,000         1,000

      Net loss.................................................        (407)     --           --               (407)
                                                                 -----------  ---------  ------------  ------------

BALANCE AT DECEMBER 31, 1997...................................       9,593           1         1,000        10,593

  Proceeds from sale of limited partnership interests..........      --           5,784     5,784,000     5,784,000

  Syndication costs incurred (Note 5)..........................      --          --          (723,000)     (723,000)

  Distributions to partners ($95.18 per unit) (Note 4).........        (917)     --          (323,642)     (324,559)

  Withdrawal of limited partner................................      --              (1)       (1,000)       (1,000)

      Net income...............................................         578      --           156,886       157,464
                                                                 -----------  ---------  ------------  ------------

BALANCE AT DECEMBER 31, 1998...................................   $   9,254       5,784  $  4,894,244  $  4,903,498
                                                                 -----------  ---------  ------------  ------------
                                                                 -----------  ---------  ------------  ------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            STATEMENTS OF CASH FLOWS

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM
         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

                                                                                              1998        1997
                                                                                           -----------  ---------
OPERATING ACTIVITIES:
Net income (loss)........................................................................  $   157,464  $    (407)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Gain on lease terminations...............................................................      (38,471)    --
Amortization of intangibles..............................................................        1,248     --
Provision for possible loan and lease losses.............................................       87,818     --
Changes in operating assets and liabilities:
    Due to affiliates....................................................................        3,472     --
    Accrued expenses and other liabilities...............................................       10,591     --
                                                                                           -----------  ---------
      Net cash from operating activities.................................................      222,122       (407)
                                                                                           -----------  ---------

INVESTING ACTIVITIES:
  Acquisitions of, and purchases of equipment for, direct financing leases...............   (4,477,922)    --
  Repayments of direct financing leases..................................................      248,382     --
  Proceeds from termination of direct financing leases...................................      434,001     --
  Repayments of notes receivable.........................................................      312,160     --
  Issuance of notes receivable...........................................................   (1,119,912)    --
  Net lease security deposits collected..................................................       90,810     --
                                                                                           -----------  ---------
      Net cash from investing activities.................................................   (4,512,481)    --
                                                                                           -----------  ---------

FINANCING ACTIVITIES:
  Contribution and sale of partnership units.............................................    5,784,000     11,000
  Proceeds from borrowings...............................................................      810,000     --
  Repayment of borrowings................................................................     (810,000)    --
  Distributions and withdrawals paid to partners.........................................     (280,521)    --
  Payment of syndication costs...........................................................     (723,000)    --
                                                                                           -----------  ---------
      Net cash from financing activities.................................................    4,780,479     11,000
                                                                                           -----------  ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS................................................      490,120     10,593

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.........................................       10,593     --
                                                                                           -----------  ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD...............................................  $   500,713  $  10,593
                                                                                           -----------  ---------
                                                                                           -----------  ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION-- Interest paid........................  $     9,006  $  --

                       SEE NOTES TO FINANCIAL STATEMENTS.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND NATURE OF OPERATIONS--Telecommunications Income Fund XI, L.P. (the "Partnership") was formed on August 26, 1997 under the Iowa Limited Partnership Act. The general partner of the Partnership is Berthel Fisher & Company Leasing, Inc. (the "General Partner"), an Iowa corporation. The Partnership intends to offer for sale a maximum of 25,000 units of limited partnership interest ("Units") at a price per unit of $1,000. The General Partner has elected to extend the offering period and the closing date to December 23, 1999. As of December 31, 1998, the Partnership had 5,784 limited partnership units outstanding.

    The Partnership's operations are conducted throughout the United States. The Partnership primarily acquires equipment for lease to third parties under a direct finance arrangement. The Partnership will also provide financing to customers under a note agreement. On December 23, 2004 (or earlier if the General Partner determines it to be in the Partnership's best interest), the Partnership will cease reinvestment in equipment and leases and will begin the orderly liquidation of Partnership assets. The Partnership must dissolve on December 31, 2012, or earlier, upon the occurrence of certain events (see Note
4).

    The Partnership commenced leasing operations in February of 1998.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for possible loan and lease losses and the estimated unguaranteed residual values of the Partnership's leased equipment.

    Most of the Partnership's leases and notes receivable are with customers that are in the entrepreneurial stage and, therefore, are highly leveraged and require financing in place of or to supplement financing from banks. Although the Partnership attempts to mitigate its credit risk through the use of a variety of commercial credit reporting agencies when processing the applications of its customers, failure of the Partnership's customers to make scheduled payments under their equipment leases and notes receivable could have a material near-term impact on the allowance for possible loan and lease losses.

    Realization of residual values depends on many factors, several of which are not within the Partnership's control, including general market conditions at the time of the original contract's expiration, whether there has been unusual wear and tear on, or use of, the equipment, the cost of comparable new equipment, the extent, if any, to which the equipment has become technologically or economically obsolete during the contract term and the effects of any additional or amended government regulations. These factors, among others, could have a material near-term impact on the estimated unguaranteed residual values.

    CERTAIN RISK CONCENTRATIONS--The Partnership's equipment leases and collateral under its notes receivable are concentrated in pay telephones and automated teller machines, representing approximately 25% and 68% of the Partnership's direct finance lease and note receivable portfolio at December 31, 1998, respectively.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RELATED PARTY TRANSACTIONS--In fulfilling its role as general partner, Berthel Fisher & Company Leasing, Inc. enters into transactions with the Partnership in the normal course of business. Further, the Partnership also enters into transactions with affiliates of Berthel Fisher & Company Leasing, Inc. These transactions are set forth in the notes that follow. Management is of the opinion that these transactions are in accordance with the terms of the Agreement of Limited Partnership.

    CASH AND CASH EQUIVALENTS--The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    NET INVESTMENT IN DIRECT FINANCING LEASES--The Partnership's primary activity consists of leasing equipment under direct financing leases generally over a period of three to five years. At the time of closing a direct financing lease, the Partnership records the gross lease contract receivable, the estimated unguaranteed residual value and unearned lease income. The unearned lease income represents the excess of the gross lease receivable plus the estimated unguaranteed residual value over the cost of the equipment leased. In addition, the Partnership capitalizes all initial direct costs associated with originating the direct financing lease. The unearned income and initial direct costs are amortized to income over the lease term so as to produce a constant periodic rate-of-return on the net investment in the lease. Lessees are responsible for all taxes, insurance and maintenance costs.

    The realization of the estimated unguaranteed residual value of leased equipment depends on the value of the leased equipment at the end of the lease term and is not a part of the contractual agreement with the lessee. Estimated residual values are based on estimates of amounts historically realized by the Partnership for similar equipment and are periodically reviewed by management for possible impairment.

    Direct financing leases are accounted for as operating leases for income tax purposes.

    NOTES RECEIVABLE--Notes receivable are carried at the principle balance outstanding. Interest income on notes receivable is accrued based on the principle amount outstanding.

    ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES--The Partnership performs credit evaluations prior to approval of a loan and lease. Subsequently, the creditworthiness of the customer and the value of the underlying assets are monitored on an ongoing basis. Under its lease agreements, the Partnership retains legal ownership of the leased asset. The Partnership maintains an allowance for possible loan and lease losses which could arise should customers become unable to discharge their obligations under the loan and lease agreements. The allowance for possible loan and lease losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the loan and lease portfolio. The allowance is based upon a continuing review of past loss experience, current economic conditions, delinquent loans and leases, an estimate of potential loss exposure on significant customers in adverse situations, and the underlying asset value. The consideration of such future potential losses also includes an evaluation for other than temporary declines in value of the underlying assets. Loans and leases which are deemed uncollectible are charged off and deducted from the allowance. The provision for possible loan and lease losses and recoveries are added to the allowance.

    TAX STATUS--Under present income tax laws, the Partnership is not liable for income taxes, as each partner recognizes a proportionate share of the Partnership income or loss in their income tax return. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NET INCOME (LOSS) PER PARTNERSHIP UNIT--Net income (loss) per partnership unit is based on the weighted average number of units outstanding (including both general and limited partners' units).

    IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS--In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for the Partnership's year ended December 31, 1998. The Partnership operates in one segment.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The recognition of gains or losses resulting from changes in the values of derivatives is based on the use of each derivative instrument and whether it qualifies for hedge accounting. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Partnership has not yet determined the effect of SFAS No. 133 on the financial statements.

2. NET INVESTMENT IN DIRECT FINANCING LEASES AND NOTES RECEIVABLE

    The Partnership's net investment in direct financing leases and notes receivable consists of the following at December 31, 1998:

Minimum lease payments receivable...........................  $4,560,446
Estimated unguaranteed residual values......................     348,889
Unamortized initial direct costs............................       1,891
Unearned income.............................................  (1,078,464)
Notes receivable, collateralized primarily by pay telephone
  equipment and related site agreements, 12% to 14%,
  maturing through 2003.....................................     807,752
                                                              ----------
Net investment in direct financing leases and notes
  receivable................................................  $4,640,514
                                                              ----------
                                                              ----------

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

2. NET INVESTMENT IN DIRECT FINANCING LEASES AND NOTES RECEIVABLE (CONTINUED) At December 31, 1998, future minimum payments to be received under the direct financing leases and the estimated unguaranteed residuals to be realized at the expiration of the direct financing leases are as follows:

                                                                             ESTIMATED
                                                              MINIMUM       UNGUARANTEED
                                                           LEASE PAYMENTS     RESIDUAL
                                                             RECEIVABLE        VALUES
                                                           --------------  --------------
Years ending December 31:
    1999.................................................   $  1,086,654     $    4,664
    2000.................................................      1,104,456          5,124
    2001.................................................        959,807         39,164
    2002.................................................        805,594            369
    2003.................................................        579,595        223,568
    Thereafter...........................................         24,340         76,000
                                                           --------------  --------------
    Total................................................   $  4,560,446     $  348,889
                                                           --------------  --------------
                                                           --------------  --------------

    The Partnership leases equipment to certain companies for which the General Partner or its affiliates have an ownership interest in, provide financing to, or provide investment advisory services for such companies. The Partnership's net investment in direct financing leases with these companies approximated $32,887 at December 31, 1998.

3. ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

    The changes in the allowance for possible loan and lease losses for the year ended December 31, 1998 is as follows:

Balance at beginning of year....................................  $  --
  Provision.....................................................     87,818
  Charge-offs...................................................     --
                                                                  ---------
Balance at end of year..........................................  $  87,818
                                                                  ---------
                                                                  ---------

    The allowance for possible loan and lease losses consisted entirely of a general unallocated reserve at December 31, 1998.

4. LIMITED PARTNERSHIP AGREEMENT

    The Partnership was formed pursuant to an Agreement of Limited Partnership dated as of August 26, 1997 (the "Agreement"). The Agreement outlines capital contributions to be made by the partners and the allocation of cash distributions, net income and net loss to the partners. Capital contributions by the partners to the partnership will consist of the $10,000 contributed by the General Partner and the amounts contributed by limited partners for the purchase of their Units ($1,000 per unit).

    Net income or net loss allocated to the limited partners (and to the General Partner to the extent of its contribution) will be apportioned among them based on the number of Units held and on the number of

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

4. LIMITED PARTNERSHIP AGREEMENT (CONTINUED) days within the fiscal year that they were limited partners. Any Partnership net loss will first be allocated to the partners to the extent of their positive capital accounts. Any additional Partnership net loss will be allocated to the General Partner. Any Partnership net income will first be allocated to partners with negative capital accounts in proportion to, and to the extent of, such negative capital accounts. Except as provided below, any Partnership net income will then be allocated to the partners. During the liquidating phase of the Partnership, net income earned that results in Partnership assets to be distributed 80.0% to the limited partners and 20.0% to the General Partner will be allocated 80% to the limited partners and 20% to the General Partner.

    A partner's share of profits, losses and operating distributions to partners (distributions of up to 9.6% annually made during the operating phase) will be based upon the amount of each partner's adjusted capital contribution (a partner's capital contribution, reduced by all payments to the partner that qualify as a liquidating distribution or return of capital) and each limited partner's admission date (the date a limited partner is admitted to the Partnership).

    During the Partnership's operating phase, to the extent there is cash available for distribution, cash distributions will be made on a monthly basis in the following order of priority: first, to reimburse the General Partner for administrative services it provides to the Partnership, as further described in the Agreement (see Note 5); second, to the limited partners up to amounts representing a 9.6% cumulative annual return on their adjusted capital contribution (as defined); and, third, to the General Partner, representing a monthly equipment management fee of 2% of the gross rental payments received by the Partnership (see Note 5). To the extent that cash is not available to pay all or a portion of the equipment management fee pursuant to the above priority distributions, such fee will accrue and accumulate. Any remaining cash distributions after payment of the above (including arrearages) will be paid, at the discretion of the General Partner, to the limited partners.

    The Partnership will cease reinvesting in assets and will not enter into additional leases during the liquidating phase. The liquidating phase shall begin at any time after June 23, 2003 (or earlier if the General Partner determines it to be in the Partnership's best interest), but no later than December 23, 2004. During the liquidating phase, the Partnership will proceed with all due and deliberate speed and care to wind up the Partnership's affairs and to convert all of the Partnership's assets into cash. Operating distributions will not be paid during the liquidating phase.

    During the liquidating phase, amounts available to be distributed among the partners after satisfaction of all Partnership liabilities and obligations and/or the provision of reserves for future or contingent Partnership liabilities will be distributed in order of priority as follows:

    - First, payment of the General Partner's expense reimbursement;

    - Second, payment to the partners, to the extent necessary to pay to the partners during the term of their investment in the Partnership, operating distributions of 8.0% annually (on a cumulative, compounded daily basis) on their adjusted capital contributions;

    - Third, payment to the partners of 100.0% of their adjusted capital contributions to the Partnership;

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

4. LIMITED PARTNERSHIP AGREEMENT (CONTINUED)
    - Fourth, payment to the partners to the extent they have not received, during the term of their investment in the Partnership, distributions totaling 9.6% annually (calculated only through the end of the operating phase), noncompounded, on their adjusted capital contributions;

    - Fifth, payment to the General Partner of any unpaid arrearages in its management fee; and

    - Sixth, payment of any remaining amounts will be made 80.0% to the limited partners and 20.0% to the General Partner; provided, however, the General Partner will not receive its share of these remaining amounts until such time as the limited partners have received operating distributions and liquidating distributions equal to their capital contributions plus 9.6% annually (calculated only through the end of the operating phase) noncompounded, on their adjusted capital contributions.

5. MANAGEMENT AND SERVICE AGREEMENTS

    The Partnership paid the General Partner acquisition fees of 5% of the cost of equipment financing provided by the Partnership, which was $265,760 for the year ended December 31, 1998.

    The Partnership also pays an equipment management fee equal to 2% of the amount of gross rental payments received, to the General Partner. During the year ended December 31, 1998, those management fees aggregated $12,599.

    In addition, the General Partner is reimbursed for certain other costs under an administrative services agreement. Amounts incurred by the Partnership pursuant to this agreement amounted to $77,000 for the year ended December 31, 1998.

    As a part of the issuance of partnership units, the Partnership paid commissions of 9% to Berthel Fisher & Company Financial Services, Inc., a broker-dealer affiliated with the General Partner, and reimbursed other offering expenses of up to 3.5% of the gross proceeds to the General Partner. These fees, which amounted to $723,000 for the year ended December 31, 1998, have been treated as syndication costs and charged directly to partners' equity.

6. RECONCILIATION OF FINANCIAL AND INCOME TAX REPORTING BASIS

    A reconciliation of net income (loss) for financial reporting purposes with the related amount reported for income tax purposes for the periods ended December 31, 1998 and 1997 is as follows:

                                                             1998                    1997
                                                    ----------------------  ----------------------
                                                                    PER                     PER
                                                      AMOUNT       UNIT       AMOUNT       UNIT
                                                    -----------  ---------  -----------  ---------
Net income (loss) for financial reporting
  purposes........................................  $   157,464  $   46.18   $    (407)  $  (40.70)
Adjustment to convert direct financing leases to
  operating leases for income tax purposes........     (427,982)   (125.51)     --          --
Net change in allowance for possible loan and
  lease losses....................................       87,818      25.75      --          --
Gain on lease terminations........................        3,809       1.12      --          --
                                                    -----------  ---------       -----   ---------
Net income (loss) for income tax reporting
  purposes........................................  $  (178,891) $  (52.46)  $    (407)  $  (40.70)
                                                    -----------  ---------       -----   ---------
                                                                                 -----   ---------

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM

         AUGUST 26, 1997 (DATE OF FORMATION) THROUGH DECEMBER 31, 1997

7. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value amounts disclosed below are based on estimates prepared by management of the Partnership based on valuation methods appropriate in the circumstances. Generally accepted accounting principles do not require disclosure for lease contracts. The carrying amount for financial instruments included among cash and cash equivalents and other short-term payables approximates their fair value because of the short maturity of those instruments. The estimated fair value of other significant financial instruments are based principally on discounted future cash flows at rates commensurate with the credit and interest rate risk involved.

    The estimated fair values of the Partnership's other significant financial instruments are as follows at December 31, 1998:

                                                                     CARRYING      FAIR
                                                                      AMOUNT      VALUE
                                                                    ----------  ----------
Notes receivable..................................................  $  807,752  $  807,752

8. SUBSEQUENT EVENT

    In January 1999, the Partnership obtained financing under a line-of-credit agreement with a bank. The amount available to borrow under the line-of-credit is limited to $2.0 million or 32% of its qualified accounts (primarily leases and notes receivable). The line-of-credit agreement bears interest at 1% over prime ($4,000 minimum interest charge beginning in July 1999) and is collateralized by substantially all the assets of the Partnership. The line-of-credit is guaranteed by the General Partner and certain affiliates of the General Partner. This agreement is cancelable by the lender after giving a 90-day notice. The agreement expires on June 30, 2000. The General Partner believes amounts available under the line-of-credit are adequate for the foreseeable future.

                                   * * * * *

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                           BALANCE SHEETS (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1999
                                                                                  -----------
                                           ASSETS
  Cash and cash equivalents.....................................................   $ 337,546
  Net investment in direct financing leases and notes receivable (Note B).......   8,391,409
  Allowance for possible losses.................................................    (147,189)
                                                                                  -----------
  Notes receivable and direct financing leases, net.............................   8,244,220
  Other assets..................................................................         613
                                                                                  -----------
TOTAL ASSETS....................................................................   $8,582,379
                                                                                  -----------
                                                                                  -----------

                              LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Line of credit agreement (Note C).............................................   $ 304,609
  Due to affiliates.............................................................       5,112
  Distributions payable to partners.............................................      73,900
  Accrued expenses and other liabilities........................................      16,741
  Lease security deposits.......................................................     109,103
                                                                                  -----------
TOTAL LIABILITIES...............................................................     509,465
                                                                                  -----------
PARTNERS' EQUITY, 25,000 units authorized:
  General partner, 10 units issued and outstanding..............................       9,006
  Limited partners, 9,566 units issued and outstanding at June 30, 1999.........   8,063,908
                                                                                  -----------
TOTAL PARTNERS' EQUITY..........................................................   8,072,914
                                                                                  -----------
TOTAL LIABILITIES AND PARTNERS' EQUITY..........................................   $8,582,379
                                                                                  -----------
                                                                                  -----------

                            SEE ACCOMPANYING NOTES.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                      ------------------------
                                                                       JUNE 30,     JUNE 30,
                                                                         1999         1998
                                                                      -----------  -----------
INCOME:
  Lease and interest income.........................................   $ 217,105    $  60,077
  Gain on lease terminations........................................         -0-       17,764
  Other.............................................................      17,578       15,708
                                                                      -----------  -----------
    Total income....................................................     234,683       93,549
                                                                      -----------  -----------

EXPENSES:
  Management fees...................................................       9,024        2,541
  Administrative services...........................................      21,000       21,000
  Interest expense..................................................         723          -0-
  Provision for possible losses.....................................      36,672       33,487
  Other.............................................................      21,643       10,112
                                                                      -----------  -----------
    Total expenses..................................................      89,062       67,140
                                                                      -----------  -----------
NET INCOME..........................................................   $ 145,621    $  26,409
                                                                      -----------  -----------
                                                                      -----------  -----------
NET INCOME PER PARTNERSHIP UNIT (Note D)............................   $   16.98    $    8.07
                                                                      -----------  -----------
                                                                      -----------  -----------
WEIGHTED AVERAGE PARTNERSHIP UNITS OUTSTANDING......................       8,576        3,273

                            SEE ACCOMPANYING NOTES.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                      ------------------------
                                                                       JUNE 30,     JUNE 30,
                                                                         1999         1998
                                                                      -----------  -----------
INCOME:
  Lease and interest income.........................................   $ 385,508    $  79,480
  Gain on lease terminations........................................         -0-       17,764
  Other.............................................................      18,071       18,299
                                                                      -----------  -----------
  Total income......................................................     403,579      115,543
                                                                      -----------  -----------
EXPENSES:
  Management fees...................................................      16,108        2,874
  Administrative services...........................................      42,000       35,000
  Interest expense..................................................       4,396          -0-
  Provision for possible losses.....................................      61,742       51,573
  Other.............................................................      56,827       15,266
                                                                      -----------  -----------
  Total expenses....................................................     181,073      104,713
                                                                      -----------  -----------
NET INCOME..........................................................   $ 222,506    $  10,830
                                                                      -----------  -----------
                                                                      -----------  -----------
NET INCOME PER PARTNERSHIP UNIT (Note D)............................   $   29.35    $    4.37
                                                                      -----------  -----------
                                                                      -----------  -----------
WEIGHTED AVERAGE PARTNERSHIP UNITS OUTSTANDING......................       7,582        2,480

                            SEE ACCOMPANYING NOTES.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                    STATEMENT OF CHANGES IN PARTNERS' EQUITY

                         SIX MONTHS ENDED JUNE 30, 1999

                                  (UNAUDITED)

                                                         GENERAL
                                                         PARTNER      LIMITED PARTNERS      TOTAL
                                                       -----------  --------------------  PARTNERS'
                                                       (10 UNITS)     UNITS     AMOUNT     EQUITY
                                                       -----------  ---------  ---------  ---------
BALANCE AT DECEMBER 31, 1998.........................   $   9,254       5,784  $4,894,244 $4,903,498

Proceeds from sale of limited partnership
  interests..........................................      --           1,723  1,723,000  1,723,000

Syndication costs incurred...........................      --          --       (215,375)  (215,375)

Distributions........................................        (240)     --       (157,473)  (157,713)

Net Income...........................................         102      --         76,783     76,885
                                                       -----------  ---------  ---------  ---------

BALANCE AT MARCH 31, 1999............................       9,116       7,507  6,321,179  6,330,295

Proceeds from sale of limited partnership
  interests..........................................      --           2,059  2,059,000  2,059,000

Syndication costs incurred...........................      --          --       (257,375)  (257,375)

Distributions........................................        (240)     --       (204,387)  (204,627)

Net Income...........................................         130      --        145,491    145,621
                                                       -----------  ---------  ---------  ---------

BALANCE AT JUNE 30, 1999.............................   $   9,006       9,566  $8,063,908 $8,072,914
                                                       -----------  ---------  ---------  ---------
                                                       -----------  ---------  ---------  ---------

                            SEE ACCOMPANYING NOTES.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            STATEMENT OF CASH FLOWS

                                  (UNAUDITED)

                                                                              SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                                JUNE 30, 1999      JUNE 30, 1998
                                                                              -----------------  -----------------
OPERATING ACTIVITIES
Net income..................................................................    $     222,506      $      10,830
Adjustments to reconcile net income to net cash from operating activities:
  Gain on lease terminations................................................              -0-            (17,764)
  Provision for possible losses.............................................           61,742             51,573
  Amortization..............................................................              725                -0-
Changes in operating assets and liabilities:
  Other assets..............................................................             (613)            (8,354)
  Due to affiliates.........................................................            1,640             38,834
  Accrued expenses and other liabilities....................................            6,150             16,575
                                                                              -----------------  -----------------
Net cash from operating activities..........................................          292,150             91,694
                                                                              -----------------  -----------------
INVESTING ACTIVITIES
Acquisitions of, and purchases of equipment for, direct financing leases....       (2,688,166)        (2,685,820)
Issuance of notes receivable................................................       (1,476,300)          (752,410)
Repayments of direct financing leases.......................................          235,561             57,067
Repayments of notes receivable..............................................          172,352                -0-
Proceeds from sales of direct financing leases..............................            2,561            418,485
Net lease security deposits collected.......................................           18,293             50,815
                                                                              -----------------  -----------------
Net cash from investing activities..........................................       (3,735,699)        (2,911,863)
                                                                              -----------------  -----------------
FINANCING ACTIVITIES
Borrowings from line of credit..............................................          915,394                -0-
Repayments of line of credit................................................         (610,785)               -0-
Proceeds from sale of partnership interests.................................        3,782,000          3,518,000
Syndication costs incurred..................................................         (472,750)          (439,750)
Distributions and withdrawal paid to partners...............................         (333,477)           (75,150)
                                                                              -----------------  -----------------
Net cash from financing activities..........................................        3,280,382          3,003,100
                                                                              -----------------  -----------------
Net increase (decrease) in cash and cash equivalents........................         (163,167)           182,931
Cash and cash equivalents at beginning of period............................          500,713             10,593
                                                                              -----------------  -----------------
Cash and cash equivalents at end of period..................................    $     337,546      $     193,524
                                                                              -----------------  -----------------
                                                                              -----------------  -----------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid...............................................................    $       4,228      $         -0-

                            SEE ACCOMPANYING NOTES.

                    TELECOMMUNICATIONS INCOME FUND XI, L.P.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1999

NOTE A--BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. These financial statements should be read in conjunction with the Partnership's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1998.

NOTE B--NET INVESTMENT IN DIRECT FINANCING LEASES AND NOTES RECEIVABLE

    Components of the net investment in direct financing leases and notes receivable are as follows:

                                                                                 JUNE 30, 1999
                                                                                 -------------
Lease payments receivable......................................................   $ 7,183,718
Unamortized initial direct costs...............................................         1,241
Estimated residual values of leased equipment..................................       550,321
Unearned lease income..........................................................    (1,520,098)
Notes receivable...............................................................     2,176,227
                                                                                 -------------
Net investment in direct financing leases......................................   $ 8,391,409
                                                                                 -------------
                                                                                 -------------

NOTE C--CREDIT ARRANGEMENTS

    In January 1999, the Partnership obtained financing under a line of credit agreement with a bank. The amount available to borrow under the line of credit is limited to $2,000,000 or 32% of qualified accounts, primarily leases and notes receivable. The line of credit agreement bears interest at 1% over the prime rate, with a $4,000 minimum monthly interest charge beginning in July 1999, and is collateralized by substantially all the assets of the Partnership. The line of credit is guaranteed by the General Partner and certain affiliates of the General Partner. This agreement is cancelable by the lender after giving a 90-day notice. The agreement expires on June 30, 2000. The General Partner believes amounts available under the line of credit are adequate for the foreseeable future.

NOTE D--NET INCOME PER PARTNERSHIP UNIT

    Net income per partnership unit is based on the weighted average number of units outstanding (including both general and limited partners) which were 8,576 and 7,582 units for the three and six month periods ended June 30, 1999, respectively. Units outstanding for the three and six month periods ended June 30, 1998 were 3,273 and 2,480 units, respectively.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

                                                          SIX MONTHS ENDED   SIX MONTHS ENDED
DESCRIPTION:                                                JUNE 30, 1999      JUNE 30, 1998
--------------------------------------------------------  -----------------  -----------------
Lease and interest income...............................     $   385,508         $  79,480
Management fees.........................................          16,108             2,874
Administrative services.................................          42,000            35,000
Provision for possible losses...........................          61,742            51,573
Other expenses..........................................          56,827            15,266

    The increase in lease and interest income is due to the acquisition of equipment for investment in direct financing leases and notes receivable. The Partnership's net investment in direct financing leases and notes receivable was $2,977,610 at June 30, 1998, and has increased to $8,391,409 at June 30, 1999.
Equipment acquisitions for investment in direct financing leases and notes receivable totalled $4,164,466 for the first six months of 1999.

    Management fees are paid to the General Partner and represent 2% of the gross rental and notes receivable payments received. Gross rental and notes receivable payments for the first six months of 1999 were $805,400. As the lease portfolio has increased due to the acquisition of equipment, management fees have increased and will continue to increase accordingly during the operational phase of the Partnership.

    Administrative services of $42,000 represent fees paid to the General Partner for the operation of the Partnership as defined in the Partnership Agreement. The Partnership pays the General Partner $7,000 per month for these services. Since leasing operations did not commence until February 1998, no administrative fee was paid to the General Partner in January 1998. The Partnership also pays the General Partner an equipment acquisition fee equal to 5% of the equipment costs for new leases.

    The provision for possible losses has increased due to the increase in the Partnership's lease portfolio. At June 30, 1999 the allowance for possible losses was $147,189 and represents 1.8% of the lease and note portfolio of $8,391,409. Management continually reviews its reserves and will make adjustments as needed.

    At June 30, 1999, no customers were past due over 90 days. If a payment is past due more than 90 days, the Partnership discontinues recognizing income on the contract.

    Other expenses include legal fees, audit fees, data processing expenses, and other professional and administrative expenses. Legal and accounting expenses were $24,532 for the first six months of 1999, while data processing expenses were $21,323 for the same period. The increase in other expenses compared to 1998 is due to the increased lease and note volume in 1999, as opposed to the minimal expenses incurred in 1998 when the Partnership was beginning its operations.

    The Partnership's portfolio of leases and notes receivable are concentrated in ATM machines, pay telephones, and office and computer equipment, representing approximately 36%, 35%, and 17%, respectively, of the portfolio at June 30, 1999. Three lessees account for approximately 68% of the Partnership's portfolio at June 30, 1999.

YEAR 2000 ISSUE

    The Partnership recognizes that the arrival of the Year 2000 poses a unique challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000. The costs of ensuring systems are compatible with the Year 2000 are not believed to be material. There are no non-information technology processes that the Partnership has identified which would affect its operations. An assessment of the readiness of external entities which it interfaces with, such as vendors, customers, and others, is ongoing. At present the Partnership does not contemplate that any specific charges will be incurred for this assessment or any other costs directly related to fixing Year 2000 issues, and if there are any related expenditures, does not expect them to be significant.

    The Partnership is assessing the impact of the Year 2000 issue on information technology and non-information technology systems used by lessees. No lessee is contractually obligated to become Year 2000 compliant to disclose their capabilities to the Partnership. The Partnership has not yet determined whether the Year 2000 issue has been addressed by all of its customers. The Partnership has contacted some of its customers and will continue to contact its customers in 1999. In a worst case scenario, the inability of lessees to be Year 2000 compliant could result in delayed or no payment of amounts due to the Partnership. The Partnership has no contingency plans at this time to alleviate this worst case scenario should it be encountered.

    The Partnership has determined that the software it utilizes in its operations is compatible with the Year 2000. The Partnership utilizes an unrelated third party for lease servicing. This third party vendor has been contacted and it has been determined that their lease servicing application is Year 2000 compliant. A written confirmation regarding compliance of this application has been received from the software developer.

LIQUIDITY AND CAPITAL RESOURCES

                                                                              SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                                JUNE 30, 1999      JUNE 30, 1998
                                                                              -----------------  -----------------
MAJOR CASH SOURCES:
  Proceeds from issuance of units...........................................    $   3,782,000      $   3,518,000
  Borrowings from line of credit............................................          915,394                -0-

MAJOR CASH USES:
  Payments for syndication costs............................................          472,750            439,750
  Purchases of equipment....................................................        2,688,166          2,685,820
  Issuance of notes receivable..............................................        1,476,300            752,410
  Payments on line of credit................................................          610,785                -0-
  Distributions and withdrawals paid to partners............................          333,477             75,150

    The demand for equipment leases remains strong and as Partnership Units continue to be sold, the Partnership's available cash will be used to acquire equipment for investment in direct financing leases and issue notes receivable.

    In January 1999, the Partnership obtained financing under a line of credit agreement with a bank. The amount available to borrow under the line of credit is limited to $2,000,000 or 32% of qualified accounts, primarily leases and notes receivable. The line of credit agreement bears interest at 1% over the prime rate, with a $4,000 minimum monthly interest charge beginning in July 1999, and is collateralized by substantially all the assets of the Partnership. The line of credit is guaranteed by the General Partner and certain affiliates of the General Partner. This agreement is cancelable by the lender after giving a 90-day notice. The agreement expires on June 30, 2000. The General Partner believes amounts available under the line of credit are adequate for the foreseeable future.

    At June 30, 1999, adequate cash is being generated to make projected distributions. However, the Partnership has not yet achieved an earnings level equivalent to its operating distributions to partners.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE SENSITIVITY

    The table below provides information about the Partnership's notes receivable that are sensitive to changes in interest rates. For notes receivable, the table presents principal cash flows and related weighted average interest by expected maturity dates as of June 30, 1999.

                                PRINCIPAL BALANCE
   EXPECTED MATURITY DATE              DUE            AVERAGE INTEREST RATE
-----------------------------  --------------------  -----------------------
1999.........................      $    210,098                  15.6%
2000.........................           461,630                  15.6%
2001.........................           523,703                  15.7%
2002.........................           533,189                  16.0%
2003 and thereafter..........           447,607                  16.5%
                                    -----------
Total........................      $  2,176,227
                                    -----------
                                    -----------
Fair Value...................      $  2,176,227
                                    -----------
                                    -----------

    The Partnership manages interest rate risk, its primary market risk exposure, by limiting the terms of notes receivable to no more than five years and generally requiring full repayment ratably over the term of the note.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Berthel Fisher & Company Leasing, Inc.

    We have audited the accompanying consolidated balance sheets of Berthel Fisher & Company Leasing, Inc. (a majority-owned subsidiary of Berthel Fisher & Company) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Berthel Fisher & Company Leasing, Inc. and subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

         [LOGO]

Cedar Rapids, Iowa
February 19, 1999

                     BERTHEL FISHER & COMPANY LEASING, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                           1998          1997
                                                                                       ------------  ------------
ASSETS:
  Cash and cash equivalents..........................................................  $    697,072  $    --
  Notes receivable (Note 2)..........................................................     3,001,952     6,836,307
  Net investment in direct financing leases (Notes 2 and 5)..........................     2,012,374     7,725,276
  Allowance for possible loan and lease losses (Note 3)..............................      (329,674)     (435,292)
                                                                                       ------------  ------------
  Notes receivable and direct financing leases, net..................................     4,684,652    14,126,291
  Equipment under operating leases, less accumulated depreciation of $62,273 in 1998
    and $31,136 in 1997..............................................................        95,341       117,978
  Due from affiliates................................................................        77,390        61,932
  Receivable from parent under tax allocation agreement..............................       895,900       425,000
  Investments in:
    Limited partnerships (Notes 4 and 12)............................................        44,422       174,826
    Not readily marketable securities, at cost.......................................       238,784        30,100
    Available-for-sale security, at fair value.......................................     1,328,867        51,817
  Furniture and equipment, less accumulated depreciation of $213,303 in 1998 and
    $167,548 in 1997.................................................................       145,042       190,760
  Deferred income taxes (Note 6).....................................................       --            388,362
  Deferred costs, less accumulated amortization of $512,013 in 1998 and $335,469 in
    1997 (Note 11)...................................................................       346,775       520,935
  Other assets (Note 4)..............................................................       260,820       319,963
                                                                                       ------------  ------------
TOTAL................................................................................  $  8,815,065  $ 16,407,964
                                                                                       ------------  ------------
                                                                                       ------------  ------------
LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
  Line-of-credit agreement (Note 5)..................................................  $    --       $  6,761,493
  Demand note payable to parent (Note 5).............................................       725,000       230,000
  Outstanding checks in excess of bank balance.......................................       424,053       126,982
  Trade accounts payable.............................................................       101,755        29,619
  Due to affiliates..................................................................       121,450        99,427
  Accrued expenses...................................................................        81,451       197,438
  Lease security deposits............................................................       138,791       358,243
  Deferred income taxes (Note 6).....................................................       195,822       --
  Notes payable (Note 5).............................................................        65,142     1,529,930
  Subordinated debentures (Note 5)...................................................       --            725,000
  Subordinated notes payable (Note 5)................................................     2,997,605     2,996,564
  Subordinated debenture payable to parent (Note 5)..................................     2,000,000     2,000,000
                                                                                       ------------  ------------
      Total liabilities..............................................................     6,851,069    15,054,696
                                                                                       ------------  ------------
COMMITMENTS AND CONTINGENCIES (Notes 2 and 12)
REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK (Note 7)..............................       728,953       730,929
                                                                                       ------------  ------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Series A preferred stock, no par value--authorized 125,000 shares, issued and outstanding 125,000 shares at December 31, 1998 and 1997 ($1,750,000 liquidation value, convertible into 109,375 shares of Class A common stock at December 31,
    1998 and 1997) (Note 8)..........................................................     1,621,422     1,621,422
  Class A common stock, no par value-authorized 1,000,000 shares, issued and outstanding 452,529 and 403,900 shares at December 31, 1998 and 1997,
    respectively.....................................................................       754,474        63,400
  Common stock warrants (Note 9).....................................................       121,831       237,660
  Accumulated deficit................................................................    (1,570,640)   (1,192,484)
  Unrealized gain (loss) on available-for-sale security, net of tax effect...........       307,956      (107,659)
                                                                                       ------------  ------------
      Total stockholders' equity.....................................................     1,235,043       622,339
                                                                                       ------------  ------------
TOTAL................................................................................  $  8,815,065  $ 16,407,964
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     BERTHEL FISHER & COMPANY LEASING, INC

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                             1998          1997          1996
                                                                         ------------  ------------  -------------
REVENUES:
  Income from direct financing leases..................................  $    655,709  $  1,049,329  $   1,376,154
  Interest income......................................................       686,812       838,265      1,060,118
  Management, administration and lease acquisition fees from affiliates
    (Note 4)...........................................................       793,064       772,768        849,266
  Gain on early termination of leases..................................       414,135        54,554        147,300
  Other................................................................        95,264       141,375        139,114
                                                                         ------------  ------------  -------------
      Total revenues...................................................     2,644,984     2,856,291      3,571,952
                                                                         ------------  ------------  -------------
EXPENSES:
  Employee compensation and benefits...................................       391,743       398,635        854,802
  Management fees to affiliates (Note 11)..............................       246,667       287,146        561,134
  Other general and administrativeexpenses (Note 11)...................       642,203       684,315      1,062,298
  Interest expense (Note 5)............................................     1,307,461     1,743,345      1,791,120
  Provision for possible loan and lease losses (Note 3)................       437,041       415,052        592,874
                                                                         ------------  ------------  -------------
      Total expenses...................................................     3,025,115     3,528,493      4,862,228
                                                                         ------------  ------------  -------------
LOSS BEFORE INCOME TAXES...............................................      (380,131)     (672,202)    (1,290,276)
INCOME TAXES (Note 6)..................................................      (150,000)     (236,451)      (453,720)
                                                                         ------------  ------------  -------------
NET LOSS...............................................................      (230,131)     (435,751)      (836,556)
COMPREHENSIVE INCOME (LOSS)--Unrealized gain (loss) on
  available-for-sale security, net of tax of $260,184 in 1998 and
  $(61,000) in 1997, respectively......................................       415,615      (107,659)      --
                                                                         ------------  ------------  -------------
COMPREHENSIVE INCOME (LOSS)............................................  $    185,484  $   (543,410) $    (836,556)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
LOSS PER COMMON SHARE CALCULATION:
  Net loss.............................................................  $   (230,131) $   (435,751) $    (836,556)
  Dividends on Series A convertible preferred stock (Note 8)...........      (140,001)      (94,098)      --
                                                                         ------------  ------------  -------------
  Net loss attributable to Class A common stock........................  $   (370,132) $   (529,849) $    (836,556)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Basic................................................................  $       (.84) $      (1.31) $       (2.09)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Fully diluted........................................................  $       (.84) $      (1.31) $       (2.09)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Weighted average common shares outstanding...........................       438,540       403,900        400,000
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     BERTHEL FISHER & COMPANY LEASING, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                                                 UNREALIZED
                                                                                   RETAINED    GAIN (LOSS) ON     TOTAL
                                               SERIES A     CLASS A    COMMON      EARNINGS      AVAILABLE-    STOCKHOLDERS'
                                               PREFERRED    COMMON      STOCK    (ACCUMULATED     FOR-SALE        EQUITY
                                                 STOCK       STOCK    WARRANTS     DEFICIT)       SECURITY      (DEFICIT)
                                              -----------  ---------  ---------  ------------  --------------  ------------
BALANCE AT DECEMBER 31, 1995................               $   1,000              $  189,969                    $  190,969
  Net loss..................................                  --                    (836,556)                     (836,556)
  Amortization of Class B stock issuance
    costs...................................                  --                      (8,024)                       (8,024)
  Issuance of Series A preferred stock and
    warrants, net of issuance costs of
    $1,939..................................  $   422,835     --      $  60,682       --                           483,517
  Subscription for Series A preferred stock
    and warrants............................       12,726     --          1,818       --                            14,544
  Subscription receivable...................      (12,726)    --         (1,818)      --                           (14,544)
  Issuance of common stock warrants.........      --          --          6,002       --                             6,002
                                              -----------  ---------  ---------  ------------                  ------------
BALANCE AT DECEMBER 31, 1996................      422,835      1,000     66,684     (654,611)                     (164,092)
  Net loss..................................      --          --         --         (435,751)                     (435,751)
  Amortization of Class B stock issuance
    costs...................................      --          --         --           (8,024)                       (8,024)
  Issuance of Series A preferred stock and
    warrants, net of issuance costs of
    $144,981 (including $14,544 of cash
    received on subscriptions receivable)...    1,198,587     --        170,976       --                         1,369,563
  Issuance of Class A common stock..........      --          62,400     --           --                            62,400
  Change in unrealized (loss) on
    available-for-sale security, net of tax
    effect..................................      --          --         --           --        $   (107,659)     (107,659)
  Dividends on Series A preferred stock.....      --          --         --          (94,098)        --            (94,098)
                                              -----------  ---------  ---------  ------------  --------------  ------------
BALANCE AT DECEMBER 31, 1997................    1,621,422     63,400    237,660   (1,192,484)       (107,659)      622,339
  Net loss..................................      --          --         --         (230,131)        --           (230,131)
  Issuance of Class A common stock upon
    exercise of warrants, net of issuance
    costs of $8,303.........................      --         575,245     --           --             --            575,245
  Exercise of warrants......................      --          45,030    (45,030)      --             --             --
  Expiration of warrants....................      --          70,799    (70,799)      --             --             --
  Amortization of Class B stock issuance
    costs...................................      --          --         --           (8,024)        --             (8,024)
  Dividends on Series A preferred stock.....      --          --         --         (140,001)        --           (140,001)
  Change in unrealized gain on available-
    for-sale security, net of tax effect....      --          --         --           --             415,615       415,615
                                              -----------  ---------  ---------  ------------  --------------  ------------
BALANCE AT DECEMBER 31, 1998................  $ 1,621,422  $ 754,474  $ 121,831   $(1,570,640)  $    307,956    $1,235,043
                                              -----------  ---------  ---------  ------------  --------------  ------------
                                              -----------  ---------  ---------  ------------  --------------  ------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                            1998         1997          1996
                                                                         -----------  -----------  -------------
OPERATING ACTIVITIES:
  Net loss.............................................................  $  (230,131) $  (435,751) $    (836,556)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Gain on early termination of leases................................     (414,135)     (54,554)      (147,300)
    Depreciation of furniture and equipment............................       76,501       83,192        106,970
    Amortization of deferred costs.....................................      176,659      176,659        102,273
    Other amortization.................................................       63,047       30,440         36,006
    Provision for possible loan and lease losses.......................      437,041      415,052        592,874
    Deferred income taxes..............................................      324,000      188,549       (457,871)
    Changes in operating assets and liabilities:
      Due from affiliates..............................................      (15,458)     (31,002)        58,914
      Receivable from parent under tax allocation agreement............     (470,900)    (425,000)      --
      Other assets.....................................................       59,143       11,739         79,389
      Outstanding checks in excess of bank balance.....................      297,071      126,982       --
      Trade accounts payable...........................................       72,136     (128,608)       (70,558)
      Due to affiliates................................................       22,023       (2,611)        25,540
      Accrued expenses.................................................     (115,987)     (30,576)       (17,877)
                                                                         -----------  -----------  -------------
        Net cash from operating activities.............................      281,010      (75,489)      (528,196)
                                                                         -----------  -----------  -------------
INVESTING ACTIVITIES:
  Investment in available-for-sale security............................     (601,251)     --            --
  Purchases of equipment for direct financing leases...................   (2,827,118)  (2,327,220)   (11,687,165)
  Repayments of direct financing leases................................    1,777,404    2,944,913      2,102,819
  Proceeds from sale or early termination of direct financing leases
    and notes receivable...............................................    6,363,403    1,299,597      9,439,276
  Issuance of notes receivable.........................................   (1,062,291)  (1,609,538)    (3,746,893)
  Repayments of notes receivable.......................................    4,896,646    1,303,585      1,899,901
  Investments in limited partnerships..................................      --           (10,000)      --
  Repayment (issuance) of loans to limited partnerships................      124,286      (43,775)       308,165
  Distributions from limited partnerships..............................        6,118        2,280          2,280
  Net lease security deposits collected (paid).........................     (219,452)     (16,633)       244,916
  Purchases of furniture and equipment.................................       (8,146)     (21,540)      (123,200)
                                                                         -----------  -----------  -------------
        Net cash from investing activities.............................    8,449,599    1,521,669     (1,559,901)
                                                                         -----------  -----------  -------------

                                                                                                     (Continued)

                     BERTHEL FISHER & COMPANY LEASING, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)

                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                                        1998            1997            1996
                                                                   --------------  --------------  --------------
FINANCING ACTIVITIES:
  Financing costs incurred.......................................  $       (2,500) $     --        $     (500,365)
  Proceeds from line-of-credit agreement.........................       6,711,470       8,223,772      18,323,060
  Repayments of line-of-credit agreement.........................     (13,472,963)    (10,738,310)    (17,622,529)
  Proceeds from issuance of subordinated notes payable and
    related warrants.............................................        --              --             3,001,524
  Redemption of Class B stock....................................         (10,000)       --              --
  Proceeds from issuance of other borrowings.....................       3,516,140         650,884       1,365,413
  Repayments of other borrowings.................................      (5,210,928)     (1,200,717)     (2,290,129)
  Proceeds from issuance of Series A preferred stock and
    warrants.....................................................        --             1,484,544        --
  Proceeds from issuance of Class A common stock.................         575,245        --              --
  Issuance costs for Series A preferred stock and warrants.......        --              (114,981)       --
  Cash dividends paid on Series A preferred stock................        (140,001)        (94,098)       --
                                                                   --------------  --------------  --------------
    Net cash from financing activities...........................      (8,033,537)     (1,788,906)      2,276,974
                                                                   --------------  --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............         697,072        (342,726)        188,877
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...................        --               342,726         153,849
                                                                   --------------  --------------  --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR.........................  $      697,072  $     --        $      342,726
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for--Interest........................  $    1,415,391  $    1,588,809  $    1,656,418
  Noncash investing and financing activities:
    Equipment reclassified from direct financing leases to
      operating leases...........................................        --              --               328,481
    Conversion of a note payable to preferred stock..............        --              --               264,980
    Contribution of a not readily marketable security for
      preferred stock............................................        --              --               220,477
    Increase (decrease) in trade accounts payable attributed to
      equipment purchase costs...................................        --              --              (300,000)
    Amortization of Class B stock issuance costs.................           8,024           8,024           8,024
    Reclassification of security as available-for-sale...........        --               220,476        --
    Change in unrealized gain (loss) on available-for-sale
      security, net of tax effect................................         415,615        (107,659)       --
    Deferred tax expense (benefit) of change in unrealized gain
      (loss) on available-for-sale security......................         260,184         (61,000)       --
    Issuance of common stock in connection with underwriting of
      subordinated notes payable offering........................        --                62,400        --
    Note receivable converted to investment in not readily
      marketable security........................................         183,284        --              --
    Direct financing lease converted to investment in not readily
      marketable security........................................          25,400        --              --

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND NATURE OF OPERATIONS--Berthel Fisher & Company Leasing, Inc. (the "Company") is a majority-owned (95.3%) subsidiary of Berthel Fisher & Company (the "Parent"). The Company finances, through direct financing leases or notes receivables, telecommunications, agricultural, and general equipment throughout the United States. The financing agreements with individual customers can be large in relation to the portfolio as a whole and certain agreements exceed 10% of the Company's direct financing lease and note receivable portfolio (see Note 2). The leases may be sold to other entities or retained by the Company for its own portfolio.

    During 1994, the Company formed a wholly-owned subsidiary, Communications Finance Corporation. All of the assets and liabilities of Communications Finance Corporation have been assumed by the Company. The Company intends to keep Communications Finance Corporation as a shell for use in future financing transactions.

    BASIS OF PRESENTATION--The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    The Company's line of credit agreement was paid in full during 1998 and not renewed. Also, during the years ended December 31, 1996, 1997 and 1998, the Company incurred net losses of $836,556, $435,751 and $230,131, respectively. The Company's continuation as a going concern is dependent upon its ability to obtain financing from its Parent as may be required and ultimately to attain profitable operations. Management anticipates that cash flows from operations and financing from the Company's Parent will be adequate to satisfy the Company's minimum capital requirements for the next twelve months.

    Management's plans for future profitability anticipate the need for the sponsorship of another public limited partnership, Telecommunications Income Fund XI, for which the Company will generate fee income. The best-efforts public offering is in process and through December 31, 1998 $5,784,000 has been raised out of a maximum offering amount of $25,000,000. No assurance can be provided that the maximum offering amount will be raised or that the Company will be profitable upon completion of the offering.

    CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for possible loan and lease losses and the estimated unguaranteed residual values of the Company's leased equipment.

    Most of the Company's leases and finance contracts are with customers that are in the entrepreneurial stage and, therefore, are highly leveraged and require lease or other financing in place of or to supplement financing from banks. Although the Company attempts to mitigate its credit risk through the use of a

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) variety of commercial credit reporting agencies when processing the applications of its customers, failure of the Company's customers to make scheduled payments under their equipment leases and finance contracts could have a material near-term impact on the allowance for possible lease and loan losses.

    Realization of residual values depends on many factors, several of which are not within the Company's control, including general market conditions at the time of the original lease contract's expiration, whether there has been unusual wear and tear on, or use of, the equipment, the cost of comparable new equipment, the extent, if any, to which the equipment has become technologically or economically obsolete during the contract term and the effects of any additional or amended government regulations. These factors, among others, could have a material near-term impact on the estimated unguaranteed residual values.

    CERTAIN RISK CONCENTRATIONS--The Company's direct financing leases and the collateral for notes receivables are concentrated in home water treatment equipment, pay telephones, automated teller machines and computer equipment, representing approximately 18%, 48%, 8%, and 15% at December 31, 1998 and 0%, 43%, 21% and 10% at December 31, 1997, respectively, of the Company's direct finance lease and notes receivable portfolio.

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    NOTES RECEIVABLE--Notes receivable are carried at the principal balance outstanding. Interest income on notes receivable is accrued based on principal amounts outstanding.

    NET INVESTMENT IN DIRECT FINANCING LEASES--The Company's primary activity consists of leasing telecommunications and other types of equipment, under direct financing leases, generally over a period of three to five years. At the time of closing a direct financing lease, the Company records the gross lease contract receivable, an estimated unguaranteed residual value and unearned lease income. The unearned lease income represents the excess of the gross lease receivable plus the estimated unguaranteed residual value over the carrying value of the equipment leased. In addition, the Company capitalizes all initial direct costs associated with originating the direct financing lease. The unearned income and initial direct costs are amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease. Lessees are responsible for all taxes, insurance and maintenance costs.

    The realization of the estimated unguaranteed residual value of leased equipment depends on the value of the leased equipment at the end of the lease term and is not a part of the contractual agreement with the lessee. Unguaranteed residual values are based on estimates of amounts historically realized by the Company for similar equipment and are periodically reviewed by management for possible impairment.

    Certain of the Company's leases are accounted for as operating leases for income tax purposes.

    ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES--The Company performs credit evaluations prior to approval of a lease or finance contract. As with all direct financing leases, the Company continues to own the equipment under lease. The Company will generally obtain a security interest in future revenues generated from each site in which the equipment is physically located and in the equipment under a finance contract. Subsequently, the creditworthiness of the customer and the value of the underlying assets are monitored on an ongoing basis. The Company maintains an allowance for possible loan and lease losses which could arise should customers become unable to discharge their obligations under the

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) agreements. The allowance for possible loan and lease losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the portfolio. The allowance is based upon a continuing review of past loan and lease loss experience, current economic conditions, delinquent loans and leases, an estimate of potential loss exposure on significant customers in adverse situations, and the underlying asset value. The consideration of such future potential losses also includes an evaluation for other than temporary declines in value of the underlying assets. Leases and notes receivable which are deemed uncollectible are charged off and deducted from the allowance. The provision for possible loan and lease losses and recoveries are added to the allowance.

    EQUIPMENT UNDER OPERATING LEASES--Equipment leased under operating leases is stated at cost less accumulated depreciation. The equipment is depreciated using the straight-line method over the estimated useful lives of the assets (five years) to the estimated residual value of the equipment at the end of the lease term. Estimated residual values are based on estimates of amounts historically realized by the Company for similar equipment and are periodically reviewed by management for possible impairment.

    INVESTMENTS--The Company accounts for its general partnership interests in Telecommunications Income Fund IX, L.P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X") and Telecommunications Income Fund XI, L.P. ("TIF XI") under the equity method of accounting. Under the equity method of accounting, the Company initially records its investment at cost and subsequently adjusts the carrying value of its investments for its pro rata share of earnings or losses.

    The Company also owns not readily marketable equity interests in entities over which it does not have the ability to exert significant influence over the operations of such entities; therefore, such investments are accounted for at cost.

    Should these investments carried at the equity or cost method experience a decline in value that is other than temporary, the Company will recognize a loss to reflect such a decline. As these investments are not readily marketable, no market value can be readily determined.

    The Company also has an investment in a marketable equity security classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of related tax effects. At December 31, 1998, the security had a cost of $821,727 and an estimated fair value of $1,328,867, resulting in an unrealized gain of $307,956, net of tax of $199,184. Fair value is determined using published market prices.

    FURNITURE AND EQUIPMENT--Furniture and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, depreciation is computed by the straight-line method over the estimated useful lives of the assets (generally five to ten years). The Company uses accelerated methods in computing depreciation for income tax purposes.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

2. NOTES RECEIVABLE AND DIRECT FINANCING LEASES

    Notes receivable are comprised of the following:

                                                           DECEMBER 31,
                                                       --------------------
                                                         1998       1997
                                                       ---------  ---------
Notes receivable, collateralized primarily by
  telephone equipment and related site agreements and
  home water treatment equipment, 14% to 17.5%,
  maturing through June 2003.........................  $3,001,952 $6,836,307
                                                       ---------  ---------
                                                       ---------  ---------

    The Company's net investment in direct financing leases consists of the following:

                                                           DECEMBER 31,
                                                       --------------------
                                                         1998       1997
                                                       ---------  ---------
Minimum lease payments receivable....................  $2,229,146 $8,502,371
Estimated unguaranteed residual values...............    167,829    981,806
Unamortized initial direct costs.....................     16,601    177,817
Unearned income......................................   (401,202) (1,936,718)
                                                       ---------  ---------
Net investment in direct financing leases............  $2,012,374 $7,725,276
                                                       ---------  ---------
                                                       ---------  ---------

    The balance of direct financing leases sold with recourse that remain uncollected at December 31, 1998 was $1,535,503. At December 31, 1998 the Company's contingent liability, under other limited recourse provisions, totals $285,186.

    At December 31, 1998, future minimum lease payments to be received under the direct financing leases and the estimated unguaranteed residuals to be realized at the expiration of the direct financing leases are as follows:

                                                     MINIMUM      ESTIMATED
                                                      LEASE      UNGUARANTEED
                                                     PAYMENTS      RESIDUAL
                                                    RECEIVABLE      VALUES
                                                   ------------  ------------
Year ending December 31:
  1999...........................................   $1,071,148    $   95,962
  2000...........................................      666,227         7,073
  2001...........................................      398,254        51,678
  2002...........................................       78,903         5,664
  2003...........................................       14,614         7,452
                                                   ------------  ------------
  Total..........................................   $2,229,146    $  167,829
                                                   ------------  ------------
                                                   ------------  ------------

    The Company and certain affiliates purchase a substantial portion of telecommunications equipment for lease from Intellicall, Inc., a publicly-held company. The Company's Parent is an investor in a limited partnership which owns approximately 5% of the outstanding common stock of Intellicall, Inc. In addition, a principal stockholder of the Company's Parent is also an investor in this limited partnership.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

2. NOTES RECEIVABLE AND DIRECT FINANCING LEASES (CONTINUED)
    Additionally, the Company provides financing to certain companies for which the Parent or its affiliates have an ownership interest in, provide financing to, or provide investment advisory services for such companies. The Company's net investment in direct financing leases and notes receivable with these companies approximated $2,396,756 and $1,355,860 at December 31, 1998 and 1997, respectively.

    One customer accounted for 10% or more of the amount of income from direct financing leases during one or more of the years presented, as follows:

                                                                    YEAR ENDED DECEMBER 31
                                                             -------------------------------------
                                                                1998         1997         1996
                                                                -----        -----        -----
Customer A.................................................          12%           6%           6%

3. ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

    The changes in the allowance for possible loan and lease losses are as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                -------------------------------
                                                  1998       1997       1996
                                                ---------  ---------  ---------
Balance at beginning of year..................  $ 435,292  $ 412,916  $ 291,605
  Provision...................................    437,041    415,052    592,874
  Charge-offs.................................   (542,659)  (392,676)  (471,563)
                                                ---------  ---------  ---------
Balance at end of year........................  $ 329,674  $ 435,292  $ 412,916
                                                ---------  ---------  ---------
                                                ---------  ---------  ---------

    The allowance for loan and lease losses consisted of specific allowances for leases of $112,202, $158,477 and $100,000 at December 31, 1998, 1997 and 1996,
respectively, and a general unallocated allowance of $217,472, $276,815, and $312,916 at December 31, 1998, 1997 and 1996, respectively.

    On May 6, 1996, a lessee of the Company, United Tele-Systems of Virginia, Inc. ("UTS") filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code. This bankruptcy petition was dismissed on May 22, 1996 and, in connection therewith, the Company exercised its right to manage the assets leased to UTS. The net investment in the leases at the time the assets were repossessed was approximately $432,000. The Company, two affiliated partnerships for which the Company acts as General Partner, and UTS were named in a lawsuit, filed by another creditor of UTS. The creditor was claiming $360,000 in compensatory damages and $350,000 in punitive damages. Based on offers to purchase the pay telephone equipment and an expected settlement offer related to the lawsuit, the Company expected to incur a loss upon the sale or re-lease of this equipment. Management charged $324,000 to the provision for possible loan and lease losses for the expected loss in 1996 and reclassified its net investment in the equipment, net of the specific allowance, to equipment under operating leases pending the equipment's ultimate sale or re-lease. The equipment was sold during 1997 with no further loss to the Company and the lawsuit was settled in 1998 with no further loss to the Company.

    On October 31, 1996, a lessee of the Company, Soil Recovery Services, Inc. ("SRS"), had an involuntary Petition for Relief under Chapter 7 of the U.S. Bankruptcy Code filed against it. This was converted to a voluntary Chapter 11 on November 25, 1996. At the time the first petition was filed, SRS

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

3. ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES (CONTINUED) had various leases with the Company that had a net investment totaling $256,500 and represented 1.4% of the Company's total net investment in leases and finance contracts. A specific allowance for losses of $100,000 was established through a charge to the provision for possible loan and lease losses in 1996 based on estimates of the fair value of the equipment under lease. The Company has obtained the right to repossess the equipment, sold a portion of the equipment in 1998, recorded an additional provision of $73,000 in 1998 and is in the process of selling the remaining equipment. Management believes the specific allowance is adequate to cover any remaining loss on sale.

    During 1996, management of the Company provided a specific allowance for a lease with a certain customer for which the Company had not been receiving lease payments. Management is actively working with such customer to arrange for a sale of the assets under lease. A charge of $50,000 was recorded to the provision for possible loan and lease losses representing management's best estimate of the loss on the expected sale of the equipment. Also, due to the uncertainty as to the timing and amount of future payments from such customer and as to the sale of the assets under lease, the Company reclassified its net investment in the lease at December 31, 1996 of $144,972, net of the specific allowance, to equipment leased under operating leases. The Company is in the process of selling the equipment and expects no further loss on sale. The carrying value at December 31, 1998 was $77,841.

    In March, 1997, the Company foreclosed on a lease with a customer. The net investment in this lease was $545,189. The Company entered into a management agreement with a pay phone operator to manage the equipment with the intent to purchase. The equipment was subsequently sold to such entity for approximately $150,000 less than the carrying value of the lease. The Company attempted to collect the deficiency balance from the guarantor under the original lease. However, since no payments have been received, the Company charged $150,000 to the provision for possible loan and lease losses and wrote off the balance at December 31, 1997.

    During 1997, a lessee of the Company filed for bankruptcy. Due to the uncertainty over a possible prior lien on the equipment under lease and the proceeds which may result from sale of the equipment, the Company charged $150,000 to the provision for possible loan and lease losses and wrote off the lease balance of $150,000 at December 31, 1997.

4. INVESTMENTS IN LIMITED PARTNERSHIPS

    The Company is the general partner of Telecommunications Income Fund IX, L.P. ("TIF IX"), Telecommunications Income Fund X, L.P. ("TIF X") and Telecommunications Income Fund XI, L.P. ("TIF XI"). These partnerships are primarily engaged in the acquisition of equipment for lease to third parties under a direct finance arrangement. At December 31, 1998 and 1997, the Company's investment in these partnerships consisted of its allocated general partnership interest and temporary loans made to the partnerships.

    TIF XI's offering period for the sale of limited partnership units has been extended to December 23, 1999 by the Company as general partner. Pursuant to the partnership agreement, TIF XI will reimburse the Company for offering and promotional expenses incurred by the Company up to 3.5% of the capital raised. The Company has incurred offering and promotional expenses, net of reimbursement of approximately $202,000, of $167,251 at December 31, 1998 which is included in other assets. The Company expects that the sale of TIF XI partnership units during 1999 will be sufficient to fully reimburse the Company for such costs.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

4. INVESTMENTS IN LIMITED PARTNERSHIPS (CONTINUED)

    Combined summarized financial information for TIF IX, TIF X and TIF XI is as follows:

                                                                     DECEMBER 31,
                                                             ----------------------------
                                                                 1998           1997
                                                             -------------  -------------
Assets:
Net investment in direct financing leases and notes
  receivable...............................................  $  17,006,000  $  27,564,000
Other assets...............................................      3,878,000      2,876,000
                                                             -------------  -------------
Total assets...............................................  $  20,884,000  $  30,440,000
                                                             -------------  -------------
                                                             -------------  -------------

Liabilities and partners' equity
Liabilities:
Notes payable, guaranteed by the Company
  (Note 12)................................................  $      15,000  $   5,989,000
Other liabilities..........................................      1,588,000      1,640,000
                                                             -------------  -------------
Total liabilities..........................................      1,603,000      7,629,000
Total partners' equity.....................................     19,281,000     22,811,000
                                                             -------------  -------------
Total liabilities and partners' equity.....................  $  20,884,000  $  30,440,000
                                                             -------------  -------------
                                                             -------------  -------------

                                                         YEAR ENDED DECEMBER 31
                                               -------------------------------------------
                                                   1998           1997           1996
                                               -------------  -------------  -------------
Income from direct financing leases..........  $   2,492,000  $   4,776,000  $   6,070,000
Other revenue................................      1,090,000        894,000        924,000
Provision for possible losses................       (352,000)    (5,429,000)    (1,671,000)
Impairment loss on equipment.................        (65,000)      (319,000)      (971,000)
Expenses.....................................     (1,249,000)    (2,040,000)    (3,148,000)
                                               -------------  -------------  -------------
Net income (loss)............................  $   1,916,000  $  (2,118,000) $   1,204,000
                                               -------------  -------------  -------------
                                               -------------  -------------  -------------

Income (loss) allocable to the Company.......  $       1,410  $        (972) $         680
                                               -------------  -------------  -------------
                                               -------------  -------------  -------------

Net income (loss) per partnership unit:
TIF IX.......................................  $        1.39  $       (3.25) $       14.83
TIF X........................................  $       18.54  $      (21.11) $        2.17
TIF XI.......................................  $       46.18  $      (40.70) $    --

    TIF IX entered its liquidation phase during the second quarter of 1998 and, therefore, adopted the liquidation basis of accounting as of March 31, 1998. The above summarized financial position data reflects TIF IX's data as of December 31, 1998 on an estimated net realizable value basis (liquidation basis). The above summarized statement of operations data reflects TIF IX only to March 31, 1998 since subsequent thereto TIF IX no longer reports operating data. In addition, TIF XI began leasing operations in February 1998 and its operating data is reflected from such date.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

4. INVESTMENTS IN LIMITED PARTNERSHIPS (CONTINUED)
    The Company receives a management fee equal to 5% of the amount of gross rental payments received by TIF IX and TIF X and 2% of the amount of gross rental payments received by TIF XI. During the years ended December 31, 1998, 1997 and 1996, gross fees aggregated $282,304, $604,768 and $702,266, respectively. In addition, the Company is reimbursed for certain other costs under administrative services agreements. Amounts received by the Company pursuant to these agreements amounted to $245,000, $168,000 and $147,000 for the years ended December 31, 1998, 1997 and 1996, respectively. TIF IX entered its liquidation phase May 1, 1998 and, as a result, the Company will not receive any further management fees from TIF IX.

    The Company also receives a lease acquisition fee equal to 5% of all leases acquired by TIF XI during the initial funding period. Amounts received by the Company as acquisition fees were $265,760 for the year ended December 31, 1998.

5. CREDIT ARRANGEMENTS

    The Company had a line-of-credit agreement with a bank. The amount available to borrow under the line-of-credit was limited to 75% of its qualified accounts, as defined in the agreement (primarily leases and notes receivable), but, in no case, could exceed $10 million. The agreement expired on June 30, 1998. The agreement was not renewed. The interest rate on amounts outstanding at December 31, 1997 and 1996 was 10.26% and 9.95%, respectively.

    The loan agreement contained various restrictive covenants which, among others, restricted dividend payments except to Class B shareholders and Series A preferred shareholders and required the Company to maintain certain financial ratios. As of December 31, 1997 the Company was in violation of its minimum stockholders' equity and interest coverage ratio. The Company obtained waivers for such covenants from the lender for 1997.

    Notes payable consists of the following at December 31, 1998 and 1997:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                     1998         1997
                                                                  ----------  ------------
Note payable to Parent, 10.5%, payable on demand................  $  725,000  $    230,000
Installment loan agreements with banks, 9.0% to 10.5%, maturing through 2000 with subjective acceleration clauses,
  collateralized by net investment in certain direct financing leases, certain agreements are also guaranteed by the
  Company's Parent..............................................      57,751     1,517,398
Capital lease obligations, 5.37%, due through 2000..............       7,391        12,532
                                                                  ----------  ------------
Notes payable...................................................  $  790,142  $  1,759,930
                                                                  ----------  ------------
                                                                  ----------  ------------

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

5. CREDIT ARRANGEMENTS (CONTINUED)
    Subordinated debt consists of the following:

                                                                       DECEMBER 31,
                                                                --------------------------
                                                                    1998          1997
                                                                ------------  ------------
Uncollateralized subordinated debentures, 11% to 12%, maturing
  through 1998................................................  $    --       $    725,000
Uncollateralized subordinated notes payable, 9.5% to 10%,
  maturing in 2001 and 2004, net of discount..................     2,997,605     2,996,564
Uncollateralized subordinated debenture payable to Parent,
  floating interest rate, maturing in 2005....................     2,000,000     2,000,000
                                                                ------------  ------------
Total subordinated debt.......................................  $  4,997,605  $  5,721,564
                                                                ------------  ------------
                                                                ------------  ------------

    Interest expense summarized by category is as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                  ----------------------------------------
                                                      1998          1997          1996
                                                  ------------  ------------  ------------
Line-of-credit agreement........................  $    375,510  $    794,776  $    953,912
Demand note payable to Parent...................        62,617         1,410       --
Uncollateralized subordinated note payable to
  Parent........................................       --            --             31,802
Collateral trust bonds..........................       --                458        11,729
Installment loan agreements with banks..........        92,159       167,676       254,731
Capital lease obligations.......................         1,065         1,582         1,532
Uncollateralized subordinated debentures........        28,872       125,143       125,374
Uncollateralized subordinated debenture to
  Parent........................................       320,627       227,521       228,277
Uncollateralized subordinated notes payable.....       404,589       404,589       183,016
Other...........................................        22,022        20,190           747
                                                  ------------  ------------  ------------
                                                  $  1,307,461  $  1,743,345  $  1,791,120
                                                  ------------  ------------  ------------
                                                  ------------  ------------  ------------

    The subordinated debenture payable to Parent bears interest at prime plus 3% (11.5% at December 31, 1998, 1997 and 1996), adjusted semi-annually, with a minimum interest rate of 6% and a maximum rate of 12%. In October 1995, the Company and its Parent restructured $2,000,000 of the existing note payable to the Company's Parent into a subordinated debenture. Under the restructured debenture, the maturity date was extended to December 31, 2005; the debenture was contractually subordinated to the subordinated notes payable and to collateralized debt; and the Company's Parent was issued warrants for the purchase of 118,875 shares of common stock of the Company at $16.82 per share, exercisable through October 5, 2000.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

5. CREDIT ARRANGEMENTS (CONTINUED)
    The annual maturities of notes payable and subordinated debt at December 31, 1998 are as follows:

Year ending December 31:
    1999.....................................................  $ 749,430
    2000.....................................................     19,090
    2001.....................................................  2,058,280
    2002.....................................................      4,699
    2003.....................................................      1,248
    Thereafter...............................................  2,955,000
                                                               ---------
    Total....................................................  $5,787,747
                                                               ---------
                                                               ---------

6. INCOME TAXES

    The results of the Company's operations are included in the consolidated tax returns of Berthel Fisher & Company. In certain states, the Company files separate income tax returns. The entities included in the consolidated returns have adopted the policy of allocating income tax expense or benefit based upon the pro rata contribution of taxable operating income or losses. Generally, this allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return and loss companies recognizing benefits to the extent their losses contribute to reduce consolidated taxes. Deferred income taxes have been established by each member of the consolidated group based upon the temporary differences within the entity.

    Income tax expense (benefit) consisted of the following:

                                                            YEAR ENDED DECEMBER 31
                                                     -------------------------------------
                                                        1998         1997         1996
                                                     -----------  -----------  -----------
Current............................................  $  (474,000) $  (425,000) $     4,151
Deferred...........................................      324,000      188,549     (457,871)
                                                     -----------  -----------  -----------
Income taxes.......................................  $  (150,000) $  (236,451) $  (453,720)
                                                     -----------  -----------  -----------
                                                     -----------  -----------  -----------

    The effective tax rate on loss before income taxes is different from the prevailing federal income tax rate as follows:

                                                            YEAR ENDED DECEMBER 31
                                                     -------------------------------------
                                                        1998         1997         1996
                                                     -----------  -----------  -----------
Income tax at federal statutory rates (34%)........  $  (129,245) $  (228,548) $  (438,700)
Tax effect increase (decrease) of:
  State income taxes, net of federal effect........       (7,600)     (13,900)     (25,800)
  Other items......................................      (13,155)       5,997       10,780
                                                     -----------  -----------  -----------
Income taxes.......................................  $  (150,000) $  (236,451) $  (453,720)
                                                     -----------  -----------  -----------
                                                     -----------  -----------  -----------

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

6. INCOME TAXES (CONTINUED)
    The tax effect of temporary differences giving rise to the Company's net deferred income tax asset (liability) are as follows:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                     1998         1997
                                                                  -----------  -----------
Gross deferred income tax liabilities:
  Direct financing leases.......................................  $  (446,000) $  (824,000)
  Unrealized gain on available-for-sale security................     (199,184)     --
  Other.........................................................      (51,638)     --
                                                                  -----------  -----------
Total...........................................................     (696,822)    (824,000)
                                                                  -----------  -----------

Gross deferred income tax assets:
  Alternative minimum tax carryforward..........................       84,000       84,000
  Allowance for possible loan and lease losses..................      127,000      169,000
  Net operating loss carryforward...............................      290,000      885,000
  Unrealized loss on available-for-sale security................      --            61,000
  Other.........................................................      --            13,362
                                                                  -----------  -----------
Total...........................................................      501,000    1,212,362
                                                                  -----------  -----------

Net deferred income tax asset (liability).......................  $  (195,822) $   388,362
                                                                  -----------  -----------
                                                                  -----------  -----------

    At December 31, 1998, the Company's net operating loss carryforward aggregates $752,000 and expires in 2010.

7. REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK

    The Company's Class B nonvoting convertible stock carries a 12% noncumulative dividend limited to 25% of the Company's income before taxes each year, up to a maximum of $1.20 per share. The Class B nonvoting convertible stock is convertible on a one-for-one basis into Class A common stock of the Company. The stock is redeemable at $10 per share for a 30-day period after the tenth anniversary of the issuance date (April, 1990 to September, 1991) at the option of the holder. Shares which are not redeemed during that time are automatically converted to Class A common stock on a one-for-one basis. The following summarizes the amounts pertaining to the Class B nonvoting convertible stock:

                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                       1998        1997
                                                                    ----------  ----------
Redeemable Class B nonvoting convertible stock (no par
  value-authorized 100,000 shares, issued and outstanding 74,500 and 75,500 shares at December 31, 1998 and 1997, respectively), at redemption or liquidation value..............................  $  745,000  $  755,000
Unamortized stock issuance costs..................................     (16,047)    (24,071)
                                                                    ----------  ----------
Class B nonvoting convertible stock...............................  $  728,953  $  730,929
                                                                    ----------  ----------
                                                                    ----------  ----------

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK (CONTINUED)
    During the year ended December 31, 1998, the Company allowed redemptions aggregating $10,000 outside the standard terms of the stock agreement.

8. PREFERRED STOCK

    Each share of the Series A preferred stock is entitled to cumulative annual dividends of 8% payable, if as and when declared by the Board of Directors, quarterly. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Company's Class A common stock. The preferred stock is redeemable at any time at the option of the Company, on not less than 30 days written notice to registered holders. The redemption price shall be $14.42 per share if redeemed during 1999, $14.28 per share if redeemed during 2000, $14.14 per share if redeemed during 2001, and $14.00 per share if redeemed thereafter, plus, in each case, accumulated unpaid dividends. Unless previously redeemed by the Company, the holders of the preferred stock are entitled at any time to convert each share into .875 shares of Class A common stock. The preferred stock is not entitled to vote on any matter except where the Iowa Corporation Act requires voting as a class, in which case each share of stock shall be entitled to one vote per share on those matters where the preferred stock is voting as a class. The preferred stock is entitled to a preference on liquidation equal to $14.00 per share, plus accumulated unpaid dividends.

    The Company issued $424,774 of preferred stock and $60,682 of warrants to its Parent at December 31, 1996 in exchange for the conversion of a subordinated note payable to Parent of $264,980 and the contribution of restricted stock of a public company with an estimated fair value of $220,476.

9. COMMON STOCK WARRANTS

    The Company's common stock warrant activity is summarized as follows:

                                                       EXPIRATION    EXERCISE      NUMBER
                                                          DATE         PRICE     OUTSTANDING
                                                       -----------  -----------  -----------
Issued to the Parent in 1995 in connection with the
  subordinated note payable restructuring............         2000       16.82      118,875
Issued in 1996 in connection with the subordinated
  notes payable offering.............................    2001-2004       16.00       33,011
Issued in 1996 in connection with the preferred
  stock/warrant offering:
  A Warrant..........................................         1998       12.00       30,341
  B Warrant..........................................         1999       14.00       30,341
                                                                                 -----------
Balance at December 31, 1996.........................                               212,568
Issued in 1997 in connection with the preferred
  stock/warrant offering:
  A Warrant..........................................         1998       12.00       94,659
  B Warrant..........................................         1999       14.00       94,659
                                                                                 -----------
Balance at December 31, 1997.........................                               401,886
  Exercise of A Warrants.............................         1998       12.00      (48,629)
  Expiration of A Warrrants..........................         1998       12.00      (76,371)
                                                                                 -----------
Balance At December 31, 1998.........................                               276,886
                                                                                 -----------
                                                                                 -----------

    The Company's Parent exercised 31,250 of the A warrants during 1998 and was issued 31,250 shares of common stock.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

10. PROFIT SHARING PLAN

    The Company participates in a qualified profit sharing plan under Internal Revenue Code Section 401(a), including a qualified cash or deferred arrangement under Section 401(k), sponsored by Berthel Fisher & Company Financial Services, Inc. Under the terms of the plan, each participant may elect to defer compensation from 2% to 15%. A matching contribution equal to 50% of the deferred compensation of all eligible participants will be made by the employer up to 4% of each participant's total compensation. The employee contributions to the plan are fully vested and employer contributions vest over five years. The Company's contribution for the years ended December 31, 1998, 1997 and 1996 aggregated $5,695, $6,356 and $14,927, respectively.

11. MANAGEMENT AND SERVICES AGREEMENTS

    The Company pays, under an unwritten agreement with the Company's Parent, 50% of the management fees it receives from TIF IX, TIF X and TIF XI (see Note
4) to the Company's Parent. The Company's Parent agreed to suspend indefinitely such payment beginning March 1, 1997 due to the Company's operating losses. Such management fees paid to the Company's Parent were $0, $47,146 and $351,134 during 1998, 1997 and 1996, respectively.

    In addition, the Company also has an unwritten, month-to-month agreement with its Parent in which the Company's Parent provides management services at a yearly rate of $246,667, $240,000 and $210,000 during 1998, 1997 and 1996, respectively.

    The Company, from time to time, will engage the services of Berthel Fisher & Company Financial Services, Inc., a broker-dealer majority owned by the Company's Parent. In addition, the Company reimburses Berthel Fisher & Company Financial Services, Inc. for operating expenses incurred on its behalf, including certain expenses related to the administrative services agreements discussed in Note 4. The Company also enters into other arrangements with the Parent or its affiliates. Following are the amounts paid or received by the Company to Berthel Fisher & Company or its affiliates related to these arrangements:

                                                                YEAR ENDED DECEMBER 31
                                                           --------------------------------
                                                             1998       1997        1996
                                                           ---------  ---------  ----------
Issuance costs paid (and capitalized) in connection with
  the subordinated notes payable offering................  $  --      $  --      $  223,070
Offering expenses incurred in connection with the Series
  A preferred stock and warrant offering.................     --        108,621      --
Interest income..........................................     37,186     16,965      --
Operating expense reimbursements.........................     45,300     45,300      50,173
Office rent..............................................     58,368     58,368      --

12. COMMITMENTS AND CONTINGENCIES

    The Company is contingently liable for all debts of TIF IX, TIF X and TIF XI as the general partner.

    The Company also has guaranteed amounts outstanding under a line-of-credit agreement with a bank of TIF X. The line-of-credit agreement allows TIF X to borrow the lesser of $4 million ($6 million at December 31, 1997), or 40% of its qualified accounts, as defined in the agreement. The balance

                     BERTHEL FISHER & COMPANY LEASING, INC.

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

12. COMMITMENTS AND CONTINGENCIES (CONTINUED) outstanding under this line-of-credit was $15,433 at December 31, 1998 and $5,354,801 at December 31, 1997. The agreement matures on June 30, 2000, is cancelable by the lender after giving a 90-day notice and is collateralized by substantially all assets of TIF X. The note is also guaranteed by the Company's Parent and a principal stockholder of the Company's Parent.

    In December 1995 the Company entered into a lease agreement for office space. The lease term began January 1, 1996 and expires December 30, 2000. Rent is $58,368 per year under the agreement.

    In January 1999, TIF XI obtained a line-of-credit agreement with a bank. The line-of-credit agreement allows TIF XI to borrow the lesser of $2.0 million or 32% of its qualified accounts, as defined in the agreement. The agreement matures on June 30, 2000, and is cancelable by the lender after giving a 90-day notice. The agreement is collateralized by substantially all assets of TIF XI. The note is also guaranteed by the Company's Parent and a principal stockholder of the Company's Parent.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                                 BALANCE SHEET

                                 JUNE 30, 1999
                                  (UNAUDITED)

ASSETS:
  Cash and cash equivalents.....................................................  $  368,049
  Notes receivable..............................................................   2,758,937
  Net investment in direct financing leases (Note 3)............................   1,684,144
  Allowance for possible loan and lease losses (Note 4).........................    (282,518)
                                                                                  ----------
  Notes receivable and direct financing leases, net.............................   4,160,563
  Equipment under operating lease, less accumulated depreciation of $77,842.....     115,273
  Due from affiliates...........................................................     112,342
  Receivable from Parent under tax allocation agreement.........................     995,414
  Investments in:
    Limited partnerships........................................................      39,091
    Not readily marketable securities, at cost..................................     238,784
    Available for sale security, at fair value..................................   1,363,920
  Furniture and equipment, less accumulated depreciation of $172,299............     103,410
  Deferred costs, less accumulated amortization of $600,276.....................     256,012
  Other assets..................................................................     133,178
                                                                                  ----------
TOTAL...........................................................................  $7,886,036
                                                                                  ----------
                                                                                  ----------
LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Demand note payable to Parent.................................................  $  525,000
  Trade accounts payable........................................................      45,714
  Due to affiliates.............................................................     116,583
  Accrued expenses..............................................................      80,874
  Lease security deposits.......................................................     122,957
  Deferred income taxes.........................................................     195,822
  Notes payable (Note 5)........................................................      51,998
  Subordinated notes payable (Note 5)...........................................   2,998,126
  Subordinated debenture payable to parent (Note 5).............................   2,000,000
                                                                                  ----------
    Total Liabilities...........................................................   6,137,074
                                                                                  ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK (Note 7).........................     732,964
                                                                                  ----------
STOCKHOLDERS' EQUITY:
  Series A preferred stock, no par value-authorized 125,000 shares, issued and outstanding 125,000 shares ($1,750,000 liquidation value, convertible into
    109,375 shares of Class A common stock) (Note 8)............................   1,621,422
  Class A common stock, no par value-authorized 1,000,000 shares, issued and
    outstanding 453,154 shares..................................................     878,703
  Common stock warrants.........................................................       6,002
  Accumulated deficit...........................................................  (1,819,643)
  Accumulated other comprehensive income, net of tax effect.....................     329,514
                                                                                  ----------
    Total stockholders' equity..................................................   1,015,998
                                                                                  ----------
TOTAL...........................................................................  $7,886,036
                                                                                  ----------
                                                                                  ----------

                            SEE ACCOMPANYING NOTES.

                     BERTHEL FISHER & COMPANY LEASING, INC.

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDING
                                                                                                   JUNE 30
                                                                                           -----------------------
                                                                                              1999         1998
                                                                                           -----------  ----------
REVENUE:
  Income from direct financing leases....................................................  $    43,859  $  271,517
  Management fees from affiliates........................................................      227,945     229,058
  Interest income........................................................................      109,065     159,330
  Gain (loss) on early terminations......................................................      (31,040)    217,149
  Other revenues.........................................................................       26,566      30,469
                                                                                           -----------  ----------
  Total revenues.........................................................................      376,395     907,523
                                                                                           -----------  ----------
EXPENSES:
  Employment compensation and benefits...................................................      112,935     100,143
  Management fees to affiliates..........................................................       60,000      62,500
  Interest expense.......................................................................      141,868     324,150
  Provision for possible loan and lease losses...........................................      103,966     243,393
  Other expenses.........................................................................      172,904     222,362
                                                                                           -----------  ----------
  Total expenses.........................................................................      591,673     952,548
                                                                                           -----------  ----------
Loss before income taxes.................................................................     (215,278)    (45,025)
Income tax credit........................................................................      (82,882)    (10,423)
                                                                                           -----------  ----------
Net loss.................................................................................     (132,396)    (34,602)

Comprehensive income (loss):
  Unrealized gain (loss) on available for sale security, net of tax......................     (328,230)     62,699
                                                                                           -----------  ----------
Comprehensive income (loss)..............................................................  $  (460,626) $   28,097
                                                                                           -----------  ----------
                                                                                           -----------  ----------
LOSS PER COMMON SHARE CALCULATION:
  Net loss...............................................................................  $  (132,396) $  (34,602)
  Dividends on convertible preferred stock (Note 8)......................................      (34,904)    (34,904)
                                                                                           -----------  ----------
  Net loss attributable to Class A stock.................................................  $  (167,300) $  (69,506)
                                                                                           -----------  ----------
                                                                                           -----------  ----------
  Basic..................................................................................  $      (.37) $     (.17)
                                                                                           -----------  ----------
                                                                                           -----------  ----------
  Fully Diluted..........................................................................  $      (.37) $     (.17)
                                                                                           -----------  ----------
                                                                                           -----------  ----------
Weighted average common shares outstanding...............................................      453,051     419,932

                            SEE ACCOMPANYING NOTES.

                     BERTHEL FISHER & COMPANY LEASING, INC.

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDING
                                                                                                 JUNE 30
                                                                                        --------------------------
                                                                                            1999          1998
                                                                                        ------------  ------------
REVENUE:
  Income from direct financing leases.................................................  $     95,666  $    512,222
  Management fees from affiliates.....................................................       426,461       458,779
  Interest income.....................................................................       235,812       364,616
  Gain/(loss) on early terminations...................................................       (15,409)      227,828
  Other revenues......................................................................        45,973        51,827
                                                                                        ------------  ------------
  Total revenues......................................................................       788,503     1,615,272
                                                                                        ------------  ------------
EXPENSES:
  Employment compensation and benefits................................................       190,336       193,288
  Management fees to affiliates.......................................................       120,000       125,000
  Interest expense....................................................................       290,320       686,822
  Provision for possible loan and lease losses........................................       109,730       255,048
  Other expenses......................................................................       359,958       451,796
                                                                                        ------------  ------------
  Total expenses......................................................................     1,070,344     1,711,954
                                                                                        ------------  ------------
Loss before income taxes..............................................................      (281,841)      (96,682)
Income tax credit.....................................................................      (106,270)      (27,986)
                                                                                        ------------  ------------
Net loss..............................................................................      (175,571)      (68,696)
Comprehensive income:
  Unrealized gain on available for sale security, net of tax..........................        21,558       108,298
                                                                                        ------------  ------------
Comprehensive income (loss)...........................................................  $   (154,013) $     39,602
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LOSS PER COMMON SHARE CALCULATION:
  Net loss............................................................................  $   (175,571) $    (68,698)
  Dividends on convertible preferred stock (Note 8)...................................       (69,424)      (69,425)
                                                                                        ------------  ------------
  Net loss attributable to Class A stock..............................................  $   (244,995) $   (138,123)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Basic...............................................................................  $       (.54) $       (.34)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Fully Diluted.......................................................................  $       (.54) $       (.34)
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Weighted average common shares outstanding............................................       452,791       411,960

                            SEE ACCOMPANYING NOTES.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                      ----------------------------
                                                                                      JUNE 30, 1999  JUNE 30, 1998
                                                                                      -------------  -------------
OPERATING ACTIVITIES
Net Loss............................................................................   $  (175,571)   $   (68,696)
Adjustments to reconcile to net cash from operating activities:
  Loss/(gain) on early termination of leases and notes..............................        15,409       (227,828)
  Depreciation of furniture and equipment...........................................        38,007         40,670
  Amortization......................................................................        93,336         88,272
  Provision for possible loan and lease losses......................................       109,730        255,049
Changes in operating assets and liabilities:
  Due from affiliates...............................................................       (34,952)         6,605
  Receivable from parent under tax allocation agreement.............................      (107,679)       (28,733)
  Other assets......................................................................       122,442        (98,210)
  Outstanding checks in excess of bank balance......................................      (424,053)
  Trade accounts payable............................................................       (56,039)        24,885
  Due to affiliates.................................................................        (4,867)        (3,008)
  Accrued expenses..................................................................          (192)       (38,244)
                                                                                      -------------  -------------
Net cash from operating activities..................................................      (424,429)       (49,238)
                                                                                      -------------  -------------

INVESTING ACTIVITIES
Purchases of equipment for direct financing leases..................................      (125,164)      (876,481)
Repayments of direct financing leases...............................................       184,424        773,819
Proceeds from sale or early termination of direct financing leases..................        82,902        304,723
Repayments of notes receivable......................................................       243,015        553,854
Proceeds from early termination of notes receivable.................................           -0-      1,942,404
Net lease security deposits repaid..................................................       (15,834)       (51,892)
Purchases of furniture and equipment................................................          (735)        (9,191)
Proceeds from sale of furniture and equipment.......................................         1,350            -0-
                                                                                      -------------  -------------
Net cash from investing activities..................................................       369,958      2,637,236
                                                                                      -------------  -------------

FINANCING ACTIVITIES
Proceeds from exercise of stock warrants............................................   $     8,400    $   583,548
Net repayments of line of credit....................................................           -0-     (2,180,551)
Net repayments of notes payable.....................................................      (213,144)      (271,699)
Dividends on Series A preferred stock...............................................       (69,808)           -0-
                                                                                      -------------  -------------
Net cash from financing activities..................................................      (274,552)    (1,868,702)
                                                                                      -------------  -------------
Net increase (decrease) in cash and cash equivalents................................      (329,023)       719,296
Cash and cash equivalents at beginning of period....................................       697,072       (126,982)
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................   $   368,049    $   592,314
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid.......................................................................       292,775    $   380,826
Non-cash investing and financing activities:
  Amortization of Class B nonvoting convertible stock issuance costs................         4,012          4,012
  Change in unrealized gain on security, net of tax.................................        21,558        108,298
  Note receivable converted to investment in not readily marketable security........           -0-         25,400

                            SEE ACCOMPANYING NOTES.

                     BERTHEL FISHER & COMPANY LEASING, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These financial statements should be read in conjunction with the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 1998.

2. ORGANIZATION

    Berthel Fisher & Company Leasing, Inc. (the "Company") is a wholly owned subsidiary of Berthel Fisher & Company, (the "Parent"). During the year ended December 31, 1994, the Company formed a wholly-owned subsidiary, Communications Finance Corporation. All of the assets and liabilities of Communications Finance Corporation have been assumed by the Company. The Company intends to keep Communications Finance Corporation as a shell for use in future financing transactions.

    The Company is the general partner in three limited partnerships, Telecommunications Income Fund IX, L.P. ("TIF IX"), Telecommunications Income Fund X, L.P. ("TIF X"), and Telecommunications Income Fund XI, L.P. ("TIF XI") collectively referred to as the "TIFS". The Company accounts for its general partnership interests in the TIFS under the equity method of accounting.

3. NET INVESTMENT IN DIRECT FINANCING LEASES

    The Company's net investment in direct financing leases at June 30, 1999 consists of:

Minimum lease payments receivable...............................  $1,843,582
Estimated unguaranteed residual values..........................    132,430
Unamortized initial direct costs................................     10,110
Unearned income.................................................   (301,978)
                                                                  ---------
                                                                  $1,684,144
                                                                  ---------
                                                                  ---------

4. ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

    The change in the allowance for possible loan and lease losses for the six months ended June 30, 1999 is as follows:

Balance at December 31, 1998.....................................  $ 329,674
Provision........................................................    109,730
Charge-offs......................................................   (188,270)
Recoveries.......................................................     31,384
                                                                   ---------
Balance at June 30, 1999.........................................  $ 282,518
                                                                   ---------
                                                                   ---------

                     BERTHEL FISHER & COMPANY LEASING, INC.

5. CREDIT ARRANGEMENTS

    Notes payable at June 30, 1999 consists of:

Installment loan agreements with banks, 9% to 10.5%, maturing through 2000 with subjective acceleration clauses, collateralized by net investment in certain direct financing leases, certain
  agreements are also guaranteed by the Company's Parent...........  $    47,388
Capital lease obligations, 5.37%, due through 2000.................        4,610
                                                                     -----------
Notes payable......................................................  $    51,998
                                                                     -----------
                                                                     -----------

    Subordinated debt consists of the following:

Uncollateralized subordinated debenture payable to Parent,
  floating interest rate, maturing in 2005......................  $ 2,000,000
Uncollateralized subordinated notes payable, 9.5% to 10%,
  maturing in 2001 and 2004.....................................    2,998,126
                                                                  -----------
Total subordinated debt.........................................  $ 4,998,126
                                                                  -----------
                                                                  -----------

6. COMMITMENTS AND CONTINGENCIES

    The Company is contingently liable for all debts of TIF IX, X and XI as the general partner.

    The Company also has guaranteed amounts outstanding under a line-of-credit agreement with a bank of TIF X. The line-of-credit agreement allows TIF X to borrow the lesser of $4 million or 40% of its qualified accounts, as defined in the agreement. The balance outstanding under this line-of-credit was $2,415,670 at June 30, 1999. The agreement matures on June 30, 2000, is cancelable by the lender after giving a 90-day notice, and is collateralized by substantially all assets of TIF X. The note is also guaranteed by the Company's Parent and a principal stockholder of the Company's Parent.

    The Company also has guaranteed amounts outstanding under a line-of-credit agreement with a bank of TIF XI. The line-of-credit agreement allows TIF XI to borrow the lesser of $2 million or 32% of its qualified accounts, as defined in the agreement. The balance outstanding under this line-of-credit was $304,609 at June 30, 1999. The agreement matures on June 30, 2000, is cancelable by the lender after giving a 90-day notice, and is collateralized by substantially all assets of TIF XI. The note is also guaranteed by the Company's Parent and a principal stockholder of the Company's Parent.

7. REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK

    The Company's Redeemable Class B nonvoting convertible stock carries a 12% noncumulative dividend limited to 25% of the Company's income before taxes each year, up to a maximum of $1.20 per share. The Class B nonvoting convertible is convertible on a one-for-one basis up to a maximum of 20% of the Class A common stock of the Company after conversion. The stock is redeemable at $10 per share for a 30-day period after the tenth anniversary of the issuance date (April, 1990 to September, 1991) at the option of the holder. Shares which are not redeemed during that time are automatically converted to Class A common stock on a one-for-one basis.

                     BERTHEL FISHER & COMPANY LEASING, INC.

7. REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK (CONTINUED)
    The following summarizes the amounts pertaining to the Class B nonvoting convertible stock as set forth in the balance sheets at June 30, 1999:

Class B nonvoting convertible stock (no par value-authorized
  100,000 shares, issued and outstanding 74,500 shares) at
  redemption or liquidation value.................................  $ 745,000
                                                                    ---------
Unamortized stock issuance costs..................................    (12,036)
                                                                    ---------
                                                                    $ 732,964
                                                                    ---------
                                                                    ---------

8. PREFERRED STOCK

    Each share of the Series A preferred stock is entitled to cumulative annual dividends of 8% payable, if as and when declared by the Board of Directors, quarterly. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Company's Class A common stock. The preferred stock is redeemable at any time at the option of the Company, on not less than 30 days written notice to registered holders. The redemption price shall be $14.42 per share if redeemed during 1999, $14.28 per share if redeemed during 2000, $14.14 per share if redeemed during 2001, and $14.00 per share if redeemed thereafter, plus, in each case, accumulated unpaid dividends. Unless previously redeemed by the Company, the holders of the preferred stock are entitled at any time to convert each share into .875 shares of Class A common stock. The preferred stock is not entitled to vote on any matter except where the Iowa Corporation Act requires voting as a class, in which case each share of stock shall be entitled to one vote per share on those matters where the preferred stock is voting as a class. The preferred stock is entitled to a preference on liquidation equal to $14.00 per share, plus accumulated dividends.

    The Company issued, in connection with the Series A preferred stock offering, common stock warrants expiring on April 30, 1999. During the second quarter of 1999, 625 warrants were exercised at $14.00 per share and $8,750 ($8,400 net of issuance costs) of common stock was issued.

V. TABULAR INFORMATION CONCERNING PRIOR TRANSACTIONS

--------------------------------------------------------------------------------

                                   EXHIBIT C
                    TELECOMMUNICATIONS INCOME FUND XI, L.P.
                              TABULAR INFORMATION
                         CONCERNING PRIOR TRANSACTIONS

--------------------------------------------------------------------------------

    The following Tables present unaudited information in connection with eight private programs ("Private Programs") organized by affiliates of the General Partner and two Public Programs for which the General Partner serves as the general partner. Mr. Thomas J. Berthel served as a general partner of each of the Private Programs, together with corporate general partners which were subsidiaries of Berthel Fisher & Company, Inc. The General Partner is a subsidiary of Berthel Fisher & Company.

    The General Partner purchased equipment placed in four of the Private Programs (Telecommunications Limited Partnership No. 2, Telecommunications Limited Partnership No. 5, Telecommunications Limited Partnership No. 7 and Telecommunications Limited Partnership No. 8) and the Public Programs. The General Partner is managing the lease portfolios of both of Public Programs. All of the Private Programs have been closed and liquidated.

    One of the Private Programs (Telecommunications Limited Partnership No. 1) was designed to fund a start-up company through both an operating loan and equipment leasing. Equipment leases in that program represented approximately 16% of its business. All of the other Private Programs had equipment leasing as their primary business. The Public Programs have equipment leasing as their primary business. The Public Programs' lease portfolios and all of the Private Programs' lease portfolios consist predominately of telecommunications equipment.

    THE INFORMATION SET FORTH IN THE FOLLOWING TABLES IS INCLUDED HEREIN SOLELY TO INFORM INVESTORS OF THE PRIOR AND NOT FUTURE PERFORMANCE OF PROGRAMS PREVIOUSLY SPONSORED BY THE GENERAL PARTNER AND AFFILIATES OF THE GENERAL PARTNER AND SHOULD NOT BE CONSIDERED AS INDICATIVE OF POSSIBLE CAPITALIZATION OR OPERATIONS OF THE PARTNERSHIP. LIMITED PARTNERS WILL HAVE NO INTEREST IN THE PROGRAMS DESCRIBED ON THE FOLLOWING TABLES UNLESS THEY ARE ALSO INVESTORS IN THOSE PROGRAMS.

    The Tables are provided solely to enable prospective investors to evaluate the experience of the General Partner and its affiliates.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            PRIVATE REG. D OFFERINGS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                           TLP #1       TLP #2       TLP #3      TLP #4      TLP #5
                                         -----------  -----------  ----------  ----------  -----------
Dollar amount offered..................  $ 2,000,000  $ 2,000,000  $  280,000  $  390,000  $ 1,000,000
Dollar amount raised...................  $ 1,363,500(1) $ 1,383,700(1) $  282,828(1) $  393,939(1) $ 1,010,000(1)
Less offering expenses:
  Selling commissions and discounts
    retained by affiliates.............          9.0%         9.0%        9.0%        9.0%         9.0%
  Organizational expenses..............          9.4%        11.5%       10.2%        9.6%         8.3%
  Other................................         14.8%(2)         0.0%        0.0%        0.0%         0.8%
Reserves...............................          0.0%         0.0%        0.0%        0.0%         0.0%
                                         -----------  -----------  ----------  ----------  -----------
Percent available for investment.......         66.8%        79.5%       80.8%       81.4%        82.7%
Acquisition Costs:
  Acquisition fees.....................          0.0%         0.0%        4.3%        4.5%         3.5%
  Other................................          0.0%         0.0%        0.0%        0.0%         0.0%
                                         -----------  -----------  ----------  ----------  -----------
Total acquisition costs................          0.0%         0.0%        4.3%        4.5%         3.5%
                                         -----------  -----------  ----------  ----------  -----------
                                         -----------  -----------  ----------  ----------  -----------
Percent leveraged (financing divided by
  total equipment cost)(3).............         32.2%        46.6%       59.9%       45.3%        37.6%
Date offering began....................     07-01-86     02-01-87    02-24-88    04-18-88     11-28-88
Length of offering.....................     6 months    11 months    0 months    0 months     3 months
Months to invest 90% of amount
  available for investment.............    16 months    21 months    7 months     1 month     9 months

--------------------------

(1) Includes 1% general partner purchase of units.

(2) Operating loan to lessee.

(3) Percentage calculated based on total financing (highest outstanding balance) to total equipment purchased.

(4) Public Program

(5) Includes $10,000 general partner purchase of partnership interest.

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            PRIVATE REG. D OFFERINGS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                        TLP #6      TLP #7       TLP #8      TIF IX(4)      TIF X(4)
                                      ----------  -----------  -----------  ------------  ------------
Dollar amount offered...............  $  475,000  $ 1,000,000  $ 2,000,000  $ 25,000,000  $ 25,000,000
Dollar amount raised................  $  479,750(1) $ 1,010,000(5) $ 1,217,050(1) $ 17,001,750(5) $ 22,617,500(5)
Less offering expenses:
  Selling commissions and discounts
    retained by affiliates..........         8.0%         9.0%         9.0%         10.0%         10.0%
  Organizational expenses...........         8.3%         9.4%         9.4%          4.0%          4.0%
  Other.............................         0.0%         0.0%         0.0%          0.0%          0.0%
Reserves............................         0.0%         0.0%         0.0%          1.0%          1.0%
                                      ----------  -----------  -----------  ------------  ------------
Percent available for investment....        83.7%        81.6%        81.6%         85.0%         85.0%
Acquisition Costs:
  Acquisition fees..................         0.0%         1.6%         2.0%          4.0%          4.0%
  Other.............................         0.0%         0.0%         0.0%          0.0%          0.0%
                                      ----------  -----------  -----------  ------------  ------------
Total acquisition costs.............         0.0%         1.6%         2.0%          4.0%          4.0%
                                      ----------  -----------  -----------  ------------  ------------
                                      ----------  -----------  -----------  ------------  ------------
Percent leveraged (financing divided
  by total equipment cost)(3).......        49.7%        31.3%        34.2%         18.2%         15.6%
Date offering began.................    05-31-89     08-16-89     02-28-90      10-30-91      08-27-93
Length of offering..................     1 month     6 months    11 months     19 months     16 months
Months to invest 90% of amount
  available for investment..........     1 month     7 months    11 months     17 months     16 months

------------------------------

(1) Includes 1% general partner purchase of units.

(2) Operating loan to lessee.

(3) Percentage calculated based on total financing (highest outstanding balance) to total equipment purchased.

(4) Public Program

(5) Includes $10,000 general partner purchase of partnership interest.

                                    TABLE II

                            COMPENSATION TO SPONSOR
                             THROUGH JUNE 30, 1999

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                       TLP #1       TLP #2      TLP #3     TLP #4      TLP #5
                                                     -----------  -----------  ---------  ---------  -----------
Date offering commenced............................     07-01-86     02-01-87   02-24-88   04-18-88     11-28-88
Dollar amount raised...............................  $ 1,363,000  $ 1,383,700  $ 282,828  $ 393,939  $ 1,010,000
Amount paid to sponsor from proceeds of offering:
  Underwriting fees and commissions................  $   216,000  $   219,200  $  44,800  $  62,400  $   160,000
  Lease acquisition fee............................  $         0  $         0  $  23,720  $  23,695  $    47,904
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor.......................................  $ 1,997,279  $ 1,994,576  $ 561,256  $ 663,620  $ 1,505,111
Amount paid to sponsor from operations:
  Partnership management fees......................  $    25,779  $   121,042  $  24,858  $  50,249  $    60,000
  Other............................................  $         0  $         0  $       0  $       0  $         0
Dollar amount of property sales and financing
  before deducting payments to sponsor:
  Cash.............................................  $   125,000  $   474,976  $ 182,675  $ 106,066  $   512,501
  Notes............................................  $         0  $   530,617  $       0  $       0  $    21,037
Amount paid to sponsor from property sales and
  refinancing:
  Incentive fees...................................  $         0  $         0  $       0  $       0  $         0
  Other............................................  $         0  $         0  $       0  $       0  $         0

                            COMPENSATION TO SPONSOR
                             THROUGH JUNE 30, 1999

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                   TLP #6       TLP #7       TLP #8        TIF IX        TIF X
                                                 -----------  -----------  -----------  ------------  ------------
Date offering commenced........................     05-31-89     08-16-89     02-28-90      10-30-91      08-27-93
Dollar amount raised...........................  $   479,750  $ 1,010,000  $ 1,217,050  $ 17,001,750  $ 22,617,500
Amount paid to sponsor from proceeds of
  offering:
  Underwriting fees and commissions............  $    68,875  $   160,000  $   192,800  $  1,700,175  $  2,261,750
  Lease acquisition fee........................  $         0  $    21,587  $    35,664  $    799,345  $  1,157,901
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor...................................  $ 1,042,077  $ 1,591,989  $ 1,937,192  $ 11,825,813  $  9,238,558
Amount paid to sponsor from operations:
  Partnership management fees..................  $    20,250  $    13,500  $    47,760  $  1,935,558  $  1,723,122
  Other........................................  $         0  $         0  $         0  $    578,981  $    498,443
Dollar amount of property sales and financing
  before deducting payments to sponsor:
  Cash.........................................  $    13,162  $   215,883  $   184,392  $ 23,607,575  $ 18,934,859
  Notes........................................  $         0  $    83,451  $   318,178  $  5,901,016  $  8,374,126
Amount paid to sponsor from property sales and
  refinancing:
  Incentive fees...............................  $         0  $         0  $         0  $          0  $          0
  Other........................................  $         0  $         0  $         0  $          0  $          0

                                   TABLE III

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                 TLP #1(1)(2)
                                                                -----------------------------------------------
                                                                08-26-86 TO
                                                                 12-31-86       1987        1988        1989
                                                                -----------  ----------  ----------  ----------
Gross Revenues................................................   $  14,775   $  253,699  $  344,833  $  314,644
Profit (loss) on sale of equipment(3).........................   $       0   $        0  $        0  $        0
Less: Operating Expenses......................................   $     662   $    5,669  $   33,079  $   18,855
    Interest Expense..........................................   $       0   $   26,287  $   33,982  $   26,400
    Depreciation..............................................   $  49,708   $  173,474  $  198,441  $  199,339
    Write-offs of Syndication Costs and A/R...................   $       0   $        0  $        0  $        0
                                                                -----------  ----------  ----------  ----------
Net Income--Tax Basis(4)......................................   $ (35,595)  $   48,269  $   79,331  $   70,500
                                                                -----------  ----------  ----------  ----------
                                                                -----------  ----------  ----------  ----------
Cash generated from operations(4).............................   $  14,113   $  221,743  $  277,772  $  269,389
Cash generated from sales.....................................   $       0   $        0  $        0  $        0
Cash generated from refinancing...............................   $       0   $        0  $        0  $        0
                                                                -----------  ----------  ----------  ----------
Cash generated from operations, sales
  and refinancing.............................................   $  14,113   $  221,743  $  277,772  $  269,389
Less: Cash distributions to investors
      from operating cash flow................................   $   1,372   $  141,875  $  192,828  $  241,372
      from sales and refinancing..............................   $       0   $        0  $        0  $        0
      from other..............................................   $       0   $        0  $        0  $        0
                                                                -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash
  distributions...............................................   $  12,741   $   79,868  $   84,944  $   28,017
Less: Special items--principal reduction......................   $       0   $   43,984  $   80,761  $   88,066
                                                                -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash
  distributions and special items(5)..........................   $  12,741   $   35,884  $    4,183  $  (60,049)
                                                                -----------  ----------  ----------  ----------
                                                                -----------  ----------  ----------  ----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations....................   $     (26)  $       36  $       59  $       52
    Capital gain (loss).......................................   $       0   $        0  $        0  $        0
Cash distributions to Investors
  Source (on cash basis)
    Sales.....................................................   $       0   $        0  $        0  $        0
    Refinancing...............................................   $       0   $        0  $        0  $        0
    Operations................................................   $       1   $      105  $      143  $      179
    Other.....................................................   $       0   $        0  $        0  $        0

------------------------------

(1) In addition to equipment leases, TLP1 invested in operating loans to a lessee.

(2) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(3) Telecommunications Limited Partnership No. 1 invested its assets in equipment which was leased to one lessee and in an operating loan to that lessee. Due to financial difficulties experienced by the lessee, full lease payments and interest payments were not made during the term of the lease and operating loan. In 1990, following a recapitalization of the lessee, the lease was restructured to provide for smaller lease payments and an extended term. As a result of the foregoing, and as shown on Table III, Exhibit C, there was a reduction of Gross Income and Net Income from 1990 through 1993. The equipment was sold in 1994, resulting in an early payoff of the restructured lease.

(4) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(5) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP1.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                          TLP #1(1)(2)
                                                   -----------------------------------------------------------
                                                                                                   01-01-94 TO
                                                      1990        1991        1992        1993      10-31-94
                                                   ----------  ----------  ----------  ----------  -----------
Gross Revenues...................................  $  189,792  $  148,210  $   82,047  $  102,000   $ 760,138
Profit (loss) on sale of equipment(3)............  $   41,754  $        0  $        0  $        0   $       0
Less: Operating Expenses.........................  $   18,881  $   24,252  $    2,489  $    2,170   $   3,003
    Interest Expense.............................  $   13,796  $    3,334  $        0  $        0   $       0
    Depreciation.................................  $  194,648  $   67,537  $   62,433  $   41,553   $ 204,396
    Write-offs of Syndication Costs and A/R......  $        0  $        0  $        0  $        0   $ 559,152
                                                   ----------  ----------  ----------  ----------  -----------
Net Income--Tax Basis(4).........................  $    4,221  $   53,087  $   17,125  $   58,277   $  (6,413)
                                                   ----------  ----------  ----------  ----------  -----------
                                                   ----------  ----------  ----------  ----------  -----------
Cash generated from operations(4)................  $  157,115  $  120,624  $   79,558  $   99,830   $ 757,135
Cash generated from sales........................  $  125,000  $        0  $        0  $        0   $       0
Cash generated from refinancing..................  $        0  $        0  $        0  $        0   $       0
                                                   ----------  ----------  ----------  ----------  -----------
Cash generated from operations, sales
  and refinancing................................  $  282,115  $  120,624  $   79,558  $   99,830   $ 757,135
Less: Cash distributions to investors
      from operating cash flow...................  $   59,970  $   59,999  $  102,000  $  102,000   $ 751,378
      from sales and refinancing.................  $        0  $        0  $        0  $        0   $       0
      from other.................................  $        0  $        0  $        0  $        0   $       0
                                                   ----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash
  distributions..................................  $  222,145  $   60,625  $  (22,442) $   (2,170)  $   5,757
Less: Special items--principal reduction.........  $   92,290  $   97,621  $        0  $        0   $       0
                                                   ----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash
  distributions and special items(5).............  $  129,885  $  (36,996) $   22,442  $   (2,170)  $   5,757
                                                   ----------  ----------  ----------  ----------  -----------
                                                   ----------  ----------  ----------  ----------  -----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations.......  $        3  $       39  $       13  $       43   $      (5)
    Capital gain (loss)..........................  $       31  $        0  $        0  $        0   $       0
Cash distributions to Investors
  Source (on cash basis)
    Sales........................................  $        0  $        0  $        0  $        0   $       0
    Refinancing..................................  $        0  $       44  $       76  $       76   $     557
    Operations...................................  $       44  $        0  $        0  $        0   $       0
    Other........................................  $        0  $        0  $        0  $        0   $       0

------------------------------

(1) In addition to equipment leases, TLP1 invested in operating loans to a lessee.

(2) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(3) Telecommunications Limited Partnership No. 1 invested its assets in equipment which was leased to one lessee and in an operating loan to that lessee. Due to financial difficulties experienced by the lessee, full lease payments and interest payments were not made during the term of the lease and operating loan. In 1990, following a recapitalization of the lessee, the lease was restructured to provide for smaller lease payments and an extended term. As a result of the foregoing, and as shown on Table III, Exhibit C, there was a reduction of Gross Income and Net Income from 1990 through 1993. The equipment was sold in 1994, resulting in an early payoff of the restructured lease.

(4) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(5) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP1.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                             TLP #2(1)
                                                          -----------------------------------------------
                                                           05-19-87
                                                          TO 12-31-87     1988        1989        1990
                                                          -----------  ----------  ----------  ----------
Gross Revenues..........................................   $  85,224   $  476,365  $  575,247  $  567,619
Profit (loss) on sale of equipment(2)...................   $       0   $        0  $        0  $  (88,490)
Less: Operating Expenses................................   $  17,826   $   75,354  $   31,644  $   28,138
    Interest Expense....................................   $     493   $   47,407  $   76,990  $   57,855
    Depreciation........................................   $  18,666   $  137,070  $  183,158  $  175,057
    Write-offs of Syndication Costs and A/R.............   $       0   $        0  $        0  $        0
                                                          -----------  ----------  ----------  ----------
Net Income--Tax Basis...................................   $  48,239   $  216,534  $  283,455  $  218,079
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
Cash generated from operations(3).......................   $  66,905   $  353,604  $  466,613  $  481,626
Cash generated from sales...............................   $       0   $        0  $        0  $  436,476
Cash generated from refinancing.........................   $       0   $        0  $        0  $        0
                                                          -----------  ----------  ----------  ----------
Cash generated from operations, sales and refinancing...   $  66,905   $  353,604  $  466,613  $  918,102
Less: Cash distributions to investors
      from operating cash flow..........................   $  22,063   $  255,547  $  306,000  $  300,000
      from sales and refinancing........................   $       0   $        0  $        0  $        0
      from other........................................   $       0   $        0  $        0  $        0
                                                          -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash distributions....   $  44,842   $   98,057  $  160,613  $  618,102
Less: Special items--principal reduction................   $       0   $   84,946  $  187,310  $  201,331
                                                          -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash distributions and
  special items(4)......................................   $  44,842   $   13,111  $  (26,697) $  416,771
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations..............   $      35   $      158  $      207  $      159
    Capital gain (loss).................................   $       0   $        0  $        0  $      (65)
Cash distributions to Investors
  Source (on cash basis)
    Sales...............................................   $       0   $        0  $        0  $        0
    Refinancing.........................................   $       0   $        0  $        0  $        0
    Operations..........................................   $      16   $      187  $      223  $      219
    Other...............................................   $       0   $        0  $        0  $        0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP2 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP2, the sale resulted in a tax loss, even though TLP2 realized a positive receipt of cash. The losses of $88,490 in 1990 and $207,695 in 1992 reflects such tax losses.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP2.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                         TLP #2(1)
                                                      ------------------------------------------------
                                                                                            01-01-94
                                                         1991        1992         1993     TO 09-30-94
                                                      ----------  -----------  ----------  -----------
Gross Revenues......................................  $  396,975  $   302,760  $   23,703   $  16,706
Profit (loss) on sale of equipment(2)...............  $        0  $  (207,695) $  (29,631)  $ (57,011)
Less: Operating Expenses............................  $   21,911  $    19,125  $   18,472   $   4,774
    Interest Expense................................  $   37,031  $    12,581  $      422   $       0
    Depreciation....................................  $  122,542  $    95,802  $   22,447   $   3,142
    Write-offs of Syndication Costs and A/R.........  $        0  $         0  $        0   $ 288,669
                                                      ----------  -----------  ----------  -----------
Net Income--Tax Basis...............................  $  215,491  $   (32,443) $  (47,269)  $ 336,890
                                                      ----------  -----------  ----------  -----------
                                                      ----------  -----------  ----------  -----------
Cash generated from operations(3)...................  $  338,033  $   271,054  $    4,809   $  11,932
Cash generated from sales...........................  $        0  $   341,657  $  258,789   $ 188,960
Cash generated from refinancing.....................  $        0  $         0  $        0   $       0
                                                      ----------  -----------  ----------  -----------
Cash generated from operations, sales and
  refinancing.......................................  $  338,033  $   612,711  $  263,598   $ 200,892
Less: Cash distributions to investors
      from operating cash flow......................  $  300,000  $   275,000  $    6,211   $  35,040
      from sales and refinancing....................  $        0  $         0  $   37,098   $       0
      from other....................................  $        0  $         0  $  221,691   $ 188,960
                                                      ----------  -----------  ----------  -----------
Cash generated (deficiency) after cash
  distributions.....................................  $   38,033  $   337,711  $   (1,402)  $ (23,108)
Less: Special items--principal reduction............  $  219,808  $   185,168  $   29,787   $       0
                                                      ----------  -----------  ----------  -----------
Cash generated (deficiency) after cash distributions
  and special items(4)..............................  $  181,785  $   152,543  $  (31,189)  $ (23,108)
                                                      ----------  -----------  ----------  -----------
                                                      ----------  -----------  ----------  -----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations..........  $      157  $       (24) $      (35)  $    (246)
    Capital gain (loss).............................  $        0  $      (152) $      (22)  $     (42)
Cash distributions to Investors
  Source (on cash basis)
    Sales...........................................  $        0  $         0  $       27   $       0
    Refinancing.....................................  $        0  $         0  $        0   $       0
    Operations......................................  $      219  $       201  $        5   $      26
    Other...........................................  $        0  $         0  $      162   $     138

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP2 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP2, the sale resulted in a tax loss, even though TLP2 realized a positive receipt of cash. The losses of $88,490 in 1990 and $207,695 in 1992 reflects such tax losses.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP2.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                              TLP #3(1)
                                     ------------------------------------------------------------
                                      03-08-88                                         01-01-92
                                     TO 12-31-88     1989        1990        1991     TO 10-20-92
                                     -----------  ----------  ----------  ----------  -----------
Gross Revenues.....................   $ 122,598   $  177,125  $  170,258  $  159,847  $    72,700
Profit (loss) on sale of
  equipment(2).....................   $       0   $        0  $        0  $        0  $  (151,475)
Less: Operating Expenses...........   $   7,288   $   14,415  $    9,177  $    4,916  $     7,049
     Interest Expense..............   $  19,789   $   31,176  $   24,397  $   16,772  $     6,293
     Depreciation..................   $  22,302   $   55,151  $   55,151  $   55,151  $    29,607
     Write-offs of Syndication
      Costs and
     A/R...........................   $       0   $        0  $        0  $        0  $    53,740
                                     -----------  ----------  ----------  ----------  -----------
Net Income--Tax Basis..............   $  73,219   $   76,383  $   81,533  $   83,008  $  (175,464)
                                     -----------  ----------  ----------  ----------  -----------
                                     -----------  ----------  ----------  ----------  -----------
Cash generated from
  operations(3)....................   $  95,521   $  131,534  $  136,684  $  138,159  $    59,358
Cash generated from sales..........   $       0   $        0  $        0  $        0  $   182,675
Cash generated from refinancing....   $       0   $        0  $        0  $        0  $         0
                                     -----------  ----------  ----------  ----------  -----------
Cash generated from operations,
  sales and refinancing............   $  95,521   $  131,534  $  136,684  $  138,159  $   242,033
Less: Cash distributions to
  investors
      from operating cash flow.....   $  40,007   $   76,501  $   78,000  $   78,000  $   102,306
      from sales and refinancing...   $       0   $        0  $        0  $        0  $    46,294
      from other...................   $       0   $        0  $        0  $        0  $         0
                                     -----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after
  cash distributions...............   $  55,514   $   55,033  $   58,684  $   60,159  $    93,433
Less: Special items--principal
  reduction........................   $  29,351   $   56,764  $   63,538  $   71,124  $   109,842
                                     -----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items(4).........................   $  26,163   $   (1,731) $   (4,854) $  (10,965) $   (16,409)
                                     -----------  ----------  ----------  ----------  -----------
                                     -----------  ----------  ----------  ----------  -----------
Tax and distribution data per
  $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from
      operations...................   $     261   $      273  $      291  $      296  $      (627)
    Capital gain (loss)............   $       0   $        0  $        0  $        0  $      (541)
Cash distributions to Investors
  Source (on cash basis)
    Sales..........................   $       0   $        0  $        0  $        0  $       165
    Refinancing....................   $       0   $        0  $        0  $        0  $         0
    Operations.....................   $     143   $      273  $      279  $      279  $       365
    Other..........................   $       0   $        0  $        0  $        0  $         0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP3 generally depreciated equipment on a straight line basis over ten years. As a result, when leases ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP3, the sale resulted in a tax loss, even though TLP3 realized a positive receipt of cash. The loss of $151,475 in 1992 reflects such a tax loss.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP3.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                TLP #4(1)
                                                       ------------------------------------------------------------
                                                        05-03-88                                         01-01-92
                                                       TO 12-31-88     1989        1990        1991     TO 10-20-92
                                                       -----------  ----------  ----------  ----------  -----------
Gross Revenues.......................................   $ 136,484   $  185,494  $  175,939  $  170,488  $   133,888
Profit (loss) on sale of equipment(2)................   $       0   $        0  $        0  $        0  $  (205,695)
Less: Operating Expenses.............................   $   7,461   $   16,465  $   18,236  $   12,414  $    13,636
     Interest Expense................................   $  19,377   $   20,534  $   15,787  $   10,562  $     4,201
     Depreciation....................................   $  17,336   $   52,655  $   52,655  $   52,655  $    39,491
     Write-offs of Syndication Costs and A/R.........   $       0   $        0  $        0  $        0  $    72,734
                                                       -----------  ----------  ----------  ----------  -----------
Net Income--Tax Basis................................   $  92,310   $   95,840  $   89,261  $   94,857  $  (201,869)
                                                       -----------  ----------  ----------  ----------  -----------
                                                       -----------  ----------  ----------  ----------  -----------
Cash generated from operations(3)....................   $ 109,646   $  148,495  $  141,916  $  147,512  $   166,051
Cash generated from sales............................   $       0   $        0  $        0  $        0  $   106,066
Cash generated from refinancing......................   $       0   $        0  $        0  $        0  $         0
                                                       -----------  ----------  ----------  ----------  -----------
Cash generated from operations, sales and
  refinancing........................................   $ 109,646   $  148,495  $  141,916  $  147,512  $   222,117
Less: Cash distributions to investors
      from operating cash flow.......................   $  44,700   $  108,001  $  108,001  $  108,001  $   116,042
      from sales and refinancing.....................   $       0   $        0  $        0  $        0  $    79,196
      from other.....................................   $       0   $        0  $        0  $        0  $         0
                                                       -----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash
  distributions......................................   $  64,946   $   40,494  $   33,916  $   39,511  $    26,879
Less: Special items--principal reduction.............   $  25,347   $   41,610  $   46,270  $   51,463  $    73,857
                                                       -----------  ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash distributions
  and special items(4)...............................   $  39,599   $   (1,116) $  (12,354) $  (11,952) $   (46,978)
                                                       -----------  ----------  ----------  ----------  -----------
                                                       -----------  ----------  ----------  ----------  -----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations...........   $     237   $      246  $      229  $      243  $      (518)
    Capital gain (loss)..............................   $       0   $        0  $        0  $        0  $      (527)
Cash distributions to Investors
  Source (on cash basis)
    Sales............................................   $       0   $        0  $        0  $        0  $       203
    Refinancing......................................   $       0   $        0  $        0  $        0  $         0
    Operations.......................................   $     115   $      277  $      277  $      277  $       298
    Other............................................   $       0   $        0  $        0  $        0  $         0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP4 generally depreciated equipment on a straight line basis over ten years. As a result, when leases ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP4, the sale resulted in a tax loss, even though TLP4 realized a positive receipt of cash. The loss of $205,695 in 1992 reflects such a tax loss.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP4.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                          TLP #5(1)
                                                       -----------------------------------------------
                                                        12-01-88
                                                       TO 12-31-88     1989        1990        1991
                                                       -----------  ----------  ----------  ----------
Gross Revenues.......................................   $  16,091   $  325,420  $  417,548  $  414,909
Profit (loss) on sale of equipment(2)................   $       0   $        0  $        0  $        0
Less: Operating Expenses.............................   $   2,058   $   16,746  $   17,409  $   17,992
    Interest Expense.................................   $       0   $   39,583  $   54,947  $   42,628
    Depreciation.....................................   $   1,846   $   79,258  $  136,791  $  137,466
    Write-offs of Syndication Costs and A/R..........   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Net Income--Tax Basis................................   $  12,187   $  189,563  $  208,401  $  216,823
                                                       -----------  ----------  ----------  ----------
                                                       -----------  ----------  ----------  ----------
Cash generated from operations(3)....................   $  14,033   $  268,821  $  345,192  $  354,289
Cash generated from sales............................   $       0   $        0  $        0  $        0
Cash generated from refinancing......................   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Cash generated from operations, sales and
  refinancing........................................   $  14,033   $  268,821  $  345,192  $  354,289
Less: Cash distributions to investors
      from operating cash flow.......................   $       0   $  129,389  $  239,998  $  260,649
      from sales and refinancing.....................   $       0   $        0  $        0  $        0
      from other.....................................   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash
  distributions......................................   $  14,033   $  139,432  $  105,194  $   93,640
Less: Special items--principal reduction.............   $       0   $   35,557  $   95,928  $  110,527
                                                       -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash distributions
  and special items(4)...............................   $  14,033   $  103,875  $    9,266  $  (16,887)
                                                       -----------  ----------  ----------  ----------
                                                       -----------  ----------  ----------  ----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations...........   $      12   $      190  $      208  $      217
    Capital gain (loss)..............................   $       0   $        0  $        0  $        0
Cash distributions to Investors
  Source (on cash basis)
    Sales............................................   $       0   $        0  $        0  $        0
    Refinancing......................................   $       0   $        0  $        0  $        0
    Operations.......................................   $       0   $      129  $      240  $      261
    Other............................................   $       0   $        0  $        0  $        0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP5 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP5, the sale resulted in a tax loss, even though TLP5 realized a positive receipt of cash. The loss of $69,483 in 1992 reflects such a tax loss.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                  TLP #5(1)
                                                                     -----------------------------------
                                                                        1992        1993        1994
                                                                     ----------  ----------  -----------
Gross Revenues.....................................................  $  341,810  $  224,659  $    35,597
Profit (loss) on sale of equipment(2)..............................  $  (69,483) $ (114,028) $   224,899
Less: Operating Expenses...........................................  $   17,289  $   18,317  $     7,757
    Interest Expense...............................................  $   26,381  $    8,525  $     1,021
    Depreciation...................................................  $   80,994  $   71,170  $    35,575
    Write-offs of Syndication Costs and A/R........................  $        0  $   37,399  $   173,420
                                                                     ----------  ----------  -----------
Net Income--Tax Basis..............................................  $  147,663  $  (24,780) $  (407,075)
                                                                     ----------  ----------  -----------
                                                                     ----------  ----------  -----------
Cash generated from operations(3)..................................  $  298,140  $  197,817  $    26,819
Cash generated from sales..........................................  $  378,397  $  300,597  $    60,024
Cash generated from refinancing....................................  $        0  $        0  $         0
                                                                     ----------  ----------  -----------
Cash generated from operations, sales and refinancing..............  $  676,537  $  498,414  $    86,843
Less: Cash distributions to investors
      from operating cash flow.....................................  $  260,000  $  325,000  $    26,819
      from sales and refinancing...................................  $        0  $        0  $    60,024
      from other...................................................  $        0  $  164,552  $    51,383
                                                                     ----------  ----------  -----------
Cash generated (deficiency) after cash distributions...............  $  416,537  $    8,862  $   (51,383)
Less: Special items--principal reduction...........................  $  150,675  $  123,785  $         0
                                                                     ----------  ----------  -----------
Cash generated (deficiency) after cash distributions and special
 items(4)..........................................................  $  265,862  $ (114,923) $   (51,383)
                                                                     ----------  ----------  -----------
                                                                     ----------  ----------  -----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations.........................  $      148  $      (25) $      (407)
    Capital gain (loss)............................................  $      (69) $     (114) $      (225)
Cash distributions to Investors
  Source (on cash basis)
    Sales..........................................................  $        0  $        0  $        60
    Refinancing....................................................  $        0  $        0  $         0
    Operations.....................................................  $      260  $      325  $        27
    Other..........................................................  $        0  $      165  $        51

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP5 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP5, the sale resulted in a tax loss, even though TLP5 realized a positive receipt of cash. The loss of $69,483 in 1992 reflects such a tax loss.

(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                          TLP #6(1)
                                                       -----------------------------------------------
                                                       07-14-89 TO
                                                        12-31-89       1990        1991        1992
                                                       -----------  ----------  ----------  ----------
Gross Revenues.......................................   $ 115,881   $  192,346  $  194,487  $  197,229
Profit (loss) on sale of equipment...................   $       0   $        0  $        0  $        0
Less: Operating Expenses.............................   $   5,718   $    8,525  $    6,879  $    7,689
     Interest Expense................................   $  26,854   $   45,881  $   40,457  $   36,568
     Depreciation....................................   $  36,003   $   79,208  $   79,856  $   80,504
     Write-offs of Syndication Costs and A/R.........   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Net Income--Tax Basis................................   $  47,306   $   58,732  $   67,295  $   72,468
                                                       -----------  ----------  ----------  ----------
                                                       -----------  ----------  ----------  ----------
Cash generated from operations(2)....................   $  83,309   $  137,940  $  147,151  $  152,972
Cash generated from sales............................   $       0   $        0  $        0  $        0
Cash generated from refinancing......................   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Cash generated from operations, sales and
  refinancing........................................   $  83,309   $  137,940  $  147,151  $  152,972
Less: Cash distributions to investors

      from operating cash flow.......................   $  13,769   $   99,999  $   99,999  $  100,000
      from sales and refinancing.....................   $       0   $        0  $        0  $        0
      from other.....................................   $       0   $        0  $        0  $        0
                                                       -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash
  distributions......................................   $  69,540   $   37,941  $   47,152  $   52,972
Less: Special items--principal reduction.............   $  19,722   $   40,059  $   45,471  $   49,353
                                                       -----------  ----------  ----------  ----------
Cash generated (deficiency) after cash distributions
  and special items(3)...............................   $  49,818   $   (2,118) $    1,681  $    3,619
                                                       -----------  ----------  ----------  ----------
                                                       -----------  ----------  ----------  ----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations...........   $     100   $      124  $      142  $      153
    Capital gain (loss)..............................   $       0   $        0  $        0  $        0

Cash distributions to Investors
  Source (on cash basis)
    Sales............................................   $       0   $        0  $        0  $        0
    Refinancing......................................   $       0   $        0  $        0  $        0
    Operations.......................................   $      29   $      211  $      211  $      211
    Other............................................   $       0   $        0  $        0  $        0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(3) Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                          TLP #6(1)
                                                       -----------------------------------------------
                                                          1993        1994        1995        1996
                                                       ----------  ----------  ----------  -----------
Gross Revenues.......................................  $  188,894  $  193,470  $  162,239   $  63,215
Profit (loss) on sale of equipment...................  $        0  $        0  $   (6,052)  $(174,675)
Less: Operating Expenses.............................  $    9,269  $    8,820  $    7,537   $   5,234
     Interest Expense................................  $   27,117  $   16,988  $   10,916   $   1,232
     Depreciation....................................  $   80,504  $   81,600  $   76,128   $  48,950
     Write-offs of Syndication Costs and A/R.........  $        0  $        0  $        0   $  77,320
                                                       ----------  ----------  ----------  -----------
Net Income--Tax Basis................................  $   72,004  $   86,062  $   61,606   $(244,196)
                                                       ----------  ----------  ----------  -----------
                                                       ----------  ----------  ----------  -----------
Cash generated from operations(2)....................  $  152,508  $  167,662  $  143,786   $  56,749
Cash generated from sales............................  $        0  $        0  $    1,301   $  11,861
Cash generated from refinancing......................  $        0  $        0  $        0   $       0
                                                       ----------  ----------  ----------  -----------
Cash generated from operations, sales
 and refinancing.....................................  $  152,508  $  167,662  $  145,087   $  68,610
Less: Cash distributions to investors

      from operating cash flow.......................  $  100,000  $  100,000  $  125,000   $  61,860
      from sales and refinancing.....................  $        0  $        0  $        0   $       0
      from other.....................................  $        0  $        0  $        0   $       0
                                                       ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash
 distributions.......................................  $   52,508  $   67,662  $   20,087   $   6,750
Less: Special items--principal reduction.............  $   58,784  $   69,354  $   75,049   $  42,208
                                                       ----------  ----------  ----------  -----------
Cash generated (deficiency) after cash distributions
 and special items(3)................................  $   (6,276) $   (1,692) $  (54,962)  $ (35,458)
                                                       ----------  ----------  ----------  -----------
                                                       ----------  ----------  ----------  -----------
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations...........  $      152  $      181  $      130   $    (514)
    Capital gain (loss)..............................  $        0  $        0  $      (13)  $    (368)

Cash distributions to Investors
  Source (on cash basis)
    Sales............................................  $        0  $        0  $        0   $       0
    Refinancing......................................  $        0  $        0  $        0   $       0
    Operations.......................................  $      211  $      211  $      263   $     130
    Other............................................  $        0  $        0  $        0   $       0

------------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(3) Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                     TLP #7(1)
                                     -------------------------------------------------------------------------
                                      08-30-89                                                      01-01-94
                                     TO 12-31-89     1990        1991        1992        1993      TO 09-30-94
                                     -----------  ----------  ----------  ----------  -----------  -----------
Gross Revenues.....................   $  58,574   $  403,825  $  446,673  $  398,353  $   314,143  $   140,640
Profit (loss) on sale of
  equipment(2).....................   $       0   $        0  $        0  $  (92,261) $  (177,823) $  (342,437)
Less: Operating Expenses...........   $   2,599   $    9,569  $    9,433  $   12,504  $     8,906  $     8,926
     Interest Expense..............   $   4,290   $   42,520  $   33,830  $   21,054  $    13,400  $     3,188
     Depreciation..................   $  26,137   $  104,289  $  133,646  $  130,053  $   103,876  $    50,736
     Write-offs of Syndication
      Costs and A/R................   $       0   $        0  $        0  $        0  $         0  $   184,655
                                     -----------  ----------  ----------  ----------  -----------  -----------
Net Income--Tax Basis..............   $  25,548   $  247,447  $  269,764  $  142,481  $    10,138  $  (449,302)
                                     -----------  ----------  ----------  ----------  -----------  -----------
                                     -----------  ----------  ----------  ----------  -----------  -----------
Cash generated from
  operations(3)....................   $  51,685   $  351,736  $  403,410  $  364,795  $   291,837  $   128,526
Cash generated from sales..........   $       0   $        0  $        0  $    6,000  $    48,103  $   190,715
Cash generated from refinancing....   $       0   $        0  $        0  $        0  $         0  $         0
                                     -----------  ----------  ----------  ----------  -----------  -----------
Cash generated from operations,
  sales and refinancing............   $  51,685   $  351,736  $  403,410  $  370,795  $   339,940  $   319,241
Less: Cash distributions to
  investors
      from operating cash flow.....   $   1,660   $  177,484  $  227,998  $  228,000  $   228,000  $   128,002
      from sales and refinancing...   $       0   $        0  $        0  $        0  $         0  $   266,901
      from other...................   $       0   $        0  $        0  $        0  $         0  $         0
                                     -----------  ----------  ----------  ----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions...............   $  50,025   $  174,252  $  175,412  $  142,795  $   111,940  $   (75,662)
Less: Special items--principal
  reduction........................   $   5,013   $   81,572  $  106,206  $   84,743  $    68,319  $    69,147
                                     -----------  ----------  ----------  ----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items............................   $  45,012   $   92,680  $   69,206  $   58,052  $    43,621  $  (144,809)
                                     -----------  ----------  ----------  ----------  -----------  -----------
                                     -----------  ----------  ----------  ----------  -----------  -----------
Tax and distribution data per
  $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from
      operations...................   $      26   $      247  $      270  $      142  $        10  $      (449)
    Capital gain (loss)............   $       0   $        0  $        0  $      (92) $      (178) $      (342)
Cash distributions to Investors
  Source (on cash basis)
    Sales..........................   $       0   $        0  $        0  $        0  $         0  $       267
    Refinancing....................   $       0   $        0  $        0  $        0  $         0  $         0
    Operations.....................   $       2   $      177  $      228  $      228  $       228  $       128
    Other..........................   $       0   $        0  $        0  $        0  $         0  $         0

------------------------------
(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.
(2) TLP7 generally depreciated equipment on a straight line basis over ten years, even though the equipment was leased pursuant to a lease having a three to five year term. As a result, when a lease ended and the equipment was sold for residual value, in many cases the sale resulted in a tax loss because the sale price was less than the adjusted basis of the equipment. The loss of $92,261 in 1992 reflects such a tax loss that resulted from the sale of equipment that TLP7 took possession of in 1991 following the early termination of a lease.
(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                               TLP #8(1)
                                     --------------------------------------------------------------
                                      04-09-90                                           01-01-94
                                     TO 12-31-90     1991        1992         1993      TO 09-30-94
                                     -----------  ----------  -----------  -----------  -----------
Gross Revenues.....................   $ 282,731   $  821,754  $   475,321  $   418,859  $   177,850
Profit (loss) on sale of
  equipment(2).....................   $       0   $        0  $  (351,774) $  (154,322) $  (372,256)
Less: Operating Expenses...........   $  21,826   $   26,531  $    27,054  $    16,772  $    10,196
     Interest Expense..............   $  28,958   $   56,699  $    39,109  $    12,178  $         0
     Depreciation..................   $  78,386   $  175,511  $   108,398  $   196,959  $    52,029
     Write-offs of Syndication
      Costs and A/R................   $       0   $        0  $         0  $         0  $   231,437
                                     -----------  ----------  -----------  -----------  -----------
Net Income--Tax Basis..............   $ 153,561   $  563,013  $   (51,014) $    38,628  $  (488,068)
                                     -----------  ----------  -----------  -----------  -----------
                                     -----------  ----------  -----------  -----------  -----------
Cash generated from
  operations(3)....................   $ 231,947   $  738,524  $   409,158  $   389,909  $   167,654
Cash generated from sales..........   $       0   $        0  $    24,000  $     7,400  $   137,194
Cash generated from refinancing....   $       0   $        0  $         0  $         0  $         0
                                     -----------  ----------  -----------  -----------  -----------
Cash generated from operations,
  sales and refinancing............   $ 231,947   $  738,524  $   433,158  $   397,309  $   304,848
Less: Cash distributions to
  investors
      from operating cash flow.....   $  53,053   $  256,000  $   256,000  $   256,000  $   474,722
      from sales and refinancing...   $       0   $        0  $         0  $         0  $   137,194
      from other...................   $       0   $        0  $         0  $         0  $         0
                                     -----------  ----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions...............   $ 178,894   $  482,524  $   177,158  $   141,309  $  (307,068)
Less: Special items--principal
  reduction........................   $  61,507   $  103,803  $   203,565  $   138,901  $   138,901
                                     -----------  ----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items(4).........................   $ 117,387   $  378,721  $   (26,407) $     2,408  $  (445,969)
                                     -----------  ----------  -----------  -----------  -----------
                                     -----------  ----------  -----------  -----------  -----------
Tax and distribution data per
  $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from
      operations...................   $     127   $      467  $       (42) $        32  $      (405)
    Capital gain (loss)............   $       0   $        0  $      (292) $      (128) $      (309)
Cash distributions to Investors
  Source (on cash basis)
    Sales..........................   $       0   $        0  $         0  $         0  $       114
    Refinancing....................   $       0   $        0  $         0  $         0  $         0
    Operations.....................   $      44   $      212  $       212  $       212  $       394
    Other..........................   $       0   $        0  $         0  $         0  $         0

------------------------------
(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.
(2) TLP8 generally depreciated equipment on a straight line basis over ten years, even though the equipment was leased pursuant to a lease having a three to five year term. As a result, when a lease ended and the equipment was sold for residual value, in many cases the sale resulted in a tax loss because the sale price was less than the adjusted basis of the equipment. The loss of $351,774 in 1992 reflects such a tax loss that resulted from the sale of equipment that TLP8 took possession of in 1991 following the early termination of a lease.
(3) "Net Income (loss)--Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.
(4) Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   GAAP BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                     TIF IX(1)(2)
                                                  --------------------------------------------------
                                                   11-30-91
                                                  TO 12-31-91     1992         1993         1994
                                                  -----------  -----------  -----------  -----------
Gross Revenues..................................   $  27,892   $ 1,068,671  $ 2,759,468  $ 2,958,118
Profit (loss) on sale of equipment..............   $       0   $         0  $    94,003  $    38,445
Less: Operating Expenses........................   $  13,375   $   254,794  $   495,491  $   578,979
    Interest Expense............................   $     482   $   110,245  $   239,437  $   363,881
    Provision for possible lease losses.........   $       0   $         0  $         0  $   270,000
    Depreciation................................   $       0   $         0  $         0  $         0
    Impairment loss on Equipment................   $       0   $         0  $         0  $         0
                                                  -----------  -----------  -----------  -----------
Net Income--GAAP Basis..........................   $  14,035   $   703,632  $ 2,118,543  $ 1,783,703
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
Cash generated from operations..................   $  86,725   $ 1,969,307  $ 2,291,515  $ 1,435,986
Proceeds from termination of direct financing
  leases........................................   $       0   $         0  $ 2,291,412  $   379,489
Cash generated from refinancing.................   $       0   $         0  $         0  $         0
                                                  -----------  -----------  -----------  -----------
Cash generated from operations, sales and
  refinancing...................................   $  86,725   $ 1,969,307  $ 4,582,927  $ 1,815,475
Less: Cash distributions to investors
      from operating cash flow..................   $  14,550   $   710,834  $ 1,839,447  $ 2,040,210
      from sales and refinancing................   $       0   $         0  $         0  $         0
      from other................................   $       0   $         0  $         0  $         0
                                                  -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions.................................   $  72,175   $ 1,258,473  $ 2,743,480  $  (224,735)
      Less: Special items--principal reduction..   $       0   $   133,588  $         0  $ 1,121,243
                                                  -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions and special items...............   $  72,175   $ 1,124,885  $ 2,743,480  $(1,345,978)
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
Income Tax Reporting Basis
  Net income for income tax reporting
    purposes....................................   $  40,414   $  (238,776) $   679,003  $ 1,515,757
  Gain (loss) on sales of equipment.............   $       0   $       567  $    85,044  $   (34,565)
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations......   $      33   $       (22) $        40  $        89
    Gain (loss) on sale of Equipment............   $       0   $         0  $         5  $        (2)
Cash distributions to Investors
  Source (on GAAP basis)
    Sales.......................................   $       0   $         0  $         0  $         0
    Refinancing.................................   $       0   $         0  $         0  $         0
    Operations..................................   $      12   $        65  $       108  $       120
    Other.......................................   $       0   $         0  $         0  $         0

--------------------------

(1) This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of September, 1997 is 100.00%.

(3) Tax information not available at this time.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   GAAP BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                            TIF IX(1)(2)
                                                  -----------------------------------------------------------------
                                                                                            1998      JUNE 30, 1999
                                                                                         (LIQUIDATION (LIQUIDATION
                                                     1995         1996         1997        BASIS)        BASIS)
                                                  -----------  -----------  -----------  -----------  -------------
Gross Revenues..................................  $ 2,933,329  $ 2,875,262  $ 2,118,987     393,212(4)      --
Profit (loss) on sale of equipment..............  $    23,355  $   413,880  $   505,834       8,808(4)      --
Less: Operating Expenses........................  $   630,062  $   574,268  $   503,786     150,114(4)      --
    Interest Expense............................  $   432,197  $   492,210  $   163,677      16,817(4)      --
    Provision for possible lease losses.........  $    94,156  $   577,931  $ 1,801,233      64,117(4)      --
    Depreciation................................  $   150,540  $   286,526  $   262,751      65,400(4)      --
    Impairment loss on Equipment................  $         0  $   350,000  $   113,847      10,855(4)      --
                                                  -----------  -----------  -----------  -----------  -------------
Net Income--GAAP Basis..........................  $ 1,649,729  $ 1,008,207  $   220,095      94,123(4)      --
                                                  -----------  -----------  -----------  -----------  -------------
                                                  -----------  -----------  -----------  -----------  -------------
Cash generated from operations..................  $ 1,830,610  $ 1,803,251  $ 1,548,777     799,786        (86,609)
Proceeds from termination of direct financing
  leases........................................  $   416,768  $ 6,874,524  $ 4,303,734   9,082,927        498,550
Cash generated from refinancing.................  $         0  $         0  $         0           0              0
                                                  -----------  -----------  -----------  -----------  -------------
Cash generated from operations, sales and
  refinancing...................................  $ 2,247,378  $ 8,677,775  $ 5,852,511   9,882,713        411,941
Less: Cash distributions to investors
      from operating cash flow..................  $ 2,040,208  $ 2,065,823  $ 2,061,174     799,786        --
      from sales and refinancing................  $         0  $         0  $         0   7,695,333        498,550
      from other................................  $         0  $         0  $         0           0        408,582
                                                  -----------  -----------  -----------  -----------  -------------
Cash generated (deficiency) after cash
  distributions.................................  $   207,170  $ 6,611,952  $ 3,791,337   1,387,594       (495,191)
      Less: Special items--principal reduction..  $         0  $ 3,437,296  $ 1,855,082           0              0
                                                  -----------  -----------  -----------  -----------  -------------
Cash generated (deficiency) after cash
  distributions and special items...............  $   207,170  $ 3,174,656  $ 1,936,255   1,387,594       (495,191)
                                                  -----------  -----------  -----------  -----------  -------------
                                                  -----------  -----------  -----------  -----------  -------------
Income Tax Reporting Basis
  Net income for income tax reporting
    purposes....................................  $ 1,267,314  $ 2,687,332  $ 1,520,193     359,302               (3)
  Gain (loss) on sales of equipment.............  $  (635,945) $(3,475,641) $   796,932     733,655               (3)
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations......  $        75  $       158           90          21               (3)
    Gain (loss) on sale of Equipment............  $       (37) $      (205)          47          43               (3)
Cash distributions to Investors
  Source (on GAAP basis)
    Sales.......................................  $         0  $         0  $         0         455             30
    Refinancing.................................  $         0  $         0  $         0      --            --
    Operations..................................  $       120  $       122  $       122          47        --
    Other.......................................  $         0  $         0  $         0      --                 24

--------------------------

(1) This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of September, 1997 is 100.00%.

(3) Tax information not available at this time.

(4) Income and expense items are reported for the three months ended March 31, 1998. In accordance with GAAP, the Partnership began use of the liquidation basis of accounting effective in the second quarter of 1998.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   GAAP BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                  TIF X(1)(2)
                                                                     -------------------------------------
                                                                      08-27-93
                                                                     TO 12-31-93     1994         1995
                                                                     -----------  -----------  -----------
Gross Revenues.....................................................   $ 136,896   $ 2,240,714  $ 3,751,290
Profit (loss) on sale of equipment.................................   $       0   $    20,306  $    77,143
Less: Operating Expenses...........................................   $  51,378   $   388,920  $   605,211
     Interest Expense..............................................   $       0   $   216,665  $   672,512
     Provision for possible lease losses...........................   $       0   $   360,000  $   828,911
     Depreciation..................................................   $       0   $         0  $   170,646
     Impairment loss on Equipment..................................   $       0   $         0  $         0
                                                                     -----------  -----------  -----------
Net Income--GAAP Basis.............................................   $  85,518   $ 1,295,435  $ 1,551,153
                                                                     -----------  -----------  -----------
                                                                     -----------  -----------  -----------
Cash generated from operations.....................................   $ 158,914   $ 1,643,652  $ 2,566,020
Proceeds from termination of direct financing leases...............   $       0   $   201,125  $   837,182
Cash generated from refinancing....................................   $       0   $         0  $         0
                                                                     -----------  -----------  -----------
Cash generated from operations, sales and refinancing..............   $ 158,914   $ 1,844,777  $ 3,403,202
Less: Cash distributions to investors
      from operating cash flow.....................................   $ 104,880   $ 1,416,600  $ 2,427,345
      from sales and refinancing...................................   $       0   $         0  $         0
      from other...................................................   $       0   $         0  $         0
                                                                     -----------  -----------  -----------
Cash generated (deficiency) after cash distributions...............   $  54,034   $   288,786  $   960,510
      Less: Special items--principal reduction.....................   $       0   $         0  $         0
                                                                     -----------  -----------  -----------
Cash generated (deficiency) after cash distributions and special
  items............................................................   $  54,034   $   288,786  $   960,510
                                                                     -----------  -----------  -----------
                                                                     -----------  -----------  -----------
Income Tax Reporting Basis
  Net income for income tax reporting purposes.....................   $   6,473   $  (624,998) $  (949,880)
  Gain (loss) on sales of equipment................................   $       0   $    42,853  $   142,416
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations.........................   $       1   $       (28) $       (42)
    Gain (loss) on sale of Equipment...............................   $       0   $         2  $         6
Cash distributions to Investors
  Source (on GAAP basis)
    Sales..........................................................   $       0   $         0  $         0
    Refinancing....................................................   $       0   $         0  $         0
    Operations.....................................................   $      17   $        69  $       108
    Other..........................................................   $       0   $         0  $         0

--------------------------

(1) This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of September, 1997 is 100.00%.

(3) Tax information not available at this time.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   GAAP BASIS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                     TIF X(1)(2)
                                                   ------------------------------------------------
                                                      1996         1997         1998       6-30-99
                                                   -----------  -----------  -----------  ---------
Gross Revenues...................................  $ 3,444,271  $ 2,960,183    2,034,084    854,878
Profit (loss) on sale of equipment...............  $   260,706  $    85,520      768,583     30,609
Less: Operating Expenses.........................  $   709,592  $   651,244      623,805    257,649
     Interest Expense............................  $   692,863  $   407,538      261,211     85,006
     Provision for possible lease losses.........  $ 1,092,551  $ 3,628,090      199,060     76,954
     Depreciation................................  $   392,774  $    51,031            0          0
     Impairment loss on Equipment................  $   621,000  $   205,693       54,224          0
                                                   -----------  -----------  -----------  ---------
Net Income--GAAP Basis...........................  $   196,197  $(1,897,893)   1,664,367    465,878
                                                   -----------  -----------  -----------  ---------
                                                   -----------  -----------  -----------  ---------
Cash generated from operations...................  $ 1,938,010  $ 1,595,449    2,033,964     59,073
Proceeds from termination of direct financing
 leases..........................................  $ 5,297,671  $ 1,479,121   10,737,743    382,017
Cash generated from refinancing..................  $         0  $         0            0          0
                                                   -----------  -----------  -----------  ---------
Cash generated from operations, sales and refi-
 nancing.........................................  $ 7,235,681  $ 3,074,570   12,771,707    441,090
Less: Cash distributions to investors
      from operating cash flow...................  $ 2,456,178  $ 2,545,969    2,033,964     59,073
      from sales and refinancing.................  $         0  $         0      419,103    382,017
      from other.................................  $         0  $         0            0    795,710
                                                   -----------  -----------  -----------  ---------
Cash generated (deficiency) after cash distribu-
 tions...........................................  $ 4,793,261  $   528,601   10,318,640   (795,710)
      Less: Special items--principal reduction...  $ 3,811,544  $         0    5,922,601          0
                                                   -----------  -----------  -----------  ---------
Cash generated (deficiency) after cash distribu-
 tions and special items.........................  $   981,717  $   528,601    4,396,039   (795,710)
                                                   -----------  -----------  -----------  ---------
                                                   -----------  -----------  -----------  ---------
Income Tax Reporting Basis
  Net income for income tax reporting purposes...  $(1,135,380) $   331,231   (2,003,676)          (3)
  Gain (loss) on sales of equipment..............  $(1,284,298) $  (630,207)   1,372,469           (3)
Tax and distribution data per $1,000 invested:
  Federal income tax results:
    Ordinary income (loss) from operations.......  $       (50) $        15          (89)          (3)
    Gain (loss) on sale of Equipment.............  $       (57) $       (28)          61           (3)
Cash distributions to Investors
  Source (on GAAP basis)
    Sales........................................  $         0  $         0           19         17
    Refinancing..................................  $         0  $         0            0          0
    Operations...................................  $       108  $       113           91          3
    Other........................................  $         0  $         0            0         36

--------------------------

(1) This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of September, 1997 is 100.00%.

(3) Tax information not available at this time.

                                    TABLE IV

                         RESULTS OF COMPLETED PROGRAMS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

PROGRAM NAME                                             TLP #1       TLP #2      TLP #3     TLP #4
-----------------------------------------------------  -----------  -----------  ---------  ---------
Dollar Amount Raised(1)..............................  $ 1,363,500  $ 1,383,700  $ 282,828  $ 393,939
Date of Closing of Offering..........................     12/31/86     12/31/87   03/04/88   05/03/88
Date of First Sale of Equipment......................     10/01/90     10/01/90   03/01/92   10/01/92
Date of Final Sale of Equipment......................     10/01/90     09/01/93   08/01/92   10/01/92

Tax and Distribution Data per $1,000

  Federal Income Tax Results:

    Ordinary income (loss)
      --from operations..............................  $       214  $       692  $   1,036  $     964
      --from recapture...............................  $         0  $         0  $       0  $       0

    Capital Gain (loss)..............................  $        31  $      (279) $    (541) $    (527)

    Deferred Gain
      Capital........................................  $         0  $         0  $       0  $       0
      Ordinary.......................................  $         0  $         0  $       0  $       0

  Cash Distributions to Investors

    Source (on GAAP basis)
      --Investment Income............................  $       224  $       422  $     504  $     446
      --Return of Capital............................  $     1,000  $     1,000  $   1,000  $   1,000

    Source (on cash basis)
      --Sales........................................  $         0  $        27  $     165  $     203
      --Refinancing..................................  $         0  $         0  $       0  $       0
      --Operations...................................  $     1,224  $     1,095  $   1,339  $   1,243
      --Other........................................  $         0  $       300  $       0  $       0

Receivable on Net Purchase Money Financing

--------------------------

(1) Includes general partner purchase of 1% of amount raised from investors.

                         RESULTS OF COMPLETED PROGRAMS

          NOTE: PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

PROGRAM NAME                                            TLP #5      TLP #6      TLP #7       TLP #8
----------------------------------------------------  -----------  ---------  -----------  -----------
Dollar Amount Raised(1).............................  $ 1,010,000  $ 479,750  $ 1,010,000  $ 1,217,050
Date of Closing of Offering.........................     02/28/89   07/14/89     02/21/90     02/07/91
Date of First Sale of Equipment.....................     10/01/92   12/01/96     09/01/92     01/01/93
Date of Final Sale of Equipment.....................     03/01/94   12/01/96     09/01/93     11/01/93

Tax and Distribution Data per $1,000

  Federal Income Tax Results:

    Ordinary income (loss)
      --from operations.............................  $       751  $     846  $       859  $       908
      --from recapture..............................  $         0  $       0  $         0  $         0

    Capital Gain (loss).............................  $        31  $    (279) $      (541) $      (527)

    Deferred Gain
      Capital.......................................  $         0  $       0  $         0  $         0
      Ordinary......................................  $         0  $       0  $         0  $         0

  Cash Distributions to Investors

    Source (on GAAP basis)
      --Investment Income...........................  $       224  $     422  $       504  $       446
      --Return of Capital...........................  $     1,000  $   1,000  $     1,000  $     1,000

    Source (on cash basis)
      --Sales.......................................  $         0  $      27  $       165  $       203
      --Refinancing.................................  $         0  $       0  $         0  $         0
      --Operations..................................  $     1,224  $   1,095  $     1,339  $     1,243
      --Other.......................................  $         0  $     300  $         0  $         0

Receivable on Net Purchase Money Financing

--------------------------

(1) Includes general partner purchase of 1% of amount raised from investors.

                                    TABLE V
       SALES OR DISPOSITION OF EQUIPMENT BY PUBLIC PROGRAM SINCE 01/01/94

                                                                                                            NET NOTES/
                                                                                            NET CASH          NONCASH
                                                                               NET        PROCEEDS FROM    PROCEEDS FROM
                                                                            INVESTMENT   TERMINATION OF   TERMINATION OF
                                                                            IN DIRECT        DIRECT           DIRECT
                                                  DATE         YEAR OF      FINANCING       FINANCING        FINANCING
PARTNERSHIP            DESCRIPTION              ACQUIRED     DISPOSITION      LEASES         LEASES           LEASES
-----------  --------------------------------  -----------  -------------  ------------  ---------------  ---------------
    TIF IX        Telecommunication Equipment     Various          1994    $    341,044   $     379,489    $           0
    TIF IX        Telecommunication Equipment     Various          1995    $    393,413   $     416,768    $           0
    TIF IX        Telecommunication Equipment     Various          1996    $ 12,361,660   $   6,874,524    $   5,901,016
    TIF IX        Telecommunication Equipment     Various          1997    $  3,797,900   $   4,303,734    $           0
    TIF IX        Telecommunication Equipment     Various          1998    $  9,074,119   $   9,082,927    $           0
     TIF X        Telecommunication Equipment     Various          1994    $    180,819   $     201,125    $           0
     TIF X        Telecommunication Equipment     Various          1995    $    760,039   $     837,182    $           0
     TIF X        Telecommunication Equipment     Various          1996    $ 10,779,201   $   5,297,671    $   5,742,236
     TIF X        Telecommunication Equipment     Various          1997    $  1,393,601   $   1,479,121    $           0
     TIF X        Telecommunication Equipment     Various          1998    $ 12,601,050   $  10,737,743    $   2,631,890


             NET PROCEEDS FROM
              TERMINATION OF                    FEDERAL
             DIRECT FINANCING   GAAP GAIN/      TAXABLE
PARTNERSHIP       LEASES          (LOSS)      GAIN/(LOSS)
-----------  -----------------  -----------  --------------
    TIF IX     $     379,486     $  38,445    $    (34,565)
    TIF IX     $     416,768     $  23,355    $   (635,945)
    TIF IX     $  12,775,540     $ 413,880    $ (3,475,641)
    TIF IX     $   4,303,734     $ 505,834    $    796,932
    TIF IX     $   9,082,927     $   8,808    $    733,655
     TIF X     $     201,125     $  20,306    $     42,853
     TIF X     $     837,182     $  77,143    $    142,416
     TIF X     $  11,039,907     $ 260,706    $ (1,284,298)
     TIF X     $   1,479,121     $  85,520    $   (630,207)
     TIF X     $  13,369,633     $ 768,583    $  1,372,469

               THE DATE OF THIS PROSPECTUS IS DECEMBER 23, 1997
                                   $25,000,000

                       TELECOMMUNICATIONS INCOME FUND XI, L.P.
                             AN IOWA LIMITED PARTNERSHIP
                                   $1,000 Per Unit
                       A Minimum of 1,200 Units ($1,200,000) of
                             Limited Partnership Interest
                        Minimum Investment:  2 Units ($2,000)

    Telecommunications Income Fund XI, L.P., is a newly organized Iowa limited partnership (the "Partnership"). The General Partner of the Partnership is Berthel Fisher & Company Leasing, Inc., an Iowa corporation (the "General Partner"). The Partnership hereby offers a minimum of $1,200,000 and a maximum of $25,000,000 in units of limited partnership interest in the Partnership ("Units") for sale to prospective investors in the Partnership ("Limited Partners") by means of this Prospectus.

    The Partnership intends to use the Net Proceeds of this offering to acquire Equipment to be leased to unaffiliated third parties and to acquire other Program Assets. The Partnership intends that a major percentage of the Equipment acquired by the Partnership will be telecommunication equipment. See "Investment Objectives and Policies." The Partnership has been formed primarily for income-oriented investment purposes. Most of its income is expected to be "passive activity income". THERE CAN BE NO ASSURANCE THAT ANY OF THE PARTNERSHIP'S OBJECTIVES WILL BE ACHIEVED OR THAT ANY SPECIFIC LEVEL OF CASH DISTRIBUTIONS CAN OR WILL BE ATTAINED. See "Risk Factors," "Investment Objectives and Policies" and "Tax Consequences."

    THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES CERTAIN MATERIAL RISKS. See "RISK FACTORS." The most significant risk factors to be considered by an investor are:

    - Limited Partners must rely solely on the General Partner. There are conflicts of interest between the Partnership and the General Partner.

    - Program Assets to be acquired by the Partnership are unspecified.

    - The Partnership has no operating history.

    - The General Partner is entitled to substantial fees which will be received regardless of whether Limited Partners receive a return of their investment.

    - It is not certain that investors will ever receive their own money back or that cash distributions will ever be made. Cash distributions may include a return of capital.

    - Lessees may default on leases or become bankrupt.

    - Use of leverage to purchase Program Assets will increase the Partnership's need for cash flow to meet debt service requirements.

    - There are significant restrictions on the transferability of Units, and it is not anticipated that an active market will ever develop for Units.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
                                        Price to    Selling       Proceeds to
                            Units        Public   Commissions(1) Partnership(2)
                           -------   -----------  -----------    -----------
Per Unit...............      ---          $1,000          $90           $910
Total Minimum(3).......     1,200     $1,200,000     $108,000     $1,092,000
Total Maximum(4).......    25,000    $25,000,000   $2,250,000    $22,750,000
-------------------------------------------------------------------------------
                      (See Notes to the Table on following page)
                                                 (Cover continued on next page)

              THE DATE OF THIS PROSPECTUS IS DECEMBER 23, 1997.

    If all of the Selected Selling Agent Fees are paid to the Managing Sales Agent, then Front End Fees paid to the General Partner and affiliates of the General Partner will be: (a) 13.1% of Gross Proceeds assuming no borrowing ($157,429 if the Minimum is sold and $3,279,762 if the Maximum is sold; and (b) 10.7% of Gross Proceeds and borrowings assuming maximum borrowing ($180,058 if the Minimum is sold and $3,751,191 if the Maximum is sold. After paying all fees and expenses and establishing reserves, if the Minimum of Units is sold and the maximum is borrowed, it is estimated that $965,942 of Net Proceeds will be invested in Program Assets, and if the Maximum of Units is sold and the maximum is borrowed, it is estimated that $20,123,809 of Net Proceeds will be invested in Program Assets. AFTER DEDUCTION OF ALL FRONT END FEES, ESTABLISHING A RESERVE AND ASSUMING THE PARTNERSHIP BORROWS THE MAXIMUM (40.0% OF GROSS PROCEEDS), 80.5% OF THE LIMITED PARTNERS' INVESTMENT WILL BE AVAILABLE AS NET PROCEEDS FOR INVESTMENT BY THE PARTNERSHIP.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

(1) The Units in the Partnership are being offered through Berthel Fisher & Company Financial Services, Inc. ("Financial Services"), an affiliate of the General Partner, as Managing Sales Agent. Financial Services will in turn engage other broker-dealers who are members of the National Association of Securities Dealers, Inc. as Selected Sales Agents to offer to sell the Units. The Managing Sales Agent will receive a Fee of 9.0% of Gross Proceeds of the Offering, payable by the Partnership. Out of such amount, the Managing Sales Agent will pay a fee to Selected Sales Agents of 6.0% of the Gross Proceeds from Units sold by the Selected Sales Agents (6.5% to Selected Sales Agents who sell more than $1,000,000 of Units). See "Compensation of the General Partner and Affiliates" and "Plan of Distribution."

(2) Does not take into account Organizational and Offering Expenses payable by the Partnership. See "Estimated Use of Proceeds."

(3) The minimum does not include Units purchased by the General Partner or Affiliates.

(4) The maximum includes Units purchased by the General Partner or Affiliates.

    The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

    Until the minimum Gross Proceeds of $1,200,000 have been raised, payments made by subscribers will be held by an Escrow Agent. See "Payment for Units" under "Plan of Distribution."

    THE PARTNERSHIP WILL UTILIZE THIS PROSPECTUS TO MAKE OFFERS AND SOLICITATIONS ONLY IN STATES IN WHICH THE PARTNERSHIP HAS MADE APPROPRIATE FILINGS OR OTHERWISE COMPLIED WITH STATE LAW. THE USE OF FORECASTS IN CONNECTION WITH THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTION, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

    INVESTORS ARE REQUIRED TO REPRESENT THAT THEY MEET THE OFFERING'S SUITABILITY STANDARDS AND THAT THEY ARE PURCHASING FOR INVESTMENT AND NOT FOR RESALE.

    PROSPECTIVE INVESTORS ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE PROSPECTUS, WHICH CONTAINS A COMPLETE COPY OF THE FORM OF PARTNERSHIP AGREEMENT, AND WHICH IS ACCOMPANIED BY ANY CURRENT SUPPLEMENT.

                                    [LOGO]

     BERTHEL FISHER & COMPANY LEASING, INC. INVITES YOU TO JOIN US
     AS AN INVESTOR IN THE EXPANDING MARKET FOR EQUIPMENT LEASING.
       TELECOMMUNICATIONS INCOME FUND XI (TIF XI) IS THE ELEVENTH
              LIMITED PARTNERSHIP WE'VE OFFERED SINCE 1986.
-------------------------------------------------------------------------------
INVESTING IN THE PARTNERSHIP
- TIF XI will invest primarily in telecommunications equipment for lease.
- TIF XI will also invest in general equipment for emerging growth markets.
- Leases will be full payout.

LEASING IS BIG BUSINESS
Leasing is one of the largest equipment financing options in the United
States.
   Lease benefits are as follows:
     - 100% financing
     - Cash conservation
     - Tax advantages
     - Inflation hedge
     - Cash flow improvements

TELECOMMUNICATIONS LEASING MARKET
- The expanding telecommunications industry is an established market for equipment leasing.
- Lease rates for telecommunications equipment are competitive and affordable for the expanding industry.
- Deregulation of the telephone industry has allowed private companies to enter the pay telephone and call processing business.
  - Private companies acquire equipment via full payout leases.
  - Each lease request is evaluated upon the private company's creditworthiness.
  - Pay telephone and call processing equipment generate income that repays the lease.
  - Revenues are generally collected by independent billing companies and in many cases are paid direct to the Lessor.

GENERAL LEASING MARKET
- The General Partner has identified special markets for general equipment leasing.
- Growth markets are emerging businesses with limited access to capital.
- Examples of general equipment required by companies identified as growth markets:
  - Automated Teller Machines (ATM)
  - Cash Dispensing Machines
  - Durable home medical equipment
  - Manufacturing equipment
  - Retail point of sales systems
- The General Partner anticipates that equipment other than telecommunications equipment will make up a small portion of the portfolios.

FULL PAYOUT LEASES
- Full payout leases are a conservative approach to equipment leasing.
- Full payout leases return the original cost of the equipment plus a return on invested funds.
- At lease end the partnership owns the equipment and can sell or release the equipment.
- Leases are noncancellable for the entire term of the lease.

[GRAPHIC DESCRIBING PROCESS BY WHICH INVESTORS MAKE CAPITAL CONTRIBUTIONS AND RECEIVE DISTRIBUTIONS, THE PARTNERSHIP MAKES INVESTMENTS IN LEASED EQUIPMENT AND COLLECTS LEASE REVENUE, AND THE GENERAL PARTNER MANAGES THE FUND AND ORIGINATES LEASES. PHOTOGRAPHS OF CROWD OF PEDESTRIANS, THE OFFICE OF THE GENERAL PARTNER, THE LOGO OF THE PARTNERSHIP, AND THREE ITEMS OF TYPICAL LEASE EQUIPMENT]

                                    [LOGO]

                             THE TIF XI ADVANTAGES
-------------------------------------------------------------------------------

[GRAPHIC OF STAR WITH THE FOLLOWING FIVE ITEMS OF TEXT AT THE POINTS]

SUBORDINATED MANAGEMENT FEE
Investors will receive a return before the General Partner receives its management fee.

MONTHLY DISTRIBUTIONS
Cash payments are expected to be paid monthly to investors, but distributions are at the discretion of the General Partner, and there is no assurance that they will be made. Distributions may include a return of capital.

FULL PAYOUT LEASES
Leases pay back the full cost of equipment plus a return on invested funds.

80/20 PROFIT SPLIT
After the Investors receive their original investment plus a 9.6% annual return, calculated during the Operating Phase, 80% of the profits will be returned to investors, and 20% to the General Partner.

TAX-DEFERRED INCOME
A portion of the income on certain leases will be tax-deferred through equipment depreciation.


                                OFFERING SUMMARY
-------------------------------------------------------------------------------
TYPE OF OFFERING:
Publicly registered Leasing Income Fund.

OFFERING SIZE:
Minimum - $1,200,000
Maximum - $25,000,000

UNIT SIZE:
$1,000

MINIMUM PURCHASE
$2,000

GENERAL PARTNER:
Berthel Fisher & Company Leasing, Inc.

PRIOR PROGRAMS:
Eight private placements and two publicly registered programs.

ALLOCATION OF CASH FLOW:
The Partnership Agreement provides that after distributions to the Limited Partners equal their original investment plus a 9.6% return, calculated during the Operating Phase, subsequent profits at liquidation will be split 80/20, with Limited Partners receiving 80% and the General Partner 20%.

CASH DISTRIBUTIONS:
Distributions during the Operating Phase will be paid monthly. Distributions are at the discretion of the General Partner and there is no assurance that they will be made. Distributions may include a return of capital.

LENGTH OF INVESTMENT:
The Liquidation Phase will begin 3.5 to 5 years after closing of offering.

PARTNERSHIP OBJECTIVES:
- Preserve capital
- Maximize current income
- Reinvest all available cash in new leases.
- Maximize residual values.

PARTNERSHIP BORROWING:
Maximum leverage of 40%.

TYPES OF LEASED EQUIPMENT:
- Telecommunications systems
- Call Processing systems
- Pay telephones
- PBX systems
- ATM systems
- Miscellaneous income-producing general equipment

TAX DEFERRAL:
Tax on distributions may be deferred through the use of accelerated depreciation.

PASSIVE INCOME:
TIF XI is a passive income generator.

INVESTOR REPORTING:
- Welcome letter and certificate confirming participation in TIF XI
- Quarterly reports
- Annual reports audited by an independent public accounting firm
- Tax information (schedule K-1)

                        TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
SUMMARY OF THE OFFERING AND THE PARTNERSHIP...............................     7
    Risk Factors..........................................................     7
    Estimated Use of Proceeds.............................................     8
    Compensation of The General Partner And Affiliates....................     9
    Conflicts of Interest.................................................     9
    Tax Consequences......................................................    10
         Tax Status of the Partnership....................................    10
         Publicly Traded Partnerships.....................................    10
         Passive Activity Income Tax Rules................................    10
    Management............................................................    10
    Prior Experience of The General Partner And Affiliates................    10
    Investment Objectives And Policies....................................    11
    Equipment Acquisitions................................................    12
    Cash Distributions And Redemption.....................................    12
         Operating Distributions..........................................    12
         Distributions on Liquidation and Winding Up......................    12
         Redemptions......................................................    13
RISK FACTORS..............................................................    13
    Risks of Equipment Ownership And Leasing..............................    13
    Partnership And Business Risks........................................    15
    Federal Income Tax Risks..............................................    17
INVESTOR SUITABILITY STANDARDS............................................    19
ESTIMATED USE OF PROCEEDS.................................................    21
COMPENSATION OF THE GENERAL PARTNER AND AFFILIATES........................    22
CONFLICTS OF INTEREST.....................................................    27
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER...........................    31
TAX MATTERS...............................................................    32
    Brief Summary of Material Tax Consequences of Investment..............    32
    Tax Consequences......................................................    33
EMPLOYEE BENEFIT PLANS....................................................    50
MANAGEMENT................................................................    52
    The Partnership.......................................................    53
    The General Partner and Its Affiliates................................    53
    Executive Officers of the General Partner.............................    54
    Directors of the General Partner......................................    55
    Operation of the General Partner......................................    56
PRIOR EXPERIENCE OF THE GENERAL PARTNER AND AFFILIATES....................    56
    General...............................................................    56
    Differences Between the Partnership and Other Public and Private
     Programs.............................................................    58
    Information Regarding Private Programs................................    58
INVESTMENT OBJECTIVES AND POLICIES........................................    59
    General...............................................................    59
    Types of Equipment to be Acquired.....................................    60
    Telecommunications Industry in General................................    61
    Telecommunications Equipment Market Factors...........................    61
    Telecommunications Equipment Residual Values..........................    62
    Acquisition Policies and Procedures...................................    62
    Temporary Investments; Return of Uninvested Net Proceeds..............    64
    Leases................................................................    64

    Financing.............................................................    66
    Working Capital Reserves..............................................    68
    Sales of Lease Receivables and Residual Values........................    68
    Sale of Equipment.....................................................    69
    Demand for Equipment..................................................    69
EQUIPMENT ACQUISITIONS....................................................    70
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT..............................    70
    Partnership Capital...................................................    71
    Partnership Allocations...............................................    71
    Voting Rights of Limited Partners.....................................    71
    Liability of Partners to Third Parties................................    72
    Exculpation and Indemnification of the General Partner................    72
    Withdrawal or Removal of the General Partner..........................    73
    Dissolution and Liquidation...........................................    73
    Amendment.............................................................    74
    Appointment of the General Partner as Attorney-in-Fact................    74
    Principal Office of the Partnership...................................    74
    Applicable Law........................................................    74
    Transferability of Units..............................................    74
    Roll-up Protection....................................................    76
CASH DISTRIBUTIONS AND REDEMPTIONS........................................    76
    Cash Distributions....................................................    76
    Redemption of Units...................................................    79
    Liquidation Policies..................................................    80
REPORTS TO LIMITED PARTNERS...............................................    81
MAINTENANCE OF RECORDS....................................................    82
CAPITALIZATION............................................................    83
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...............    83
    Liquidity and Capital Resources.......................................    83
    Operations............................................................    84
PLAN OF DISTRIBUTION......................................................    85
    Introduction..........................................................    85
    Broker-Dealers and the Selling Agreements.............................    85
    The Offering of Units.................................................    86
    Admission of Limited Partners.........................................    86
    Cancellation of Offering..............................................    87
    Subscription for Units................................................    87
    Payment for Units.....................................................    88
SUMMARY OF PROMOTIONAL AND SALES MATERIAL.................................    88
EXPERTS...................................................................    89
LEGAL MATTERS.............................................................    89
ADDITIONAL INFORMATION....................................................    90
FINANCIAL STATEMENTS OF THE PARTNERSHIP AND THE GENERAL PARTNER...........    91
GLOSSARY..................................................................   114

EXHIBIT "A" - AGREEMENT OF LIMITED PARTNERSHIP............................   A-1
EXHIBIT "B" - SUBSCRIPTION AGREEMENT......................................   B-1
EXHIBIT "C" - TABULAR INFORMATION CONCERNING PRIOR TRANSACTIONS...........   C-1
EXHIBIT "D" - NOTICE TO CALIFORNIA INVESTORS..............................   D-1

-------------------------------------------------------------------------------
                     SUMMARY OF THE OFFERING AND THE PARTNERSHIP
-------------------------------------------------------------------------------



    The Partnership is an equipment leasing program. The principal office of the Partnership is located at 100 Second Street, SE, Cedar Rapids, Iowa 52401. The Partnership's phone number is (319) 365-2506. The principal investment objective of the Partnership is to obtain the maximum available economic return from its Investment in Program Assets. The Partnership intends to purchase Equipment and lease it to unaffiliated third parties, with a view toward generating Cash Flow during its Operating Phase, making Operating Distributions, reinvesting undistributed Cash Flow from operations in additional Equipment for lease, and maximizing the residual values of Equipment upon sale.

    The following is a summary of the pertinent facts and highlights from the material contained in this Prospectus. The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Prospectus.

                                   I.  RISK FACTORS

    The purchase of Units involves risks. Prospective investors should carefully review the section entitled "Risk Factors" before purchasing Units. The material risks of an investment in the Partnership are summarized as follows:

    - INVESTORS CANNOT TAKE PART IN MANAGEMENT OF THE PARTNERSHIP AND MUST RELY SOLELY ON THE GENERAL PARTNER. Limited Partners cannot take an active role in management and must rely solely upon the General Partner for management of the Partnership.

    - EQUIPMENT TO BE PURCHASED WITH NET PROCEEDS AND THE LESSEES OF SUCH EQUIPMENT ARE UNSPECIFIED AND CANNOT BE ASSESSED BY INVESTORS. No Equipment has been identified by the Partnership for purchase, and no lessees have been identified. Accordingly, investors are unable to assess for themselves the exact nature of Equipment that will be purchased by the Partnership or the quality of lessees.

    - THE PARTNERSHIP HAS NO OPERATING HISTORY. The Partnership is newly formed and has no operating history. However, the officers and directors of the General Partner also serve or have served as general partners, officers or directors of affiliates of the General Partner which are currently operating or have operated leasing businesses. See "Prior Experience of the General Partner and Affiliates" and Exhibit C - "Tabular Information Concerning Prior Transactions."

    - GENERAL PARTNER ENTITLED TO FEES. The General Partner is entitled to substantial fees which it will receive regardless of whether Limited Partners receive a return of their investment.

    - LIMITED PARTNERS MAY NOT RECEIVE A RETURN. It is not certain either that Limited Partners will ever receive their own money back or that they will receive a return on their investment. Cash Distributions made during the Operating Phase may include a return of the Limited Partners' own money.

    - LESSEES MAY DEFAULT OR BECOME BANKRUPT. Lessees may default on the obligations under a lease or become bankrupt. If the Partnership cannot re-lease or sell the Equipment, the Partnership will experience a loss of anticipated revenues. Such defaults or bankruptcies will result in a reduction of distributions to Limited Partners.

    - THERE MAY BE INSUFFICIENT REVENUE TO MEET DEBT SERVICE WHEN LEVERAGE IS USED. The use of leverage increases the risk of an investment in the Partnership because it requires the Partnership to meet debt repayment requirements even though the lease of Equipment purchased with the debt may fail or produce insufficient revenue to meet the debt service obligations. The General Partner intends to borrow the maximum of 40.0% of the Gross Proceeds ($10,000,000 if the Maximum of $25,000,000 of Units is sold).

    - NO PUBLIC MARKET FOR UNITS. There is no public market for the Units, and it is not likely that a market will develop. The Units are subject to restrictions on transfer and can only be transferred in conformity with the Partnership Agreement and in compliance with applicable law.

    - THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR TAX PURPOSES MAY BE CHALLENGED. The availability of any tax benefits of investing in the Partnership is dependent upon the classification of the Partnership as a partnership, and not as an association taxable as a corporation. The IRS may challenge the Partnership's classification as a partnership.

    - ADVERSE TAX CONSEQUENCES WILL RESULT IF PARTNERSHIP IS TREATED AS "PUBLICLY TRADED". The treatment of the Partnership by the IRS as a publicly traded partnership will have significant adverse effects on investors.

    - EQUIPMENT MAY RAPIDLY DECLINE IN VALUE. Equipment purchased by the Partnership may rapidly decline in value, thereby impairing the General Partner's ability to obtain Residual Value.

    - PARTNERSHIP MAY PURCHASE EQUIPMENT FROM A MANUFACTURER IN WHICH AFFILIATE OWNS AN INTEREST. An Affiliate of the General Partner owns approximately 6.2% of Intellicall, Inc., one of several manufacturers from which the Partnership will acquire Equipment. The General Partner has a conflict of interest that could result in the General Partner making credit and leasing decisions to benefit that manufacturer.

    - EMERGING GROWTH COMPANIES MAY BE WEAK LESSEES. The Partnership may enter into leases with emerging growth companies. These leases involve a higher degree of risk than leases with established companies.

                            II.  ESTIMATED USE OF PROCEEDS

    If the minimum number of Units is sold and the maximum (40.0% of Gross Proceeds) is borrowed, it is estimated that 19.5% of the Gross Proceeds will be used to pay fees and expenses and for reserves, and 80.5% will be used to acquire Program Assets. If the maximum number of Units is sold and the maximum (40.0% of Gross Proceeds) is borrowed, it is estimated that 19.5% of the Gross Proceeds will be used to pay fees and expenses and for reserves, and 80.5% will be used to acquire Program Assets. See Table I of Exhibit C - Tabular Information Concerning Prior Transactions, for information regarding the Managing Sales Agent's history of not raising the maximum offering size for transactions greater than $1,000,000. See "Estimated Use of Proceeds."

    The Partnership will pay Front End Fees (fees and expenses incurred by the Partnership in connection with the organization of the Partnership, the offering and sale of Units and the acquisition of Program Assets) in an amount no greater than $199,429 (16.6% of Gross Proceeds) assuming no indebtedness, and no greater than $222,058 (18.5% of Gross Proceeds) assuming indebtedness equal to 40% of Gross Proceeds and assuming only $1,200,000 of Units are sold. Front End Fees will be
                                      -8-
no greater than $4,154,762 (16.6% of Gross Proceeds) assuming $25,000,000 of Units are sold and assuming no indebtedness, and will be no greater than $4,626,191 (18.5% of Gross Proceeds) assuming $25,000,000 of Units are sold and assuming indebtedness equal to 40% of Gross Proceeds. The General
Partner will promptly pay all Front End Fees that are in excess of the maximum percentage limits set forth in this paragraph.

               III.  COMPENSATION OF THE GENERAL PARTNER AND AFFILIATES

    The General Partner and Affiliates will receive various types of compensation in connection with the offering and operation of the Partnership. See "Compensation of the General Partner and Affiliates."

    - The Managing Sales Agent, an affiliate of the General Partner, will receive a fee equal to 9.0% of the Gross Proceeds ($108,000 if the minimum is sold and $2,250,000 if the maximum is sold).

    - The General Partner will receive fees for acquisition services equal to 5.0% of the cost of Equipment and financing provided by the Partnership.

    - The General Partner will provide re-leasing services to the Partnership at a price not to exceed 2% of rental payments received on account of such re-leasing activities.

    - Until the General Partner elects to begin the liquidation of the Partnership assets, the General Partner will receive (i) a fee for services in connection with managing the operations of the Partnership equal to 2.0% of the aggregate amount of Gross Rental Payments, loan payments and other payments received by the Partnership on account of its leasing and financing activities, (ii) reimbursement of expenses, and
      (iii) interest on loans, if any, made to the Partnership. Payments to the General Partner for managing the operations of the Partnership will cease accruing upon the election of the General Partner to liquidate the Partnership (the close of the Operating Phase).

    - The General Partner has an interest in the profits and losses of the Partnership to the extent it owns Units.

    - When Limited Partners have received a return of their Capital Contribution, plus a return of 9.6% per annum during the Operating Phase (the period that ends when the General Partner elects to begin the liquidation of the Partnership's assets), and no less than an 8.0% annual, cumulative, compounded daily, distribution based on their Adjusted Capital Accounts, the General Partner will receive 20.0% of all remaining amounts distributed.

                              IV.  CONFLICTS OF INTEREST

    There are numerous conflicts of interest between the Partnership and the General Partner and its Affiliates. These conflicts arise primarily because the General Partner has established all of the terms relating to investment in the Units, the General Partner will control the Partnership, the General Partner also conducts its own leasing activities, and the General Partner and its Affiliates will receive various forms of compensation from the Partnership. See "Conflicts of Interest."

                                 V.  TAX CONSEQUENCES

    There are numerous tax consequences relating to an investment in Units that are fully described in "Tax Consequences" and that should be reviewed in full. The most significant tax consequences are highlighted below:

A.  TAX STATUS OF THE PARTNERSHIP

    The General Partner has not requested a private letter ruling from the IRS that the Partnership will for federal income tax purposes be classified as a partnership rather than as an association taxable as a corporation. The Partnership has received an opinion from its tax counsel as to its tax status as a partnership, but such opinion is not binding upon the IRS. If the Partnership were taxed as a corporation, the after-tax return to a Limited Partner from an investment in the Partnership would likely be reduced. See "Federal Income Tax Risks" under "Risk Factors" and "Tax Consequences."

B.  PUBLICLY TRADED PARTNERSHIPS

    If the Partnership is a "publicly traded partnership," it will be treated as a corporation for tax purposes and would be subject to other adverse tax treatment. Based upon representation of the General Partner that it intends to limit transfers, tax counsel has opined that the Partnership will not be treated as "publicly traded." See "Federal Income Tax Risks" under "Risk Factors" and "Tax Consequences."

C.  PASSIVE ACTIVITY INCOME TAX RULES

    An investment in the Partnership will be considered to be an investment in a "passive activity." Losses from passive activities do not reduce an individual Limited Partner's federal taxable income from salaries, active businesses in which he materially participates, or portfolio items such as stocks or interest-bearing securities. Income from a passive activity may be offset by losses from other passive activities.

    Due to the complexity of the passive activity rules and other tax law rules promulgated by Congress, prospective investors are urged to consult their own tax advisors as to the particular income tax consequences to them of the purchase, ownership, and disposition of Units. See "Federal Income Tax Risks" under "Risk Factors" and "Tax Consequences."

                                   VI.  MANAGEMENT

    The General Partner of the Partnership is Berthel Fisher & Company Leasing, Inc., Cedar Rapids, Iowa. The General Partner will manage and control all of the affairs of the Partnership, and will make all investment decisions with respect to the Partnership's acquisition, leasing and sale or other disposition of Equipment and other Program Assets. The General Partner has four executive officers, one of whom is a full time employee, and a board of directors consisting of five persons, including three of the four executive officers.

             VII.  PRIOR EXPERIENCE OF THE GENERAL PARTNER AND AFFILIATES

    The General Partner has operated a leasing business since 1988. The General Partner has served as general partner of Telecommunications Income Fund IX, L.P. ("TIF IX"), a publicly held equipment leasing limited partnership that began operations on October 31, 1991, and Telecommunications Income Fund X, L.P. ("TIF X"), a publicly held equipment leasing limited partnership that began operations on September 29, 1993. The General Partner has duties in
                                      -10-
connection with the operation of TIF IX and TIF X that are similar to its duties under the Partnership Agreement of the Partnership.

    Affiliates of the General Partner previously operated eight Private Programs, all of which were primarily involved in the leasing of telecommunications equipment. Operations in all of the Private Programs have been completed. The general partners' duties in connection with the operations of the Private Programs were generally similar to the General Partner's duties under the Partnership Agreement of the Partnership. See "Conflicts of Interest," "Prior Experience of the General Partner and Affiliates," "Management" and "Exhibit C - Tabular Information Concerning Prior Transactions."

                      VIII.  INVESTMENT OBJECTIVES AND POLICIES

    The principal investment objective of the Partnership is to obtain the maximum available economic return from its Investment in Program Assets. To achieve this objective, the Partnership plans to (i) purchase Equipment for lease to unaffiliated third parties, (ii) purchase Equipment that is subject to existing leases, in which case the Partnership will also acquire the lessor's interest in the lease, and (iii) sell or re-lease Equipment as leases expire. To facilitate leasing arrangements, the Partnership may enter into lease commitments with various third parties so that appropriate and adequate security filings can be completed and to enable lessees to plan for equipment installation. These commitments may involve the taking by the Partnership of security interests in property other than the Equipment. The Partnership will collect commitment fees in connection with the giving of lease commitments. In some circumstances, the Partnership will enter into financing arrangements which will involve making secured loans to or other debt arrangements with unaffiliated third parties. These financings will be completed only if such financings are advantageous to the Partnership, and will include cases where lease transactions with those third parties would result in unfavorable tax treatment. Such loans will generally be securitized with a first security interest in equipment.

    The Partnership's activities will be undertaken with a view toward (i) generating Cash Flow from operations, with the intent to make monthly distributions during the Operating Phase (the period that ends when the General Partner elects to begin the liquidation of the Partnership assets);
(ii) increasing the Partnership's assets by reinvesting in additional Program Assets (during the Operating Phase) any undistributed Cash Flow from operations; (iii) obtaining the residual values of Equipment upon sale; (iv) obtaining values from sales of the Partnership's lease portfolios upon entering the Liquidating Phase (the period during which the General Partner will liquidate the Partnership assets); and (v) providing cash distributions to the Partners during the Liquidating Phase. See "Risk Factors,"
"Investment Objectives and Policies" and "Tax Consequences."

    The Partnership will acquire primarily telecommunications equipment, but the Partnership will also acquire other types of equipment that meets the investment objectives of the Partnership. Telecommunications equipment acquired by the Partnership will generally be call processing systems for use in hotels, hospitals, detention centers and other facilities, pay telephone equipment and related equipment. See "Types of Equipment to be Acquired" under "Investment Objectives and Policies" and "Acquisition Policies and Procedures" under "Investment Objectives and Policies." Equipment the Partnership acquires will generally be leased to third parties under Full Payout Leases or will be subject to Full Payout Leases at the time the Equipment is acquired. A Full Payout Lease is a lease under which the non-cancelable rental payments due during the initial term of the lease are sufficient to cover the Purchase Price of Equipment.

    The General Partner may sell the Partnership's Equipment at any time. However, the General Partner anticipates that it will hold Equipment for a period of approximately three to five years, depending upon the type of Equipment and the Partnership's stage of operations. Once the General
Partner elects to go into the Liquidating Phase, the General Partner intends to liquidate the Partnership's
                                      -11-
assets as soon as practicable. See "Sale of Equipment" under "Investment Objectives and Policies" and "Sales of Lease Receivables and Residual Values" under "Investment Objectives and Policies."

                             IX.  EQUIPMENT ACQUISITIONS

    The General Partner may acquire Equipment in its own name and hold title thereto on a temporary basis for the purpose of facilitating the acquisition of such Equipment for the Partnership. See "Acquisition Policies and Procedures" under "Investment Objectives and Policies." The General Partner shall be paid an Acquisition Fee for Equipment purchased by the Partnership, including Equipment purchased from the General Partner, and for financings placed by the Partnership. See "Compensation of the General Partner and Affiliates." If, at the time Limited Partners are first admitted to the Partnership, the General Partner owns Equipment that meets the standards imposed by the General Partner for acquisition by the Partnership, the General Partner will transfer to the Partnership any Equipment approved by the Partnership.

                        X.  CASH DISTRIBUTIONS AND REDEMPTION

A.  OPERATING DISTRIBUTIONS

    The Partnership intends to make monthly distributions to Partners ("Operating Distributions") during the Operating Phase (the period which ends when the General Partner elects to begin the liquidation of Partnership assets) to the extent cash is available for such purpose. See "Cash Distributions and Redemptions." Partners will receive Operating Distributions after the General Partner has first received reimbursement for expenses incurred for administrative services, but before the General Partner receives a Management Fee. The payment of Operating Distributions will be made only during the Operating Phase. See "Cash Distributions and Redemptions" for a fuller explanation of Operating Distributions to be made by the Partnership.

    The General Partner anticipates that distributions will begin within 60 days following the end of the first full calendar quarter after the date that Limited Partners are first admitted to the Partnership. There is no assurance that distributions will commence at that time. Distributions may vary in amount and may be suspended at any time by the General Partner if the Partnership, in the judgment of the General Partner, is receiving insufficient returns on its Lease Portfolio.

B.  DISTRIBUTIONS ON LIQUIDATION AND WINDING UP

    Beginning no later than the fifth anniversary of the date on which the offering of Units terminates, the Partnership will cease reinvesting in Equipment and other Program Assets and will not enter into additional leases.
 The General Partner will then proceed diligently to wind up the Partnership's affairs and to convert all of the Partnership's assets into cash, which will be distributed as described in "Cash Distributions and Redemptions."

    Amounts remaining available to be distributed among the Partners after satisfying all Partnership liabilities and obligations and/or providing reserves for future or contingent Partnership liabilities (and if during the Operating Phase, after utilizing Cash Flow for Investment in Program Assets to the extent determined by the General Partner) will be distributed as set forth in "Cash Distribution and Redemptions."

    Once the liquidation of Partnership assets has begun, when the General Partner believes that all but approximately 20.0% of the Partnership assets have been distributed, it will cause an audit of the Partnership's books and records to be made. The General Partner will distribute the remaining Partnership assets in accordance with the terms of the Partnership Agreement only after the completion
                                      -12-
of such audit. The Partnership must dissolve no later than December 31, 2012. See "Summary of the Limited Partnership Agreement - Dissolution and Liquidation."

C.  REDEMPTIONS

    The General Partner is permitted, in its sole discretion, and on a very limited basis, to redeem Units. Units may not be redeemed until after December 31, 1999. The General Partner will not redeem Units if such redemptions would not be in the best interest of the Partnership or if, in the opinion of counsel to the Partnership, such redemptions could result in the Partnership being characterized as a "publicly traded" partnership for Federal income tax purposes. See "Redemption of Units" under "Cash Distributions and Redemptions." No assurance may be given that the Limited Partners will be able to participate in the redemption program.

-------------------------------------------------------------------------------
                                     RISK FACTORS
-------------------------------------------------------------------------------

    An investment in Units involves various risks. Prospective investors, therefore, should consider the following factors, in addition to others discussed in this Prospectus, before making a decision to purchase Units:

A.  RISKS OF EQUIPMENT OWNERSHIP AND LEASING

    1. LESSEES MAY DEFAULT OR BECOME BANKRUPT. Default by a lessee or bankruptcy of a lessee may result in Equipment being returned to the Partnership at a time when the General Partner may be unable to arrange for the re-leasing or sale of such Equipment. This will result in the loss of anticipated revenues from the leasing of such Equipment and the inability to recover the Partnership's investment in such Equipment. In addition, a default by or bankruptcy of a lessee may result in loss of revenue from the leasing of such Equipment and the incurring of litigation costs to the Partnership which may not be recovered from the lessee. Such a default or bankruptcy may result in reduced distributions to Limited Partners.

    2. THERE MAY BE INSUFFICIENT REVENUE TO MEET DEBT SERVICE WHEN LEVERAGE IS USED. The use of borrowed funds as anticipated by the Partnership will cause the risk of loss to the Limited Partners to be greater because fixed payment obligations must be met regardless of the amount of revenues. If debt service payments are not paid when due and the lender forecloses on the debt, the Partnership may sustain the loss of its equity investment in the Equipment used to secure the debt. A foreclosure by a lender may also result in adverse tax consequences to the Limited Partners. The General Partner intends to borrow the maximum of 40.0% of Gross Proceeds ($10,000,000 if the Maximum of $25,000,000 of Units is sold).

    If and to the extent the Partnership utilizes borrowings, the interest rates paid by it may be higher than interest rates paid by established equipment leasing companies with established credit ratings. As a result, the Partnership may be required to charge its lessees higher monthly rentals than would be charged by a lessor with a lower cost of borrowing. The Partnership has not entered into any agreements to obtain such financing, and it is not presently possible to ascertain the availability or terms of such financing.

    If a portion of the Partnership's debt is cross-collateralized (i.e., secured by a lien upon Equipment other than that acquired directly with the proceeds of the debt), upon default by a lessee the lender may be in a position to accelerate the debt secured by the cross-collateralized Equipment.

    3. EQUIPMENT MAY RAPIDLY DECLINE IN VALUE AND THE GENERAL PARTNER MAY BE UNABLE TO OBTAIN SIGNIFICANT RESIDUAL VALUE FOR THE PARTNERSHIP EQUIPMENT. The Equipment purchased by the Partnership may rapidly decline in value. There can be no assurance that the Partnership will be able to obtain residual values sufficient to return Capital Contributions to Limited Partners. The residual values ultimately realized will depend, among other factors, upon (a) the standards observed by lessees in maintaining the Equipment; (b) the General Partner's ability to effectively remarket the Equipment; (c) the cost of comparable new Equipment; (d) technological obsolescence of the Equipment; (e) the demand for used Equipment; (f) general economic and business conditions, as well as such conditions and changes within the telecommunications industry affecting leases which might reduce the demand for leased equipment generally; and (g) competition. Most of these factors are beyond the control of the General Partner.

    4. CHANGES IN TECHNOLOGY MAY RESULT IN OBSOLESCENCE OF EQUIPMENT. The success of the Partnership may depend, among other factors, upon technological changes and the ability of the General Partner to upgrade the Equipment to avoid obsolescence. The inability due to technological obsolescence to renew leases or enter into new leases or to sell Equipment after the expiration of the initial term of a lease may result in the loss of anticipated revenues, the reduction of residual values, and the inability to recover the Partnership's Investment in Program Assets.

    5. ECONOMIC AND BUSINESS FACTORS BEYOND THE CONTROL OF THE GENERAL PARTNER INCREASE THE RISK OF THE LEASING BUSINESS. The equipment leasing business is subject to many economic and business factors that are beyond the control of the General Partner. In addition to risks discussed specifically below, such factors include: (a) economic and business conditions generally and within the telecommunications industry, including but not limited to, inflation, recession, fluctuation of interest rates and availability of financing; (b) increases in operating expenses; (c) changes in tax laws or accounting rules or in other laws or governmental regulations relating to matters affecting the ownership, leasing, use or operation of Equipment; and
(d) the viability of equipment manufacturers and lessees. Any one or more of the risks may cause cost increases relating to the leasing of Equipment which cannot be offset by increased leasing revenues.

    6. REDUCED REVENUES MAY RESULT FROM POSSIBLE LACK OF DEMAND FOR EQUIPMENT. Insufficient demand for equipment leasing may not permit the Partnership to keep all of its Equipment fully leased at rental rates which, after payment of operating expenses and debt service on Partnership borrowing, will provide, together with any anticipated sale proceeds or residual value, an acceptable rate of return on the Partnership's investment in such Equipment.

    7. INABILITY TO RENEGOTIATE EXPIRED LEASES. Because the configuration of Equipment may be user-specific, the Partnership may be at a disadvantage when negotiating with lessees for the extension of leases or the purchase of Equipment by lessees at the expiration of leases.

    8. POOR MARKET CONDITIONS AT TIME OF LIQUIDATION MAY DELAY OR IMPAIR SATISFACTORY LIQUIDATION. At the beginning of liquidation of the Partnership's assets, it is contemplated that the Partnership will have a substantial portion of its assets (including a portion of the returns earned on prior leases) invested in Equipment and subject to the interest of borrowers, and, therefore, at risk. A weak market for Equipment, lease financing or lease portfolio sales at that time may have an adverse affect on the Limited Partner's overall return on investment, and may delay or impair the ability of the Partnership to return the Limited Partners' original investment and to pay a return on that investment.

    9. THE PARTNERSHIP MUST COMPETE WITH OTHER LEASING COMPANIES AND WITH OTHER FINANCING INSTITUTIONS. The equipment leasing industry is highly competitive, offering users alternatives to the purchase of nearly every type of equipment. The Partnership will be in competition with equipment manufacturers, equipment distributors, equipment managers, leasing companies, financial institutions and other parties engaged in leasing, managing, marketing, remarketing or financing equipment. Many of these competitors have significantly greater financial resources than the Partnership and may have greater experience than the General Partner.

B.  PARTNERSHIP AND BUSINESS RISKS

    1. INVESTORS CANNOT TAKE PART IN MANAGEMENT OF THE PARTNERSHIP AND MUST RELY SOLELY ON THE GENERAL PARTNER. All decisions with respect to the management of the Partnership and its assets, including major decisions involving the acquisition, leasing, re-leasing and sale of Equipment will be made exclusively by the General Partner. Limited Partners will have no right or power to take part in the management of the Partnership. Accordingly, no person should purchase Units unless such person is willing to entrust all aspects of the management of the Partnership to the General Partner, and has evaluated the General Partner's capabilities to perform such functions. See "Management" and "Summary of the Limited Partnership Agreement." In addition, the General Partner will have numerous conflicts of interest in managing the business of the Partnership. See "Conflicts of Interest." If the General Partner becomes unable to manage the affairs of the Partnership for any reason unrelated to the Partnership, including adverse changes in the General Partner's business or condition, dissolution of the Partnership could result at a time when such dissolution would be adverse to the interests of the Limited Partners.

    2. LESSEES OF EQUIPMENT ARE UNSPECIFIED AND CANNOT BE ASSESSED BY INVESTORS. No Equipment has been identified for acquisition or acquired by the Partnership. There can be no assurance when, or if, funds available for the acquisition of Equipment will be fully invested in Equipment. Purchasers of Units will not have an opportunity prior to making their investment to evaluate for themselves Equipment to be acquired by the Partnership, the seller of such Equipment, the actual leasing arrangements for such Equipment, the creditworthiness of the lessees of such Equipment or any related risks. No assurance can be given that the General Partner will be able to obtain leases which will achieve the investment objectives of the Partnership.

    3. THE PARTNERSHIP HAS NO OPERATING HISTORY. The Partnership is newly-formed and has no operating history. Purchasers of Units cannot investigate the business of the Partnership and must rely (a) upon the representations in this prospectus as to the business the Partnership expects to conduct, and (b) upon the experience of the General Partner. See "Prior Experience of the General Partner and Affiliates."

    4. FRONT END FEES AND EXPENSE REIMBURSEMENT. A significant portion (18.5%, see "Estimated Use of Proceeds") of Investors' capital contributions will be paid to the General Partner, the Managing Sales Agent and others as Front End Fees regardless of whether Limited Partners will receive a return of their investment. As a result, fewer funds will be available to the Partnership for the acquisition of Equipment. Further, during the Operating Phase, the General Partner will receive reimbursement for its expenses, thus making less cash available for working capital, distributions to Limited Partners and investment in additional Equipment.

    5. LIMITED PARTNERS MAY NOT RECEIVE A RETURN. There is no assurance the Limited Partners will receive a return on their investment or that they will receive their original investment back from the Partnership. Cash Distributions made during the Operating Phase may include a return of the Limited Partners' own money.

    6. NO PUBLIC MARKET FOR UNITS. There is not now any market for Units, and it is not anticipated that an active market will ever develop. Accordingly, Limited Partners will not be able to liquidate their investments in the event of an emergency or otherwise, and Units may not be readily accepted as collateral for a loan. A Partnership Unit may be transferred only after certain requirements are satisfied, and transferees may become Limited Partners only with the consent of the General Partner, which consent may be granted or withheld at the sole discretion of the General Partner. Although the Partnership may agree to redeem Units under certain limited circumstances by repurchasing them from Limited Partners, there is no requirement that it do so. See "Cash Distributions and Redemptions."

    7. LACK OF DIVERSIFICATION. The Partnership intends to invest primarily in telecommunications equipment. Accordingly, there may not be diversity in the type of Equipment owned by the Partnership. The sale of only the minimum number of Units will result in limited or no diversification. In addition, the ability of the Partnership to acquire Equipment at an attractive cost, the availability of Equipment for purchase and the amount of capital at the disposal of the Partnership will affect the amount of diversity of Equipment acquired by the Partnership. The profitability of the Partnership may, therefore, be affected by the lack of diversification of Equipment and lessees.

    8. THERE MAY BE LIMITED DIVERSIFICATION OF LESSEES. If the Partnership sells only 1,200 Units ($1,200,000), its ability to diversify its investments in Equipment and its lessees (and, therefore, its ability to achieve spreading of risks) may thus be limited. Even if the Partnership sells more than 1,200 Units, the amount of its available funds may permit investment in only a limited amount of equipment. See "Acquisition Policies and Procedures" under "Investment Objectives and Policies." Furthermore, since there is no limitation on the amount which the Partnership may invest in any one equipment transaction, it would be possible for the Partnership to invest all of its available funds in a single transaction.

    9. COST OF INSTALLATION AND REMOVAL OF TELECOMMUNICATIONS EQUIPMENT MAY LIMIT PARTNERSHIP'S REMEDIES ON DEFAULT OF LESSEE. Since telecommunications equipment purchased by the Partnership will be installed at a specific lessee-user's facility, the cost of both installation and removal of such leased equipment may be significant relative to the cost and leasing revenues of such Equipment. Such installation costs make it more difficult to exercise the Partnership's remedy of repossession in the case of a default by a lessee, particularly in light of the expense of exercising such remedy in relation to the value of used telecommunications equipment.

    10. FINANCING MAY NOT BE AVAILABLE TO THE PARTNERSHIP, THEREBY LIMITING THE AMOUNT OF EQUIPMENT THE PARTNERSHIP CAN ACQUIRE. The money market conditions that exist at the time the Partnership will be seeking to obtain financing of Equipment could make financing difficult or costly to obtain. The Partnership may be forced to finance the purchase of Equipment using only the cash proceeds from this offering, with little or no borrowings. This would make it more difficult for the Partnership to achieve the diversification of lessees which it is seeking, would impair its ability to spread the risk of unproductive investments over numerous items of Equipment, and would decrease interest and depreciation deductions available to Partners. Limited availability of financing may also adversely affect the ability of the Partnership to sell Partnership Equipment when a sale is determined to be in the Partnership's best interests and may affect the terms of such sale.

    11. GOVERNMENT REGULATION OF EQUIPMENT MAY NEGATIVELY AFFECT BUSINESS OF THE PARTNERSHIP. The use, maintenance and ownership of the type of telecommunication equipment the Partnership will acquire is subject to regulation by federal, state and local authorities, which may impose restrictions and financial burdens on the Partnership's ownership and operation of Equipment and, accordingly, affect the profitability of the Partnership. Changes in government regulations or industry standards or deregulation may also affect the ownership, operation and sale of, and demand for, Equipment.
                                      -16-

    12. CONFLICTS OF INTEREST BETWEEN RELATED PARTIES. There are conflicts of interest between the Partnership, the General Partner, and various affiliates of the General Partner. The Partnership has and will enter into contractual relationships with the General Partner and affiliates of the General Partner involving the payment of compensation and commissions. The Partnership will compete with the General Partner and its affiliates in the business of equipment leasing and for management time and services. These conflicts may affect the success of the Partnership. See "Conflicts of Interest."

    13. EMERGING GROWTH COMPANIES MAY BE WEAK LESSEES. The Partnership may enter into leases with lessees that are emerging growth companies that have not had substantial operating histories. Emerging growth companies may be particularly susceptible to fluctuations in the general business environment, which may impact their ability to operate their businesses and make their lease payments. Leases with emerging growth companies, therefore, may involve greater risk to the Partnership than leases with more established lessees.

    14. LIMITED PARTNERS MAY HAVE AN OBLIGATION TO REPAY CERTAIN DISTRIBUTIONS. In general, under the Iowa Limited Partnership Act (the "Iowa Act"), Limited Partners are liable to the Partnership for a period of one year following the return of any part of their original funds invested in the Partnership (their "Capital Contributions") and may be required to repay to the Partnership, with interest, any such return made to them within the prior year if the Partnership does not have other assets sufficient to satisfy the claims of creditors who extended credit to the Partnership or whose claims arose prior to such return. In addition, if a Limited Partner receives a return of his Capital Contribution in violation of the Partnership Agreement or of the Iowa Act, such Limited Partner may be liable for up to six years for the amount of the Capital Contribution wrongfully returned.

    15. RISKS OF JOINT VENTURES WITH OTHER ENTITIES. Some of the Partnership's Equipment may be owned by joint ventures between the Partnership and the seller of the Equipment or another third party, such as a leasing company or user of the Equipment. An investment in a joint venture which owns Equipment, instead of investing directly in the Equipment itself, may under certain circumstances involve risks not otherwise present, including, for example, the possibility that the co-venturer might become bankrupt, that the co-venturer may have economic or business interests or goals which become inconsistent with those of the Partnership, the possibility of an impasse if no co-venturer has controlling interest, that while one joint venturer may buy equipment from the other joint venturer in the event of a sale, it may not have the resources to do so, or that the co-venturer may be in a position to take action contrary to the Partnership's instructions or policies.

    16. RISK OF GENERAL PARTNER'S CREDIT. The General Partner's credit agreement for its own operating line requires the Company to maintain minimum stockholders' equity and to maintain an interest coverage ratio of 1.1 at year end. The General Partner was in violation of these covenants at December 31, 1996. The General Partner's bank amended the credit agreement to reduce the stockholders' equity requirement. The bank waived the interest coverage ratio at December 31, 1996. Although the General Partner is now in compliance with the covenants set forth in its credit agreement, there can be no assurance that the General Partner will not in the future be in violation of one or more of these covenants. Adverse operating results of the General Partner could cause continued non-compliance with these covenants, in which event the General Partner's bank could immediately accelerate the maturity of the entire outstanding balance under the credit agreement or deny or restrict the General Partner's access to funds under the credit agreement, thus materially and adversely affecting the General Partner's financial condition and continuing business operations.

C.  FEDERAL INCOME TAX RISKS

    1. THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR TAX PURPOSES MAY BE CHALLENGED. The availability of any tax benefits of investing in the Partnership and the after-tax yield of an investment in the Partnership depends upon its classification as a partnership for federal income tax purposes, rather than as an association taxable as a corporation. The General Partner of the Partnership has not requested, and does not intend to request, a ruling from the Internal Revenue Service that it will be classified as a partnership for federal income tax purposes. In the absence of such a ruling, there can be no assurance that the Partnership will not constitute an association taxable as a corporation. The Partnership will rely upon the opinion of Bradley & Riley, P.C., its counsel ("Counsel"), as to its partnership tax status. Unlike a tax ruling, an opinion of counsel only represents such counsel's best legal judgment, and has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. See "Partnership Tax Status" under "Tax Consequences."

    2. ADVERSE TAX CONSEQUENCES WILL RESULT IF PARTNERSHIP IS TREATED AS "PUBLICLY TRADED". The Revenue Act of 1987 contains numerous provisions that have an adverse impact on any "publicly traded" partnerships, including the taxation of certain "publicly traded" partnerships as corporations. The treatment of the Partnership by the IRS as a publicly traded partnership will have significant adverse effects on investments. See "Tax Consequences -- 'Publicly Traded' Partnerships."

    3. LIMITED PARTNERS' TAX LIABILITY MAY EXCEED DISTRIBUTIONS TO LIMITED PARTNERS. The Partnership intends to make Operating Distributions on a monthly basis. See "Cash Distributions and Redemptions." Each Limited Partner will be liable for the payment of income taxes on such Limited Partner's distributive share of the Partnership's Net Income. This is true regardless of the amount of distributions to the Limited Partner for that taxable year. See generally "Tax Consequences," "Partnership Allocations" under "Summary of the Limited Partnership Agreement," and Article XII of the Partnership Agreement attached as Exhibit A.

    4. CHALLENGES TO STATUS OF THE PARTNERSHIP AS OWNER OF EQUIPMENT AND TO STATUS OF LEASES. The availability of certain tax benefits of investing in the Partnership depends upon the treatment of the Partnership as the owner of the Equipment and the treatment of leases as true leases for federal income tax purposes. No opinion of Counsel has been given concerning this matter, and no assurance can be given that the Internal Revenue Service may not challenge successfully the status of any particular lease as a true lease, asserting that purchase of the Equipment by the Partnership and the lease of the Equipment to the lessee merely constitute steps in a secured financing transaction. In such event, the Partnership would not be entitled to claim certain deductions, including depreciation deductions. For a further discussion of this risk, see "Characterization of Partnership's Leases as Leases for Federal Income Tax Purposes" under "Tax Consequences."

    5. IRS CHALLENGE TO TAX DEDUCTIONS WOULD DIMINISH TAX BENEFITS. The return from investment in the Partnership and, indirectly, in Equipment, would be diminished if various tax benefits were disallowed. There can be no assurance that the Internal Revenue Service would not challenge (a) the Partnership's inclusion of the Acquisition Fee in the basis of the Equipment,
(b) the manner in which Organization and Offering Expenses are deducted or amortized, (c) the current deduction of fees paid to the General Partner out of Operating Distributions, or (d) the period over which depreciation deductions may be claimed by the Partnership.

    6. EMPLOYEE BENEFIT PLANS AND OTHER TAX EXEMPT ENTITIES THAT INVEST IN THE PARTNERSHIP MAY BE TAXED ON UNRELATED BUSINESS INCOME. Employee benefit plans (as defined in "Employee Benefit Plans") and other tax exempt entities are taxable on all "unrelated business income" in excess of $1,000 during any fiscal year. Most of each Qualified Plan's distributive share of the Partnership's Net Income will constitute "unrelated business income." See "Investment by Employee Benefit Plans" under "Tax Consequences." Therefore, an Employee Benefit Plan that purchases Units will likely be required to report a portion of its pro rata share of the Partnership's Net Income as "unrelated business income."

    7. LIMITED PARTNERS MAY BE SUBJECT TO CERTAIN TAXES. The investment in the Partnership or the Partnership's acquisition, ownership, leasing, operation or sale of Equipment may affect a Partner's liability for the "alternative minimum tax." Additionally, as a result of the Partnership's ownership or operation of Equipment, Limited Partners may now or in the future be subject to state or local income taxes in jurisdictions in which they are residents and also in jurisdictions in which they are non-residents. See "Alternative Minimum Tax -- Non-Corporate Taxpayers" under "Tax Consequences;" "Alternative Minimum Tax -- Corporate Taxpayers" under "Tax Consequences;" and "State Income Tax Consequences" under "Tax Consequences."

-------------------------------------------------------------------------------
                            INVESTOR SUITABILITY STANDARDS
-------------------------------------------------------------------------------

    Investors (including assignees) are subject to certain suitability standards established by the Partnership. To verify that an investor satisfies such standards, the General Partner will rely upon the representations made by such investor. The General Partner requires each broker-dealer selling Units on behalf of the General Partner to make every reasonable effort to assure that those persons being offered or sold Units are suitable and appropriate in light of such person's age, educational level, knowledge of investment, investment objectives and other pertinent factors.

    1. SUBSTANTIAL MEANS AND NET WORTH. An investment in Units is a long-term investment suitable only for investors who have no need for liquidity in this investment and who have adequate means of providing for their current needs and contingencies. Units generally will be sold to an investor only if the investor represents in writing in the Subscription Agreement (Exhibit B to this Prospectus) that the investor either: (i) has a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and expects to have, for the current taxable year, gross income from all sources in excess of $45,000; or (ii) has a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000. Investors residing in certain states are subject to additional suitability standards set forth below and in the Subscription Agreement. The Partnership requires each investor to make the representation referred to above as part of its effort to assure that each investor meets the minimum standards. The Partnership would assert the representation as evidence that it used reasonable effort to ensure compliance with the requirements of North American Securities Administrators Association, Inc. and as evidence that the investor making such representation met the minimum standards.

    2. ABILITY AND WILLINGNESS TO ASSUME RISKS. The determination of whether a purchase of Units is suitable for a particular investor will depend upon, among other things, the investment objectives and policies of the investor and the willingness and financial ability of each investor to assume such risks as the lack of a market for the Units and the resulting long-term nature of such an investment.

    3. ABILITY TO HOLD UNITS FOR AN EXTENDED PERIOD OF TIME. An investment in Units is suitable only for an investor who has adequate financial means to make such investment on a long-term basis and who is prepared to bear the economic risks of investment in Units for a lengthy and indefinite period of time. Limited Partners will not have the right to withdraw or receive any return of their Capital Contributions (as defined in this Prospectus - see "Glossary") except under limited circumstances. Neither the General Partner nor the Partnership is required to redeem Units or to repurchase Units from any Limited Partner. See "Cash Distributions and Redemptions" and "Return of Uninvested Net Proceeds" under "Investment Objectives and Policies." There are restrictions on the transferability and resale of Units imposed by the laws of certain states, by federal income tax laws and by limitations imposed by the General Partner in order to avoid adverse consequences under federal income tax laws. The General Partner will discourage, and intends to prevent, the creation of an active market for Units. Accordingly, a Limited Partner may not be able to liquidate his investment in the event of an emergency or for any other reason. See "Transferability of Units" under "Summary of the Limited Partnership Agreement" and "No Public Market for Units" under "Risk Factors."

    4. EMPLOYEE BENEFIT PLANS. In the case of an investor who is a trustee of an employee benefit plan, the net worth standards and the annual gross income standards are applicable to the trust forming part of such plan or to the employer sponsoring such plan. In the case of an investor who is investing as a trustee or custodian of an Individual Retirement Account ("IRA"), the net worth standards and the annual gross income standards are applicable to the individual for whose benefit the IRA has been established or, in the case of a spousal IRA, the employed spouse of the individual for whose benefit the IRA has been established. Because employee benefit plans and IRAs are fiduciary accounts, the financial suitability standards must be satisfied by the beneficiaries of such accounts, except where the donors of funds for investment are the fiduciaries of the accounts.

    5. MINIMUM INVESTMENT. The Minimum number of Units an investor may purchase is 2 Units ($2,000).

    6.   ADDITIONAL REQUIREMENTS.

         a. Investors who reside in foreign countries (whether U.S. citizens or non-resident aliens) will not be admitted to the Partnership.

         b. Regulatory authorities in the states shown below have established suitability standards that are stricter or different than those set forth above. Investors in any of these states will be required to satisfy the standards described below in addition to the standards established by the Partnership. The laws of certain states may provide that a Limited Partner may transfer Units only to persons who meet similar suitability standards. The Partnership may require assurance that such standards are met.

         c. Because of the limited transferability and the relative lack of liquidity of Units, and because the Limited Partners would be subject to adverse tax results if the Partnership were treated as publicly traded, the Partnership requires all investors to represent that the purchase of Units is for investment purposes and not for resale. The Partnership will rely upon this representation as evidence that the Partnership is not publicly traded and as evidence that the investor purchased Units as an investment, with no intention to resell the Units.

    IT SHOULD NOT BE ASSUMED BY REASON OF THE LISTING OF A PARTICULAR STATE BELOW THAT THE PARTNERSHIP IS AUTHORIZED TO SELL UNITS IN THAT STATE.

CALIFORNIA

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

    In the case of sales to California trusts or other California fiduciary accounts, including IRA accounts and employee benefit plans, the Partnership's suitability standards must be met by the beneficiary of the fiduciary account; except where the donor of funds to such account is the fiduciary of the account, in which case the standard may be met by the fiduciary.

NEBRASKA

    The minimum investment of initial and subsequent investors in the Partnership shall be 5 Units ($5,000) except that the minimum investment of an IRA/Keogh Plan shall be 2 Units ($2,000).

TEXAS

    Each Texas investor must have a net worth (or joint net worth with his or her spouse) (exclusive of home, home furnishings and automobiles) of at least ten times the amount of his investment. In addition, each Texas investor must have a net worth (exclusive of home, home furnishings and automobiles)(or joint net worth with his or her spouse) of $45,000 and current taxable annual income of $45,000 or a net worth of $150,000 (exclusive of home, home furnishings and automobiles).

THE SUITABILITY STANDARDS DISCUSSED ABOVE REPRESENT MINIMUM SUITABILITY STANDARDS FOR PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR SHOULD DETERMINE WHETHER AN INVESTMENT IN UNITS IS APPROPRIATE IN SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

THE GENERAL PARTNER HAS THE UNCONDITIONAL RIGHT TO REJECT ANY SUBSCRIPTION.

-------------------------------------------------------------------------------
                              ESTIMATED USE OF PROCEEDS
-------------------------------------------------------------------------------

    The following table sets forth the General Partner's best estimate of the use of proceeds from the sale of the minimum Units ($1,200,000) and the maximum Units ($25,000,000) offered hereby. The dollar amounts in the table are estimates only. Because the dollar amounts cannot be precisely calculated at the present time, actual use of the proceeds may vary from the estimates shown. As shown below, it is projected that 80.5% of the Gross Proceeds will be used to acquire Program Assets, assuming 40.0% leverage. See Footnote 3 to the following table.

                                                 Estimated Use of Gross Offering Proceeds
                                              ----------------------------------------------
                                                 Minimum Offering         Maximum Offering
                                              ---------------------   -----------------------
                                                 Amount   Percent(1)     Amount    Percent(1)
                                              ----------  ---------   -----------  ----------
Gross Proceeds...........................     $1,200,000    100.0%    $25,000,000    100.0%
Expenses: Managing Sales Agent Fee and
  Selected Selling Agents Commissions....      ($108,000)    (9.0%)  ($2,250,000)     (9.0%)
Total Organization and Offering Expenses(2)
  (other than 9.0% Managing Sales Agent
  Fee and Selected Selling Agents
  Commissions)...........................       ($42,000)    (3.5%)    ($875,000)     (3.5%)
 Acquisition Fees Attributable to
  Offering Proceeds and borrowings(3)....       ($72,058)    (6.0%)  ($1,501,191)     (6.0%)
                                              ----------  ---------   -----------  ----------
Public Offering Expense..................      ($222,058)   (18.5%)  ($4,626,191)    (18.5%)
Working Capital Reserves(4)..............       ($12,000)    (1.0%)    ($250,000)     (1.0%)
Net Proceeds Available for
  Investment in Program Assets...........       $965,942     80.5%    $20,123,809     80.5%
--------------------                          ----------  ---------   -----------  ----------

                                      -21-

(1) All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2) The different amounts of expenses at the minimum and maximum levels reflect that certain expenses incurred by the General Partner will not be paid by the Partnership if only the minimum offering is sold. See "Plan of Distribution" and "Organizational and Offering Phase" under "Compensation of the General Partner and Affiliates.

(3) Acquisition Fees represent 5.0% of the gross amount of Investment in Program Assets, including the portion of Program Assets acquired with borrowed funds. The Acquisition Fees included in the table above are computed on the gross amounts of Investment in Program Assets that could be purchased using 40.0% leverage. For purposes of this table, bank borrowings are assumed to be equal to 40.0% of the Gross Proceeds of the Offering less an estimated 1.0% loan origination fee. See "Acquisition Phase" under "Compensation of the General Partner and Affiliates.

(4) The General Partner will maintain adequate working capital reserves estimated to be 1.0% of the Gross Proceeds. See "Working Capital Reserves" under "Investment Objectives and Policies.

    The investment criteria that the General Partner will employ will remain the same regardless of the number of Units sold. If the Partnership is unable to obtain debt financing, only Net Proceeds Available for Program Assets will be used to purchase Program Assets.

-------------------------------------------------------------------------------
                  COMPENSATION OF THE GENERAL PARTNER AND AFFILIATES
-------------------------------------------------------------------------------

    This section describes the types and estimated maximum amounts of compensation and distributions to be paid by the Partnership to the General Partner and its Affiliates. Such compensation will not constitute all of the expenses to be paid by the Partnership. No services will be provided by the General Partner or its Affiliates to the Partnership for which the Partnership will compensate the General Partner or its Affiliates other than those listed in this table.

    Compensation and distributions to be paid to the General Partner and its Affiliates were not determined by, and do not reflect, arm's-length negotiations. Other than as set forth below, the Partnership Agreement prohibits the payment to the General Partner or its Affiliates of any fees or compensation in connection with the formation of the Partnership, the offering and sale of Units, the operations of the Partnership and the acquisition, leasing, management, re-leasing and sale of Equipment and Equipment subject to leases. Where there are ceilings on certain categories of fees or expenses, any fees which are in excess of the ceilings may not be recovered by reclassifying them under a different category.

    The following table shows in an abbreviated format the estimated amounts and types of compensation and distribution to be paid to the General Partner and its Affiliates:
                                      -22-

                                                            Amount if       Amount if
Entity                                                      Minimum         Maximum
Receiving     Type of                      Percent of       Number of       Number of
Compensation  Compensation                 Gross Proceeds   Units Sold      Units Sold
------------  ------------                 --------------   ----------      ----------
    (1)       Managing Sales Agent Fee
              and Selected Selling Agents
               Commissions                      9.0%        $108,000        $2,250,000
    (2)       Accountable Organization
              Expenses of the Offering          3.5%         $42,000          $875,000
    (3)       Acquisition Fee                   4.1%         $49,429(4)(6)  $1,029,762(4)(6)
                                                6.0%         $72,058(5)(6)  $1,501,191(5)(6)
    (3)       Management Fee                    ---                    (7)               (7)
    (3)       Re-Leasing Fee                    ---                    (8)               (8)
    (3)       General Partner Expense
              Reimbursement                     ---                    (9)               (9)
    (3)       Partnership Interest              ---                   (10)              (10)
    (3)       Interest on Loans                 ---                   (11)              (11)

------------

(1)  Berthel Fisher & Company Financial Services, Inc., the Managing Sales
     Agent.

(2)  Vendors and other providers of services.

(3)  Berthel Fisher & Company Leasing, Inc., the General Partner.

(4) Five percent (5.0%) of the purchase price of Program Assets, if Program Assets are acquired with proceeds only, using no borrowings.

(5) Five percent (5.0%) of the purchase price of Program Assets if Program Assets are purchased with proceeds and maximum borrowings of 40.0% of Gross Proceeds.

(6) It is not possible to estimate Acquisition Fees that will be paid in connection with reinvestment activities.

(7) Two percent (2.0%) of Gross Rental Payments and loan and other payments received on account of financing activities. Not determinable at this time.

(8) Subject to certain limitations, the General Partner will be paid a fee of 2.0% of gross rental payments derived from the re-lease of Equipment. Not determinable at this time. See "Operating and Liquidating Phase" under "Compensation of the General Partner and Affiliates."

(9) The lesser of actual expenses or the amount the Partnership would be required to pay to non-affiliated persons for comparable services in the same geographical area. Not determinable at this time.

(10) General Partner will receive its share of distributions to Partners to the extent of its capital contribution. After all Limited Partners have received return of their original investments plus a return of 9.6% of Adjusted Capital Contributions per annum during the Operating Phase, and no less than an 8.0% annual, cumulative, compounded daily, distribution based on their adjusted Capital Contribution, the General Partner will receive 20.0% of all remaining Liquidation Distributions. Not determinable at this time.

(11) The General Partner will receive interest on any loans, if any, made by the General Partner to the Partnership. Not determinable at this time.

       The following Table sets forth in narrative fashion the types and estimated amounts of compensation and distributions to be paid to the General Partner and its Affiliates:

Entity Receiving Compensation        Type and Amount of Compensation
-----------------------------        -------------------------------

                           ORGANIZATION AND OFFERING PHASE

Berthel Fisher & Company
Financial Services, Inc. ("Financial
Services" or the "Managing Sales
Agent") . . . . . . . . . . . . . .  Managing Sales Agent Fee and
                                     Broker-Dealer Commissions. Financial
                                     Services, as Managing Sales Agent, will
                                     receive a fee of 9.0% of Gross Proceeds.
                                     The Managing Sales Agent will, in turn,
                                     pay the Selected Sales Agent Fee of 6.0% of Gross Proceeds (6.5% to Selected Sales Agents who sell more than $1,000,000 of Units). It is anticipated that Units will be sold primarily by Selected Sales Agents. However, if all Units were sold by the Managing Sales Agent, it would receive $108,000 if the minimum 1,200 Units were sold and $2,250,000 if the maximum 25,000 Units were sold. Financial Services may contract with or employ certain registered brokers or dealers who will receive certain compensation for wholesaling activities performed in connection with the offering of the Units through broker-dealers. The amount of such compensation will be paid by Financial Services from the Managing Sales Agent Fee, and when added to sales commissions payable to broker-dealers, will not exceed 9.0% of the gross offering proceeds.

Financial Services ("Managing
Sales Agent") . . . . . . . . . . .  Reimbursement of Expenses. The
                                     Partnership will pay accountable
                                     expenses in connection with the Offering
                                     (up to 3.5% of Gross Proceeds).

                                  ACQUISITION PHASE

General Partner . . . . . . . . . .  Acquisition Fee. The General Partner
                                     will be compensated for services
                                     performed in connection with the
                                     analysis of assets available to the
                                     Partnership, the selection of such
                                     assets and the acquisition thereof,
                                     including obtaining lessees for the
                                     Equipment, and negotiating and
                                     concluding lease agreements, and also
                                     for services performed in connection
                                     with the placement of financings by the
                                     Partnership. As compensation for such
                                     services, the General Partner will
                                     receive a fee equal to 5.0% of the
                                     purchase price of Equipment acquired by
                                     the Partnership, or Equipment leased to
                                     customers by manufacturers, the
                                     financing for which is provided by the
                                     Partnership and of
                                     the amount of financings placed by the
                                     Partnership. This compensation will not
                                     be paid until the Equipment is acquired
                                     or the financings completed. If only Net
                                     Proceeds available for the acquisition
                                     of Equipment and financings is utilized, the Acquisition Fee will be approximately $49,429 if the Minimum Units are sold and $1,029,762 if the Maximum Units are sold. If the maximum amount of loan proceeds (40.0% of the Gross Proceeds of the Offering) is utilized together with the Net Proceeds, the Acquisition Fee will be approximately $72,058 if the Minimum Units are sold and $1,501,191 if the Maximum Units are sold.(1)

                           OPERATING AND LIQUIDATING PHASE

General Partner . . . . . . . . . .  Management Fee. As compensation for managing the operations of the
                                     Partnership, the General Partner will
                                     receive a fee equal to 2.0% of the Gross
                                     Rental Payments, loan payments and other payments received by the Partnership on account of its leasing and financing activities. This fee will not be paid on a current basis if the Partnership has not paid the Limited Partners Operating Distributions equal to 9.6% of Adjusted Capital Contributions for the year. In such case, the fee will be accrued as a debt of the Partnership payable out of future revenues.

General Partner . . . . . . . . . .  General Partner's Expense Reimbursement.
                                     To the extent funds are available, the
                                     General Partner will be reimbursed for
                                     expenses of the Partnership and for
                                     administrative services necessary for
                                     the prudent operation of the
                                     Partnership. The amount of such
                                     reimbursement will be the General
                                     Partner's cost or the amount the
                                     Partnership would be required to pay to
                                     nonaffiliated persons for comparable
                                     services rendered in the same
                                     geographical area.(2)

General Partner . . . . . . . . . .  Partnership Interest. The General
                                     Partner will have a present and
                                     continuing interest in each item of
                                     income, gain, loss, deduction, credit,
                                     tax preference, and distributions of
                                     Cash Available for Distribution based
                                     upon the General Partner's capital
                                     contribution of $10,000 (the equivalent
                                     of 10 Units). After satisfaction of
                                     Partnership liabilities and after the
                                     Limited Partners have received a return
                                     of 100.0% of their original investment
                                     in the Partnership (their Adjusted
                                     Capital Contributions) plus a 9.6%
                                     annual return on their Adjusted Capital
                                     Contributions during the Operating Phase and no less than an 8.0% annual, cumulative, compounded daily, distribution based on their Adjusted Capital Contributions, the General Partner is entitled to receive 20.0% of any remaining Liquidating Distributions of the Partnership. The amount of such interest is not determinable at this time.

General Partner . . . . . . . . . .  Re-leasing Services. As compensation for providing re-leasing services to the
                                     Partnership, the General Partner will
                                     receive a fee equal to the lesser of the competitive rate for comparable services for similar equipment or 2.0% of the gross rental payments derived from the re-lease of such equipment after the time that the re-lease has been consummated as a result of the efforts of the General Partner. The General Partner will not be paid for re-leasing services where Equipment is re-leased to a previous lessee of such Equipment or to an affiliate of such previous lessee. The General Partner has and will maintain adequate staff to render such re-leasing services and will render substantial re-leasing service in connection with each re-lease of Equipment. Such payment for services shall be paid as each rental payment is made over the term of the lease. This fee will not be paid on a current basis if the Partnership has not paid the Limited Partners Operating Distributions equal to 9.6% of Adjusted Capital Contributions for the year. In such case, the fee will be accrued as a debt of the Partnership payable out of future revenues.

General Partner . . . . . . . . . .  Interest on Loans to the Partnership. If
                                     the General Partner makes loans to the
                                     Partnership in accordance with the
                                     Partnership Agreement to enable it to
                                     repair, recondition or reconfigure, and
                                     in certain circumstances, acquire
                                     Equipment, the General Partner may be
                                     paid interest on such loans at an
                                     interest rate which does not exceed the
                                     rate which would be charged by
                                     unaffiliated lending institutions on
                                     comparable loans for the same purpose.
                                     No points or prepayment penalties will
                                     be charged to the Partnership with
                                     respect to any such loans. Loans to the
                                     General Partner or Affiliates from the
                                     Partnership are prohibited. The amount
                                     of interest payable to the General
                                     Partner is not determinable at this time.

-----------------------------

(1) The Acquisition Fee will be the total of all commissions and fees which, to the knowledge of the General Partner, will be paid by all parties to all parties in connection with the initial purchase of Equipment or placement of financings by the Partnership. The Acquisition Fee will not be paid until the Equipment is purchased by the Partnership (or by the General Partner as nominee) or until the completion of financings. Included in the computation of such fees or commissions will be any commission, selection fee, nonrecurring management fee, or any fee of a similar nature, however designated. See "Cash Distributions and Redemptions" and "Conflicts of Interest."

(2) Monthly reimbursement to the General Partner for administrative services to the Partnership (at the lesser of the cost or the amount the Partnership would be required to pay to non-affiliated persons for comparable administrative services in the same geographic area), including but not limited to salaries paid to employees of the General Partner working on Partnership business, record keeping, mailings to Limited Partners and an allocable portion of computer time and expense. Reimbursement for costs of goods and materials will be only for goods and materials obtained from independent third parties. The reimbursement will be for expenses which are necessary for the prudent operation of the Partnership, and will not be for time expended by Controlling Persons of the General Partner or its Affiliates. In addition, any general or administrative overhead incurred by the General Partner in connection with the administration of the Partnership which is not directly attributable to the rendering of services authorized by applicable state law shall not be charged to the Partnership. Such general or administrative overhead includes, but is not limited to, salaries, travel expenses and other items generally falling under the category of overhead. No payment will be made for services for which the General Partner or any of its Affiliates are entitled to compensation by way of a separate fee. The costs reimbursed to the General Partner and its Affiliates will be the subject of a Special Report. See "Cash Distributions and Redemptions."



-------------------------------------------------------------------------------

                                CONFLICTS OF INTEREST

-------------------------------------------------------------------------------


    The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partner and its Affiliates. However, the General Partner is accountable to the Limited Partners and the Partnership as a fiduciary and, therefore, must exercise good faith and integrity with respect to Partnership affairs. See "Fiduciary Responsibility of the General Partner." Such conflicts of interest include, but are not limited to, the following:

    1. PREDETERMINED CONDITIONS. Substantially all of the terms of an investment in Units have been determined by the General Partner prior to the admission of the Limited Partners into the Partnership and are not the result of arm's-length negotiations. Such terms include the (i) types of Equipment to be acquired by the Partnership; (ii) general terms of acquisition of Equipment;
(iii) amount of contributions to the capital of the Partnership by the General Partner and Limited Partners; (iv) allocation of Partnership profits, losses and distributions; and (v) compensation to be paid by the Partnership to the General Partner and its Affiliates. The General Partner has no procedures to resolve this conflict.

    2. EFFECT OF LEVERAGE ON COMPENSATION ARRANGEMENTS. The General Partner will attempt to finance the purchase price of all Equipment of the Partnership with Partnership borrowings equal to 40.0% of the Gross Proceeds of the Offering. Because Acquisition Fees are based upon the purchase price of Equipment acquired by the Partnership and the amount of financings placed by the Partnership, it is in the best interest of the General Partner to employ the maximum amount of debt, even though the increased risks of such debt financing might not be in the best interests of the Limited Partners. To resolve this conflict the General Partner will utilize debt financing that has terms that are reasonable and commensurate with the best interests of the Partnership. If such financing is not available when financing is sought, leverage will not be used or will be deferred until such financing is available. The General Partner has adopted no other procedures to resolve this conflict.

    3. TRANSACTIONS WITH THE PARTNERSHIP. The General Partner will perform various services for the Partnership in connection with the acquisition, leasing, management, re-leasing and sale of Equipment, and will receive, in consideration therefor, various forms of compensation. The selection of the General Partner to perform the services was not a disinterested decision, and the terms and conditions for the performance of such services and the amount and terms of such compensation were not determined in arm's-length negotiations. There are no specific procedures to resolve this conflict.

    During the offering of the Units, the General Partner may acquire certain Equipment on behalf of the Partnership which will be transferred to the Partnership after the Closing Date of the offering. To resolve this conflict, the Partnership will acquire Equipment from the General Partner only at the General Partner's cost plus carrying charges, and the Partnership will not acquire Equipment from the General Partner or its Affiliates, other than Equipment purchased by the General Partner on a temporary (i.e., generally not in excess of six months) basis for the Partnership.

    The Partnership Agreement imposes various constraints on the General
Partner in its dealings with the Partnership. These constraints include restrictions which prohibit the General Partner from (i) entering into contracts with the Partnership which bind the Partnership after expulsion of the General Partner, (ii) receiving a give-up or rebate from the Partnership, (iii) entering into leases or sales agreements with the Partnership except as specifically provided herein (see "Equipment Acquisitions"), (iv) participating in any reciprocal business arrangement which would circumvent guidelines adopted by NASAA, or (v) using the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership. See Section 16.3 of Exhibit A, Agreement of Limited Partnership. Moreover, the General Partner will be subject to a fiduciary duty to the Partnership in its performance of services and in evaluating the capabilities, services and compensation of other persons rendering services to the Partnership. See "Equipment Acquisitions" and "Fiduciary Responsibility of the General Partner."

    Under certain limited circumstances, the Partnership may sell assets to the General Partner to effect a liquidation of the Partnership. Such a transaction is governed by and subject to the limitations set forth in Section 16.8 of the Partnership Agreement, and will be consummated in the absence of a secondary market for Program Assets at the end of the term of the Partnership. The purchase price of such assets will be the greater of two independent appraisals of the fair market value of the assets, and the sale must be approved by sixty percent (60%) of the votes entitled to be cast by the Limited Partners.

    4. COMPENSATION PAYABLE TO THE GENERAL PARTNER. The fees payable by the Partnership to the General Partner have been determined unilaterally by the General Partner and are not the result of arm's-length negotiations. Because the General Partner is entitled to receive certain compensation from the Partnership in connection with the acquisition and management of Equipment and financings, the interests of the General Partner may at times be inconsistent with the interests of the Limited Partners. See "Compensation of the General Partner and Affiliates." For example, it may be in the General Partner's interest to reinvest available cash in higher-yield (and possibly higher risk) leases, rather than making early distributions to Limited Partners because the General Partner has a 20.0% interest in the Liquidating Distributions of the Partnership. Further, it may be in the General Partner's interest to declare the commencement of the Liquidating Phase prior to the expiration of five years for the purpose of reducing the payment of Operating Distributions to the Limited Partners and decreasing the aggregate amounts that must be paid to Limited Partners prior to payment of the General Partner's 20.0% interest in Liquidating Distributions. In such circumstances, the interest of the General Partner in continuing the Partnership and receiving annual management fees may conflict with the interests of the Limited Partners in maximizing their investment returns. Other than the fiduciary duty of the General Partner, there are no procedures to resolve this conflict.

    5. COMPETITION WITH THE GENERAL PARTNER AND AFFILIATES. The General Partner is engaged directly for its own account in the business of acquiring and leasing equipment. The General Partner serves as the general partner of Telecommunications Income Fund IX, L. P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X"), publicly owned limited partnerships that are engaged in the equipment leasing business. All of the net proceeds of TIF IX and TIF X have been invested in partnership assets.

    The General Partner may acquire, lease, finance and sell equipment, and interests therein for TIF IX, TIF X, for its own account and for unaffiliated third parties. The General Partner or other Affiliates may operate as general partners for entities, such as TIF IX or TIF X that are not yet formed. See "Prior Experience of the General Partner and Affiliates."

    The General Partner or its Affiliates may in the future form and sponsor public and private equipment leasing programs ("Future Programs"), some of which may have investment objectives that are the same as, or similar to, those of the Partnership's and which may be in a position to acquire the same equipment at the same time as the Partnership. In seeking to acquire, lease, re-lease and sell its Equipment, the Partnership may be in competition with TIF IX, TIF X and Future Programs.

    The Partnership Agreement does not prohibit the General Partner and its Affiliates from competing with the Partnership for equipment acquisition, financing, refinancing, leasing and re-leasing opportunities on its or their behalf. The General Partner is not obligated to present to the Partnership particular equipment acquisition, financing, leasing and re-leasing opportunities that come to its attention, even if such opportunities are of a character that might be suitable for the Partnership.

    If the General Partner, TIF IX, TIF X, the Partnership or any Future Programs advised, managed or controlled by the General Partner have, at the same time, available for sale or re-lease, equipment (whether or not subject to existing leases) of a particular type, and the supply of equipment of the type exceeds the demand, the General Partner will try to arrange for the sale or re-lease of items of equipment to be made in the order in which the underlying lease terms expired and the items of equipment became available for sale or re-sale, or, if the leases expire simultaneously, the order in which the leases took effect.

    The following guidelines will be utilized by the General Partner to resolve conflicts regarding the acquisition of Equipment when the General Partner and/or two or more partnerships (including the Partnership), entities, or transactions affiliated with or managed by the General Partner have funds available to acquire and lease the same types of equipment. In such situations, the General Partner will analyze the equipment already purchased by, and the investment objectives of, each party involved, and will determine which party will purchase the equipment or provide the financing based upon such factors, among others, as
(i) the amount of cash available to each party for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each party, (iii) the effect of such acquisition on the diversification of each party's equipment portfolio, (iv) the estimated income tax consequences to the investors in each party from such acquisition and their respective needs, and (v) the cash distribution objectives of each party. If after analyzing the foregoing and any other appropriate factors, the General Partner determines that such acquisition would be equally suitable for more than one party, then the General Partner shall purchase such equipment for the parties on the basis of rotation with the order of priority determined by the date each such party was formed. In any event, the General Partner is accountable to the Partnership as a fiduciary and consequently is under a fiduciary duty to exercise good faith and integrity in conducting the Partnership's affairs, and to conduct such affairs in a manner consistent with the best interest of the Partnership. See "Fiduciary Responsibility of the General Partner."

    The General Partner anticipates that, from the date of this Prospectus through the end of the period in which the Partnership has funds available for investment, it may organize one or more Future Programs that will acquire Equipment for lease to unaffiliated third parties or acquire Equipment subject to existing leases. In addition, the General Partner anticipates that it and its Affiliates will enter into agreements to acquire and sell equipment for their own accounts or for unaffiliated third parties during this period. In this regard, the General Partner may, for its own account, enter into agreements to act as an independent equipment manager with respect to lease portfolios owned by certain unaffiliated limited partnerships and other entities and the General Partner will receive compensation for such services. The Partnership may, from time to time during the Operating Phase, acquire all or a portion of such lease portfolios in accordance with the procedures established by the General Partner, generally, for acquiring existing lease portfolios. See "Acquisition Policies and Procedures" under "Investment Objectives and Policies." Except as specifically set forth above, there are no procedures for resolving the conflicts described in this section.

    6. COMPETITION FOR MANAGEMENT TIME AND SERVICES. The Partnership will not have separate management, but will rely instead on the General Partner for the management and administration of the Partnership and its assets. The General Partner believes that it has or can attract sufficient personnel to discharge all of its responsibilities to the Partnership. The General Partner may have conflicts of interest in allocating management time, services or functions between the Partnership and other entities, including, but not limited to the General Partner's own business, and other existing and future programs for which the General Partner may provide services. The officers and directors of the General Partner will devote such time and will direct their employees to devote such time to the affairs of the Partnership as the General Partner, in its sole discretion, determines to be necessary for the conduct of the business of the Partnership. However, the General Partner has not adopted any procedures to resolve the conflict described in this Section.

    7. OTHER RELATIONSHIPS WITH MANUFACTURERS, LESSEES, LENDERS AND MANAGERS. The General Partner may have ongoing relationships with manufacturers, lessees, lessors or managers of Equipment and with brokers, lenders and others. Such relationships could influence the General Partner to take actions, or forebear from taking actions, which an independent general partner might not take or forebear from taking. An affiliate of the General Partner owns a 6.2% interest in and the President of the General Partner serves as a director of Intellicall, Inc., a manufacturer of telecommunications equipment. Accordingly, the General Partner has a conflict of interest that may result in the General Partner making credit and leasing decisions to benefit Intellicall, Inc. The General Partner has not adopted any procedures to resolve the conflict described in this Section.

    8. DETERMINATION OF RESERVES. The amount of distributions from the Partnership is subject, among other matters, to the discretion of the General Partner in establishing and maintaining the appropriate level of operating and working capital reserves for the Partnership. Since the amount of working capital reserves (estimated to be 1.0% of the Gross Proceeds) will affect the potential liability of the General Partner to Partnership creditors, the General Partner may be considered to have a conflict of interest in determining the allocations to the Partnership's Reserve Account. The General Partner has not adopted any procedures to resolve the conflict described in this Section.

    9.   HONORING REDEMPTION REQUESTS.  If the General Partner redeems any
Units it intends to use Cash Available for Distribution. A conflict could arise if sufficient funds exist only to either (i) redeem Units for which redemption requests have been received and approved or (ii) take its Management Fee in a given year. The General Partner has not adopted any procedures to resolve the conflict described in this Section.

    10. LACK OF SEPARATE REPRESENTATION. The Partnership, the Initial Limited Partner and the General Partner are not represented by separate counsel. The attorneys who perform services for the Partnership will also perform services for the General Partner, certain of the General Partner's Affiliates, and other partnerships or ventures that the General Partner or its Affiliates have and may sponsor. In order to resolve any dispute regarding representation, should a dispute arise between the Partnership and the General Partner, the General Partner anticipates it will retain separate attorneys and other experts to represent the Partnership in such matter.

    11. EXCLUSIVE AGREEMENTS. There are no exclusive agreements between the General Partner and the Partnership, and such agreements are prohibited.

    12. DISTRIBUTION OF UNITS; MANAGING SALES AGENT. Berthel Fisher & Company Financial Services, Inc., the Managing Sales Agent, is an Affiliate of the General Partner. Because of the Managing Sales Agent's affiliation with the General Partner, the review and investigation by such firm of the Partnership and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a Managing Sales Agent. No procedures have been followed to address this conflict.



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                   FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

-------------------------------------------------------------------------------


    The General Partner is accountable to the Partnership as a fiduciary and, consequently, must exercise good faith and integrity in conducting the Partnership's affairs. Some courts have held that a limited partner may institute legal action on behalf of itself or all other similarly situated limited partners (a class action) or on behalf of a partnership (a partnership derivative action) to recover damages from a general partner or from third parties. Certain cases decided by the federal courts also may be construed to support the right of a limited partner to bring such actions under SEC Rule 10b-5 for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a general partner of its fiduciary duty. Also, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with a general account insurance contract could be viewed to apply equally to the General Partner. This is a developing and changing area of the law. Therefore, Limited Partners who have questions concerning the fiduciary duties of the General Partner should consult their own counsel as to the status of the law at such time.

    The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and will not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

    The General Partner and its Affiliates performing services for the Partnership may not be liable to the Partnership or the Limited Partners for errors in judgment or other acts or omissions which do not amount to fraud, negligence, breach of fiduciary duty or misconduct. However, in an action by Limited Partners against the General Partner for breach of fiduciary duty, courts have held that the General Partner must prove its innocence by clear and convincing proof that it acted in good faith, with honesty and with full and fair disclosure of relevant information. If an action for breach of fiduciary duty was filed against the General Partner, the General Partner would claim as a defense that its conduct was fair and reasonable, and that there was, in fact, no breach of fiduciary duty. In certain situations, the General Partner would claim as a defense that the Limited Partner claiming breach of fiduciary duty delayed too long in filing a lawsuit. This defense is based upon statutory provisions limiting the time during which a lawsuit may be filed and upon certain common law rights that prevent the bringing of old claims.

    The Partnership Agreement provides that the General Partner or its Affiliates performing services for the Partnership will be indemnified by the Partnership for any liabilities incurred by them arising from acts performed, or omitted to be performed, by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership in good faith, except for acts or omissions which constitute fraud, negligence, breach of fiduciary duty or misconduct. See "Summary of the Limited Partnership Agreement -- Exculpation and Indemnification of the General Partner."
Therefore,
the Limited Partners may have a more limited right of action against the General Partner and its Affiliates than they would have absent such provisions in the Partnership Agreement. Further, a successful claim for indemnification could deplete the Partnership's assets and reduce the level of distributions made to the Limited Partners. However, if the General Partner were considered to be an ERISA fiduciary with respect to the assets of the Partnership, any exculpation or indemnification provision which relieves the General Partner from liability for breach of its fiduciary duty would be void and of no effect. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND, THEREFORE, IS UNENFORCEABLE.

    The General Partner or any of its Affiliates, and any person acting as a broker-dealer, will not be indemnified against any liability, loss or damage incurred by reason of any act performed or omitted to be performed by them in good faith in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, involving allegations that federal or state securities laws were violated, unless such lawsuits alleging such claims are successfully defended and a court approves indemnification of litigation costs, or unless such lawsuits are dismissed with prejudice on the merits or unless such lawsuits are settled and a court approves the settlement and indemnification. The General Partner will apprise the court of the position of the SEC with respect to indemnification before seeking court approval for indemnification, whether such claims are litigated, dismissed or settled.

    The Partnership Agreement provides that the Partnership will not incur the cost of that portion of any insurance that insures any party against any liability the indemnification for which is prohibited by the Partnership Agreement.

    Notwithstanding the fiduciary relationship, the General Partner has broad discretionary powers to manage the affairs of the Partnership under the terms of the Partnership Agreement. Generally, actions taken by the General Partner are not subject to vote or review by the Limited Partners, except to the limited extent provided in the Partnership Agreement. See "Summary of the Limited Partnership Agreement."



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                                     TAX MATTERS

-------------------------------------------------------------------------------


A.  BRIEF SUMMARY OF MATERIAL TAX CONSEQUENCES OF INVESTMENT

    The following is a brief summary of some of the major tax consequences discussed in more detail in this section of this Confidential Memorandum. An Investor should not rely solely on this brief summary of the tax consequences of an investment in the Partnership but should review the entire section entitled "Tax Consequences" and consult with the Investor's own tax advisers and counsel before making an investment decision.

     No ruling has been filed with the Internal Revenue Service (the "IRS") requesting that the Partnership be classified as a partnership for tax purposes. The Partnership is relying upon the opinion of Bradley & Riley, P.C. ("Counsel"), 100 First Street, S.W., Cedar Rapids, Iowa, that the Partnership will be classified as a partnership for tax purposes. If the IRS determines that the entity is not a partnership for tax purposes, an Investor would experience a substantial reduction in yield.

    If the IRS determines that the Partnership is a "publicly traded partnership", the Partnership will be treated like a corporation for tax purposes with the result that the yield to the Investor on his or her investment will be substantially reduced. Based on representations by the General Partner and applicable IRS Regulations, Counsel has rendered an opinion that it is more likely than not that the Partnership will not be treated as a publicly traded partnership.

    Based on the current published Regulations and Rulings by the IRS, it is the opinion of Counsel that an investment by a Limited Partner in the Partnership will be considered a passive activity. The result is that if an individual, trust, estate, personal service corporation or closely held corporation suffers a loss from an investment in the Partnership, such loss would only be deducted against passive income.

    Investment by employee benefit plans, including individual retirement accounts or other tax-exempt entities, in the Partnership may result in additional reporting requirements and may result in the tax exempt entity paying tax on the income earned from its investment in the Partnership.

B.  TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences for persons considering an investment in the Partnership. This summary is based upon the Internal Revenue Code (the "Code"), rules and regulations promulgated thereunder and existing interpretations thereof, which regulations and interpretations are subject to change at any time. The following summary discusses the material aspects of the federal income tax consequences that could affect an investment in the Partnership. No assurance can be provided that any deductions or other federal income tax advantages that are herein described or that a prospective Investor in the Partnership may consider available will in fact be allowed by the IRS.

     The tax opinion rendered by Counsel is based upon the facts described in this Confidential Memorandum and upon the facts as they have been represented by the General Partner to Counsel or determined by Counsel as of the date of the opinion. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion is based upon existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively. Subject to the foregoing and to certain conditions set forth herein, Counsel is rendering its opinion that a substantial majority of the material tax benefits contemplated by the investment in the Partnership, in the aggregate, more likely than not will be realized.

    1. PARTNERSHIP TAX STATUS. The ability of an Investor to realize tax benefits from investing in a limited partnership depends upon its classification as a partnership for federal income tax purposes, rather than as an association taxable as a corporation.

    The Partnership is relying upon the opinion of Counsel as to its partnership tax status. Unlike a tax ruling, an opinion of Counsel represents only such Counsel's best legal judgment, and has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested.

    On December 18, 1996 the IRS issued final regulations under Regulation
Section 301.7701. The regulations allow an entity to elect to be taxed as a corporation or as a partnership for tax purposes. Under Regulation Section 301.7701-2(c), a business entity with two or more members that is not classified as a corporation under certain sections of Regulation Section 301.7701-2(b) (for example, an entity organized as a corporation under Federal or State statutes or a publicly traded partnership under Section 7704 of the Code) will be classified as a partnership. Regulation Section 301.7701-3 provides that an entity can file an election, if it wishes to select a classification different from the default classification. If the entity has two or more members and it is not classified as a corporation under Section 301.7701-2(b), its default classification is a partnership. Therefore, the effect of the regulation is that the entity should, for tax purposes, be treated as a partnership for tax purposes provided it is not a publicly-traded partnership under the Internal Revenue Code. See "Publicly Traded Partnerships."

    It is the opinion of Counsel that, pursuant to existing law and Treasury Regulations (specifically Sections 301.7701-2 and 301.7701-3) and provided the Partnership is organized and operated in accordance with the provisions of the Agreement of Limited Partnership, the Partnership will be treated as a partnership, as defined in Sections 7701(a)(2) and 761(a) of the Code, for federal income tax purposes and will not be taxable as a corporation provided that the Partnership is not classified as a publicly-traded partnership under
Section 7704 of the Code.

    If the Partnership were classified as an association taxable as a corporation for any reason, including being treated as a publicly traded partnership, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The Limited Partners would not be entitled to take into account their distributive Share of the Partnership's deductions or losses, if any, and would be subject to tax on their Share of the Partnership's income to the extent distributed either as dividends from current or accumulated earnings and profits or, if in excess of the tax basis of their interests, as capital gain. Classification of the Partnership as an association taxable as a corporation would result in a substantial reduction in yield and after-tax cash flow, if any, to a Limited Partner.

    2. "PUBLICLY TRADED" PARTNERSHIPS. Although it is the opinion of counsel the Partnership will be classified as a partnership for federal income tax purposes under Section 7701 of the Code, the provisions of Section 7704 of the Code provide rules establishing the circumstances in which a partnership will be classified as a "publicly traded" partnership ("PTP") and nonetheless treated as a corporation for federal income tax purposes. There are two (2) sections of the Code that affect the taxation of PTPs. Section 7704 of the Code contains provisions that will, if applicable, tax certain "publicly traded" partnerships as corporations. Section 469(k) of the Code provides that net income from a PTP will not be considered passive income that can offset passive losses from other activities. Income from a PTP is treated like portfolio income that cannot be used to offset losses from passive activities. Each partner who holds an interest in a PTP must treat any loss from the partnership separately from any income or loss from other PTPs. Suspended losses from a PTP may be offset only against future income of that PTP unless and until there has been a complete disposition of that PTP.

    Section 7704(b) and Section 469(k) of the Code define the term "publicly traded partnership" to mean any partnership if (1) interests in such partnership are traded on an established securities market, or (2) interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof).

    Under Treasury Regulation section 1.7704-1, an established securities market means a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, national securities exchange exempt under
Section 6 of the Securities Exchange Act of 1934 because of limited volume, a foreign exchange regulated under requirements analogous to those applicable to the Securities Exchange Act of 1934, a regional or local exchange or an interdealer quotation system that regularly disseminates firm buy and sell quotations by independent brokers. A secondary market (or the substantial equivalent of a secondary market) will be deemed to exist if, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. Interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (i) the interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public bid or offer quotes with respect to interest in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in a partnership has a readily available, regular and ongoing opportunity to sell or exchange such interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that is comparable to that described in (i), (ii), or (iii).

    Treasury Regulation section 1.7704-1(e), (f), and (g) list certain types of limited transfers ("Exempt Transfers") that will be disregarded in determining whether a partnership is publicly traded. In addition to providing for these Exempt Transfers, the Regulations state that partnership interests will not be deemed "readily tradable on a secondary market" (or the substantial equivalent thereof) if the "two percent safe harbor" provided for under Section 1.7704-1(j) is satisfied. The two percent safe harbor provides that a secondary market or its equivalent will not exist if the sum of the percentage interests in partnership capital or profits transferred (including purchases by the limited partnership of its own interests) during the partnership's taxable year does not exceed 2.0% of the total interests in partnership capital or profits. Exempt Transfers do not count towards the 2.0% ceiling. The total interest in partnership capital or profits are determined by reference to all outstanding interests in the partnership unless the General Partners or any person related to the General Partners own, in the aggregate, more than ten percent (10%) of the outstanding interests in partnership capital or profits at any one time during the taxable year, in which event the total interests in partnership capital or profits are determined without reference to the interests owned by such persons.

    Exempt transfers are (1) private transfers as defined in the regulations;
(2) transfers pursuant to redemptions and repurchase agreements meeting certain requirements as specified in the regulations; and (3) transfers pursuant to the qualified matching service as defined under Treasury Regulation section 1.7704-1(a). The qualified matching service exclusion will not apply if the sum of the percentage interests in the partnership capital and profits transferred during the taxable year of the partnership exceeds 10% of the total interests in the partnership. The regulations contain certain other conditions to prevent a qualified matching service from operating on a secondary market or the substantial equivalent thereof. The Partnership intends that should any trading of interests in the Partnership occur through a qualified matching service that the Partnership will monitor Unit trading to attempt to comply with the qualified matching service provision, and further, the Partnership will apply limitations on the percentage of Units that can be validly traded under a qualified matching service.

    The General Partner has represented to Counsel that (i) the Partnership will not list Units for trading or otherwise encourage or condone the establishment of a market for Units, (ii) the General Partner does not expect Units to be readily tradeable on a secondary market, based upon its experience with other limited partnerships, and (iii) the General Partner will not consent to the assignment, redemption or other disposition of Units if, in the opinion of Counsel to the Partnership, the sum of the percentage interests in Partnership capital or profits assigned, redeemed or otherwise disposed of during a Partnership taxable year after such assignment, redemption or other disposition exceeds 2.0% of the total interest in Partnership capital or profits, excluding Exempt Transfers. Based upon these representations, it is the opinion of Counsel that the Partnership will not be treated as "publicly traded partnership."

    While the General Partner will use its best efforts to limit the type and number of transfers of Units to those that will allow the Partnership to remain within the 2.0% safe harbor, the General Partner cannot guarantee that the Partnership will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of Units could occur that would cause the Partnership to fall outside the safe harbor. No assurances can be offered that if the amount and type of trading in the Units were to fall outside the safe harbor, the IRS would not maintain that the Partnership should be treated as a PTP.

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

    Section 7704(c) of the Code provides that an entity that would otherwise be treated as a PTP under Section 7704(a) will not be treated as a PTP if more than 90% of the entity's gross income consists of qualifying income. Qualifying income is defined under Section 7704(d) as including interest, dividends, gains from the sale or disposition of a capital asset (or property described in Section 1231(b)) held for the production of income described in subparagraphs of Paragraph 1 of Section 7704(d). However, Section 7704(c)(3) provides that the exception for a publicly traded entity having more than 90% of its gross income as qualifying income does not apply to any partnership that would be a "regulated investment company" described in Section 851(a) of the Code if such partnership were a domestic corporation.

    Because the Partnership will be engaged in the leasing of personal property which is not one of the types of qualifying income described under Section 7704(d) of the Code, the exception under Section 7704(c) of the Code would not appear available to the Partnership.

    Based upon the undertaking of the General Partner to prohibit any transfer of Units that would cause the Partnership to fall outside the 2.0% safe harbor provided in the Regulations, Counsel is of the opinion that the Partnership will not be a "publicly traded partnership" within the meaning of Section 7704, and, consequently, Section 7704 will not alter the Partnership's treatment as a partnership, rather than as an association taxable as a corporation, for federal income tax purposes.

    3. GENERAL PRINCIPLES OF PARTNERSHIP TAXATION. A limited partnership is required to file a Partnership information tax return each year (Form 1065).
The limited partnership as a legal separate entity does not pay income taxes on its income for federal income tax purposes. Each Limited Partner will report on that Partner's income tax return their distributive share (as determined under the Partnership Agreement) of all terms of the Partnership's income, gain, loss, deduction, credit and tax preferences, whether or not cash is distributed to the Partner. The amount of any loss currently deductible by a Limited Partner will be limited to the Partner's adjusted basis for the Partner's Units in the Partnership and the amount that the Partner is treated as having "at-risk" under applicable tax rules. See "At-Risk Rules." A Limited Partner may be subject to tax if the Partnership has income or gain even though a cash distribution is not made by the Limited Partnership.

    As a general rule, the adjusted tax basis for a Limited Partner in Units in the Partnership will be the Partner's Capital Contribution increased by the share of Partnership Net Income and gain and other items described in Section 705(a)(1) of the Code and reduced (but not below zero) by the Partner's share of Partnership distributions of money and other property, expenses, losses, and other items described in Section 705(a)(2) and (3) of the Code. A Limited Partner would also be entitled to increase basis by the Partnership's qualifying nonrecourse liabilities (nonrecourse liabilities would be Partnership liabilities for which no Partner or person related to a Partner bears the income risk of such liabilities). However, it is not anticipated that the Partnership will incur qualifying nonrecourse liabilities and thus Limited Partners should assume their basis in the Partnership will not be increased by any Partnership liabilities. Other liabilities (recourse) incurred by the Partnership will not increase a Limited Partner's basis in the Partnership but will generally increase the General Partner's basis.

    Distributions of money by the Partnership to a Limited Partner will constitute a return of capital (and not taxable income) to the Limited Partner to the extent of the Limited Partner's adjusted tax basis in the Units. The term "money" includes marketable securities, with marketable securities to be taken into account at fair market value. Marketable securities is broadly defined under Section 731(c) of the Code and includes common trust funds, a regulated investment company, a financial instrument that is readily convertible into money or marketable securities and other investments in entities that hold marketable securities. A return of capital will reduce a Limited Partner's adjusted tax basis for the Units in the Partnership. If a Limited Partner's adjusted tax basis for Units in the Partnership should be reduced to zero, the Partner's share of any cash distributions for any year will generally be taxable to the Partner as though it were a gain on the sale or exchange of property.

    Nonliquidating distribution of property other than money to a Limited Partner will reduce the Limited Partner's interest in the basis of the limited partnership by an amount equal to the limited partnership's basis in such property provided, however, that the adjusted basis cannot be reduced below zero. A Limited Partner's tax basis in property distributed will be equal to the reduction in the Limited Partner's basis in the limited partnership. A reduction in a Limited Partner's share of indebtedness attributable to Units held by the limited partnership will be treated as a distribution of money.

    Expenses and losses of the Partnership will, subject to the Limited Partner satisfying the "at-risk" rules, be deductible by a Limited Partner only to the extent of the adjusted tax basis of the Limited Partner in the Units. Any loss unavailable as a current deduction because of insufficient tax basis is allowed as a deduction at the end of the first succeeding taxable year that the Limited Partner's tax basis exceeds zero. Further, any losses will most likely be considered a passive loss and deductible only to the extent of the Limited Partner's passive income, if any. See "At-Risk Rules" under "Tax Consequences" and "Limitation on Deductibility of Losses from Passive Activities" under "Tax Consequences." Further, deductions or losses incurred by the Limited Partnership and passed through to the Limited Partners are subject to rules limiting the deduction of such as miscellaneous itemized deductions. See "Investment Expense" under "Tax Consequences."

    4. INCOME AND DISTRIBUTIONS. The Partnership intends to make Operating Distributions on a monthly basis but only to the extent the Present Value of the Partnership's Lease Portfolio exceeds the amount of the Net Proceeds of the offering (less any Liquidating Distributions or distributions of capital to the Limited Partners). See "Cash Distributions and Redemptions." If distributions to a Limited Partner for a taxable year are less than the amount of the taxes payable by such Limited Partner on such Limited Partner's distributive share of the Partnership's Net Income for that taxable year, the Limited Partner will still be responsible for the payment of income taxes on such Limited Partner's distributive share of the Partnership's Net Income. See generally "General Principles of Partnership Taxation" under "Tax Consequences."

    5. AT-RISK RULES. Section 465 of the Code provides that activities engaged in as a trade or business or for the production of income are subject to the at-risk rules of Section 465 of the Code. Under Section 465 of the Code, a Limited Partner's (other than corporations that are not closely held (i.e., closely held corporations are defined as corporations in which five or fewer shareholders own directly or indirectly more than 50% of the stock other than certain leasing companies)) deduction for that Partner's share of Partnership expenses or losses for a tax year is limited to the amount "at risk" with respect to the activity as of the close of such year. Except as discussed below, a Limited Partner is considered to be at risk on the sum of (i) amounts of money contributed to the Partnership, (ii) the adjusted basis of other property contributed to the Limited Partnership, (iii) income generated by the Partnership, and (iv) amounts borrowed by the Limited Partner or the Limited Partnership where the Limited Partner is personally liable for repayment. Borrowings by the Partnership, whether recourse or nonrecourse, will not increase a Partner's amount of risk. A Limited Partner will be considered to be at risk on borrowings for the purchase of a Partnership Unit only if and to the extent the Limited Partner is personally liable for repayment or the borrowings are fully secured by the Limited Partner's personal assets (other than the Limited Partner's unit in the Partnership) and subject to the limitation that the borrowings are not borrowed from a person with an interest in the Partnership or a person related to such a person.

    A Limited Partner's amount at risk will be reduced by losses allowed as deductions and cash distributions made by the Partnership. Distributions to a Limited Partner will generally reduce the

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


amount considered at risk. The "at-risk" rules provide that the amount of any distribution received by a Limited Partner or any other reduction in the Limited Partner's amount at risk, after the amount of risk is reduced to zero, will be treated as ordinary income but only to the extent of losses previously claimed. Thus, if the Partnership makes a distribution to a Limited Partner that exceeds the Limited Partner's adjusted basis in the Units in the Partnership, the Limited Partner will have ordinary income.

    If in a year a Limited Partner has a loss from the Partnership, the effect of Section 465(a) of the Code is to permit deduction of such loss up to the aggregate amount the Limited Partner has at risk on the last day of the taxable year. If the amount at risk exceeds the loss, the amount deemed at risk in subsequent years is reduced under Section 465(b)(5) by the amount of losses claimed in previous years and increased by additional at-risk amounts contributed. If the amount of loss exceeds the at-risk amount, the excess loss is held in a suspense account and treated as a deduction in the first succeeding taxable year that the taxpayer is at risk. The carryover loss is then added to the deductions allowable for such year but is limited at the end of such year by the amount then at risk. Under proposed Section 1.465-2(b) of the Regulations there is no limitation on the number of years to which such deductions may be carried.

    In addition to the "at-risk" rules discussed above, Section 704(d) provides that a Limited Partner's distributive share of loss is allowed as a deduction only to the extent of the adjusted basis of the Limited Partner at the end of the year in which the loss is incurred. If a Limited Partner's distributive Share of loss items exceeds the Limited Partner's basis, as adjusted for Capital Contributions, distributions, the Limited Partner's Share of any income items and changes in the Limited Partner's Share of liabilities, then only a portion of each loss item is allowed, based upon the portion that each bears to the total of all loss items. Excess losses that are not currently allowed may be carried forward indefinitely until such Limited Partner has sufficient basis to permit the deduction.

    6.   LIMITATION ON DEDUCTIBILITY OF LOSSES FROM PASSIVE ACTIVITIES.
Section 469 of the Code limits the deductibility of losses from "passive activities" which are incurred by individuals and certain estates and trusts, personal service corporations or closely held corporations. There is no limitation on the deductibility of losses from "passive activities" for corporations taxed under Subchapter C that are not personal service corporations or closely held corporations.

    The passive loss rules under Section 469 generally do not allow individuals to use losses and credits from "passive activities" to offset income from nonpassive activities, including wages, salaries, active business income and portfolio income such as interest, dividends, royalties or gains from disposition of assets producing "portfolio income" or held for investment.

    Passive activities include investments in entities such as limited partnerships, business trusts, partnerships and S corporations if the entity is engaged in the active conduct of a trade or business and the investor does not materially participate in the operation or activities of the entity. The general rule is that passive losses or credits may only offset income from other passive activities unless the investor disposes of his or her entire investment in the activity at which time the investor may deduct any suspended passive activity losses against nonpassive income.

    Passive activity by definition under the Code includes any rental activity, except for certain taxpayers engaging in the rental of real estate. A rental activity means any activity where payments are principally for the use of tangible property. Because the activity of the Limited Partnership will be the leasing of tangible personal property, the activity should be considered a passive activity under Section 469 of the Code. Accordingly, the Limited Partnership's net income or net loss from the rental activity would be considered income or loss from a passive activity. Losses attributable to the Limited Partners may generally be deducted only against income or gains attributable to other passive activities.

    Any interest income earned by the Partnership on escrow accounts or other money market accounts will be portfolio income allocable to the Limited Partners based on the provisions of the Partnership Agreement. Any dividends on stocks acquired by the Partnership would be considered portfolio income as well as the gains on the sale of those stocks. In addition, to the extent certain of the leases may not be characterized as true leases for federal tax purposes, as discussed in "Characterization of Partnership's Leases as Leases for Federal Income Tax Purposes," a portion of the payments received from such leases may be considered interest income which would be treated as portfolio income allocable to the Limited Partners. To the extent such income is treated as portfolio income, such income will not be offset by passive losses from the Partnership's passive activities.

    The Partnership will be required to allocate expenses, overhead expenses (including management fees and acquisition fees) and interest expense between its passive activities and its portfolio income activities. Any Net Losses of the Partnership allocable to a Limited Partner arising from rental activities will be passive losses. These passive losses will be currently deductible only to the extent of a Limited Partner's passive income from other passive activities. All "passive losses" which are not currently deductible by the Limited Partner may be carried over to succeeding taxable years and may be applied against passive income. Passive losses which are not deducted and thus carried over to a future year may as a general rule be deducted by the Limited Partner on disposition of the interest in the Partnership. Portfolio income will not offset losses from a passive activity.

    Gain or loss realized by a Limited Partner on disposition of his or her interest in the Limited Partnership will be treated as passive income or loss. Upon a fully taxable disposition of a Limited Partner's entire interest in the Limited Partnership to an unrelated party, the Limited Partner may deduct any loss incurred on the disposition, any suspended loss from the Limited Partnership from prior years and current year loss.

    7. ALLOCATION OF PARTNERSHIP NET INCOME OR NET LOSS. In general, the allocation of overall taxable income or loss of the Partnership among the Partners, as well as any item of income, gain, loss or deduction will be controlled by the Partnership Agreement, unless the allocation is found not to have "substantial economic effect" under Section 704(b)(2) of the Code.

    An allocation will generally be found to have substantial economic effect if it is consistent with the underlying economic arrangement among the Partners and reflects the manner in which the economic benefits and burdens are shared by the Partners. If an allocation does not have substantial economic effect, a Partner's share will be determined in accordance with his or her interest in the Limited Partnership, taking into account all the facts and circumstances. In such event, (i) the taxable income allocable to the Limited Partners might be increased and any losses and credits allocable to them might be decreased, and
(ii) the Limited Partner's shares of nonrecourse Limited Partnership liabilities, if any, includable in the adjusted tax basis of their Units might be reduced.

    The IRS has promulgated and amended Section 704(b) Regulations on numerous occasions relating to the determination of a Partner's distributive share of Partnership income, gains, losses, deductions and credits. The Regulations, in general, provide that Partnership allocations do not have "economic effect" unless the following provisions are included in the Partnership Agreement:
(1) partner's capital accounts must be maintained in accordance with the Regulations; (2) upon liquidation of the Partnership, liquidating distributions must be made in accordance with positive capital account balances; and (3) a partner is required to contribute capital to the Partnership equal to any deficit capital account balance following liquidation of the partner's interest in the Partnership. The Partnership Agreement does not include the third provision. The Regulations provide an alternate test for economic effect if the Partnership Agreement contains a "qualified income offset." The Partnership Agreement attempts to comply with this alternate test as well as the other applicable requirements of the Regulations. The Partnership Agreement provides that those Partners who have or would have, as a result of an allocation of losses, deficit capital accounts in excess of their Units in the Limited Partnership shall be allocated income as rapidly as possible so as to reduce such deficit Capital Account balances to zero.
The result could be an acceleration in the income allocated to Limited
Partners. To the extent allocations fail to qualify for the alternate test for economic effect, the allocations in the Partnership Agreement will be governed by the Partner's interests in the Limited Partnership, taking into account all the facts and circumstances.

    The Regulations provide that where capital accounts are maintained in accordance with the rules of the Regulations and liquidating distributions are to be made in accordance with positive capital account balances, the partner's interests in the partnership each year generally will be determined by comparing the manner in which distributions (and contributions) would be made if all partnership property were sold at book value and the partnership were liquidated immediately prior to the taxable year, with the manner in which distributions and contributions would be made if the sale of partnership property at book value and liquidation occurred at the end of the taxable year. Allocations made under this rule generally would be similar to those provided in the Partnership Agreement, although there is no assurance the IRS would not be successful in reallocating Limited Partnership income or loss in a different manner with the result that the share of income of Limited Partners might be increased or their share of losses decreased.

    It is the opinion of Counsel that the allocation of Net Income or Net Loss, among the Partners as set forth in the Partnership Agreement more likely than not will be recognized under the regulations under Section 704(b) of the Code because the allocation has substantial economic effect or will be considered to be in accordance with the Partner's interests in the Partnership under the Regulations. The regulations under Section 704(b) of the Code provide that the allocation established under the Partnership will be accepted for tax purposes if certain standards set forth in the regulations for such distribution are satisfied. If the IRS were to contend successfully that such allocations have no substantial economic effect, then the Partnership's Net Income or Net Loss will be allocated among the Partners on the basis of each Partner's interest in the Partnership, determined by taking into account all facts and circumstances.

    8. ALLOCATIONS AMONG LIMITED PARTNERS. Section 706(d) of the Code prohibits retroactive allocations of profits, losses and other items of a partnership among its partners. Generally, a partner's share of such items must be determined by taking into account his or her varying interest in the partnership during any taxable period, and a partner may not be allocated a share of partnership items that are attributable to any period during which he or she was not a partner. Accordingly, each Limited Partner's share of allocation of profits, losses and other separable reportable items of the Partnership will depend on his or her interest in the Partnership and when he or she became a Limited Partner.

    9. CHARACTERIZATION OF PARTNERSHIP'S LEASES AS LEASES FOR FEDERAL INCOME TAX PURPOSES. The availability to Limited Partners of the tax benefits associated with the Partnership's ownership of the Equipment, particularly depreciation, depends upon the Partnership being treated as the owner of the Equipment for tax purposes and upon the classification of the Partnership's
leases ("Lease" or "Leases") as true leases for tax purposes.    To be treated
as the owner of leased Equipment for tax purposes, the Partnership must possess the benefits and burdens of ownership of the property and be considered the equitable owner of the property for tax purposes. If the Partnership's transaction with the other party on the Equipment is held to be a mere financing arrangement and/or a purchase, the Partnership would not be deemed the owner of the Equipment for tax purposes and thus not entitled to the tax benefits of ownership.

    The determination of who is the equitable owner is based on many factors. The characterization of transactions as leases, conditional sales or financings has been addressed in a number of court decisions. However, the courts have not identified one factor as being determinative of whether the lessor or lessee of the property is to be treated as the owner. Judicial decisions and IRS pronouncements have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of weighting of many factors.

    Counsel is of the opinion that the Limited Partnership should be treated as the equitable owner of the Equipment other than Equipment subject to financings (i.e., leases intended for security). Counsel's opinion is based on the current status of the tax law and, in part, on the following representations of the General Partner with respect to such properties; (i) legal title to, and possession of the properties will be transferred to the Limited Partnership;
(ii) the Limited Partnership's purchase price of a property will not exceed its fair market value; (iii) leases for properties will be in the form of leases;
(iv) the Limited Partnership will treat such leases as leases for federal income tax purposes; (v) the rents to be paid pursuant to such leases will be commercially reasonably; (vi) the exercise price for any purchase option for any property or portion thereof will not be less than the fair market value or the anticipated fair market value on the option exercise date, and no offset to the exercise price of any purchase option will be allowed for any lease payments; and (vii) each property should have a useful life beyond the term of its lease and a significant value at the termination of its lease. However, as discussed herein, the characterization of a transaction as a lease or some other type of ownership is based on many factors that the IRS and the courts may review and conclude result in the conclusion that the transaction is not a lease for tax purposes.

    Should a lease be characterized as a sale, financing or refinancing transaction for federal income tax purposes, a portion of the income of the Partnership in respect of such lease would be ordinary gain or interest income, without any offset for depreciation deductions. This characterization would generally result in increased amounts of taxable income in the initial years of such lease because of the loss of depreciation deductions. Further, the income or losses from the leases may be treated as portfolio income or losses under the passive loss rules.

    The law governing the characterization of transactions as leases is complicated and is in a state of change. Furthermore, for federal income tax purposes, lease characterization is made on a property-by-property basis based on an analysis of many factors, including lease payments, the lease purchase option and the fair market value of the property at the time the opinion is exercised. Accordingly, there can be no assurance that the status of the Partnership as the owner of the property under the lease for tax purposes will not be challenged successfully by the IRS.

    10. DEPRECIATION DEDUCTIONS ON EQUIPMENT. Under Section 168 of the Code, the Partnership may claim an annual deduction (called "depreciation") on property that the Partnership was required to capitalize because the property had a useful life of more than one year. Under the current depreciation rules, the system or method of computing the annual depreciation deduction is called the Modified Accelerated Cost Recovery System ("MACRS"). MACRS authorizes an annual depreciation deduction for the exhaustion, wear and tear and obsolescence of property used in a trade or business or held for the production of income. Under MACRS, eligible personal property ("recovery property") may be depreciated over recovery periods of between 3 and 20 years. A 200.0% declining balance method of depreciation can be used, or, if the taxpayer elects, the straight-line method of depreciation may be elected. The 200.0% declining balance method may be used for 3, 5, 7 and 10-year class property, switching to the straight-line method at that time to maximize the depreciation allowance. The useful lives of the items of Equipment that the Partnership intends to purchase and lease will generally be either five or seven years but may be longer.

    The Partnership intends to elect to use the MACRS depreciation method of depreciation and not the straight-line depreciation method.

    Under the provisions of the Code, personal property placed in service or disposed of during a taxable year is treated as placed in service or disposed of
at the midpoint of such year.   The Partnership's first taxable year of
operations may be less than 12 months. In this case, the Partnership's depreciation deductions for its first year of operations would be reduced to reflect the number of months of Partnership operations.

    Section 168(g) of the Code provides that any tangible property which is used during the taxable year predominantly outside the United States must be depreciated by using the straight line method over the property's class life or 12 years if the property has no class life. While it is not likely, the Partnership may lease Equipment for use outside the United States by foreign lessees.

    Section 168(g) of the Code provides that, in the case of a lease of tangible property (other than real property) to the extent such property is financed by obligations exempt from tax under Section 103 of the Code or property leased to a tax-exempt entity, depreciation deductions under MACRS are not available, and depreciation must be computed on a straight-line basis over the property's class life (as used prior to the adoption of MACRS) or 125.0% of the lease term, if longer. Special rules are provided, however, for "qualified technological equipment." If a lease of "qualified technological equipment" to a tax-exempt entity has a term of five years or less, the recovery period is five (5) years. "Qualified technological equipment" includes "any computer or computer peripheral equipment," "high-technology telephone station equipment installed on the customer's premises," and "high-technology medical equipment."

    Equipment may be leased to private tax-exempt entities in which case the depreciation shall be under the alternative depreciation system of Section 168(g). Such Equipment may, however, qualify as "qualified technological equipment" and be subject to leases of five years or less. In this case, such Equipment will qualify for depreciation under MACRS.

    If during any taxable year, the aggregate basis of property placed in service by a Limited Partner, directly and indirectly through the Partnership, during the last three months of such taxable year exceed 40.0% of the aggregate basis of property placed in service during such taxable year by the Limited Partner, the mid-quarter convention will be applicable to all property placed in service during such taxable year by the Limited Partner. The mid-quarter convention treats all property placed in service during any quarter of a taxable year (or disposed of during any quarter of a taxable year) as placed in service (or disposed of) on the midpoint of such quarter.

    11. DEDUCTION OF MANAGEMENT AND OTHER FEES TO THE GENERAL PARTNER. The Partnership will pay fees to the General Partner and others related to the General Partner for acquiring Equipment, management, administrative and organizational services performed for the Partnership. Some of these fees and costs will be payable out of the proceeds of the offering and may be substantial in amount. The IRS may challenge some or all of the deductions for fees payable to the General Partner or related parties, or any other party, and may challenge such deductions based upon the payment being excessive, based upon a recharacterization of the payment, or based upon the payment being to a Partner in its capacity as a Partner rather than in some other capacity. Because such recharacterization depends on various facts and circumstances which may be viewed subjectively, counsel can give no assurance that the IRS may not recharacterize certain fees in whole or in part. If the IRS were to recharacterize such fees, it could result in all or a portion of such fees having to be amortized over some longer period or being treated as a nondeductible capital expenditure.

    Start-up costs of creating or investigating the creation of an active trade or business cannot be currently deducted. However, start-up costs may be capitalized and amortized under Section 195 of the Code if they would have been deductible if incurred in connection with the operation of an existing business in the same field. Start-up costs are amortizable over a period of no less than 60 months beginning in the month in which the business begins if an amortization election is made for the year in which the business begins. The Limited Partnership intends to amortize its start-up costs, if any, over a 60-month period.

    The Limited Partnership's purchase price of Equipment will be capitalized and recovered through cost recovery deductions. In addition, acquisition fees paid in connection with the Limited Partnership's portfolio of assets will be either capitalized as a cost of the Equipment and recovered through cost recovery deductions to the extent allowable or capitalized and amortized in the discretion of the General Partner. Acquisition fees payable to obtain financing by the Limited Partnership will be amortized over the term of such financing.

    The Partnership may accrue and deduct the Management Fee in a year prior to its payment. The IRS may contend that the Management Fee should not be deducted until paid if the liability or amount thereof cannot be determined with reasonable accuracy. The IRS may challenge the Management Fee as being excessive or based upon the payment being to a Partner in its capacity as a Partner rather than for services rendered. No assurance can be given that the IRS will not be successful in this contention.

    12. ORGANIZATION AND SYNDICATION COSTS. Legal, accounting and other similar types of start-up expenses have been incurred in the organization of the Partnership and in the promotion and sale of the Units. Organization expenses are costs which are incident to the creation of the Partnership, such as legal and accounting fees for services incident to the organization of the Partnership and filing fees. Syndication expenses are those connected with the issuing and marketing of Units, including fees paid as commissions to brokers selling the Units and legal, accounting and printing costs with respect to the offering, including the preparation of the offering memorandum. Organization expenses will be capitalized and amortized over a 60-month period. Syndication expenses must be capitalized (become a nondeductible capital expenditure) and are not subject to amortization. The Partnership will be reimbursing the General Partner for certain organization expenses (those incident to the creation of the Partnership). Based on a review of the nature of these expenses and consistent with the discussion hereinbefore stated, it is the opinion of Counsel that such expenses (organization expenses versus syndication expenses which are nondeductible capital expenditures) more likely than not will be treated as organization expenses for income tax purposes and, as such, will be capitalized and amortized over a five year period. There can be no assurances that the IRS will not contend that some of the organizational costs will not be deemed to be syndication costs, thereby rendering such costs nonamortizable.

    13. SALE OR OTHER DISPOSITION OF EQUIPMENT. If the Equipment is acquired and held by the Partnership for more than one year and is not acquired and held for sale in the ordinary course of a trade or business of the Partnership, any profit or loss which may be realized by the Partnership on the sale of Equipment will be treated as "Section 1231" gain or loss under the Code (except to the extent of depreciation recapture as described below). Section 1231 gain or loss from the Partnership would be combined with any other Section 1231 gain or loss incurred by a Limited Partner in that year. Generally, if a taxpayer has a net
Section 1231 gain, it will be treated as a capital gain, and if he has a net
Section 1231 loss, it will be treated as an ordinary loss. However, a taxpayer's Section 1231 gain is treated as ordinary income to the extent of "nonrecaptured net Section 1231 losses," if any. Nonrecaptured net Section 1231 losses are defined as the aggregate net Section 1231 losses reported by a taxpayer as ordinary losses in the five most recent prior years, less the portion of such losses already taken into account in converting Section 1231 capital gain into ordinary income.

    Gain recognized (amount realized over the adjusted basis in the property) on the disposition of depreciable personal property like the Equipment or, with respect to a Partner's share of such deduction, upon disposition of the Partner's Units is generally subject to "recapture" and taxed as ordinary income (instead of capital gain) under Section 1245 of the Code to the extent of the depreciation deductions taken with respect to such property. Also amounts treated as subject to the depreciation recapture rules (to the extent of realized gain) must be recognized in the year of disposition, even if the taxpayer has sold the property on an installment sale basis and may not receive cash for the purchase price of the equipment in the year of sale.

    The use of the installment method has been repealed for sellers of personal property when a seller regularly sells or otherwise disposes of such property on an installment basis. If the Partnership is determined by the IRS to be engaged in the regular disposition of personal property, the seller will be required to report the full gain in the year of sale even though all the actual cash payable on the sale has not been received. This characterization is possible during the Liquidating Phase of the Partnership.

    14. SECTION 754. Because of the additional administrative responsibilities caused by allowing an adjustment in basis, the Partnership does not intend to file an election under Section 754 of the Code to adjust the basis of the Partnership's Equipment in the case of a transfer (including death of any Limited Partner) of a Unit or Units, although the General Partner reserves the right to do so.

    15. SALE OR OTHER DISPOSITION OF UNITS. Although no public market for the Units exists nor is none expected to develop, a Partner who sells his or her Units will generally realize short-term or long-term capital taxable gain or loss measured by the difference between the selling price and the adjusted tax basis of his or her Units. Gain or loss realized on the sale or redemption of Units by a Limited Partner who is not a "dealer" in securities and who has held such Units for more than eighteen months, generally will be long-term capital gain or loss, as the case may be. Under recently passed tax legislation, the maximum tax rate applicable to long term capital gain is 20.0% for individuals (a 10% rate applies to gains for taxpayers in the 15% tax bracket). However, the proceeds of a sale or redemption will be taxed at ordinary income rates to the extent of the portion of potential depreciation recapture, substantially appreciated inventory, and unrealized receivables attributable to the Unit.

    The amount of gain recognized by a Partner in the sale or other disposition of his or her Units, or the tax attributable to such gain, may exceed the cash, if any, available from the sale or disposition. Any excess tax liability will have to be paid by the Partner from sources other than the Limited Partnership.

    Any Partner selling or exchanging a Unit must notify the Partnership of the transfer. Any Partner who fails to notify the Limited Partnership will be subject to penalties. The Limited Partnership will be required to file annual reports with the IRS describing all such transfers. Once the Partnership has been so notified, it must report to the IRS, and to the transferor and transferee of such Unit, certain information relating to the transfer which the IRS may prescribe by regulations.

    A Partner who transfers his or her Units during a taxable year must include in his or her personal return his or her share of taxable income or loss of the Limited Partnership for the portion of the taxable year of the Limited Partnership during which he or she owned the transferred Units.

    Under Section 708(b)(1)(B) of the Code, the Partnership would be considered terminated if, within a 12-month period, there is a sale or exchange of 50.0% or more of the total interest in Partnership capital and profits. While this is not expected to occur, if such a termination was to occur, there could be a loss of certain tax benefits.

    16. METHOD OF ACCOUNTING AND TAXABLE YEAR. The Partnership, as required under the Code, will utilize the accrual method of accounting and its taxable year will be the calendar year. In general, under the accrual method of accounting, income is includable for the year in which it is earned and expenditures are deductible for the year in which the liability for the expenditure arises. There are, however, a number of exceptions to these rules that may affect the timing of income or deductions of the Limited Partnership. Further, the Internal Revenue Service has broad discretion under Section 446(b) of the Code to determine that a taxpayer's method of accounting does not "clearly reflect income" and to require the taxpayer to use a different accounting method.

    17. FOREIGN TAX CREDIT. The Partnership may be subject to foreign taxes if the Partnership leases Equipment to foreign lessees. Foreign taxes paid by the Partnership and allocable to a Limited Partner may be creditable against a Limited Partner's federal income tax liability.

    18. INVESTMENT INTEREST. Section 163(d) of the Code limits the deductibility of interest on Partnerships borrowed to acquire or carry investment assets ("Investment Interest"). Interest incurred by a taxpayer is generally deductible only to the extent of net investment income. However, interest incurred to carry a "passive investment" is treated as a passive activity expense and not as investment interest.

    Most of the interest, if any, incurred by a Limited Partner to acquire or carry his Partnership Units will be treated as passive activity expense and not as investment interest. As a passive activity expense, such interest is deductible only to the extent of the Limited Partner's passive income from the Partnership or other passive activities.

    19. INVESTMENT EXPENSES. As a general rule, investment expenses and other miscellaneous itemized deductions of an individual are deductible only to the extent that such expenses exceed 2.0% of the individual's adjusted gross income. Investment expenses may be subject to further reduction as an itemized deduction if an individual's income exceeds certain levels. While most of the expenses and deductions realized from the Partnership should not be subject to this limitation since they are attributable to property held for the production of rent, the Partnership's organization and syndication expenses could be considered investment expenses that are not attributable to the production of rent. Depending upon a Limited Partner's individual circumstances (this total miscellaneous deduction must exceed 2.0% of his Adjusted Gross Income), a Limited Partner's allocable share of such expenses could be nondeductible. In any case, such expenses would only provide a current tax benefit to a Limited Partner who itemizes his deductions.

    20. INTEREST RELATING TO TAX EXEMPT INCOME. Section 265(a)(2) of the Code disallows any deduction for interest on indebtedness of a taxpayer or a related person incurred to purchase or for the purpose of continuing to carry a tax exempt investment. The IRS announced in Rev. Proc. 72-18 that the prescribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Rev. Proc also provides that, while a partnership's purpose in incurring indebtedness will be attributed to its general partner, a limited partnership interest will be regarded as a "portfolio investment." Thus, in the case of a Limited Partner owning tax exempt obligations, it is possible that the IRS might take the position that his allocable portion of any Partnership interest expense, or any interest expense incurred by him to purchase or carry a Unit or Units, should be viewed as incurred by him to continue carrying tax exempt obligations, and that such Limited Partner should not be allowed to deduct all or a portion of such interest. It is not known whether Rev. Proc. 72-18, if applicable, would be upheld as valid by the courts.

    21. ALTERNATIVE MINIMUM TAX. In addition to the regular income tax, the Code imposes an alternative minimum tax ("AMT") on both corporate and noncorporate taxpayers. Each Partner must take into account his or her share of the Limited Partnership's items in computing his or her AMT. The AMT for noncorporate taxpayers is equal to the excess (if any) of (i) 26.0% of the first $175,000 (or $87,500 in the case of married taxpayers filing separately) of the "alternative minimum taxable income" that exceeds an "exemption amount" ($33,750 for an individual and $45,000 for a joint return) and 28% of any additional alternative minimum taxable income over (ii) the tax computed under the usual method (less certain tax credits). The "exemption amount" is reduced by 25 cents for each $1 by which alternative minimum taxable income exceeds $150,000 for a joint return, $112,500 for a single individual and $75,000 for estates, trusts and married persons filing separately.

    "Alternative minimum taxable income" is the taxpayer's taxable income computed with certain adjustments and increased by the amount of items of tax preference. For property placed in service on or prior to December 31, 1998, for alternative minimum tax purposes, depreciation is computed under the alternative system of Code Section 168(g), except that depreciation is computed using the 150.0% declining balance method. The recovery period under Section 168(g) is the property's class life, which generally will be longer than the MACRS recovery period. For property placed in service after December 31, 1998, the alternative minimum tax depreciation will be computed using the same lives as used for regular tax purposes but with the 150% declining balance method of depreciation.

    Most miscellaneous itemized deductions are not deductible or are limited in determining alternative minimum taxable income. Losses from nonparticipatory business activities are not deductible. While Investment Interest is deductible only to the extent of net investment income. Net investment income is computed without regard to income and expenses from nonparticipatory business activities, such as the Partnership.

    All tax credits, other than foreign tax credits, do not reduce an individual's alternative minimum tax. Noncorporate Limited Partners with large investment or other tax credit carryforwards could lose the full benefit of such credits if the alternative minimum tax exceeds his "regular tax" as reduced by the credits.

    Minimum tax paid in one year may be carried forward (but not back) indefinitely as a credit against regular tax liability. The credit may not be used, however, to offset any future minimum tax liability. The credit is the amount of the taxpayer's adjusted net minimum tax imposed for all prior taxable years beginning after 1986, over the amount allowable as a credit for all such prior taxable years. The adjusted net minimum tax is the taxpayer's minimum tax reduced by the amount that would have been the taxpayer's minimum tax had only certain preferences been taken into account.

    A noncorporate Limited Partner's liability for the alternative minimum tax is a complex determination and depends on his overall tax situation. For a noncorporate Limited Partner with substantial tax preferences, the alternative minimum tax could reduce the after-tax economic benefits of an investment in the Partnership.

    The corporate alternative minimum tax is equal to the excess (if any) of
(i) 20.0% of the amount by which the "alternative minimum taxable income" exceeds $40,000, over (ii) the tax computed under the usual method (less certain tax credits). The $40,000 "exemption amount" is reduced by 25 cents for each $1 by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax will not apply to small business corporations for tax years beginning after 1997. A corporation is considered a small business corporation if it has average gross receipts of no greater than $5.0 million for three consecutive years, beginning with the taxable year beginning after December 31, 1994.

    The "alternative minimum taxable income" is the corporation's taxable income computed with certain adjustments and increased by the amount of items of tax preference. For property placed in service prior to December 31, 1998 for which an election is made to depreciate under the 200.0% declining balance method, the amount allowed as a deduction in computing alternative minimum taxable income is the depreciation computed under the 150.0% declining balance method over the class life of such property or 12 years for property with no class life. Either of these periods may be longer than the property's regular tax recovery period. For property placed in service after December 31, 1998, the 150% declining balance method shall be applicable but the class life shall be the same class life as used for regular depreciation purposes.

    Minimum tax paid in one year may be carried forward (but not back) indefinitely as a credit against regular tax liability. The credit may not be used, however, to offset any future minimum tax liability.

    A corporate Limited Partner's liability for the alternative minimum tax is a complex determination and depends on its overall tax situation. For a corporate Limited Partner with substantial tax preferences, the alternative minimum tax could materially reduce the after-tax economic benefits of an investment in the Partnership.

    22. PROFIT MOTIVE. Under Section 183 of the Code, if the Partnership lacks a profit or income motive (other than tax purposes) in acquiring and leasing the Equipment, substantially all of a Limited Partner's losses, if any, attributable to an investment in the Partnership for any year would be disallowed as a deduction. There is a presumption under Section 183 of the Code that an activity is engaged in for profit if the gross income from the activity exceeds deductions attributable to the activity in three or more of the five consecutive taxable years ending with the current taxable year. There is no certainty that the Partnership will have income sufficient to entitle it to the benefit of this presumption. Accordingly, the Partnership (and perhaps each Partner) may have to demonstrate that the Partnership's activities are engaged in for profit. There is no specific standards applicable in determining whether the Partnership has the requested profit objective. The General Partner has represented that the Partnership will be operated for purposes of providing an economic profit to the Limited Partners without regard to any tax benefits of an investment in the Partnership. Based on such representations and the anticipated business activities of the Partnership, counsel is of the opinion that it is more likely than not that the Partnership will be able to satisfy the profit motive requirements.

    23.  TAX PROCEDURES AND PENALTIES.  Based on current provisions of the
Code, the tax treatment of items of the Partnership's income and loss will be determined at the Partnership level and not at the individual level of each Limited Partner. The tax return of the Partnership may be subject to audit, which audit would be conducted at the Partnership level. Adjustments resulting from an audit of the Partnership may result in an audit of an individual Limited Partner's personal returns and could result in adjustments not only to the Partnership items but also adjustments to nonpartnership items. A Limited Partner would be liable for any interest on tax deficiencies resulting from an adjustment to the Partnership's tax return. Interest relating to certain items (such as certain deficiencies relating to valuation overstatements, the at-risk rules, and certain accounting methods or other matters) accrues at 120.0% of the statutory rate. Interest due on tax deficiencies is nondeductible. SEE Tax Legislation for recent developments on audit adjustment.

    A penalty will be assessed for each month a fraction thereof (up to a maximum of five months) that a Partnership return is filed late or incomplete. The monthly penalty is $50 per partner in the Partnership. Section 6662 of the Code imposes a civil penalty of 20.0% of any portion of an underpayment of tax which is attributable to (1) negligence or disregard of rules or regulations,
(2) a substantial understatement of income tax, (3) a substantial valuation overstatement, (4) a substantial overstatement of pension liabilities, and (5) a substantial estate or gift tax valuation understatement and valuation misstatements in connection with Section 482 transactions. Interest from the tax return filing date will accrue on this penalty where it is applied. In particular, a substantial understatement of income tax will exist if the amount of the understatement exceeds the greater of 10.0% of the correct amount of tax or $5,000 ($10,000 in the case of most corporations). The penalty will not apply to a substantial understatement with respect to an item if (i) substantial authority supported the taxpayer's treatment of such item, (ii) the relevant facts concerning the treatment of the item were adequately disclosed on the taxpayer's return, or (iii) the IRS waives the penalty where there was reasonable cause for the understatement, and the taxpayer acted in good faith. However, in the case of any item attributable to a "tax shelter," exception (i) above will be available only if, in addition to meeting the requirements of that exception, the taxpayer reasonably believed that his treatment was more likely than not the proper treatment, and exception (ii) is not available at all. The definition of "tax shelter" for this purpose includes a plan or arrangement the principal purpose of which is the avoidance or evasion of federal income tax. The General Partner does not expect the Partnership will be considered a "tax shelter."

    24. INVESTMENT BY EMPLOYEE BENEFIT PLANS AND OTHER TAX EXEMPT ENTITIES. Each otherwise tax-exempt Limited Partner (i.e., Employee Benefit Plan) is subject to tax on its unrelated business income, and must file a tax return reporting such income. To the extent a tax-exempt Limited Partner is allocated unrelated business income from the Partnership, it generally will be subject to the same provisions as taxable Limited Partners with respect to reporting and paying tax (including estimated tax) on such income. If the tax-exempt Limited Partner is a trust (such as a profit-sharing trust, plan for a self-employed individual or IRA), the tax rates would be the rates applicable to trusts (including alternative minimum tax). If the tax-exempt Limited Partner is not a trust, it would be subject to corporate tax rates (including alternative minimum tax).

    "Unrelated business income" is the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Specific deductions which are directly connected with the carrying on of such trade or business, computed with modifications, are allowed. Since the Partnership carries on a trade or business, a tax-exempt Limited Partner will be considered to be regularly carrying on the trade or business of the Partnership and any income produced by the Partnership will be unrelated business income to the tax-exempt Limited Partners to which it is allocated, unless such income is specifically exempted from such classification.

    The Partnership will be engaged in leasing tangible personal property. Income from leasing personal property is not specifically exempted from being characterized as "unrelated business income." Thus, each tax-exempt Limited Partner's distributive share of Partnership Net Income from the Partnership Leases will constitute "unrelated business income." A portion of any additional gain on the disposition of the Equipment may be "unrelated business income" if such Equipment were disposed of within the 12 months prior to the repayment of any loan or financing incurred to finance the repair or reconditioning of such Equipment. The General Partner anticipates that most of the Partnership's Net Income allocable to a tax-exempt Limited Partner will be "unrelated business income."

    Each tax-exempt Limited Partner is allowed, in the aggregate, a $1,000 annual exemption from tax on its unrelated business income.

    The receipt of unrelated business income by a tax-exempt entity generally has no effect on that entity's tax-exempt status or on the exemption from tax of its other income. However, for certain types of tax-exempt entities, the receipt of any unrelated business income may have extremely adverse consequences. For example, for charitable remainder trusts (defined under Code Section 664), the receipt of any such taxable income during a taxable year will result in the taxation of all of the trust's income from all sources for such year. Accordingly, for these and other reasons, each prospective tax-exempt Limited Partner is urged to consult its own advisor regarding the possible repercussions of an investment in the Partnership.

    Tax-exempt Limited Partners may also generally be subject to state and local taxation on their unrelated business income. Tax-exempt Limited Partners should consult with their own tax advisors concerning the applicability and impact of state and local tax laws.

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

    25. PARTNERSHIP REGISTRATION AS A TAX SHELTER WITH THE INTERNAL REVENUE SERVICE. Persons responsible for organizing certain defined investments (the General Partner) are required to register their promotions with the IRS, whether or not considered "abusive," if considered a "tax shelter" under IRS guidelines. The registration procedures require a tax shelter promoter to report the existence of the tax shelter offering to the IRS at the same time that it is first offered for sale, to disclose various tax and financial information about the offering and to maintain lists of investors. Registration as a tax shelter may increase the likelihood of an IRS audit. REGISTRATION DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS.

    Temporary regulations under Section 6111 of the Code define a "tax shelter" for tax shelter registration purposes as an investment (1) with respect to which a person could reasonably infer that the tax shelter ratio for any investor may be greater than two to one as of the close of any of the first five (5) years ending after the date on which the investment is offered for sale and (2) that is either (a) required to be registered under a federal or state law regarding securities, (b) sold pursuant to an exemption from registration requiring the filing of a notice with a federal or state agency regulating the offering or sale of securities or, (c) a "substantial investment," defined as an investment whose aggregate amount offered for sale to investors exceeds $250,000 and that five (5) or more investors are expected. Based upon these regulations, the Partnership will register as a tax shelter.

    The Partnership has applied for and will provide to each investor the tax shelter registration number issued to the Partnership by the IRS.

    YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN THE PARTNERSHIP.

    You must report the registration number (as well as the taxpayer identification number of the Partnership) on Form 8271.

    FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

    Any Limited Partner who, without reasonable cause, fails to include the tax shelter registration number on his return will be subject to a $250 penalty. In addition, a Limited Partner who sells or otherwise transfers an interest in the Partnership must furnish the buyer or transferee of such interest with a written statement containing the tax shelter registration number and including prominent legends in bold and conspicuous type stating
(i) that the registration number must be included on any return on which the transferee claims any deduction, or other tax benefit arising from an investment in the tax shelter and (ii) that the issuance of the registration number does not indicate that the IRS has reviewed, examined or approved the investment or the claimed tax benefits. Failure to furnish the tax shelter registration number to a transferee may result in a penalty of $100 for each such failure. Further, a Limited Partner who transfers an interest in the Partnership must notify the Partnership of such transfer, generally prior to the transaction. The notification is required to include (i) the names and addresses of the transferor and the transferee, (ii) the taxpayer identification number of the transferor and, if known, of the transferee, and
(iii) the date of the sale or exchange.

    26. TAX LEGISLATION. It is impossible to predict with any degree of certainty what new tax proposals may be forthcoming, whether any such proposals are likely to have an effect upon the income tax treatment presently associated with an investment in the Partnership, or what the effective date might be of any legislation that may be derived from such proposals. Potential investors are urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the Partnership.

    27   STATE INCOME TAX CONSEQUENCES.  In addition to the federal income tax consequences described above, prospective Limited Partners should consider potential state and local tax consequences of an investment in the Equipment. The Partnership itself may be subject to state income taxes in states in which the Partnership owns Equipment or is engaged in business. Moreover, a Limited Partner's share of Net Income or Net Loss attributable to his investment in the Equipment generally will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. In addition, certain other states in which the Equipment is leased may impose a tax on nonresident Limited Partners determined with reference to their pro rata shares of income derived from such state. To the extent that a nonresident Limited Partner pays tax to a state by virtue of Equipment owned within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. In sum, a Limited Partner may be subject to income, estate or inheritance tax, or both, and may be required to file tax returns in states and localities where Equipment is leased, as well as in the state or locality of his residence. It is possible that some states or localities where the leased property will be located will require that the Partnership withhold state or local taxes on the income allocated (or distributions made) to Limited Partners. The Partnership is authorized to withhold from amounts otherwise distributed to Limited Partners such amounts as the General Partner determines is necessary or appropriate to satisfy the Partnership's state or local tax obligations.

    Congress has recently passed and the President has signed the Taxpayer Relief Act of 1997 (TRA of 1997). The new tax legislation contains many new provisions that affect an investment in the Partnership, including the provisions described in tax materials on the new capital gains tax provisions and revisions in the alternative minimum tax computation. The TRA of 1997 allows a large partnership (partnerships that had 100 or more partners in the preceding year) to elect special simplified tax reporting rules in determining the treatment of a large number of distribution items from the partnership level. Also, under the TRA of 1997, partnership adjustments for electing large partnerships resulting from an audit generally will take effect and flow through to the partners for the year in which the adjustment takes place rather than going back to any prior year. The Partnership, in lieu of flowing through the adjustment to the Partners, may elect to pay an imputed underpayment on the net adjustment at the highest tax rate for the taxable years under audit. The Partnership is responsible for interest and penalties that result from a partnership adjustment and any payment made by the Partnership is nondeductible. These provisions are effective for tax years beginning after December 31, 1997. Because the new partnership provisions have only been enacted and no regulations have been issued, the Partnership has not determined whether the election should be made by the Partnership.

    Limited Partners should consult their own tax advisors as to the state and local tax consequences of an investment in the Partnership. No opinion has been or will be rendered by Tax Counsel on matters of state or local tax law.


-------------------------------------------------------------------------------

                              EMPLOYEE BENEFIT PLANS

-------------------------------------------------------------------------------


    Qualified retirement plans, pension, profit-sharing and stock bonus plans (including Keogh plans) and individual retirement accounts (collectively, "Retirement Plans") are generally exempt from federal income taxation. However, if these Retirement Plans have "unrelated business taxable income"

(determined in accordance with Sections 511-514 of the Code) that exceeds $1,000 during any taxable year, the amount in excess of $1,000 for a year is taxable. A Retirement Plan that invests in the Partnership will constitute an unrelated trade or business for the retirement plan. Because the Partnership's business will primarily consist of leasing personal property, each investment by a Retirement Plan in the Partnership will cause the Retirement Plan to have unrelated business taxable income, which will include
(1) the Plan's share of the Partnership's taxable income from rents under the Equipment leases; and (2) the gain, if any, on disposition of the Equipment, but only to the extent the Equipment is "debt-financed" during the 12 month period preceding its sale or is deemed to be held primarily for sale to customers in the ordinary course of business. See "Sale or Other Disposition of Equipment" under "Tax Consequences." In calculating its unrelated business taxable income, however, a Retirement Plan may also take into account its share of the Partnership's deductions, including depreciation, applicable to leased Equipment.

    Fiduciaries of Retirement Plans must also consider whether underlying assets of the Partnership will be deemed to be assets of any Retirement Plan which invests in the Partnership ("plan assets"). If the assets of the Partnership were to be classified as "plan assets," the General Partner would become a fiduciary to any investing Retirement Plan and, among other things, would be subject to all of the conditions, restrictions and prohibitions set forth in Part IV, Subtitle B, Title I, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code.

    Under ERISA, when a Retirement Plan invests in securities (within the meaning of ERISA Section 3(20)) of a corporation or partnership, the Retirement Plan's assets will generally include only the securities it acquires and does not solely by reason of such investment, include the underlying assets of the corporation or partnership. On November 13, 1986, the Department of Labor promulgated a regulation at 29 C.F.R. 2510.3-101 (the "Regulation") which stated the above rule and set out several categories of exceptions to the rule, i.e., categories of entities, or interests therein, with respect to which certain Retirement Plan investments would create "plan assets." The General Partner believes that the Regulation's exceptions do not apply to the Partnership and that, consequently, the general rule applies so that, when a Retirement Plan purchases one or more Units in the Partnership, the Retirement Plan's assets will not include the assets of the Partnership.

    The Regulation provides that, where a Retirement Plan invests in a security that is a "publicly offered security," the underlying assets of the issuer will not be deemed to be "plan assets" of the investing Retirement Plan solely on account of the Retirement Plan's investment. The Regulation provides generally that a security will be deemed to be a "publicly offered security" if it is (1) part of a class of securities that is widely held; (2) freely transferable; and (3) either (a) part of a class of securities registered under the Securities Exchange Act of 1934, or (b) sold to a Retirement Plan as part of a public offering registered under the Securities Act of 1933 and part of a class of securities registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer in which the public offering occurred.

    Based on the information from the representations of the General Partner discussed below, it is the opinion of Counsel to the Partnership that the Partnership's Units should constitute "publicly offered securities." First, the General Partner has represented that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in the Partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held. Second, the General Partner has represented that the Partnership's offering of Units is or will be registered under the Securities Act of 1933, and that the General Partner intends to register the Units in the Partnership under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the Partnership in which its offering of Units terminates. Third, although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Article XIII of the Partnership Agreement, with the possible exception discussed below, fall within the scope of certain restrictions enumerated in the Regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. Section 13.1.4 of the Partnership Agreement contains a provision (the "PTP Restriction") that prohibits the assignment or other transfer of Units without the General Partner's written consent if the General Partner determines in good faith that (1) such transfer might result in a change in the status of the Partnership to a publicly traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the Internal Revenue Service in rulings, regulations or other publications, or by the courts, and (2) such status would have a material adverse impact on the Limited Partners or their assignees. In order to prevent the Partnership from being classified as a publicly traded partnership, the General Partner has represented that it intends to prohibit transfers of Units to the extent necessary to comply with the safe harbors contained in IRS Notice 88-75, under which certain levels of trading are permissible. See "'Publicly Traded' Partnerships" under "Tax Consequences." Section (b)(4)(iii) of the Regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly traded partnership would qualify as the type of restriction contemplated by that Section of the Regulation. Therefore, the PTP Restriction should not, absent unusual circumstances, affect the Units being freely transferable within the meaning of the Regulation.

    Notwithstanding the above, because of ERISA a Retirement Plan fiduciary deciding whether to invest in the Partnership, in addition to other factors, should consider (1) whether the investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C); (2) whether the investment is prudent (considering the compensation structure of the Partnership, that the Partnership's Equipment investments have not been selected as of the date of this Prospectus, and that there may never be a market in which the Retirement Plan can sell or otherwise dispose of Units); (3) whether the investment is made solely in the interest of the Retirement Plan's participants; (4) whether the investment complies with the Retirement Plan's needs for liquidity; and (5) whether the investment would constitute a transaction prohibited under ERISA Section 406 and Section 4975 of the Code.

    Because of possible violation of prohibited transaction rules under ERISA and the Code, the fiduciaries of a Retirement Plan should never purchase Units with assets of a Retirement Plan if the General Partner, the Managing Sales Agent, any Selected Sales Agents or any of their Affiliates perform or have any such investment powers with respect to those assets, unless an exemption from the prohibited transaction rules applies with respect to such purchase.

    ERISA and, in some cases, the Code require that the assets of a Retirement Plan be valued at their fair market value as of the close of each Plan year. It may not be possible to value the Units adequately from year to year, since there may not be a market for them and appreciation or depreciation of Partnership Equipment may not be independently shown in the value of the Units until the Partnership sells or otherwise disposes of the Equipment.


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                                 MANAGEMENT

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                                       -52-

THE PARTNERSHIP

    The Partnership is an Iowa limited partnership formed on August 26, 1997.

THE GENERAL PARTNER AND ITS AFFILIATES

    The General Partner of the Partnership is Berthel Fisher & Company Leasing, Inc., an Iowa corporation that has been in operation since 1988.
Its business and executive offices are located at 100 Second Street, SE, Cedar Rapids, Iowa 52401, telephone (319) 365-2506. More than 99% of the voting stock of the General Partner is owned by Berthel Fisher & Company ("Berthel Fisher"). Berthel Fisher, a financial services holding company, was formed in 1985 as an Iowa corporation to hold the stock of Berthel Fisher & Company Financial Services, Inc. ("Financial Services"), a broker-dealer registered with the National Association of Securities Dealers, Inc. Financial Services, an affiliate of the General Partner, will act as the Managing Sales Agent for this Offering.

    The General Partner was formed as a subsidiary of Berthel Fisher in 1988 to engage in the business of acquiring, financing, leasing and selling equipment, primarily in the telecommunications and pay telephone industry. Other operations of the General Partner include lease brokerage activities and lease financing services. Since 1988, the General Partner has expanded its leasing activities to other types of equipment. The General Partner also serves as general partner for Telecommunications Income Fund IX, L. P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X"), and it has been active in the leasing business for its own account. The General Partner provided and negotiated leases sold to eight other partnerships ("Private Programs"), the general partners of which were subsidiary corporations of Berthel Fisher. All of the Private Programs have completed operations and distributed their assets. See "Financial Statements of the Partnership and the General Partner."

    Since its inception, over $147,000,000 of lease and finance transactions have been originated by the General Partner for its own portfolio and for the portfolios of its Affiliates. Financial Services, as managing dealer, has sold and placed approximately $46,689,250 of participation in equipment leasing programs to both individual and institutional investors through two publicly offered limited partnerships and eight Private Programs. The General Partner and/or its Affiliates are currently managing the equipment and leases placed in the two publicly offered limited partnerships and its own portfolio of leases. See "Information Regarding Certain Private Programs" under "Prior Experience of the General Partner and Affiliates." Please refer to "Exhibit C -- Tabular Information Concerning Prior Transactions."

    The General Partner will have day-to-day operating responsibility for the Partnership and will make all decisions regarding acquisition, financing, refinancing, leasing and sale of Equipment and other Program Assets. The day to day affairs of the General Partner are handled by Nancy Lowenberg, Vice President and Chief Operating Officer of the General Partner, with active involvement of the Board of Directors. Each Director has been elected by the General Partner's parent company, Berthel Fisher. The current members of the Board of Directors are Thomas J. Berthel, Ronald O. Brendengen, Nancy Lowenberg, Emmett J. Scherrman, Von Elbert and James W. Noyce. Berthel Fisher provides certain management services to Leasing. Members of the General Partner's Board of Directors have had experience in various phases of acquiring, financing, leasing and selling equipment, and in managing and advising investment programs with objectives similar to those of the Partnership.

    Under the Partnership Agreement, the Limited Partners owning a majority of the outstanding Units have the right to admit a successor general partner upon the withdrawal, resignation, removal, bankruptcy, dissolution or liquidation of the General Partner. See "Summary of the Limited Partnership Agreement."

    The services and functions to be performed by the General Partner for the Partnership include locating, evaluating and negotiating the terms of Equipment leases and financings; negotiating and servicing Partnership debt obligations; invoicing and collecting lease revenues from lessees; inspecting the Equipment; maintaining liaison with and general supervision of lessees; administration of leases to assure that Equipment is being properly operated and maintained; supervising maintenance to be performed by third parties; monitoring performance by the Partnership and by lessees of their obligations under Equipment leases; maintaining liaison and communication with the Limited Partners and providing them with reports as described under "Reports to Limited Partners"; and all administrative functions associated with the operations of the Partnership. The General Partner will also arrange for and oversee the marketing of Units through the Managing Sales Agent and the Selected Sales Agents. The General Partner will be reimbursed by the Partnership for organizational and offering expenses. In addition, the Partnership will reimburse the General Partner for certain out-of-pocket costs and expenses. See "Compensation of the General Partner and Affiliates."

EXECUTIVE OFFICERS OF THE GENERAL PARTNER

    The officers and directors of the General Partner are:

    Thomas J. Berthel (age 45) -- Mr. Berthel is the President and a director of the General Partner. He served as President from 1988 to 1993, and was re-elected as President in 1996. He has been a director since 1988. Mr. Berthel also serves as the President and a Director of Berthel Fisher & Company, a financial services holding company formed in 1985 as an Iowa corporation to hold the stock of Berthel Fisher & Company Financial Services, Inc. ("Financial Services"), the Managing Sales Agent. He has held both of those positions since 1985. Mr. Berthel served as President of Financial Services until June, 1993. He presently serves as Chief Executive Officer and as a Director of Financial Services and Leasing. Mr. Berthel is also President and a Director of Berthel Fisher & Company Management Corp. (a real estate holding company), T. J. Berthel Enterprises, Inc. (general partner of a limited partnership that invests in securities) and Berthel Fisher & Company Planning Inc. ("Planning") (a registered investment advisor). Planning is the trust advisor of Berthel Growth & Income Trust I, a business development organized under the Investment Company Act of 1940. In November, 1995, Mr. Berthel was elected a director of Intellicall, Inc., a publicly traded company.

    Mr. Berthel holds a bachelor's degree from St. Ambrose College in Davenport, Iowa (1974). He also holds a Master's degree in Business Administration from the University of Iowa in Iowa City, Iowa (1993). From 1974 to 1982, Mr. Berthel was President and majority shareholder of Insurance Planning Services Corporation in Maquoketa, Iowa, which was engaged in the operation of a securities and insurance business. Mr. Berthel holds a Financial and Operation Principal license issued by the National Association of Securities Dealers, Inc. He is also a Certified Life Underwriter.

    Nancy Lowenberg (age 38) -- Ms. Lowenberg is Vice President and Chief Operating Officer of the General Partner, a position she has held since January 2, 1997. From 1982 to December 1996, Ms. Lowenberg was employed by Firstar Bank Iowa, N.A., in Cedar Rapids, since 1986 as Vice President Commercial Loans for Iowa. As Vice President Commercial Loans, she served as relationship manager of 62 accounts with approximately $70,000,000 of committed credit, with responsibility for annual review and maintenance of existing accounts and business development. Ms. Lowenberg received her Bachelor of Science Agricultural Business with a minor in Finance in 1981 from Iowa State University, Ames, Iowa.

    Ronald O. Brendengen (age 43) -- Mr. Brendengen is the Treasurer, Chief Financial Officer and a Director (1988 to present) of the General Partner. He was elected to his current offices in October, 1996. He has previously served as Secretary (1994-March, 1995), Treasurer (1988-August, 1995) and Chief Financial Officer (1994-August, 1995) of the General Partner. He served as Controller

(1985-1993), Treasurer (1987-present), Chief Financial Officer, Secretary and a Director (1987-present) of Berthel Fisher & Company, the parent company of the General Partner. Mr. Brendengen serves as the Treasurer, Chief Financial Officer and a Director of Berthel Fisher & Company Planning, Inc. He also serves in various offices and as a Director of each subsidiary of Berthel Fisher & Company. Mr. Brendengen holds a certified public accounting certificate and worked in public accounting during 1984 and 1985. Mr. Brendengen attended the University of Iowa before receiving a bachelor's degree in Accounting and Business Administration with a minor in Economics from Mt. Mercy College, Cedar Rapids, Iowa, in 1978.

    Leslie D. Smith (age 49) is the Secretary (March, 1995-present) of the General Partner. Mr. Smith serves as the Secretary and a Director of Berthel Fisher & Company Planning, Inc., the trust advisor of Berthel Growth & Income Trust I. In 1994 Mr. Smith was named General Counsel of Berthel Fisher & Company, parent company of the General Partner. Mr. Smith was awarded his B.A. in Economics in 1976 from Iowa Wesleyan College, Mount Pleasant, Iowa, and his J.D. in 1980 from the University of Dayton School of Law, Dayton, Ohio. Mr. Smith was employed as an Associate Attorney and as a Senior Attorney for Life Investors Inc., Cedar Rapids, Iowa, from 1981 through 1985.
 At Life Investors Inc., Mr. Smith was responsible for managing mortgage and real estate transactions. From 1985 to 1990 Mr. Smith was General Counsel for LeaseAmerica Corporation, Cedar Rapids, Iowa. In that capacity, Mr. Smith performed all duties generally associated with the position of General Counsel. From 1990 to 1992, Mr. Smith was Operations Counsel for General Electric Capital Corporation, and was responsible for managing the legal department of a GECC division located in Cedar Rapids, Iowa. From 1993 to 1994, Mr. Smith was employed as Associate General Counsel for Gateway 2000, Inc., in North Sioux City, South Dakota.

DIRECTORS OF THE GENERAL PARTNER

    The Directors of the General Partner are elected annually. Thomas J. Berthel, Nancy Lowenberg and Ronald O. Brendengen, who are executive officers of the General Partner, also serve as directors of the General Partner. Biographical information with respect to each of them is set forth above.
The remaining directors of the General Partner are listed below, together with certain pertinent information concerning each of them.

    Emmett J. Scherrman (age 65) was elected a Director of the General Partner in August, 1995. Mr. Scherrman graduated in 1953 from Loras Collage with a B.A. in accounting, and attended the U.S. Army Finance School, Fr. Benjamin Harrison, from 1953 to 1955. Mr. Scherrman served as President (1977 to 1987) and Chairman of the Board and Chief Executive Officer (1987 to
1990) of LeaseAmerica Corporation, Cedar Rapids, Iowa. Since his retirement from LeaseAmerica Corporation in 1990, Mr. Scherrman has served as a consultant to Brenton Bank and Trust Company, Cedar Rapids, Iowa, from 1992 to present. Mr. Scherrman currently serves as a Director of Brenton Bank and Trust Company; Treasurer and Director of Oak Hill Engineering, Inc; Chairman, Board of Trustees, Mount Mercy College; and Treasurer and Member of the Board of Trustees, Mercy Medical Center.

    Von Elbert (age 58) was elected Director of the General Partner in October, 1996. He has served as a Director of Berthel Fisher & Company, the parent of the General Partner, since May, 1991. From 1978 to 1988, Mr. Elbert was the President of TLS, Co., a data processing company. From 1988 to 1996, Mr. Elbert served as the Vice President, Treasurer and Chief Financial Officer of Galt Sand Company, a manufacturer of wearing apparel. Mr Elbert also serves as a director of Hawkeye Bank of Cedar Rapids. Mr. Elbert received his BBA degree from the University of Iowa in 1962.

    James W. Noyce (age 42) was elected Director of the General Partner in September, 1997. Mr. Noyce has been employed by FBL Financial Group, Inc. since 1985. He presently serves as Chief Financial Officer of FBL Financial Group, Inc. (and its affiliates, including Farm Bureau Life Insurance

Company), a position he has held since December, 1995. Prior to December, 1995, he served FBL Financial Group, Inc. in various capacities, including, from 1991 to December, 1995, as Vice President and Controller. Mr. Noyce graduated in 1978 with a Bachelor of Science and Business Administration
(BSBA) in Actuarial Science and Accounting from Drake University College of Business.

OPERATION OF THE GENERAL PARTNER

    As of July 31, 1997, the General Partner employed seven persons. The General Partner receives management and consulting services from its Officers and Directors and from employees of Berthel Fisher & Company, the General Partner's parent. In addition, the General Partner receives accounting, secretarial and clerical support from Financial Services in consideration of payment of a pro rata portion of the salaries of those employees who provide services directly to the General Partner. The General Partner will hire additional employees as the need arises. During the fiscal years ended December 31, 1995, and December 31, 1996, the revenue from no one customer of the General Partner accounted for greater than 10.0% of total revenue.

    The General Partner is the lessee with respect to office space that it vacated in early 1997. The General Partner will continue to be responsible for payment of rent on this space of approximately $4,500 per month until December 31, 2000. Although the General Partner is seeking to sub-lease the space to a third party, it has been unsuccessful to date. The General Partner's offices are now located in Cedar Rapids, Iowa, in premises containing approximately 700 square feet. The premises are leased by the General Partner from an Affiliate, which has agreed to permit the General Partner to use the space until it has found a sub-lessee for the space it previously occupied. After the General Partner sub-leases the previous space, the Affiliate will begin charging rental of not more than $2,000 per month.

    As of the date of this prospectus, the General Partner is not engaged in litigation other than litigation in the normal course of its business.


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               PRIOR EXPERIENCE OF THE GENERAL PARTNER AND AFFILIATES

-------------------------------------------------------------------------------


GENERAL

    The General Partner currently serves as the general partner of two public programs, Telecommunications Income Fund IX, L. P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X"). Affiliates of the General Partner have served as general partners of Telecommunications Limited Partnerships No. 1-No. 8 (the "Private Programs"). All of the Private Programs are now terminated. The General Partner and all of its affiliates who served as general partners of the Private Programs are all subsidiaries of Berthel Fisher & Company ("Berthel Fisher"). The General Partner and the affiliates who served as general partners of the Private Programs are referred to collectively as the "Leasing Affiliates."

    The Leasing Affiliates are (or were, in the case of the terminated Private Programs) engaged primarily in the business of acquiring and leasing capital assets, primarily telecommunications equipment. The General Partner has been in operation since 1988. The Leasing Affiliates have been engaged in business beginning at various dates since 1986. Berthel Fisher has two other subsidiaries that are engaged in the business of securities brokerage and real estate ownership and management.

Another subsidiary is registered with the Securities and Exchange Commission as an investment advisor and with the Commodities Futures Trading Association as a commodity trader and now serves as the investment advisor to Berthel Growth & Income Trust I, a publicly held business development company. All of the subsidiaries of Berthel Fisher are Iowa corporations.

    Substantially all of the current business of TIF IX and TIF X is conducted, and substantially all of the other Leasing Affiliates' business was conducted, on a full payout lease basis, in which the non-cancelable rental payments due during the initial term of the lease are sufficient to recover the Purchase Price of Equipment. Many of the lease contracts of TIF IX and TIF X have fair market value purchase options that grant the underlying lessees the right to purchase the equipment at the end of the lease contracts.

    Mr. Thomas J. Berthel also served as a general partner of each of the Private Programs. The General Partner did not act as the general partner for any of the Private Programs. The General Partner did, however, earn management fees and/or sales commissions from certain of the Private Programs.

    The Private Programs raised a total of $7,070,000 of equity from 447 investors and purchased equipment costing $9,514,000. TIF IX raised a total of $17,001,750 of equity from 1,211 investors and has purchased equipment costing $47,778,000. TIF X raised a total of $22,617,500 of equity from 1,639 investors and has purchased equipment costing $41,376,000.

    The following table sets forth information regarding the eight Private Programs and the two publicly offered programs organized by the Leasing Affiliates to date.

                                 Original
                                 Equipment       Date          Date
Name of Transaction                Cost         Started      Terminated
-------------------              ---------      -------      ----------

Telecommunications Limited
    Partnership No. 1 . . . . . $1,249,000     12/31/86        10/31/94
Telecommunications Limited
    Partnership No. 2 . . . . .  1,856,000     12/31/87        09/30/94
Telecommunications Limited
    Partnership No. 3 . . . . .    552,000     03/04/88        09/04/92
Telecommunications Limited
    Partnership No. 4 . . . . .    527,000     05/03/88        10/20/92
Telecommunications Limited
    Partnership No. 5 . . . . .  1,372,000     02/28/89        12/31/94
Telecommunications Limited
    Partnership No. 6 . . . . .    805,000     07/14/89        12/31/94
Telecommunications Limited
    Partnership No. 7 . . . . .  1,325,000     02/21/90        09/30/94
Telecommunications Limited
    Partnership No. 8 . . . . .  1,828,000     02/07/91        09/30/94
Telecommunications Income
    Fund IX, L.P. . . . . . . . 16,554,266     10/30/91
Telecommunications Income
    Fund X, L.P.  . . . . . . . 26,316,015     08/27/93

    All of the Private Programs are terminated. TIF IX and TIF X are currently in operation and have fully utilized all investor funds to acquire equipment. Information as to cash distributions to investors made by the Private Programs, TIF IX and TIF X and certain additional information concerning the Private Programs, TIF IX and TIF X may be found in "Exhibit 'C' - Tabular Information Concerning Prior Transactions." As noted in Table III of Exhibit C, certain of the Private Programs show deficiencies at year end after cash distributions and special items. These deficiencies were funded with prior year's cash flow or from reserves, as noted in footnotes to Table III of Exhibit C. Persons who invest in Units in the Partnership will not have any ownership interest in any of the Private Programs, TIF IX or TIF X as a result of such investment.

DIFFERENCES BETWEEN THE PARTNERSHIP AND OTHER PUBLIC AND PRIVATE PROGRAMS

    In each of the Private Programs, cash flow in excess of working capital reserves was distributed to investors instead of being reinvested in Equipment. This differs significantly from the Partnership's plan for distribution. See "Plan of Distribution." In other respects, except as stated in this section and in "Information Regarding Certain Private Programs" under "Prior Experience of the General Partner and Affiliates," the investment objectives of the Private Programs are not significantly different from the investment objectives of the Partnership. The investment objectives of TIF IX and TIF X are very similar to those of the Partnership. See "Investment Objectives and Policies."

    Like the Partnership, the Private Programs, TIF IX and TIF X invested primarily in equipment that was leased pursuant to Full Payout Leases. Unlike the Partnership, however, the Private Programs provide for distributions to investors to include a return of principal and interest, as if the investment had been amortized over the life of the Private Program. The intention of the Partnership is not to return capital during the Operating Phase.

INFORMATION REGARDING PRIVATE PROGRAMS

    The Private Programs used straight line depreciation with asset lives of seven to ten years. Most of the Private Programs were intended to be liquidated after approximately five years, which is a shorter period than the period selected for depreciation of assets. Since the Private Programs utilized Full Payout Leases, at the expiration of leases the Private Programs had recovered through rentals the cost of equipment that had been subject to a lease. Upon the sale of equipment at the end of a lease, the Private Programs received a nominal price, usually less than ten percent (10.0%) of the cost of the equipment. Since depreciation in the Private Programs was taken over a longer period (7 to 10 years) than the life of the lease (3 to 5 years), the residual value of the equipment at the expiration of a lease was generally less than the adjusted basis of the equipment. Accordingly, upon the sale of equipment at the end of a lease, the Private Programs experienced a loss for tax purposes. These losses were generally ordinary losses, not capital losses. Utilization by the Private Programs of straight line depreciation over seven to ten years resulted in increasing the taxable operating results of the Private Programs, which resulted in increasing the limited partners' tax liability during the years of operation. Generally, in the year of termination and liquidation of a Private Program, the operating results generated passive tax losses to be used by a limited partner to offset passive income, and to the extent such losses exceeded passive income, to offset (to the extent of a limited partner's basis) other income of the limited partner.

    THE UNAUDITED INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT C REPRESENTS THE HISTORICAL EXPERIENCE OF THE PRIVATE PROGRAMS. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY THE INVESTORS IN ANY PRIVATE PROGRAM.

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                        INVESTMENT OBJECTIVES AND POLICIES

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GENERAL

    The Partnership intends to use the Net Proceeds from the sale of Units primarily to purchase Equipment for lease to creditworthy third parties. The Partnership will not operate the Equipment. The Partnership will acquire a variety of types of capital equipment, but it will emphasize the acquisition of telecommunications equipment. Telecommunications equipment acquired by the Partnership may consist primarily of pay telephones, call processing systems and related equipment

    The principal investment objective of the Partnership is to obtain the maximum available economic return from its Investment in Program Assets. Except when the General Partner acquires Equipment in its own name for the benefit of the Partnership, the Partnership will not acquire Equipment from or lease Equipment to Affiliates. Accordingly, the Partnership intends to purchase Equipment, to lease such Equipment to unaffiliated third parties and to sell (or re-lease) such Equipment, all with a view toward:

         a. generating Cash Flow during its Operating Phase, in order to make distributions to Limited Partners of ongoing Operating Distributions (See "Cash Distributions and Redemptions"), which, to the extent available, will be made on a monthly basis;

         b. during the Operating Phase, reinvesting undistributed Cash Flow from operations in additional Equipment for lease to increase the amount of Partnership assets; and

         c. maximizing the residual values of Equipment upon sale and providing cash distributions to the Partners from sales as Liquidating Distributions.

    The General Partner shall commit a percentage of Capital Contributions to Investment in Program Assets which is equal to the greater of (a) 80.0% of the Capital Contributions reduced by .0623% for each 1.0% of indebtedness encumbering Program Assets; or (b) 75.0% of Capital Contributions. The percent of indebtedness encumbering Program Assets is calculated by dividing the amount of indebtedness by the Purchase Price of Equipment, excluding the Front-End Fees. The resulting quotient is then multiplied by .0625% to determine the percentage to be deducted from 80.0%.

    To facilitate leasing arrangements, the Partnership may enter into lease commitments with third parties prior to entering into actual leases so that appropriate and adequate security filings can be completed and to enable such third parties to plan for equipment installation. These commitments may involve the taking by the Partnership of security interests in property other than the Equipment. The Partnership may collect commitment fees in connection with the giving of lease commitments. Lease commitments will operate in much the same way as loan commitments, with the Partnership committing to a third party to lease equipment having certain maximum values.

    In addition to acquiring Equipment to be leased, the Partnership will also acquire Equipment subject to existing leases, in which case the Partnership will acquire title to the Equipment and the lessor's interest in the lease. In limited circumstances, the Partnership will enter into financing arrangements which will involve making secured loans to or other debt arrangements with unaffiliated third parties. These financings will be completed only if such financings are advantageous to the Partnership and will include cases where lease transactions with those third parties would result in unfavorable tax treatment. Such loans will generally be securitized with a first security interest in equipment. Both the number and size of such financings will be limited.

    Leases entered into by the Partnership contain provisions requiring lessees to remove Equipment and ship it to the Partnership at the end of the lease. Accordingly, the Equipment generally has more value to the Lessee than to others in the secondary market. Residual values of Equipment will be maximized by endeavoring to sell the Equipment to the Lessee at the highest possible price. If a Lessee does not purchase the Equipment, the Partnership generally will sell the Equipment on the secondary market to buyers who customarily acquire used Equipment.

    The General Partner does not have the power to amend the investment objectives of the Partnership without the vote of the Limited Partners.

    The Partnership does not intend to acquire Equipment in transactions which would enable Limited Partners to defer from taxation income from sources other than the Partnership.

    THERE CAN BE NO ASSURANCE THAT ANY SPECIFIC LEVEL OF CASH DISTRIBUTIONS OR ANY OTHER OF THE INVESTMENT OBJECTIVES OF THE PARTNERSHIP CAN OR WILL BE ATTAINED.

TYPES OF EQUIPMENT TO BE ACQUIRED

    1. TELECOMMUNICATIONS EQUIPMENT. The Partnership intends to utilize a significant portion of available funds to acquire telecommunications Equipment from a variety of manufacturers. Similar Equipment will be purchased from third parties in sale and lease-back arrangements.

    Telecommunications Equipment acquired by the Partnership will consist primarily of advanced technology pay telephones and call processing systems used in such facilities as hotels, hospitals, colleges and universities, and correctional institutions.

    The pay telephones to be acquired by the Partnership have the built-in capability to perform electronic functions associated with placing a pay telephone call, using advanced microprocessor technology located within the telephone housing. Both the pay telephones and the call processing systems that the Partnership will acquire utilize systems designed to provide private pay telephone operators with access to certain non-coin pay telephone revenues, which constitute the majority of pay telephone revenues. These systems are also utilized in call processing systems to allow hotels and other owners to participate in revenues from users' calls that are billed to calling cards or credit cards.

    2. OTHER CAPITAL EQUIPMENT. Although the Partnership will concentrate its equipment acquisitions in telecommunications equipment it will also acquire other types of equipment that meet the investment objectives of the Partnership. Such equipment may include, without limitation, medical equipment, office equipment and computers. The Partnership will only obtain Equipment that the General Partner has experience in leasing. The General Partner anticipates that Equipment other than telecommunications Equipment will make up less than a majority of the Partnership's lease portfolio. Generally, the General Partner will acquire Equipment other than telecommunications Equipment only if lease opportunities for telecommunications Equipment which meet the Partnership's criteria are not available or if the General Partner believes that a particular leasing opportunity for other capital Equipment will enhance the Partnership's lease portfolio.

    There can be no assurance as to the ultimate composition of the Partnership's actual portfolio, as there is no way of anticipating what types of leasing opportunities will be available on reasonable terms at the times the Partnership is ready to invest its funds. The General Partner may, in accordance with its best business judgment, vary the Partnership's lease portfolio. The Partnership may acquire both new and used Equipment. The Partnership intends to expend a greater portion of its funds on new Equipment, although no assurance can be given that such an objective will be achieved.

    3. SECURED TRANSACTIONS; VENDOR LEASING PROGRAMS. Although the General Partner does not anticipate that it will occur frequently, from time to time the General Partner may find it to be more advantageous to the Partnership to enter into a secured sales transaction rather than a lease. In such cases the Partnership will purchase Equipment for resale to a third party on a secured basis. Further, the Partnership may participate in a manufacturer's vendor leasing program, pursuant to which the Partnership would provide financing with respect to Equipment leased directly by the manufacturer to third parties.

TELECOMMUNICATIONS INDUSTRY IN GENERAL

    The General Partner intends to lease a significant portion of the Partnership's assets to businesses involved in the private pay telephone industry. This industry was spurred in 1984 by the decision of the Federal Communications Commission to authorize the private ownership of pay telephones and the regulation of private pay telephones by states. State regulation permits private pay telephones to be placed in public areas and commercial establishments such as hotels, airports, stores, shopping centers and service stations. The owners of private pay telephones collect all monies deposited in the telephones, pay line charges and are responsible for installation, maintenance and repair.

    The General Partner also intends to place a significant portion of the Partnership's assets in call processing systems that will be installed in hotels and similar businesses. The use of call processing systems permits hotels and other similar facilities to own telephone equipment and participate in credit card and calling card revenues. Such systems give the owner control over all forms of call rating and provides consolidated reporting on call activity. The call processing systems that the Partnership will acquire utilize built-in operator systems designed to allow hotels and other owners to participate in revenues from users' calls billed to calling cards or credit cards.

TELECOMMUNICATIONS EQUIPMENT MARKET FACTORS

    The General Partner anticipates that most of the Partnership's leasing activity for telecommunications Equipment will consist of leasing new Equipment to first users and remarketing such Equipment to such users after the term of the initial lease.

    Because a specific configuration of pay telephone equipment or call processing equipment may to some extent be most useful to the initial user and the cost of remarketing such Equipment as used Equipment may be substantial, the Partnership will endeavor to renegotiate the terms of any expiring lease. The Partnership's leases will generally provide for the lessee to bear the expense of removal of Equipment at the end of the lease term and the expense of shipment of the Equipment to the Partnership. In addition to these costs, lessees analyzing the cost of replacing Equipment would normally consider the cost of purchasing new equipment and the cost of installing new equipment. Accordingly, the General Partner expects lessees to desire to renegotiate leases because to do so will generally be in the best interest of the lessee. This is particularly true since the telecommunications equipment to be leased by the Partnership can be upgraded to take advantage of most technological advances. The General Partner believes that leases can be renegotiated on terms that are generally favorable to the Partnership. If leases cannot be renegotiated, the General Partner will remarket the used Equipment through conventional means and by utilizing its contacts with others in the industry.

TELECOMMUNICATIONS EQUIPMENT RESIDUAL VALUES

    The market value of pay telephones and call processing systems at the end of a lease term (their "residual value") will depend upon many factors, including the rate of Equipment obsolescence, technological advances, regulatory and telecommunications industry standards, general business conditions and intervening inflation or deflation.

    Telecommunications technology and the integration of computer components into and with telecommunications equipment has developed rapidly in recent years and is expected to continue to do so. Technological advances and the introduction of foreign-manufactured telephone equipment have resulted in reductions in the cost of telecommunications equipment, and such reductions may continue. See "The General Partner May Be Unable to Obtain Significant Residual Value for the Partnership Equipment" under "Risk Factors" and "Changes in Technology May Result in Obsolescence of Equipment" under "Risk Factors."

    Prospective lessees of telecommunications Equipment choose specific Equipment based primarily on its price relative to its performance and their particular requirements. The introduction of improved models, the broadening of user applications and the need for greater flexibility of usage and capacity have resulted in upgrading of Equipment. The General Partner cannot predict whether or not a secondary market will develop for pay telephones and call processing systems.

    Physical deterioration has not been a significant factor affecting the value of used pay telephones or call processing systems. However, a significant factor which may affect the residual value of Equipment owned by the Partnership is the condition of the Equipment at the time of re-lease or sale, which depends in part upon the proper maintenance of the Equipment while in service. The General Partner will endeavor to lease Equipment owned by the Partnership to lessees that will maintain it in such a manner that the condition of the Equipment at the end of the lease will be comparable to Equipment of comparable usage in the industry.

    It is impossible to predict the extent to which developments during the next ten years in the technology and pricing of telecommunications equipment will cause erosion in the value of existing models of such Equipment.

ACQUISITION POLICIES AND PROCEDURES

    The Partnership will generally invest only in Equipment that lessees have committed to lease from the Partnership, or that is subject to existing leases to third parties. Consequently, in most cases the selection of Equipment will be determined by the requirements of the potential lessee.
See "Leases" below.

    There is no limitation on the amount which the Partnership may invest in any one Equipment transaction. Consequently, it would be possible for the Partnership to invest all of its available funds in a single transaction.
The General Partner, however, does not intend for the Partnership to do so. Because there can be no assurance as to the number of Units to be sold in the Partnership, or the availability of lease opportunities to the Partnership, the General Partner cannot predict what diversity of leases will ultimately be obtained by the Partnership. Moreover, during the Operating Phase the General Partner intends to reinvest most undistributed Partnership Cash Flow in additional Equipment.

    In order to reduce the effect of changes in the business conditions of specific lessees, the Partnership will seek to diversify its lease portfolio by leasing to a variety of lessees in various locations throughout the United States and, to a limited degree, to lessees who may have Equipment located outside the United States. The Partnership's ability to achieve such diversification will be dependent, in part, on the number of Units sold.

    Used Equipment purchased by the Partnership will likely be acquired from current users (which may be the proposed lessees) at a price that will not exceed the fair market value of such Equipment. New Equipment purchased by the Partnership will likely be acquired from manufacturers, authorized dealers, or the proposed lessees, either by contracting with them directly or by purchasing rights under previously existing purchase agreements.

    The Partnership will acquire Equipment with varying degrees of warranty protection. Used Equipment may no longer have warranty protection by the time it is acquired by the Partnership. New Equipment normally will carry the standard warranties offered by the manufacturer.

    When necessary, the General Partner intends to arrange through the manufacturers or through various service organizations to provide for the installation, maintenance, modification and removal of Equipment.

    The General Partner may purchase Equipment on behalf of the Partnership in its own name for the purpose of facilitating the acquisition and ownership of such Equipment by the Partnership. The General Partner may hold title to such Equipment on a temporary basis, which will generally be six months or less. Equipment acquired from the General Partner is subject to the following restrictions:

         a. The price payable by the Partnership to the General Partner for Equipment may not exceed the sum of the price originally paid by the General Partner and the amount of all out-of-pocket costs incurred by the General Partner (including interest paid on any funds borrowed to finance the acquisition of such Equipment) in connection with the acquisition and ownership of the Equipment;

         b. The General Partner will not receive any benefit from the sale of Equipment to the Partnership other than the amounts set forth in paragraph
    (a) above; and

         c.   The transaction must be in the best interests of the Partnership.

    Any Equipment purchased by the General Partner on behalf of the Partnership shall be acquired in the manner and subject to the restrictions described in the preceding paragraphs. Except for the Acquisition Fee described in "Compensation of the General Partner and Affiliates," no commission of any kind will be paid to the General Partner or its Affiliates in connection with the acquisition of such Equipment.

    Although the General Partner does not now anticipate doing so, the General Partner may invest in a joint venture between the Partnership and the seller of Equipment or another third party. The joint venture would own and lease the Equipment. Before entering into such a transaction, the General Partner will consider various factors, including, without limitation:

         a. The economic stability of the co-venturer, and the possibility that the co-venturer would become bankrupt or experience other financial difficulties;

         b. The possibility that the co-venturer may have economic or business interests or goals inconsistent with those of the Partnership;

         c. The possibility of an impasse if no co-venturer has controlling interest;

         d. Whether or not the Partnership has controlling interest, and if not, what safeguards exist to limit the risk of loss to the Partnership.

    In addition, the General Partner will consider all of the factors normally considered when making a decision regarding leases.

TEMPORARY INVESTMENTS; RETURN OF UNINVESTED NET PROCEEDS

    All Net Proceeds from the sale of Units in the Partnership will be temporarily invested in (and undistributed Cash Flow may be invested in) United States government securities (including, but not limited to, short-term Treasury Bills and Treasury Notes), securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in state or national banks, money market funds, securities issued or guaranteed by states or municipalities, bank repurchase agreements, bankers' acceptances, savings and loan association deposits, commercial paper, secured equipment lease lines of credit, and other investments with appropriately scheduled maturities or other similar types of investments which will be held by the Partnership for a period generally not exceeding one year from the date of purchase and will be available for the general use of the Partnership. See "Estimated Use of Proceeds." The foregoing notwithstanding, the Partnership does not intend to pursue a policy which would make it subject to the Investment Company Act of 1940, and the Partnership's temporary investments as described above will be limited accordingly. Although the Net Proceeds from the sale of Units may be used for any Partnership purpose, Net Proceeds will not be used to pay operating expenses of the Partnership unless all available revenues from the operation of the Partnership have first been applied to pay such expenses.

    Any Net Proceeds (except for necessary operating capital) not invested or committed for Investment in Program Assets within two years after the Effective Date will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such funds will include a return of the proportionate share of the Organization and Offering Expenses and of any Selling Commissions paid to Affiliates of the General Partner. Interest earned on such funds will be retained for the benefit of the Partnership, not for the benefit of the General Partner. The following categories of Net Proceeds will be deemed to be "invested or committed for investment": (i) funds previously expended or set aside as reserves in connection with the acquisition of Equipment or for other Partnership purposes, and (ii) funds to be disbursed in the future under the provisions of agreements relating to the acquisition of Equipment or other Partnership matters.

LEASES

    1. GENERAL INFORMATION. The specific provisions of the leases to be entered into by the Partnership will depend upon a variety of factors, including (i) the type and intended use of the Equipment covered by the lease, (ii) the business, operations and creditworthiness of the lessee,
(iii) regulatory considerations, (iv) the tax consequences of given lease provisions, and (v) the accounting treatment of the lease sought by the lessee.

    While the General Partner anticipates that most Equipment acquired by the Partnership will be leased to lessees located in the United States, the Partnership may enter into leases for Equipment located in a foreign country.


    The leases the Partnership will generally acquire or enter into will be leases with terms between 36 and 60 months, with noncancellable rental payments due during the initial term of the lease sufficient to recover the Purchase Price of the subject Equipment ("Full Payout Leases"). Generally, the Equipment purchased for lease will be leased pursuant to or subject to leases which are Full Payout Leases. The General Partner expects the Full Payout Leases to produce Gross Rental Payments sufficient to recover any overhead and financing costs associated with the acquisition of Equipment and to provide the Partnership with a return on its investment.

    The return to the Partnership under a given lease will depend upon several factors, such as the amount of the rental and other payments required to be made by the lessee under the lease, the expenses required to be borne by the lessee under the lease and the value of the leased Equipment (for re-lease or sale) at the expiration of the lease term.

    The General Partner anticipates that its leases generally will provide that the lessee will: (i) pay rent and other payments without deduction or offset of any kind, (ii) bear the risk of loss of the leased Equipment, (iii) pay sales, property, use or similar taxes relating to the lease or use of the Equipment, (iv) indemnify the Partnership against any liability resulting from any act or omission of the lessee or its agents, (v) maintain the Equipment in good working condition during the term of the lease, and (vi) not assign or sublease the Equipment without the prior written consent of the General Partner. Most leases will grant to the lessee an option to purchase the leased equipment at the end of the term at fair market value.

    The General Partner anticipates that the Partnership's leases will generally require lessees to maintain (i) casualty insurance in an amount equal to the market value of the leased Equipment or a specified amount set forth in the lease (which at times may be less than the market value of the Equipment), and (ii) liability insurance (naming the Partnership as an additional insured) in an amount consistent with industry standards.

    Following the expiration of a lease entered into by the Partnership, the Partnership may modify, extend or renew the lease with the existing lessee, lease the Equipment to a new lessee, or sell the Equipment.

    The terms and conditions of each lease will be determined by negotiation and may impose substantial obligations upon the Partnership. Although the Partnership will normally require the lessee to install the Equipment, installation expenses will generally be included in the cost of Equipment. Furthermore, the obligation to install Equipment may in some cases be assumed by the Partnership. In such cases, the Partnership will enter into separate agreements with manufacturers or independent organizations to provide installation services, and the cost of installation will be considered by the Partnership when determining the lease rate. All leases will require lessees to maintain the Equipment.

    2. LEASE AND LESSEE REVIEW PROCEDURES. The General Partner has established standards and procedures for the review of potential lessees. Following a thorough review, a credit decision will be made by the General Partner. If the decision is positive, the General Partner will prepare lease documents to be forwarded to the applicant. The Partnership will generally make direct payment for the leased Equipment to the manufacturer or vendor. The Partnership may obtain personal guarantees or other forms of credit enhancements.

    3. PORTFOLIO ACQUISITIONS. Although it is unlikely, the Partnership may acquire existing lease portfolios for investment. Before acquiring a lease portfolio the General Partner will conduct a thorough financial and documentary review.

    The General Partner may require personal and/or corporate guarantees from the vendor of the portfolio. Occasionally, as additional collateral, the General Partner may require that the leases and underlying Equipment be purchased with full recourse to the vendor of the lease portfolio. The General Partner may also require credit enhancements which could include, among other items, certificates of deposit, letters of credit, mortgages on real estate or liens on other property.

FINANCING

    The Partnership expects to incur debt to finance the purchase of a substantial portion of its Equipment, and, in so doing, expects to be able to acquire Equipment having values substantially in excess of the Limited Partners' investment. Such leveraging will permit the Partnership to increase the aggregate amount of its depreciable assets, and, as a result, should increase both its lease revenues and its federal income tax deductions above what they would be without such leveraging. However, such tax deductions may be subject to "at risk" and other limitations described under "Tax Consequences."

    The General Partner presently anticipates that aggregate borrowings of the Partnership will be approximately 40.0% of the Gross Proceeds of the Offering. The aggregate amount of the Partnership's outstanding debt will not exceed, at any time, 40.0% of the Gross Proceeds of the Offering. If 40.0% of Gross Proceeds is borrowed, borrowings will equal approximately 49.1% of Net Proceeds. This amount of borrowings will enhance the Partnership's ability to make Operating Distributions, provided that (i) the funds can be borrowed on reasonable terms, and (ii) equipment can be leased on terms sufficiently favorable to permit a reasonable profit to be made after servicing the debt. However, this amount of borrowing may negatively impact the Partnership's ability to make Operating Distributions if lessees default on leases and the Partnership is unable to re-lease the Equipment in a timely manner on favorable terms. See "Insufficient Revenue to Meet Debt Service When Leverage is Used" under "Risk Factors."

    Although there is no limit on the amount of debt that may be incurred in connection with the acquisition of any single item of Equipment the Partnership intends to limit the amount of such debt to the extent necessary to maintain its status as owner of such Equipment for federal income tax purposes. The amount borrowed by the Partnership will depend in part upon the type of lease, the lease term, the type of Equipment, the credit of the lessee, the availability of financing, prevailing interest rates, and acquisition costs incurred by the Partnership. The Partnership intends to be flexible in the degree of leverage it employs and anticipates that it will employ less leverage at times when prevailing interest rates are relatively high and more leverage at times when prevailing interest rates are relatively low. To the extent that such a strategy is successful, it would serve to maximize the return to the Partners. There can be no assurance that credit will at all times be available to the Partnership in the amount desired or on terms considered reasonable by the General Partner.

    The Partnership may purchase Equipment without incurring any debt. If the Partnership purchases an item of Equipment without leverage and thereafter suitable financing becomes available, it may finance such Equipment at any time. The Partnership intends to take such action to the extent practicable and, through the fifth anniversary of the Partnership's Closing Date, to invest up to 100.0% of the proceeds from such financings in additional items of Equipment.

    To the extent practicable, the Partnership will borrow funds at interest rates fixed at the time of borrowing. However, the Partnership is likely to borrow substantial funds at rates which vary with the "prime" or "base" rate, particularly when borrowing on an interim basis or when interest rates are trending downward. Since base rentals under most leases will be fixed during the terms of such leases, a rise in the "prime" or "base" rate would increase borrowing costs and reduce the amount of the Partnership's income and cash available for distribution.

    The General Partner anticipates that the interest rates on any loans keyed to the "prime" or "base" rate will range from one-half of 1.0% to 3.0% over the "prime" or "base" rate, depending on a number of factors, including the creditworthiness of the lessee, whether the debt is recourse or non-recourse, the terms of the lease and the amount borrowed as a percentage of the Purchase Price of the subject Equipment.

    The General Partner anticipates that borrowings by the Partnership will generally be secured by the grant of a security interest in Equipment and in rental income.

    Financing for the Partnership will generally be obtained on a recourse basis. Recourse debt means, in the context of the business to be conducted by the Partnership, that the lender can look to the general credit and all of the assets of the Partnership (including all Equipment to the extent not subject to a prior encumbrance) and the assets of the General Partner, but may not look for repayment to any Limited Partner's assets other than his interest in the Partnership. To the extent recourse debt is incurred, no increase in the Limited Partners' tax basis would be achieved, because liability for recourse debt is attributable only to the General Partner.

    Although the exact terms and conditions of Partnership borrowings cannot be predicted, the General Partner anticipates that the due date of such loan would be accelerated upon default by the lessee with respect to the lease securing a lease-specific loan obligation or upon default by the Partnership with respect to the related indebtedness. In the event of acceleration, the lender would be in a position to foreclose upon the Equipment securing the loan unless the Partnership repaid the entire unpaid balance, which the Partnership is unlikely to be able to do unless it could promptly (i) cure the lease default with other revenues or reserve funds, (ii) obtain possession of and re-lease the related Equipment and refinance the accelerated obligation, or (iii) obtain interim financing until such re-lease and refinancing could be arranged. Foreclosure by a lender or premature sale of Equipment may result in financial loss to the Partnership and adverse tax consequences to its Limited Partners, including recapture of all depreciation deductions previously claimed. If any portion of Partnership debt is cross-collateralized, the lender may, in the event of default, be in a position to accelerate the debt secured by all the cross-collateralized Equipment. See "Insufficient Revenue to Meet Debt Service When Leverage is Used" under "Risk Factors" for a discussion of this and other risks of Partnership borrowings.

    Loan agreements may require that the Partnership maintain certain reserves or compensating balances and may impose other obligations upon the Partnership. Moreover, because a significant proportion of the Partnership's revenues from the leasing and sale of Equipment will be reserved for repayment of debt, the use of financing may reduce the cash otherwise available for Partnership distributions until the debt has been repaid, and may reduce total cash flow over a substantial portion of the Partnership's operating life.

    To obtain funds for working capital purposes, the Partnership may establish a line of credit with a bank or other lender or borrow on a temporary basis from the General Partner or its Affiliates.

    Although not required to do so, the General Partner and any of its Affiliates may make loans to the Partnership on a short-term basis in order to facilitate Equipment acquisitions. If the General Partner or one of its Affiliates borrows money for the specific purpose of making a short-term loan to the Partnership, the General Partner or the Affiliate may not charge interest to the Partnership in excess of its own interest cost on such borrowing. If the General Partner or an Affiliate makes a short-term loan to the Partnership without making a specific borrowing for the purpose, the General Partner or the Affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on a comparable loan for the same purpose in the same geographic area, without reference to the General Partner's or any Affiliate's financial abilities or guarantees. In no event will the Partnership be required to pay interest on any such loan at an annual rate more than 3.0% over the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, published as the prime rate in the Wall Street Journal.

    All payments of principal and interest on any financing provided by the General Partner or any of its Affiliates shall be due and payable within 12 months after the date of the loan.

    Neither the General Partner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of any loans to the Partnership, although the General Partner's compensation (specifically, Acquisition Fees and Management Fee) may be increased as an indirect result of such loans being used to acquire additional Equipment.

    If the General Partner or any of its Affiliates purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the purchaser will be entitled to receive interest on the funds expended for such purpose on behalf of the Partnership. Interest on any such temporary purchases will not be in excess of the interest rates charged (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lenders on a comparable loan for the same purpose in the same geographic area and will not exceed the General Partner's or Affiliates cost of funds.

    Any borrowings from the General Partner or its Affiliates incurred for Partnership organization and offering expenses will be non-interest bearing and will be repaid out of offering proceeds (but not in excess of amounts permitted as described in this Prospectus) if the Partnership's minimum offering of Units is successfully completed.

    The Partnership may at any time borrow funds to acquire Equipment or to repair, recondition or reconfigure the Equipment, if the General Partner, in its sole discretion, deems such repair, reconditioning or reconfiguration necessary or desirable to enable the Partnership to re-lease or sell such Equipment. The General Partner and its Affiliates are prohibited from borrowing from the Partnership.

WORKING CAPITAL RESERVES

    The General Partner anticipates that the Partnership will establish and maintain minimum working capital reserves for the Partnership in the amount of 1.0% of Gross Proceeds, or at a higher level if the General Partner deems appropriate. Such working capital reserves will be augmented from revenues derived from Partnership operations. Funds allocated to such reserves will be available for operating and maintenance expenses, capital expenditures, repairs, replacements, contingencies, lessee defaults and other costs and expenditures relating to Equipment.

SALES OF LEASE RECEIVABLES AND RESIDUAL VALUES

    From time to time, the General Partner may receive offers from persons desiring to purchase the future rental income under certain of the leases in the Partnership's Lease Portfolio ("lease receivables"). If the General Partner decides to accept such an offer on behalf of the Partnership, the Partnership will sell the lease receivables to unaffiliated third parties that may include institutional investors. The sale price of the lease receivable will be determined on the basis of the aggregate present value of all rent payments to become due under the subject leases discounted at a discount rate as negotiated by the parties. The proceeds from such sales will generally be reinvested in Equipment if the transaction occurs during the Operating Phase, but the General Partner may decide, in its sole discretion, to distribute all or a portion of such proceeds to the Limited Partners as Liquidating Distributions; provided, however, that in such case sufficient cash will be distributed to the Limited Partners to pay state and federal income tax, if any, created by such sale..

    The General Partner may also sell the residual values of the Equipment or a portion thereof to unaffiliated third parties. The General Partner will determine the residual values of the Equipment, which will be discounted to its present value at the time of sale. The entire sales proceeds (less the expenses incurred by the General Partner relating to such sale) will be invested in additional Equipment or the General Partner may decide, in its sole discretion, to distribute all or a portion of such sales proceeds to the Limited Partners as Liquidating Distributions; provided, however, that sufficient cash will be distributed to the Limited Partners to pay state and federal income tax, if any, created by such sale.

SALE OF EQUIPMENT

    The General Partner will have the authority to sell, exchange or otherwise dispose of Equipment on behalf of the Partnership. In considering whether to hold or sell particular Equipment, the General Partner will evaluate, among other things (i) the current and potential Partnership earnings from the Equipment, (ii) conditions in the market for lease and sale of the Equipment and the future outlook for such market, and (iii) the tax consequences of selling rather than continuing to lease the Equipment. See "Reduced Revenues May Result From Possible Lack of Demand for Equipment" under "Risk Factors" and "Telecommunications Equipment Residual Values" above.

    In general, the General Partner anticipates that the Partnership will hold Equipment for approximately three and one-half to five years from the date of acquisition. However, unforeseen circumstances might cause the General Partner to elect to sell certain Equipment at an earlier or later time. Subject to prevailing market conditions and other factors, the General Partner will have complete discretion in determining the time, terms and conditions of the sale of Equipment by the Partnership in the ordinary course of business, including in connection with the Partnership's liquidation. See "Competition with the General Partner and Affiliates" and "Transactions with the Partnership" under "Conflicts of Interest." Payment of resale fees on liquidation of Equipment is prohibited.

    If any income results from the sale of Equipment, the General Partner will make a diligent effort to generate cash for distribution so that Limited Partners are able to pay state and federal income tax on their share of income resulting from such sale (assuming a combined federal and state income tax rate for Limited Partners of 40.0% in 1997 and the years thereafter).

    The General Partner anticipates that most sales of Equipment will be for cash, although it may determine that it is in the best interests of the Partnership to make an installment sale or to provide other purchase-money financing. The terms of such purchase-money financing will require payment in full in no more than twelve months. The proceeds of any sale or other disposition of Equipment (including any disposition resulting from the total or partial destruction of Equipment) will first be used or set aside by the General Partner to pay all expenses related to the disposition, including leasing commissions. The remaining proceeds may be used or set aside for such other Partnership purposes as the General Partner deems appropriate.
The Partnership may invest available Partnership cash in additional Equipment at any time during the Partnership's Operating Phase (up to five years from the Closing Date). Partnership receipts from operations will be distributed as described under "Cash Distributions and Redemptions."

DEMAND FOR EQUIPMENT

    The economic return from an investment in the Partnership will depend in large part upon the future demand for Equipment acquired by the Partnership. This future demand will affect the future lease rates for Equipment, the availability of financing and the prices at which the Partnership will ultimately be able to sell Equipment.

    The demand for Equipment in general, and used Equipment in particular, may be affected by a number of factors, including such factors as general business conditions, conditions in the credit markets, market conditions which may reduce or increase the supply of new Equipment, technological developments, improvements by manufacturers, and legislative and regulatory changes affecting the costs and benefits of owning or operating Equipment.

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                                EQUIPMENT ACQUISITIONS

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    Before and during the offering of the Units, the General Partner, on behalf of the Partnership, may acquire and lease Equipment or enter into agreements to acquire and lease Equipment.

    After the Initial Admission Date, the General Partner will transfer to the Partnership such acquired Equipment, if any, and all of its rights and obligations under all leases concerning such acquired Equipment. The consideration for such transfer shall be the payment by the Partnership to the General Partner of an amount equal to the General Partner's cost of the Equipment plus carrying charges. The General Partner will receive and hold for the benefit of the Partnership all lease payments made on Equipment leases during the period from the acquisition of the acquired Equipment until its transfer to the Partnership. Any lease payments made to the General Partner during the holding period on such acquired Equipment ultimately transferred to the Partnership will be offset by the General Partner's cost plus carrying charges, and then remitted to the Partnership. Equipment acquired by the General Partner for transfer to the Partnership will generally not be held by the General Partner for more than six months.

    For convenience in the acquisition of Equipment, during the offering of the Units and during the organization phase the General Partner may continue to acquire and lease Equipment for the benefit of the Partnership. Such Equipment will be transferred to the Partnership on the same terms as set forth in the preceding paragraph.

    The Partnership shall not acquire equipment from a limited or general partnership, joint venture, unincorporated association or similar organization in which the General Partner has an interest, other than the General Partner. The Partnership may not acquire Equipment in exchange for Units.

    See "Investment Objectives and Policies," "Conflicts of Interest" and "Fiduciary Responsibility of the General Partner" for a discussion of some concerns relating to the Partnership's purchase of Equipment.


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                    SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

-------------------------------------------------------------------------------


    The rights and obligations of the Partners in the Partnership will be governed by a limited partnership agreement ("Partnership Agreement") in the form attached to this Prospectus as Exhibit A.

    Certain provisions of the Partnership Agreement have been described elsewhere in this Prospectus. With regard to compensation to be paid to the General Partner, see "Compensation of the General Partner and Affiliates;" with regard to various transactions and relationships between the Partnership and the General Partner, see "Conflicts of Interest;" with regard to the management of the Partnership, see "Management;" with regard to reports to be furnished to Limited Partners, see "Reports to Limited Partners;" and with regard to distributions of cash to the Partners and the rules governing redemption of Units by the Partnership, see "Cash Distributions and Redemptions."

    The Limited Partners do not have a right to receive appraisal or dissenters' rights.

    The following briefly summarizes certain provisions of the Partnership Agreement which are not described elsewhere in this Prospectus. All statements made below and elsewhere in this Prospectus relating to the Partnership Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Partnership Agreement attached to this Prospectus as Exhibit A.

PARTNERSHIP CAPITAL

    Capital Contributions by Partners to the Partnership will consist of:
(i) the $10,000 contributed by the General Partner, which will be treated as if the General Partner had purchased 10 Units; and (ii) the sums to be contributed by the Limited Partners for their Units in the Partnership ($1,000 per Unit). Except for interest earned on a Limited Partner's subscription monies held in escrow which will be paid to the Limited Partner at the time of the first distribution to the Limited Partner), no Limited Partner will be entitled to interest on his Capital Contribution or on his Capital Account. Except as described under "Return of Uninvested Net Proceeds" under "Investment Objectives and Policies" and "Cash Distributions and Redemptions," no Limited Partner will have the right to withdraw or to receive any return of his Capital Contribution, and no Limited Partner is entitled to receive property other than cash in return for a Capital Contribution. The price of $1,000 per Unit was arbitrarily set by the General Partner.

PARTNERSHIP ALLOCATIONS

    1. GENERAL. Payments of Operating Distributions and allocations of Net Income and Net Loss will be governed by the provisions of Articles XI and XII of the Partnership Agreement. These provisions are complex and should be reviewed with care by prospective investors.

    2. ALLOCATION OF NET LOSS AND NET INCOME. Any Partnership Net Loss at the end of a taxable year will be allocated to the Partners to the extent of their positive Capital Accounts. Any additional Partnership Net Loss will be allocated to the General Partner. Any Partnership Net Income will first be allocated to Partners with negative Capital Accounts in proportion to, and to the extent of, such negative Capital Accounts. Except as provided below, any Partnership Net Income will then be allocated to the Partners. During the Liquidating Phase of the Partnership, Net Income earned that results in Partnership assets to be distributed 80.0% to the Limited Partners and 20.0% to the General Partner will be allocated 80.0% to the Limited Partners and 20.0% to the General Partner.

    Net Income or Net Loss allocated to the Limited Partners (and to the General Partner to the extent of its $10,000 contribution (10 Units)) will be apportioned among them based on the number of Units held and on the number of days within the fiscal year that they were Limited Partners.

VOTING RIGHTS OF LIMITED PARTNERS

    The Limited Partners will not be able to participate in the management or control of the Partnership. However, Limited Partners holding a majority of the outstanding Units of the Partnership, without the necessity of concurrence by the General Partner, may vote to (i) amend the Partnership Agreement, (ii) remove the General Partner and elect a successor, (iii) dissolve the Partnership, and (iv) approve or disapprove any proposal by the General Partner to sell all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership's business. A sale of substantially all of the Partnership's assets will be considered to be a sale of "all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership's business" if the Equipment being sold is being sold other than as part of the orderly liquidation and winding up of the Partnership, but this definition does not include a sale of lease receivables or residual values unless the sale at issue constitutes all or substantially all of the Partnership's assets.

    Any amendment to the Partnership Agreement that modifies the compensation or distributions to which the General Partner is entitled, or which increases the duties of the General Partner, requires the consent of the General Partner. In addition, no amendment may be made to the Partnership Agreement which alters the rights of a Terminated Partner to receive fees and payments, or adversely affects the status of the Partnership as a partnership for federal tax purposes.

    Without the concurrence of Partners holding a majority of the outstanding Units, the General Partner may not (i) amend the Partnership Agreement, except for those amendments that do not affect the rights of the Limited Partners, (ii) withdraw as General Partner, (iii) appoint a new general partner, (iv) sell all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership's business, (v) dissolve the Partnership other than in accordance with the provisions of the Partnership Agreement, or (vi) transfer the General Partner's interest in the Partnership except as provided in the Partnership Agreement.

    The Partnership Agreement provides that Limited Partners owning 10.0% of the Units may call a meeting to propose a vote on matters on which the Limited Partners may vote. A majority of the votes entitled to be cast will be required to pass any such proposal.

    Limited Partners and their designated representatives will be permitted access to all records of the Partners at the principal place of business of the Partnership upon reasonable notice and during reasonable business hours, and will have the right to make copies thereof at their own expense. Upon written request, without restriction, a Limited Partner may, in person or by mail, obtain a list of the names and addresses of all of the Limited Partners of the Partnership for any purpose.

LIABILITY OF PARTNERS TO THIRD PARTIES

    The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. However, the General Partner may provide in any Partnership contract that the General Partner will have no individual liability for Partnership obligations (i.e., that such obligations are to be "non-recourse" obligations).

    The Partnership Agreement provides that, except as provided by law, no Limited Partner will be personally liable for the obligations of the Partnership beyond the amount committed by such Limited Partner to the capital of the Partnership. However, there is a risk that the Limited Partners may become personally liable for certain Partnership obligations if they act so as to take part in the control of the Partnership business. Moreover, if the Partnership is unable to meet its obligations, the Limited Partners might be obligated to return, with interest, certain cash distributions previously received by them. See "Limited Partners May Have an Obligation to Repay Certain Distributions" under "Risk Factors."

EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

    The Partnership Agreement provides that the General Partner or its Affiliates performing services on behalf of the Partnership will not be liable to the Partnership or the Limited Partners for any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership if the General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, and such act or omission does not constitute fraud, negligence, breach of fiduciary duty or misconduct.
The Partnership Agreement provides that the General Partner, or its Affiliates performing services on behalf of the Partnership will be indemnified by the Partnership for any liabilities incurred by them arising from acts performed or omitted to be performed by them that were determined in good faith by the General Partner to have been in the best interest of the Partnership in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership. The indemnification shall include attorneys' fees (which may be paid as incurred subject to certain restrictions) and any amounts expended in the investigation or settlement of any claims, except for claims with respect to acts or omissions which constitute fraud, negligence, breach of fiduciary duty or misconduct.

    The General Partner or any of its Affiliates and any person acting as a broker-dealer who performs services on behalf of the Partnership, or in connection with its business, will not be indemnified against any liability, loss or damage incurred by them in connection with any claim or settlement alleging federal or state securities law violations, unless such lawsuits alleging such claims are successfully defended and a court approves indemnification of litigation costs, or unless such lawsuits are dismissed with prejudice on the merits, or unless such lawsuits are settled and a court approves the settlement and the indemnification. The General Partner will apprise the court of the positions of the SEC and State Administrators with respect to indemnification before seeking court approval for indemnification, whether such claims are litigated, dismissed or settled.

    Advances of attorneys' fees and costs will not be permitted for indemnification suits unless the action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership, or in connection with the Partnership's business, the claim against which indemnification is sought is not made by a Limited Partner and the indemnified party undertakes to repay within 90 days the advanced funds to the Partnership in cases in which they would not be entitled to indemnification. Advances of attorneys' fees will not be permitted for an indemnification suit unless, prior to receiving such advances, the General Partner obtains an opinion of independent legal counsel that indemnification will be appropriate. If it is later determined that indemnification was not appropriate, the General Partner must repay any advances received by it, with interest.

    The Partnership Agreement provides that the Partnership will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Partnership Agreement.

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

    Article XVII of the Partnership Agreement grants Limited Partners the right to remove the General Partner and elect a successor General Partner, provided the successor General Partner is admitted to the Partnership effective immediately prior to the effective date of the removal of the General Partner. Such action may be taken without concurrence by the General Partner as long as approval is obtained from Limited Partners owning a majority of the outstanding Units. Also, Limited Partners owning a majority of the outstanding Units may admit a successor general partner upon the resignation or withdrawal of the General Partner.

DISSOLUTION AND LIQUIDATION

    The Partnership will be dissolved on December 31, 2012, or earlier upon the occurrence of any of the following events: (i) the vote by Limited Partners holding a majority of the Units then outstanding in favor of any proposal to dissolve the Partnership in accordance with the Partnership Agreement; (ii) the withdrawal, bankruptcy, or dissolution and liquidation or other cessation to exist as a legal entity of the General Partner (unless any successor General Partner elected in accordance with the provisions of the Partnership Agreement elects to continue the business of the Partnership); (iii) the final distribution of all Liquidating Distributions among the Limited Partners pursuant to the Partnership Agreement; or (iv) the other sale or disposition of all or substantially all of the assets of the Partnership without the subsequent use of disposition proceeds for Investment in Program Assets.

    Upon the dissolution of the Partnership, the General Partner will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the provisions of the Partnership Agreement.

AMENDMENT

    Subject to the voting rights granted to the Limited Partners in paragraph
17.2 of the Partnership Agreement, and the restrictions on the General Partner's voting rights in Paragraph 16.3.20 of the Partnership Agreement, the General Partner may amend the Partnership Agreement without the consent or vote of any of the Limited Partners (i) to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts upon the return of capital to Partners, (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates, or surrender any right or power granted to the General Partner or its Affiliates therein, for the benefit of the Limited Partners, (iii) to cure any ambiguity, correct or supplement any provision therein, or add any other provisions with respect to matters or questions arising under the Partnership Agreement which will not be inconsistent with the provisions of the Partnership Agreement, (iv) to delete or add any provision from or to the Partnership Agreement requested to be so deleted or added by the staff of the SEC or by a state regulatory agency, the deletion or addition of which provision is deemed by such staff or regulatory agency to be for the benefit or protection of the Limited Partners, (v) to modify any provision of the Partnership Agreement, if, in the opinion of counsel to the Partnership and the General Partner, such modification is necessary to cause the allocations contained in Article XII of the Partnership Agreement to have "substantial economic effect" in accordance with any regulations relating to Section 704 of the Code or any other statutory provision or regulation relating to such allocations, and (vi) to modify any provision of the Partnership Agreement, if, in the opinion of counsel to the Partnership and General Partner, such modification is necessary to cause the Partnership not to be characterized as a "publicly traded" partnership for federal income tax purposes. The General Partner may not under Paragraph 16.1.12 of the Partnership Agreement amend the Partnership Agreement to modify voting rights of the Limited Partners.

APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT

    Each purchaser of Units will irrevocably constitute and appoint the General Partner his true and lawful attorney-in-fact, with power and authority to act in his name and on his behalf to execute, acknowledge and file such instruments as the General Partner determines to be necessary or appropriate to implement the provisions of the Partnership Agreement.

PRINCIPAL OFFICE OF THE PARTNERSHIP

    The principal business office of the Partnership is located at 100 Second Street, SE, Cedar Rapids, Iowa 52401, (319) 365-2506, unless changed by the General Partner. The business of the Partnership also may be conducted at such additional places as the General Partner may determine.

APPLICABLE LAW

    The Partnership Agreement will be construed and enforced in accordance with the laws of the State of Iowa.

TRANSFERABILITY OF UNITS

    Limited Partners will have the right to assign one or more Units by a duly executed written instrument of assignment in a form satisfactory to the General Partner in accordance with the provisions of the Partnership Agreement. See, in particular, Article XIII of the Partnership Agreement.

    As a result of adverse tax consequences that would result if the Partnership were characterized as "publicly traded" (see "Tax Consequences"), the General Partner will not allow transfers of Units if, in the opinion of Counsel to the Partnership, such transfer would result in the Partnership being characterized as a "publicly traded" partnership for federal income tax purposes.

    In addition, the General Partner will not allow transfers of Units if, in the opinion of Counsel to the Partnership, such transfer would result in the assets of the Partnership being considered by law to be assets of employee benefit plans investing in Units and therefore subjecting those assets to the fiduciary standards of ERISA. Further, as a general rule, the General Partner will not permit transfers except in infrequent and compelling situations as determined in its sole and absolute discretion, and only if following such transfer at least 75.0% of the outstanding Units are held by persons who are not either Employee Benefit Plans or IRAs.

    In those circumstances where the General Partner allows a transfer, an Assignee will be entitled to receive distributions from the Partnership attributable to the Units acquired by reason of an assignment from and after the effective date of the assignment of such Units to him. Moreover, the Partnership and the General Partner will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects and will incur no liability for allocations of income, loss or distributions, or transmittal of reports and notices required to be given to Limited Partners or their assignees hereunder, which are made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and the effective date of the assignment of Units has passed. Unless the General Partner, the assignor and the Assignee otherwise agree, the effective date of an assignment of Units will be the later of the first day of the month next succeeding the date on which the Partnership obtains the instrument of assignment that complies with the requirements of the Partnership Agreement, provided the other conditions to such assignment becoming effective are satisfied.

    Any assignment of Units must be in compliance with all applicable rules of governmental authorities, including the registration and suitability provisions of applicable state securities laws. Any assignment of Units in contravention of any of the provisions of the Partnership Agreement will be void and ineffectual and will not bind or be recognized by the Partnership.

    An Assignee of Units may become a Substitute Limited Partner in the place of the assignor upon compliance with the requirements of Article XIV of the Partnership Agreement. Any Substitute Limited Partner must agree to be bound by the provisions of the Partnership Agreement. The General Partner will cause the Partnership Agreement to be amended to reflect the substitution of Limited Partners at least once each calendar quarter.

    All costs and expenses incurred by the Partnership in connection with an assignment of Units, including a transfer fee to the General Partner, are required to be paid by the assigning Limited Partner provided that such transfer fee will not exceed the lesser of $150 or the actual, necessary and reasonable expenses of such transfer.

    The General Partner may buy and sell Units in the Partnership for its own account, provided that any Units purchased by the General Partner will not be purchased with a view toward resale and will not be counted in determining whether the Partnership has raised the minimum Gross Proceeds of $1,200,000. There is no maximum number of Units the General Partner may purchase. Except as provided in Paragraph 18.5 of the Partnership Agreement, which limits the voting rights of the General Partner as to Units owned by the General Partner, the General Partner will, with respect to any Units owned by it, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner. See "Cash Distributions and Redemptions -- Redemption of Units." Neither the General Partner nor the Partnership may be required to purchase or redeem Units.

ROLL-UP PROTECTION

    The Partnership (and the General Partner) has no intent to engage in any transaction involving the acquisition, merger, conversion into a corporation or other form of business organization or consolidation, either directly or indirectly, of the Partnership with any other entity ("Roll-Up"). The Partnership Agreement sets forth certain restrictions in regard to a Roll-Up. Initially, the Partnership Agreement requires that an appraisal of all Partnership assets shall be obtained from an Independent Expert in connection with a proposed Roll-Up. Additionally, the Partnership Agreement provides certain rights to Limited Partners who vote "no" in connection with a proposed Roll-Up that provides such Limited Partners the choice of: (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) one of the following: (a) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously (If a significant number of Limited Partners elect to accept the securities of the Roll-Up Entity, the effect on investors who elect to remain as Limited Partners may be a substantial dilution of their claim to assets and their voting rights.); or (b) receiving cash in an amount equal to such Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership. The Partnership Agreement also restricts the ability of the Partnership to engage in a Roll-Up that would adversely affect the democracy rights and voting rights of the Limited Partners or that would materially frustrate the accumulation of shares by any purchaser of the securities of a Roll-Up Entity. The Partnership Agreement also restricts the ability of the Partnership to participate in a proposed Roll-Up in which the Limited Partners' rights of access to records would be less than currently provided under the Partnership Agreement, or that would require the Partnership to bear the costs of a proposed Roll-Up that is not approved by the Limited Partners.



------------------------------------------------------------------------------

                          CASH DISTRIBUTIONS AND REDEMPTIONS

------------------------------------------------------------------------------


CASH DISTRIBUTIONS

    1. ALLOCATION OF DISTRIBUTIONS, PROFITS AND LOSSES. A Partner's share of profits, losses and Operating Distributions to Partners (distributions of up to 9.6% annually made during the Operating Phase) will be based upon the amount of each Partner's Capital Contribution (the cash contributed to the Partnership) and each Limited Partner's Admission Date (the date a Limited Partner is admitted to the Partnership). Separate Capital Accounts (accounts for record and income tax purposes) will be kept for each Partner. Accordingly, Limited Partners who invest the same amount in the Partnership but make such investments on different dates will be allocated different shares of Partnership profits and losses and receive different amounts of cash distributions.

    2. OPERATING DISTRIBUTIONS. To the extent there is Cash Flow (generally, cash provided from operations less cash used to pay expenses and debt payments, to establish reserves or to pay for capital improvements and replacements), the Partnership intends to make Operating Distributions during the Operating Phase (the period beginning with the date the Partnership's registration statement is effective with the SEC and ending with the date the Partnership commences liquidation). Operating Distributions will be made monthly during the Operating Phase and, to the extent made, will be in the following order of priority:

         a. GENERAL PARTNER'S EXPENSE REIMBURSEMENT. The General Partner shall be reimbursed on a monthly basis for the administrative services it provides to the Partnership.

    The expenses reimbursed shall be the lesser of the General Partner's cost or the amount the Partnership would be required to pay for comparable administrative services provided in the same geographic area by persons who are not Affiliates of the General Partner. The expenses reimbursement shall include, but not be limited to, salaries paid to employees of the General Partner working on Partnership business, recordkeeping, mailings to Limited Partners and an allocable portion of computer time and expense, telephone and supplies. Reimbursement for costs of goods and materials will be only for goods and materials obtained from independent third parties. The reimbursement will be for expenses which are necessary for the prudent operation of the Partnership. There is no dollar limitation on the amount of expenses that may be reimbursed to the General Partner. There will be no reimbursement for time expended by Controlling Persons of the General Partner or its Affiliates. The costs reimbursed to the General Partner and its Affiliates will be the subject of a "Special Report" prepared by independent certified public accountants;

         b. OPERATING DISTRIBUTION. To the extent there is additional Cash Flow, Partners will receive Operating Distributions to Partners during the Operating Phase only. Such distributions will be up to 9.6% annually (payable in monthly distributions of up to .8% to each Partner), calculated on the Partner's Adjusted Capital Contribution (a Partner's Capital Contribution, reduced by all payments to the Partner that qualify as a Liquidating Distribution or return of capital); and

         c. MANAGEMENT FEE. Of the Gross Rental Payments, loan payments and other payments received by the Partnership each year on account of its leasing and financing activities, 2.0% will be paid to the General Partner as a Management Fee (the management fee paid to the General Partner, see "Compensation of the General Partner and Affiliates"). The fee will be payable on a monthly basis, subject to reduction in certain circumstances, as described below. The fee will not be paid on a current basis (but will accrue and accumulate) if the Partnership has not (i) made Operating Distributions to the Limited Partners equal to 9.6% annually of their Adjusted Capital Contributions for the portion of the year to the date of the proposed payment, and (ii) paid the General Partner's expenses (amounts paid to cover the General Partner's expenses, see "Cash Distributions and Redemption") for the year.

    Proposed General Partner Expense Reimbursements for the next fiscal year and for the previous public programs sponsored by the General Partner are set forth below:


             TIF IX                   TIF X                      TIF XI
             ------                   -----                      ------

    1991  $     4,200                 ---                          ---
    1992  $    53,724                 ---                          ---
    1993  $    72,368             $   27,624                       ---
    1994  $    74,988             $   92,919                       ---
    1995  $    82,307             $   85,800                       ---
    1996  $    74,775             $   73,500                       ---
    1997  $    45,822(1)          $   45,822(1)                    ---
    1998        ---                    ---                     $  84,000(2)

----------------

(1) Through June 30, 1997.

(2) Proposed for 1998.

    The Partnership has not acquired any Equipment or leases as of the date of this Prospectus. Accordingly, no assurance may be given that the Limited Partners will realize the returns discussed above.

    Direct Partnership administrative expenses will be paid directly by the Partnership. Expenses incurred by the General Partner that are properly allocable to the Partnership and direct expenses advanced by the General Partner on behalf of the Partnership will be reimbursed by the Partnership to the General Partner.

    The payment of Operating Distributions will be made monthly and only during the Operating Phase. It is possible, but not likely that distributions during the Operating Phase will be treated as a return of the Partners' original investment. Generally, a return of the Partners' original investment will occur only during the Liquidation Phase. To the extent funds are not distributed to the Partners during the Operating Phase, the Partnership will reinvest funds received by it in additional Equipment for lease, which is expected to increase the Partnership's portfolio of assets. Reinvestment of proceeds resulting from the sale or refinancing of Equipment may take place only if sufficient cash will be distributed to pay state and federal income tax (assuming Partners are in a 40.0% tax bracket) created by the sale or refinancing of such Equipment. There can be no assurance, however, that Limited Partners will receive the return of their full investment at the time all Equipment is sold and the Partnership is terminated. See "Conflicts of Interest."

    The Partnership will not make distributions in kind to any Partner.

    If the Partnership sells lease receivables to an unaffiliated third party, the purchasing party may request or require that the Partnership continue to manage those leases and Equipment as a condition to the sale, and such party will pay fees to the Partnership for such management. See "Sale of Lease Receivables and Residual Values" under "Investment Objectives and Policies." Fees paid to the Partnership by such party shall be the property of the Partnership. However, if the General Partner continues to provide the Partnership with services with respect to the Equipment underlying such lease receivables sold, the General Partner will continue to receive from the Partnership its Management Fee as a percentage of the Gross Rental Payments on such lease receivables sold. Notwithstanding the foregoing, the General Partner will not receive a Management Fee on an annual basis in an amount greater than the amount the General Partner is entitled to receive as a percentage of Gross Rental Payments on the Equipment leases under the terms of the Partnership Agreement.

    All Partnership Cash Available for Distribution not distributed as Operating Distributions will be reinvested in Program Assets unless the General Partner decides to make an earlier distribution of Partnership Cash Flow (which, if made to Limited Partners, would then be treated as Liquidating Distributions if such distribution were in excess of the 9.6% return discussed above). Payment by the Partnership of commissions on any such distribution is prohibited.

    3. DISTRIBUTIONS ON LIQUIDATION AND WINDING UP. The Partnership will cease reinvesting in Program Assets and will not enter into additional leases during the Liquidating Phase. The Liquidating Phase shall begin at any time after three and one-half years following the Closing Date (or earlier if the General Partner determines it to be in the Partnership's best interest), but no later than the fifth anniversary of the Closing Date of the offering. During the Liquidating Phase, the Partnership will proceed with all due and deliberate speed and care to wind up the Partnership's affairs and to convert all of the Partnership's assets into cash. Operating Distributions will not be paid during the Liquidating Phase.

    During the Liquidating Phase, amounts available to be distributed among the Partners after satisfaction of all Partnership liabilities and obligations and/or the provision of reserves for future or contingent Partnership liabilities will be distributed in order of priority as follows (and, with respect to items "Third" and "Sixth", will constitute "Liquidating Distributions"):

         First, payment of the General Partner's expense reimbursement;

         Second, payment to the Partners, to the extent necessary to pay to the Partners during the term of their investment in the Partnership, Operating Distributions of 8.0% annually (on a cumulative, compounded daily basis) on their Adjusted Capital Contributions. The computation of each Partner's 8.0% annual cumulative return is illustrated by the following example: On a Partner's $2,500 investment, a $250 distribution in year one would result in a $50 reduction in the Partner's Adjusted Capital Contribution, leaving an Adjusted Capital Contribution of $2,450 upon which the 8.0% return would be calculated in year two. The $50 reduction consists of $50 in distributions in excess of that required to satisfy the 8.0% cumulative return requirement. A $250 distribution in year two would result in a $54 reduction in the Partner's Adjusted Capital Contribution, leaving an Adjusted Capital Contribution of $2,396 upon which the 8.0% return would be calculated in year three;

         Third, payment to the Partners of 100.0% of their Adjusted Capital Contributions to the Partnership;

         Fourth, payment to the Partners to the extent they have not received, during the term of their investment in the Partnership, distributions totaling 9.6% annually (calculated only through the end of the Operating Phase), non-compounded, on their Adjusted Capital Contributions (as calculated from time to time);

         Fifth, payment to the General Partner of any unpaid arrearages in its Management Fee subject to reduction in certain circumstances as described herein; and

         Sixth, payment of any remaining amounts will be made 80.0% to the Limited Partners and 20.0% to the General Partner; provided, however, the General Partner will not receive its share of these remaining amounts until such time as the Limited Partners have received Operating Distributions and Liquidating Distributions equal to their Capital Contributions plus 9.6% annually (calculated only through the end of the Operating Phase) non-compounded, on their Adjusted Capital Contributions.

    For a more complete description of the cash payments which may be made to the Limited Partners, see Article XI of the Partnership Agreement.

REDEMPTION OF UNITS

    At anytime after December 31, 1999, a Limited Partner or his successor has the right to make a written request to the Partnership for redemption of all or any portion of the Limited Partner's Units. However, a Limited Partner must request the redemption of all of his Units if he will retain fewer than two Units. The redemption will only be made to the extent permitted by applicable laws and regulations and if, in the opinion of the General Partner it is in the best interest of the Partnership. The General Partner will redeem Units (if at all) only in extenuating circumstances. The Partnership Agreement prohibits the General Partner from redeeming over the life of the Partnership more than 5.0% of the total Units initially issued, or in any given year more than 1.0% of the total Units initially issued. The General Partner will not allow redemptions of Partnership Units if, in the opinion of counsel to the Partnership, such redemptions could result in the Partnership being characterized as a "publicly traded" partnership. See "Publicly Traded Partnerships" under "Tax Consequences."

    The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of the Partnership and whether the circumstances surrounding the redemption are extenuating. The General Partner is not required to provide any reason for the denial of a redemption request. To the extent the General Partner determines to honor any requests, the General Partner will honor acceptable requests for redemptions in the order received by the General Partner per quarter. Any requests denied may be resubmitted in a later quarter. Only in extenuating circumstances will a later request be honored over an earlier one received in a quarter. The General Partner must accept or deny a written request for redemption of Units within a reasonable time after receipt of the request. If such request is accepted by the General Partner, the General Partner will provide written notice of its acceptance of the request for redemption. Such notice will state the redemption price determined by the General Partner.

    The redemption price per Unit will equal the Redemption Value of Investor's Units tendered by the Limited Partners as determined under the Partnership Agreement as of the last day of the fiscal quarter prior to the quarter during which the redemption request is received. The Redemption Value of Investor's Units means the investor's Capital Account valued by the General Partner as of the last day of the fiscal quarter prior to the quarter during which the redemption request is received. Upon receipt of such notice, the Limited Partner must immediately tender the Units and the Partnership will pay the redemption price for the tendered Units within 60 days after the end of the quarter in which the redemption request was received by the Partnership, provided that a Limited Partner may withdraw its request for redemption of its Units within 30 days of its receipt of written notice of the General Partner's acceptance of its request for redemption.

    The General Partner intends to use excess Cash Flow as the source of funds for any redemptions. The Partnership will not maintain reserves for the redemption of Units. Therefore, the ability of the Partnership at any time to redeem Units will depend upon, among other things, the availability of excess Cash Available for Distribution, the number of Limited Partners requesting redemption, the potential dilution of the remaining Limited Partners, and the potential adverse tax consequences to the Partnership. See "Conflicts of Interest." Accordingly, no assurance may be given that the Limited Partners will be able to participate in the redemption program.

    Upon any redemption or repurchase by the Partnership, the tendered Units will be canceled and will no longer be deemed to represent interests in the Partnership, and the interests of the Limited Partners (including the person whose Units were redeemed) will thereupon be adjusted accordingly. Neither the General Partner nor any of its Affiliates may participate in this redemption program.

    Gain or loss realized on the redemption of Units by a Limited Partner who is not a "dealer" in securities and who has held such Units for more than one year, generally will be long-term capital gain or loss, as the case may be, under present tax laws. However, the proceeds of a sale or redemption will be taxed at ordinary income rates to the extent of the portion of potential depreciation recapture, substantially appreciated inventory and unrealized receivables attributable to the Unit.

LIQUIDATION POLICIES

    Subject to prevailing market conditions and other factors, the General Partner intends to cause the Partnership to begin to dispose of all of its Program Assets no sooner than three and one-half years and no later than five years after the Closing Date. During the Operating Phase, the General Partner may sell the residual values of the Equipment or a portion thereof.  Upon such sale, the General Partner may reinvest the sales proceeds therefrom (less the expenses incurred by the General Partner relating to such sale) in additional Program Assets or, in its sole discretion, distribute all or a portion of such sales proceeds to the
Limited Partners as Operating Distributions; provided, however, that in either case, sufficient cash is distributed to the Limited Partners to pay state and federal income tax, if any, created by such sale of the Equipment.  See "Sales of Lease Receivables and
Residual Values" under   "Investment Objectives and Policies."  Program
Assets may be sold at any time if sold in the ordinary course of business, or, if not in the ordinary course of business, if in the judgment of the General Partner and of the holders of a majority of the outstanding Units, it is in the best interests of the Partnership to do so. However, the General Partner may at any time cause the Partnership to dispose of all or substantially all of its Program Assets in connection with the winding up and liquidation of the Partnership. The determination of whether particular Program Assets should be sold or otherwise disposed of will be made after consideration of relevant factors (including, but not limited to, prevailing general economic conditions, lessee demand, the General Partner's views of current and future market conditions, the cash requirements of the Partnership, potential capital appreciation, cash flow, and federal income tax considerations) with a view toward achieving the principal investment objectives of the Partnership.

    As partial payment for Equipment sold, the Partnership may receive purchase money obligations secured by liens on such Equipment. Except in the case of sales in the ordinary course of business, no purchase money arrangement shall have a term in excess of twelve months. The amount of such obligations will not constitute funds available for distribution to Partners until and to the extent the obligations are converted into cash, sold or disposed of in some other manner. See also "Tax Consequences" for a discussion of the tax treatment of any such purchase money obligations.

------------------------------------------------------------------------------

                             REPORTS TO LIMITED PARTNERS

------------------------------------------------------------------------------

    The General Partner will mail to each Limited Partner the following reports pertaining to Partnership operation during each fiscal year:

         a    QUARTERLY REPORT.  A report of Equipment acquisitions made during each quarter shall be sent to all Limited Partners within sixty (60) days following the end of each quarter, until the proceeds of the offering are fully invested or returned to the Limited Partners. Such reports shall include, by way of illustration and not limitation, a statement of the actual purchase price of Equipment, including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and a statement of the amount of proceeds in the Partnership which remain unexpended or uncommitted.

         b    TAX INFORMATION.  Within 75 days after the end of each fiscal year, all financial information regarding the Partnership necessary for use by the Limited Partners in preparing their federal income tax returns; and

         c    ANNUAL REPORT.  Within one hundred twenty (120) days after the end of each fiscal year, an annual report containing: (i) a balance sheet as of the end of the fiscal year and statements of income, partners' equity, and a cash flow statement, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of independent auditor, and (ii) a breakdown of distributions to Limited Partners for the period covered thereby separately identifying distributions from: (1) cash flow from operations during the period (2) cash flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of Program Assets, and (4) reserves from the gross proceeds of the offering originally obtained from the Limited Partners.

         For each piece of equipment acquired by the Partnership that individually represents at least ten percent (10.0%) of the Partnership's total Investment in Program Assets, the General Partner shall include a status report as part of the annual report, which status report shall indicate: (i) condition of the Equipment, (ii) how the Equipment is being utilized as of the end of year (leased, operated, held for lease, repair or sale), (iii) remaining term of leases, (iv) projected use of the Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the Equipment as the General Partner deems appropriate. The status report shall describe the method used or basis for valuation.

    Financial information contained in all reports to Limited Partners will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to the information furnished to Limited Partners for federal income tax purposes. The audited financial statements contained in the annual report will be accompanied by a report of the firm of independent public accountants selected by the General Partner.

    Each annual and quarterly report will also contain a special report on Equipment acquisitions made during the period covered by the report, including
(1) a description of each item of Equipment purchased, (2) a description of any lease arrangements made with respect thereto and of each lessee, (3) the actual purchase price and terms, (4) the amount of cash expended from Capital Contributions to acquire each item of Equipment, and (5) the amount of Capital Contributions which then remains unexpended, if any, stated in terms of both dollar amount and percentage of the total amount of Capital Contributions derived from the sale of the Partnership's Units. Similar reports will be included for any additional Equipment acquired through reinvestment of Partnership cash.

    The General Partner will retain copies of all reports distributed to Limited Partners. The Limited Partners will be permitted to examine all records of the Partnership at the General Partner's offices upon reasonable notice during reasonable business hours, and may make copies of such records at their own expense.



------------------------------------------------------------------------------

                                MAINTENANCE OF RECORDS

------------------------------------------------------------------------------


    The General Partner will maintain a record of any information it obtains that indicates a Limited Partner meets the suitability standards employed in connection with the offer and sale of Units and a representation of the Limited Partner that he is purchasing for his own account. Such information will be obtained from Limited Partners through the use of the Subscription Agreement signed by each Limited Partner, which sets forth the prescribed suitability standards in full and in which the Limited Partner represents that he meets such suitability standards and is purchasing for his own account. However, Subscription Agreements will not be the exclusive method of determining investor suitability. Where the General Partner, the Managing Sales Agent or any Selected Sales Agent has reason to believe that a Subscription Agreement does not assure investor suitability, other methods of determining such suitability will be employed.

------------------------------------------------------------------------------

                                    CAPITALIZATION

------------------------------------------------------------------------------


    The capitalization of the Partnership as of the date of this Prospectus and as adjusted to give effect to the sale of the minimum and maximum number of Units available for sale is as follows:

                                                   As Adjusted     As Adjusted
                               As of Date of        for 1,200      for 25,000
                                 Prospectus        Units Sold      Units Sold
                               -------------       -----------     -----------

   Long-Term Indebtedness:
        Equipment Debt             ----                  (1)             (1)
   General Partner's Capital
        Contribution . . . . . .  $10,000            $10,000         $10,000
   Limited Partners' Capital
        Contributions
        ($1,000 per Unit)(2)(3).   $1,000         $1,200,000     $25,000,000


---------------------

(1) In addition to the Capital Contributions of the Partners, the Partnership intends to obtain additional funds for Investment in Program Assets through incurring substantial secured indebtedness in connection with the acquisition of Equipment. The principal amount of such indebtedness cannot now be determined, but is limited to 40.0% of the Gross Proceeds of the Offering. See "Investment Objectives and Policies."

(2) The amounts given are at $1,000 per Unit and before deduction of Front End Fees.

(3) The amounts given include one Unit ($1,000) which has been purchased by the Partnership's Initial Limited Partner in connection with the Partnership's organization.



------------------------------------------------------------------------------

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

------------------------------------------------------------------------------


    The following discussion and analysis provides information the General Partner believes is relevant to an assessment and understanding of the Partnership's operations and financial condition. This discussion should be read in conjunction with the financial statement and related notes of the Partnership appearing elsewhere in this Prospectus.

LIQUIDITY AND CAPITAL RESOURCES

    As reflected under "Capitalization," the Partnership currently has limited funds, since the capital anticipated to be raised by the Partnership through its public offering of Units was not available on the date of this Prospectus. The Partnership plans to raise funds from investors by means of this offering of Units. Upon the sale of the minimum number of Units offered hereby (1,200 Units), the Partnership will invest the funds from the sale of such Units, as well as funds raised from sales of additional Units, together with proceeds of bank loans, in Program Assets. The application of funds toward the acquisition of Program Assets will result in a decrease in cash. The effect of the decrease in the Partnership's cash will, in the General Partner's view, be offset by the income expected to be produced by Program Assets, including the leasing of Equipment and the anticipated residual value of Equipment upon sale. The General Partner anticipates that Partnership revenue sufficient to pay operating expenses and provide cash distributions to Limited Partners will be derived from the lease payments paid to the Partnership by Equipment lessees. There is no assurance the Partnership will actually realize rental income or the residual value of Equipment upon sale. In addition to borrowing to finance the acquisition of Equipment, the Partnership may borrow funds for the purpose of repairing, reconditioning and reconfiguring Equipment.

    The General Partner plans to borrow an amount equal to up to 40.0% of the Gross Proceeds of the Offering to finance Program Assets acquisition. The use of borrowed funds will increase the capital resources available to the Partnership and the amount of Program Assets the Partnership can acquire. The General Partner anticipates borrowing funds at an interest rate lower than the effective yield on leases. The use of borrowed funds to acquire Program Assets will result in interest charges, which the General Partner believes will be offset by the income expected to be produced by leasing the Equipment.

    The Partnership does not have a commitment from a lender, and it is likely that some Equipment will be acquired prior to obtaining loans. Although it is likely that borrowed funds will be available to the Partnership, it is possible that the interest rates available to the Partnership will not be attractive. In that case, the Partnership may be precluded from borrowing funds or it may be required to borrow at higher than anticipated rates. In either case, the result will be a negative effect on the Partnership's cashflow, profitability, and distributions.

    The Partnership intends to establish initial working capital reserves of no less than 1.0% of the Gross Proceeds, an amount which the General Partner anticipates to be sufficient to satisfy general liquidity requirements to cover operating costs of Equipment and the maintenance and refurbishment of Equipment. See "Estimated Use of Proceeds." Thereafter, the General Partner intends to maintain working capital reserves at a level it deems appropriate (but not below 1.0% of Gross Proceeds) from revenues derived from Partnership operations. See "Financing" under "Investment Objectives and Policies."

    As of the date of this Prospectus, the Partnership has not acquired any Equipment and has not made any commitments to acquire Equipment. As a result, the Partnership has no commitment for capital expenditures except the expenses of this offering. The Partnership's capital needs are expected to undergo major changes during its initial two years of operations as a result of the completion of its public offering of Units and the acquisition of Equipment. Thereafter, except for reinvestment of cash in additional Program Assets, the Partnership's capital needs and resources are expected to be relatively stable over the Partnership's operating period.

    For financial information with respect to the Partnership and the General Partner, see "Financial Statements of the Partnership and the General Partner."

OPERATIONS

    The Partnership has not yet commenced operations in accordance with the investment objectives and policies described herein. See "Investment Objectives and Policies." During the period of ownership of Equipment, the Partnership's operations will consist principally of the ownership and leasing of Equipment. After acquiring Equipment, the most significant events which will have an impact on the Partnership's revenues will be those associated with the changes in demand for the types of Equipment acquired by the Partnership and other economic risks associated with the ownership and operation of Equipment. These risks include decreases in the interest rates charged to potential lessees for the acquisition of capital equipment, which may decrease the availability of leasing opportunities. For a more detailed description of such uncertainties, see "Risk Factors."


------------------------------------------------------------------------------

                                 PLAN OF DISTRIBUTION

------------------------------------------------------------------------------


INTRODUCTION

    Subject to the conditions set forth in this Prospectus, the Partnership is offering an aggregate of up to 25,000 Units of limited partnership interest. A minimum of 1,200 Units ($1,200,000) in the Partnership is being offered, with a maximum of 25,000 Units ($25,000,000). Units are offered at a price of $1,000 per Unit. The minimum investment by a Limited Partner is two Units ($2,000). Additional Units may be purchased in increments of $1,000. The General Partner will not accept any subscription for a fractional interest in a Unit. The General Partner may terminate the offering at any time for any reason.

BROKER-DEALERS AND THE SELLING AGREEMENTS

    Units are being offered for sale by certain broker-dealers (the Managing Sales Agent and Selected Sales Agents), all of whom are members of the NASD.
The broker-dealers are not obligated to purchase any Units, but are required only to do their best to offer and sell Units on behalf of the Partnership. There is no assurance that any of the Units will be sold. The offering will be managed by the Managing Sales Agent (Berthel Fisher & Company Financial Services, Inc.), an Affiliate of the General Partner. If the Partnership's minimum offering is successfully completed, the Partnership will pay to the Managing Sales Agent a Selling Commission of 9.0% of the total Units sold. The Managing Sales Agent will in turn pay Selling Commissions to each Selected Sales Agent of 6.0% of the Units sold through them (6.5% to Selected Sales Agents who sell more than $1,000,000). The Partnership will pay accountable Organization and Offering Expenses not to exceed 3.5% of Gross Proceeds.

    The Managing Sales Agent may reallow from its Selling Commission to certain Selected Sales Agents reimbursements for certain expenses incurred in their selling efforts.

    The total amount of all items of compensation from whatever source payable to underwriters, broker/dealers, or affiliates thereof, which are deemed to be in connection with or related to the distribution of the offering shall not exceed 10.0% of the Gross Proceeds. Mr. Berthel, the President of the parent company of both the General Partner and the Managing Sales Agent (an Affiliate of the General Partner), and certain employees of the Managing Sales Agent, will participate in the activities related to the distribution of the Offering, and will be paid from the Managing Sales Agent's sales commissions.

    The Managing Sales Agent may offer desk-top gift items not exceeding $50 in value as a sales incentive to registered representatives who sell a certain number of Units. The Managing Sales Agent intends to comply with the provisions of Rule 2810(b)(4)(E) of the Conduct Rules of the NASD with respect to any incentive sales and bonus programs.

    The Selling Agreement provides that the General Partner and the Partnership shall indemnify the participating broker/dealers against any losses, claims, damages or liabilities arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any supplemental literature or any blue sky application; or (ii) the omission or alleged omission to state in the Prospectus or in any supplemental literature or in any blue sky application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Selling Agreement further provides that the participating broker-dealers shall indemnify the General Partner and the Partnership to the extent provided above and in addition, for the failure of the participating broker-dealers to comply with the provisions of the Selling Agreement which relate to the manner in which the Units are sold by such participating broker-dealers.

    Notwithstanding the foregoing, the Selling Agreement provides that the participating broker-dealers will not be indemnified by the Partnership against any liability, loss or damage incurred by them in connection with any claim or settlement alleging federal or state securities law violations, unless such lawsuits alleging such claims are successfully defended and a court approves indemnification of litigation costs, or unless such lawsuits are dismissed with prejudice on the merits, or unless such lawsuits are settled and a court approves the settlement and the indemnification. The General Partner will apprise the court of the positions of the SEC with respect to indemnification before seeking court approval for indemnification, whether such claims are litigated, dismissed or settled. Furthermore, the Selling Agreement provides that the General Partner and Partnership shall not be required to indemnify the participating broker/dealer, and the participating broker/dealer shall not be required to indemnify the General Partner and the Partnership to the extent such loss, claim, damage or liability arises out of or is based upon an alleged untrue statement or alleged omission based upon written information furnished by one party to another party.

THE OFFERING OF UNITS

    The offering of Units in the Partnership will commence as soon as practicable after the Effective Date, and will terminate on the Closing Date (unless terminated earlier at the election of the General Partner or upon the sale of all Units available for sale). The Closing Date is initially designated to be one year from the Effective Date. However, if the Minimum Offering is achieved and the General Partner renews registration with the SEC and with the various state agencies, the offering period may be extended for up to an additional year.

ADMISSION OF LIMITED PARTNERS

    If, at any time within one year after the date of this Prospectus, acceptable subscriptions for at least 1,200 Units have been received on behalf of the Partnership, the General Partner may (but is not required to) arrange for the Partnership to commence admitting subscribers as Limited Partners of the Partnership, as of the Initial Admission Date. The General Partner anticipates that the Initial Admission Date will not be later than one year after the Effective Date of this Prospectus, assuming at least 1,200 Units have been sold by that date. After the Initial Admission Date, subscribers will be admitted to the Partnership on a daily basis until the Closing Date. Each day that the General Partner admits subscribers after the Initial Admission Date will be an Admission Date. To be admitted to the Partnership, an investor's completed Subscription Agreement, together with subscription funds, must be received by the General Partner and approved by the General Partner.

    Prior to the Initial Admission Date an investor will receive interest on his subscription from the date his subscription funds clear until the date he is admitted as a Limited Partner at the rate earned on the funds held by the Escrow Agent. Such interest will be payable by the Partnership at the time the first monthly distribution is made to such newly admitted Limited Partner. Subscription funds will be paid directly to the Partnership after the Initial Admission Date. An investor will be allocated distributions, if any, and income or loss from the Partnership, as of the date of such investor's admission into the Partnership. Investors will not be admitted into the Partnership unless and until the Minimum Offering is achieved and there is a release of funds in the escrow account to the Partnership.

Any proceeds of the offering not invested or committed for investment within two years from the Effective Date (except for necessary operating capital) will be distributed pro rata to the Limited Partners as return of Capital Contributions. Any such returned proceeds will include a return of the proportionate share of the Organization and Offering Expenses, and of any Selling Commissions paid to Affiliates of the General Partner.

CANCELLATION OF OFFERING

    The offering of Units in the Partnership will be canceled automatically if acceptable subscriptions for at least 1,200 Units are not received on behalf of the Partnership within one year after the Effective Date. In addition, the General Partner may, in its discretion, cancel the offering of Units at any time prior to the Initial Admission Date, even if subscriptions for 1,200 or more Units have already been received on behalf of the Partnership, and may cancel the offering as to any then unsold Units at any time after the Initial Admission Date.

    If the offering of Units in the Partnership is canceled, no remaining unsold Units in the Partnership will be sold, and all subscription payments received from subscribers who have not been admitted as Limited Partners will be promptly returned to them. See "Payment for Units" below.

SUBSCRIPTION FOR UNITS

    Each prospective investor who meets the qualifications described under "Investor Suitability Standards" must deliver to the Managing Sales Agent a completed, dated and executed copy of the Subscription Agreement included with this Prospectus, and a check made out as set forth in the Subscription Agreement in the amount of $1,000 for each Unit to be purchased. Until the Minimum number of Units has been sold, Subscribers' checks will be transmitted by the Managing Sales Agent directly to the Escrow Agent within the time constraints provided for in the Managing Sales Agent Agreement and the Selected Sales Agent Agreement. Thereafter, checks will be delivered by the Managing Sales Agent directly to the General Partner.

    Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for Units or opinions of counsel as to their authority to subscribe for Units and the binding effect of their subscriptions. Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the General Partner.

    Additional execution copies of the Subscription Agreement are available from the Managing Sales Agent.

    The General Partner has the right to reject an investor's subscription for any reason whatsoever, including but not limited to the investor's failure to satisfy the suitability standards described under "Investor Suitability Standards." If a prospective investor's subscription is rejected by the General Partner, the General Partner generally will notify him of that fact within 30 days after receiving his subscription. Any subscription not so rejected will be accepted, subject to the right of the General Partner in its discretion to cancel or terminate the offering of Units at any time. Amounts paid by an investor whose subscription is rejected will be returned promptly to him without any interest thereon.

    Each Limited Partner will be entitled, with respect to each Unit sold to him by the Partnership, to the same distributive share of income and loss and cash distributions as all other Limited Partners admitted on the same Admission Date as such Limited Partner, without regard to the date on which he subscribed for the purchase of Units or the date on which his subscription payment was received. Investors who purchase Units earlier will generally receive a greater allocation of income, loss and distributions for the year in which they invest than persons who purchase
Units later in such year. See "Partnership Allocations" under "Summary of the Partnership Agreement."

    The General Partner and its Affiliates may purchase Units. However, such Units will not be included for purposes of determining whether the Minimum Offering has been reached. Any purchase of Units by the General Partner and its Affiliates will be for investment purposes only and such purchases will not be made with a view toward resale.

PAYMENT FOR UNITS

    By executing and delivering a Subscription Agreement, each investor who subscribes for the purchase of Units will agree to make a Capital Contribution of $1,000 for each Unit subscribed for. At the time the Subscription Agreement is executed and delivered, such investor must deliver with the Subscription Agreement a check in the full amount of the required payment for the Units for which such investor is subscribing.

    Until the minimum Gross Proceeds of $1,200,000 have been raised, payments made by subscribers will be deposited directly into an interest-bearing escrow account with _______________ Bank, (the "Escrow Agent"). If the offering is terminated before the Closing Date or if the minimum number of Units is not sold, subscription payments received from subscribers will be promptly returned to them, together with any interest earned thereon. Once submitted, subscriptions may not be terminated or withdrawn by subscribers without the prior written consent of the General Partner, which will be granted or withheld in its sole discretion.

    Prior to use as provided in this Prospectus, the Net Proceeds of the offering will be temporarily invested in (and undistributed Cash Flow may be invested in) United States government securities (including, but not limited to, short-term Treasury Bills and Treasury Notes), securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in state or national banks, money market funds, securities issued or guaranteed by states or municipalities, bank repurchase agreements, bankers' acceptances, savings and loan association deposits, deposits with members of the Federal Home Loan Bank System or the Federal Savings and Loan Insurance Corporation, commercial paper, secured equipment, lease lines of credit, or other similar types of investments which will be held by the Partnership generally not exceeding one year from the date of purchase, and other investments with appropriately scheduled maturities. The foregoing notwithstanding, the Partnership does not intend to pursue a policy which would make it subject to the Investment Company Act of 1940, and the Partnership's investments prior to the use of Net Proceeds as described above will be limited accordingly.


------------------------------------------------------------------------------

                      SUMMARY OF PROMOTIONAL AND SALES MATERIAL

------------------------------------------------------------------------------


    In addition to and apart from this Prospectus, the Partnership will utilize certain supplemental sales material in connection with its offering of Units except in states that do not permit the use of such supplemental materials. This material will include an investor brochure describing Telecommunications Income Fund XI, L.P. and certain features of this Offering. The General Partner, Managing Sales Agent and Selected Sales Agents will also respond to questions from prospective investors. A question-and-answer booklet, a speech for public seminars, an invitation to attend public seminars, letters to prospective investors, mailing cards, public advertisements and audio-visual materials may be used by the General Partner, Managing Sales Agent and Selected Sales
Agents. Other materials relating to the offering may be made available by the Partnership to the Managing Sales Agent and Selected Sales Agents for their internal use.

    The offering of Units is made only by means of this Prospectus. Except as described in the preceding paragraph, the Partnership has not authorized the use of any other supplemental materials in connection with this Offering. Although the information contained in the sales material to be used in connection with this Offering does not conflict with any of the information contained in this Prospectus, such materials do not purport to be complete, and should not be considered as part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering of the Units which are offered hereby.


------------------------------------------------------------------------------

                                       EXPERTS

------------------------------------------------------------------------------


    The balance sheet of Telecommunications Income Fund XI, L.P. at August 27, 1997, appearing in this Prospectus and Registration Statement has been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The balance sheet of Berthel Fisher & Company Leasing, Inc., the General Partner, at December 31, 1996, appearing in this Prospectus and Registration Statement has been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


------------------------------------------------------------------------------

                                    LEGAL MATTERS

------------------------------------------------------------------------------


    The legality of the Units offered hereby will be passed upon for the Partnership by Bradley & Riley, P.C., 100 First Street, SW, Cedar Rapids, Iowa, counsel for the Partnership, the General Partner and the Managing Sales Agent. Bradley & Riley, P.C. has acted and will act as general counsel to the Partnership and the General Partner and its Affiliates in connection with other matters. See "Conflicts of Interest."

------------------------------------------------------------------------------

                                ADDITIONAL INFORMATION

------------------------------------------------------------------------------


    This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto that the Partnership has filed with the SEC in Washington, D.C., under the Securities Act, and to which reference is hereby made. Certain parts of the Registration Statement and Exhibits are omitted from this Prospectus in accordance with the rules and regulations of the SEC. Copies of the Registration Statement and Exhibits relating thereto may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.

------------------------------------------------------------------------------

                       TELECOMMUNICATIONS INCOME FUND XI, L.P.

                             FINANCIAL STATEMENTS OF THE
                         PARTNERSHIP AND THE GENERAL PARTNER

------------------------------------------------------------------------------

INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                                                           PAGE
TELECOMMUNICATIONS INCOME FUND XI, L.P.:

    Independent Auditors' Report                                             93

    Balance Sheet as of August 27, 1997                                      94

    Notes to Balance Sheet                                                   95

BERTHEL FISHER & COMPANY LEASING, INC. (GENERAL PARTNER):

    Independent Auditors' Report                                             96

    Balance Sheet as of December 31, 1996                                    97

    Notes to Balance Sheet                                                   98

    Balance Sheet as of August 31, 1997 (unaudited)                         112

    Notes to Balance Sheet (unaudited)                                      113

INDEPENDENT AUDITORS' REPORT


The Partners
Telecommunications Income Fund XI, L.P.

We have audited the accompanying balance sheet of Telecommunications Income Fund XI, L.P. (an Iowa limited partnership) as of August 27, 1997. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Telecommunications Income Fund XI, L.P. at August 27, 1997, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Cedar Rapids, Iowa
September 4, 1997

TELECOMMUNICATIONS INCOME FUND XI, L.P.
(AN IOWA LIMITED PARTNERSHIP)

BALANCE SHEET
AUGUST 27,1997
-------------------------------------------------------------------------------

ASSETS - Cash                                                $11,000
                                                             -------
                                                             -------
COMMITMENTS (Note 2)

PARTNERS' EQUITY (Note 3):

  Partners' equity - 25,010 units authorized
  General Partner - 10 units issued and outstanding          $10,000
  Initial limited partner - 1 unit issued and outstanding      1,000
                                                             -------
                                                             $11,000
                                                             -------
                                                             -------

See notes to balance sheet.

TELECOMMUNICATIONS INCOME FUND XI, L.P.
(AN IOWA LIMITED PARTNERSHIP)

NOTES TO BALANCE SHEET
AUGUST 27, 1997
-------------------------------------------------------------------------------

1.  ORGANIZATION AND PROPOSED OPERATIONS

    Telecommunications Income Fund XI, L.P. (the "Partnership") was formed on August 26, 1997 under the Iowa Limited Partnership Act. The General Partner of the Partnership is Berthel Fisher & Company Leasing, Inc. (the "General Partner"), an Iowa corporation. The Partnership intends to offer for sale a minimum of 1,200 and a maximum of 25,000 units of limited partnership interest ("Units") at a price per unit of $1,000.

    Upon completion of the offering described above, the Partnership intends to acquire primarily telecommunications equipment for lease to unaffiliated third parties. No later than five years after the closing date of the offering (or earlier if the General Partner determines it to be in the Partnership's best interest), the Partnership will cease reinvestment in equipment and leases and will begin the orderly liquidation of Partnership assets. The Partnership must dissolve on December 31, 2012, or earlier upon the occurrence of certain events.

    As of August 27, 1997, the Partnership had no operations. Partners' equity consists of initial capital contributions made by the General Partner and the initial limited partner.

2.  COMMITMENTS

    The accompanying balance sheet does not include legal, accounting and other organizational and offering costs which will become liabilities of the Partnership when at least the minimum number of Units are sold. Such amounts are limited to 3.5% of the gross offering proceeds under the partnership agreement with the General Partner.

3.  AGREEMENT OF LIMITED PARTNERSHIP

    The Partnership was formed pursuant to an Agreement of Limited Partnership dated as of August 26, 1997 (the "Agreement"). The Agreement outlines capital contributions to be made by the partners and the allocation of cash distributions, net income and net loss to the partners. Capital contributions by the partners to the Partnership will consist of the $10,000 contributed by the General Partner and the amounts contributed by limited partners for the purchase of their Units ($1,000 per unit).

4.  RELATED PARTY TRANSACTIONS

    It is anticipated that the Partnership will enter into certain agreements and transactions with related parties, primarily the General Partner and its affiliates, including, but not limited to, sales commissions, offering expenses, equipment acquisition fees, management fees, and operating expense reimbursements.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Berthel Fisher & Company Leasing, Inc.

We have audited the accompanying consolidated balance sheet of Berthel Fisher & Company Leasing, Inc. (a wholly-owned subsidiary of Berthel Fisher & Company, Inc.) as of December 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Berthel Fisher & Company Leasing, Inc. at December 31, 1996, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Cedar Rapids, Iowa
March 18, 1997

BERTHEL FISHER & COMPANY LEASING, INC.

CONSOLIDATED BALANCE SHEET
DECEMBER 31,1996

------------------------------------------------------------------------------------------
ASSETS (Note 5):
    Cash and cash equivalents                                             $      342,726
    Notes receivable (Note 2)                                                  6,530,354
    Net investment in direct financing leases (Note 2)                         9,850,360
    Allowance for possible loan and lease losses (Note 3)                       (412,916)
                                                                          --------------
    Notes receivable and direct financing leases, net                         15,967,798
    Equipment under operating leases, less accumulated
      depreciation of $50,517                                                    277,964
    Due from affiliates                                                           30,930
    Investments in:
         Limited partnerships (Notes 4 and 12)                                   153,771
         Not readily marketable securities, at cost                              250,477
    Furniture and equipment, less accumulated depreciation of $120,200           222,853
    Deferred income taxes (Note 6)                                               515,911
    Deferred costs, less accumulated amortization of $158,924 (Notes 5 and 11)   635,194
    Other assets                                                                 331,702
                                                                          --------------
TOTAL                                                                     $   18,729,326
                                                                          --------------
                                                                          --------------

LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES:
    Line-of-credit agreement (Note 5)                                     $    9,276,031
    Trade accounts payable                                                       158,227
    Due to affiliates                                                            102,038
    Accrued expenses                                                             228,014
    Lease security deposits                                                      374,876
    Notes payable (Note 5)                                                     2,310,805
    Subordinated debentures (Note 5)                                             725,000
    Subordinated notes payable (Note 5)                                        2,995,522
    Subordinated debenture payable to parent (Note 5)                          2,000,000
                                                                          --------------
           Total liabilities                                                  18,170,513
                                                                          --------------
COMMITMENTS AND CONTINGENCIES (Note 12)

REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK (Note 7)                          722,905
                                                                          --------------

STOCKHOLDER'S EQUITY (DEFICIT):
    Series A preferred stock, no par value - authorized
      shares, issued and outstanding 30,341 shares (Note 8) ($424,774 liquidation value, convertible into 26,548 shares of Class A
      common stock)                                                              422,835
    Class A common stock, no par value-authorized 1,000,000
      shares, issued and outstanding 400,000 shares                                1,000
    Common stock warrants (Note 9)                                                66,694
    Accumulated deficit                                                         (654,611)
                                                                          --------------
           Total stockholder's equity (deficit)                                 (164,092)
                                                                          --------------
TOTAL                                                                        $18,729,326
                                                                          --------------
                                                                          --------------

See notes to consolidated balance sheet.

BERTHEL FISHER & COMPANY LEASING, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.  SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND NATURE OF OPERATIONS - Berthel Fisher & Company Leasing, Inc. (the "Company") is a wholly-owned subsidiary of Berthel Fisher & Company, Inc. The Company finances, through direct financing leases or notes receivables, telecommunications, agricultural, and general equipment throughout the United States. The financing agreements with individual customers can be large in relation to the portfolio as a whole and certain agreements exceed 10% of the Company's direct financing lease and note receivable portfolio (see Note 2). The leases may be sold to other entities or retained by the Company for its own portfolio.

    During 1994, the Company formed a wholly-owned subsidiary, Communications Finance Corporation. All of the assets and liabilities of Communications Finance Corporation have been assumed by the Company. The Company intends to keep Communications Finance Corporation as a shell for use in future financing transactions.

    BASIS OF PRESENTATION - The accompanying balance sheet has been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    During the years ended December 31, 1995 and 1996, the Company incurred net losses of $393,720 and $836,556, respectively. Also, the Company's line of credit agreement is cancelable upon 90 day notice from the lender. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain refinancing as may be required, and ultimately to attain profitable operations. The Company anticipates that existing capital resources, cash flows from operations, and financing from the Company's parent, will be adequate to satisfy the Company's minimum capital requirements for the next twelve months.

    The Company's plans and forecasts for future growth and profitability, however, anticipate the need for additional capital through a preferred equity financing and the sponsorship of another public limited partnership from which the Company will generate fee income. See Note 14 as to the Company's current preferred stock offering. No assurance can be provided that such offerings will be completed as planned.

    CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ significantly from those estimated. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for possible loan and lease losses and the estimated unguaranteed residual values of the Company's leased equipment.

    Most of the Company's leases and finance contracts are with customers that are in the entrepreneurial stage and, therefore, are highly leveraged and require lease or other financing in place of or to supplement financing from banks. Although the Company attempts to mitigate its credit risk through the use of a variety of commercial credit reporting agencies when processing the applications of its customers, failure of the Company's customers to make scheduled payments under their equipment leases and finance contracts could have a material near-term impact on the allowance for possible lease and loan losses.

    Realization of residual values depends on many factors, several of which are not within the Company's control, including general market conditions at the time of the original lease contract's expiration, whether there has been unusual wear and tear on, or use of, the equipment, the cost of comparable new equipment, the extent, if any, to which the equipment has become technologically or economically obsolete during the contract term and the effects of any additional or amended government regulations. These factors, among others, could have a material near-term impact on the estimated unguaranteed residual values.

    CERTAIN RISK CONCENTRATIONS - The Company's direct financing leases and notes receivables are concentrated in the telecommunications industry, primarily pay telephones, representing approximately 42% of the Company's direct finance lease and notes receivable portfolio at December 31, 1996. During 1996, the Company also significantly expanded its financing in the ATM industry which represents approximately 22% of the Company's direct finance lease and notes receivable portfolio at December 31, 1996.

    CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    NOTES RECEIVABLE - Notes receivable are carried at the principal balance outstanding. Interest income on notes receivable is accrued based on principal amounts outstanding.

    NET INVESTMENT IN DIRECT FINANCING LEASES - The Company's primary activity consists of leasing telecommunications and other types of equipment, under direct financing leases, generally over a period of three to five years.
    At the time of closing a direct financing lease, the Company records the gross lease contract receivable, an estimated unguaranteed residual value and unearned lease income. The unearned lease income represents the excess of the gross lease receivable plus the estimated unguaranteed residual value over the carrying value of the equipment leased. In addition, the Company capitalizes all initial direct costs associated with originating the direct financing lease. The unearned income and initial direct costs are amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease. Lessees are responsible for all taxes, insurance and maintenance costs.

    The realization of the estimated unguaranteed residual value of leased equipment depends on the value of the leased equipment at the end of the lease term and is not a part of the contractual agreement with the lessee. Estimated unguaranteed residual values are based on estimates of amounts historically realized by the Company for similar equipment and are periodically reviewed by management for possible impairment.

    Certain of the Company's leases are accounted for as operating leases for income tax purposes.

    ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES - The Company performs credit evaluations prior to approval of a lease or finance contract. As with all direct financing leases, the Company continues to own the equipment under lease. The Company will generally obtain a security interest in future revenues generated from each site in which the equipment is physically located and in the equipment under a finance contract. Subsequently, the creditworthiness of the customer and the value of the underlying assets are monitored on an ongoing basis. The Company maintains an allowance for possible loan and lease losses which could arise should customers become unable to discharge their obligations under the agreements. The allowance for possible loan and lease losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the portfolio. The allowance is based upon a continuing review of past loan and lease loss experience, current economic conditions, and the underlying asset value. The consideration of such future potential losses also includes an evaluation for other than temporary declines in value of the underlying leased assets. Leases and notes receivable which are deemed uncollectible are charged off and deducted from the allowance. The provision for possible loan and lease losses and recoveries are added to the allowance.

    EQUIPMENT UNDER OPERATING LEASES - Equipment leased under operating leases is stated at cost less accumulated depreciation. The equipment is depreciated using the straight-line method over the estimated useful lives of the assets (five years) to the estimated residual value of the equipment at the end of the lease term. Estimated residual values are based on estimates of amounts historically realized by the Company for similar equipment and are periodically reviewed by management for possible impairment.

    INVESTMENTS - The Company accounts for its general partnership interests in Telecommuni-cations Income Fund IX, L.P. ("TIF IX") and Telecommunications Income Fund X, L.P. ("TIF X") under the equity method of accounting. Under the equity method of accounting, the Company initially records its investment at cost and subsequently adjusts the carrying value of its investments for its pro rata share of earnings or losses.

    The Company also owns equity interests in two entities over which it does not have the ability to exert significant influence over the operations of such entities; therefore, such investments are accounted for at cost.

    Should these investments experience a decline in value that is other than temporary, the Company will recognize a loss in its consolidated statements of operations to reflect such a decline. As these investments are not readily marketable, no market value can be readily determined.

    FURNITURE AND EQUIPMENT - Furniture and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, depreciation is computed by the straight-line method over the estimated useful lives of the assets (generally five to ten years). The Company uses accelerated methods in computing depreciation for income tax purposes.

    DEFERRED INCOME TAXES - The provision for deferred income taxes is based on an asset and liability approach. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expense or credit is based on the changes in the asset or liability from period to period including the effect of enacted tax rate changes.

    DEFERRED COSTS - Deferred costs consist of organization costs incurred with the formation of Security Finance Corporation and financing costs incurred in connection with the issuance of subordinated debentures and notes payable and certain other long-term debt. Deferred organization costs were amortized over a five-year period. Deferred financing costs are being amortized over the life of the related obligation, which ranges from three to eight years.

    STOCK ISSUANCE COSTS - The costs incurred in connection with the issuance of redeemable Class B nonvoting convertible stock have been deducted from the proceeds. Such amounts are being amortized by a charge to retained earnings over a period of ten years, at which time the carrying value of stock will be equal to its cash redemption value (see Note 7).

    SALE OF DIRECT FINANCE LEASES - The Company at times sells future direct financing lease payments, on a limited recourse basis, to lenders in return for a cash payment. In the case of default by the lessee, the lender has a first lien on the underlying leased equipment. In the event the sale or re-lease proceeds from the underlying equipment do not satisfy the remaining lessee's obligation to the lender, the Company is responsible for a predetermined amount of that obligation. When the sale of direct finance leases occurs, proceeds from the sale, less the net book value of direct finance leases sold and an estimated loss allowance, are recorded as a component of gain on early termination of leases.

    IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS - In 1996 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" related to Berthel Fisher & Company, Inc.'s stock option plans. This standard establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company adopted the disclosure option under this standard and continues to recognize stock-based compensation to employees under the intrinsic value method. The adoption of this standard did not impact results of operations, financial position or cash flows.

    The Company will adopt SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on whether control has been transferred. The adoption of this standard is not expected to have a material impact on results of operations, financial position, or cash flows.

2.  NOTES RECEIVABLE AND DIRECT FINANCING LEASES

    Notes receivable are comprised of the following:

                                                                   DECEMBER 31,
                                                                       1996
     Notes receivable, collateralized primarily by telephone
          equipment and related site agreements, 13.9% to 16.5%,
          maturing through December 2000                           $6,530,354
                                                                   ----------
                                                                   ----------

    The Company's net investment in direct financing leases consists of the following:


                                                              DECEMBER 31,
                                                                 1996
         Minimum lease payments receivable                    $ 11,526,828
         Estimated unguaranteed residual values                    954,502
         Unamortized initial direct costs                          236,910
         Unearned income                                        (2,867,880)
                                                               ------------
         Net investment in direct financing leases            $  9,850,360
                                                               ------------
                                                               ------------

    The balance of direct financing leases sold with recourse that remain uncollected at December 31, 1996 was $4,269,468.

    At December 31, 1996, future minimum lease payments to be received under the direct financing leases and the estimated unguaranteed residuals to be realized at the expiration of the direct financing leases are as follows:


                                                  MINIMUM           ESTIMATED
                                               LEASE PAYMENTS      UNGUARANTEED
                                                 RECEIVABLE       RESIDUAL VALUES
        Year ending December 31:
                    1997                        $ 3,887,957        $   36,354
                    1998                          2,702,486           240,887
                    1999                          2,150,673            76,055
                    2000                          1,828,501           167,010
                    2001                            957,211           434,196
                                                -----------        ----------
                                                $11,526,828        $  954,502
                                                -----------        ----------
                                                -----------        ----------

    The Company and certain affiliates purchase a substantial portion of telecommunications equipment for lease from Intellicall, Inc., a publicly-held company. The Company's parent is an investor in a limited partnership which owns approximately 7% of the outstanding common stock of Intellicall, Inc. In addition, a principal stockholder of the Company's parent is also an investor in this limited partnership.

    The Company leases equipment to certain companies for which Berthel Fisher & Company Financial Services, Inc., an affiliate, provides financing and investment advisory services or for which the Company or its affiliates have an ownership interest. The Company also leases equipment to certain companies in which certain directors own a controlling interest. The Company's net investment in direct financing leases with these companies approximated $1,253,000 at December 31, 1996.

3.  ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

    The allowance for loan and lease losses consisted of a specific allowance for a lease of $100,000 at December 31, 1996 and a general unallocated allowance of $312,916 at December 31, 1996.

    On May 6, 1996, a lessee of the Company, United Tele-Systems of Virginia, Inc. ("UTS") filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code. This bankruptcy petition was dismissed on May 22, 1996 and, in connection therewith, the Company exercised its right to manage the assets leased to UTS. The net investment in the leases at the time the assets were repossessed was approximately $432,000. This equipment is currently being operated for the Company under a short-term management agreement. The Company, TIF IX, TIF X and UTS have also been named in a lawsuit, filed by another creditor of UTS. The creditor is claiming $360,000 in compensatory damages and $350,000 in punitive damages. Management believes the lawsuit is without merit and intends to vigorously defend it. Based on offers to purchase the pay telephone equipment and an expected settlement offer related to the lawsuit to avoid protracted litigation costs, the Company expects to incur a loss upon the sale or re-lease of this equipment. Management has charged $324,000 to the provision for possible loan and lease losses for the expected loss. Due to the uncertainty of the fair market value of the equipment and the outcome of the litigation, there can be no assurances that the ultimate loss will not exceed $324,000. The Company's net investment in the equipment, net of the specific allowance, has been reclassified to equipment under operating leases pending its ultimate sale or re-lease under a direct finance lease.

    On October 31, 1996, a lessee of the Company, Soil Recovery Services, Inc. ("SRS"), had an involuntary Petition for Relief under Chapter 7 of the U.S. Bankruptcy Code filed against it. This was converted to a voluntary Chapter 11 on November 25, 1996. At the time the first petition was filed, SRS had various leases with the Company that had a net investment totaling $256,500 and represented 1.4% of the Company's total net investment in leases and finance contracts. A specific allowance for losses of $100,000 has been established through a charge to the provision for possible loan and lease losses based on estimates of the fair value of the equipment under lease.

    During the fourth quarter of 1996, management of the Company provided a specific allowance for a lease with a certain customer for which the Company had not been receiving lease payments. Management is actively working with such customer to arrange for a sale of the assets under lease. A charge of $50,000 was recorded to the provision for possible loan and lease losses representing management's best estimate of the loss on the expected sale of the equipment. Also, due to the uncertainty as to the timing and amount of future payments from such customer and as to the sale of the assets under lease, the Company reclassified its net investment in the lease at December 31, 1996 of $144,972, net of the specific allowance, to equipment leased under operating leases.

4.  INVESTMENTS IN LIMITED PARTNERSHIPS

    The Company is the general partner of Telecommunications Income Fund IX, L.P. ("TIF IX"). TIF IX is a limited partnership which raised approximately $17 million through a best-efforts public offering of its limited partnership units. At December 31, 1996, the Company's investment in TIF IX consisted of its allocated general partnership interest, unreimbursed costs incurred by the Company in connection with the public offering and temporary loans made to the partnership. Pursuant to the partnership agreement, TIF IX reimbursed the Company for offering and promotional expenses incurred up to 4% of the capital raised. The unreimbursed costs are being amortized on a straight-line basis over a 55-month period which approximates the period of anticipated future revenues from TIF IX. As of December 31, 1996, the unamortized balance of these unreimbursed costs aggregated $33,482.

    The Company is the general partner of Telecommunications Income Fund X, L.P. ("TIF X"). TIF X is a limited partnership which raised approximately $22.6 million through a best-efforts public offering of its limited partnership units. At December 31, 1996, the Company's investment in TIF X consisted of its allocated general partnership interest, unreimbursed costs incurred by the Company in connection with the public offering and temporary loans made to the partnership. Pursuant to the partnership agreement, TIF X will reimburse the Company for offering and promotional expenses incurred up to 4% of the capital raised. As of December 31, 1996, there were no unreimbursed costs.

    Combined summarized financial information for TIF IX and TIF X is as follows:

                                                              DECEMBER 31,
                                                                1996
         Assets:
         Net investment in direct financing leases           $33,330,000
         Other assets                                          3,573,000
                                                             -----------
         Total assets                                        $36,903,000
                                                             -----------
                                                             -----------
         Liabilities and partners' equity
         Liabilities:
         Notes payable, guaranteed by the Company (Note 12)   $5,900,000
         Other liabilities                                     1,485,000
                                                             -----------
         Total liabilities                                     7,385,000
                                                             -----------
         Partners' equity:
         General partner                                          22,000
         Limited partners                                     29,559,000
         Other equity                                            (63,000)
                                                             -----------
         Total partners' equity                               29,518,000
                                                             -----------
         Total liabilities and partners' equity              $36,903,000
                                                             -----------
                                                             -----------

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                                 1996
         Income from direct financing leases                  $6,070,000
         Other revenue                                           924,000
         Provision for possible losses                        (1,671,000)
         Impairment loss on equipment                           (971,000)
         Expenses                                             (3,148,000)
                                                             -----------
         Net income                                           $1,204,000
                                                             -----------
                                                             -----------
         Income allowable to the Company                      $      680
                                                             -----------
                                                             -----------
         Net income per partnership unit:
         TIF IX                                               $    14.83
         TIF X                                                $     2.17


     The Company receives a management fee equal to 5% of the amount of gross rental payments received by TIF IX and TIF X. During the year ended December 31, 1996, gross fees aggregated $702,266. The Company, in turn, pays 50% of these fees to its parent. In addition, the Company is reimbursed for certain other costs under administrative services agreements. Amounts received by the Company pursuant to these agreements amounted to $147,000, for the year ended December 31, 1996.

     TIF IX leases equipment to certain companies for which Berthel Fisher & Company Financial Services, Inc., an affiliate of the Company, provides financing and investment advisory services. TIF IX's net investment in direct financing leases with these companies approximated $447,000 at December 31, 1996.

     TIF X leases equipment to certain companies for which Berthel Fisher & Company Financial Services, Inc., an affiliate of the Company, provides financing and investment advisory services. TIF X's net investment in direct financing leases with these companies approximated $2,815,000 at December 31, 1996.

5.   CREDIT ARRANGEMENTS

     The Company obtains a portion of its financing under a line-of-credit agreement with a bank. The amount available to borrow under the line-of-credit is limited to 75% of its qualified accounts, as defined in the agreement (primarily leases and notes receivable), but, in no case, can exceed $11 million. The line-of-credit bears interest at prime plus 1.7% and is collateralized by substantially all of the Company's assets. The line-of-credit agreement is guaranteed by the Company's parent and a major stockholder of the Company's parent. The agreement expires on November 30, 1997 and management expects, based on discussions with the lender, to renew the agreement. The agreement is also cancellable by the lender after giving a 90-day notice. The average interest rate on amounts outstanding at December 31, 1996 under the line-of-credit agreement was 9.95%.

     The loan agreement contains various restrictive covenants which, among others, restrict dividend payments except to Class B shareholders and Series A preferred shareholders and requires the Company to maintain certain financial ratios including a total liabilities to tangible net worth ratio of not greater than 3.0, a minimum tangible net worth of $650,000 and an interest coverage ratio of 1.1. As of December 31, 1996 the Company was in violation of its minimum tangible net worth and interest coverage ratio. The Company has obtained amendments to such covenants from the lender for 1996 which permits compliance. The covenants for 1997 are a leverage ratio of not greater than 2.5, a minimum stockholders' equity (including redeemable stock) of $490,000 plus the net proceeds of any equity offering and an interest coverage ratio of 1.2. As discussed in
     Note 14, the Company plans to sell up to $2 million of preferred stock in 1997 through an exempt offering. The Company also has plans to sponsor another limited partnership in 1997 which is expected to generate fee income to the Company. As such, the Company expects to be in compliance with the covenants throughout 1997. The Company does not anticipate any problems with the sale of these securities in 1997, however, an alternative plan is in place should any problems occur with respect to the sale of these securities. The alternative plan is to reduce the management fees paid to the parent to maintain compliance with the Company's covenants.

     Notes payable consists of the following:


                                                                      DECEMBER 31,
                                                                         1996

      Collateral trust bonds issued by Berthel Fisher & Company
        Leasing, Inc., 9% to 12%, due through 1997                      $20,017
      Installment loan agreements with banks, 7.75 % to 11%,
        maturing through 2000 with subjective acceleration clauses, collateralized by net investment in certain direct financing leases, certain agreements are also guaranteed by the
        Company's parent                                              2,273,632
      Capital lease obligations, 5.37%, due through 2000                 17,156
                                                                     ----------
      Notes payable                                                  $2,310,805
                                                                     ----------
                                                                     ----------

      Subordinated debt consists of the following:

                                                                     DECEMBER 31,
                                                                        1996
      Uncollateralized subordinated debenture payable to
        parent, floating interest rate, maturing in 2005             $2,000,000
      Uncollateralized subordinated notes payable, 9.5% to 10%,
        maturing in 2001 and 2004                                     2,995,522
      Uncollateralized subordinated debentures, 11% to 12%,
        maturing through 1998                                           725,000
                                                                     ----------
      Total subordinated debt                                        $5,720,522
                                                                     ----------
                                                                     ----------


     The collateral trust bonds issued by Berthel Fisher & Company Leasing, Inc. are collateralized by certain equipment leases and are redeemable by the bond holder at any time after one year from the date of issuance subject to certain limitations as defined in the agreements, including a maximum redemption in any one year of 5% of the total principal balance outstanding.

     The subordinated note payable and debenture to parent bear interest at prime plus 3% (11.5% at December 31, 1996), adjusted semi-annually, with a minimum interest rate of 6% and a maximum rate of 12%. In October 1995, the Company and its parent restructured $2,000,000 of the subordinated note payable to the Company's parent into a subordinated debenture. Under the restructured debenture, the maturity date was extended to December 31, 2005; the debenture was contractually subordinated to the subordinated notes payable and to collateralized debt; and the Company's parent was issued warrants for the purchase of 118,875 shares of common stock of the Company at $16.82 per share, exercisable through October 5, 2000. No value was attributed to the warrant by the Company since the warrant's exercise price was equal to the estimated fair value of the Company's common stock at date of issuance.

     The annual maturities of notes payable and subordinated debt at December 31, 1996 are as follows:



                    Year ending December 31:
                         1997              $1,089,509
                         1998               1,206,943
                         1999                 338,019
                         2000                 330,088
                         2001               2,111,246
                         Thereafter         2,955,522
                                           ----------
                         Total             $8,031,327
                                           ----------
                                           ----------


6.   INCOME TAXES

     The results of the Company's operations are included in the consolidated tax returns of Berthel Fisher & Company, Inc. The entities included in the consolidated returns have adopted the policy of allocating income tax expense or benefit based upon the pro rata contribution of taxable operating income or losses. Generally, this allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return and loss companies recognizing benefits to the extent their losses contribute to reduce consolidated taxes. Deferred income taxes have been established by each member of the consolidated group based upon the temporary differences within the entity. In certain states, the Company files separate income tax returns. Based on the parent's consolidated tax position, management believes it is more likely than not that the Company's deferred income tax asset will be recoverable.

     The tax effect of temporary differences giving rise to the Company's net deferred income tax asset are as follows:


                                                                   DECEMBER 31,
                                                                       1996
    Gross deferred income tax liabilities:
      Direct financing leases                                       $ (500,000)
      Unamortized costs associated with limited partnerships           (25,000)
      Furniture and equipment                                                0
                                                                     ---------
    Total                                                             (525,000)
                                                                     ---------
                                                                     ---------
    Gross deferred income tax assets:
      Alternative minimum tax carryforward                             84,000
      Allowance for possible loan and lease losses                    149,000
      Net operating loss carryforward                                 800,000
      Other                                                             7,911
                                                                    ---------
    Total                                                           1,040,911
                                                                    ---------
    Net deferred income tax asset                                  $  515,911
                                                                    ---------
                                                                    ---------

     At December 31, 1996, the Company's net operating loss carryforward aggregates $2,250,000 and expires in 2010.

7.   REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK

     The Company's Class B nonvoting convertible stock carries a 12% noncumulative dividend limited to 25% of the Company's income before taxes each year, up to a maximum of $1.20 per share. The Class B nonvoting convertible stock is convertible on a one-for-one basis up to a maximum of 20% of the Class A common stock of the Company after conversion. The stock is redeemable at $10 per share for a 30-day period after the tenth anniversary of the issuance date (April, 1990 to September, 1991) at the option of the holder. Shares which are not redeemed during that time are automatically converted to Class A common stock on a one-for-one basis.
     The following summarizes the amounts pertaining to the Class B nonvoting convertible stock:


                                                                      DECEMBER 31,
                                                                          1996
    Redeemable Class B nonvoting convertible stock (no par
      value-authorized 100,000 shares, issued and outstanding 75,500
      shares), at redemption or liquidation value                       $755,000
    Unamortized stock issuance costs                                     (32,095)
                                                                        --------
    Class B nonvoting convertible stock                                 $722,905
                                                                        --------
                                                                        --------

8.   PREFERRED STOCK

     Each share of the Series A preferred stock is entitled to cumulative annual dividends of 8% payable, if as and when declared by the Board of Directors, quarterly. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Company's Class A common stock. The preferred stock is redeemable at any time at the option of the Company, on not less than 30 days written notice to registered holders. The redemption price shall be $14.70 per share if redeemed during 1997, $14.56 per share if redeemed during 1998, $14.42 per share if redeemed during 1999, $14.28 per share if redeemed during 2000, $14.14 per share if redeemed during 2001, and $14.00 per share if redeemed thereafter, plus, in each case, accumulated unpaid dividends. Unless previously redeemed by the Company, the holders of the preferred stock are entitled at any time to convert each share into .875 shares of Class A common stock. The preferred stock is not entitled to vote on any matter except where the Iowa Corporation Act requires voting as a class, in which case each share of stock shall be entitled to one vote per share on those matters where the preferred stock is voting as a class. The preferred stock is entitled to a preference on liquidation equal to $14.00 per share, plus accumulated unpaid dividends.

9.   COMMON STOCK WARRANTS

     The Company's common stock warrant activity is summarized as follows:


                                                    EXPIRATION     EXERCISE         NUMBER
                                                       DATE           PRICE        OUTSTANDING
      Issued to the parent in 1995 in connection
        with the subordinated note payable
        restructuring                                   2000          $16.82        118,875
      Issued in 1996 in connection with the
        subordinated notes payable offering          2001-2004         16.00         33,011
      Issued in 1996 in connection with the preferred
        stock/warrant offering:
        A Warrant                                       1998           12.00         30,341
        B Warrant                                       1999           14.00         30,341
                                                                                    -------
      Balance at December 31, 1996                                                  212,568
                                                                                    -------
                                                                                    -------

10.  PROFIT SHARING PLAN

     The Company participates in a qualified profit sharing plan under Internal Revenue Code Section 401(a), including a qualified cash or deferred arrangement under Section 401(k), sponsored by Berthel Fisher & Company Financial Services, Inc. Under the terms of the plan, each participant may elect to defer compensation from 2% to 15%. A matching contribution equal to 50% of the deferred compensation of all eligible participants will be made by the employer up to 4% of each participant's total compensation.
     The employee contributions to the plan are fully vested and employer contributions vest over five years. The Company's contribution for the year ended December 31, 1996, aggregated $14,927.

11.  MANAGEMENT AND SERVICES AGREEMENTS

     In addition to the agreements described in Note 4, the Company also has an unwritten, month-to-month agreement with its parent in which the Company's parent provides management services at a monthly rate of $17,500 during 1996. In addition, during 1993, the Company paid its parent $50,000 to provide consulting services relating to TIF X for such items as lease documentation, lease approvals, debt structuring and portfolio liquidation. This payment is being amortized to expense over five years, the estimated life of the operating phase of TIF X.

     The Company, from time to time, will engage the services of Berthel Fisher & Company Financial Services, Inc., a broker-dealer wholly owned by the Company's parent. In addition, the Company reimburses Berthel Fisher & Company Financial Services, Inc. for operating expenses incurred on its behalf, including certain expenses related to the administrative services agreements discussed in Note 4. The Company also enters into other arrangements with the parent or its affiliates. Following are the amounts paid by the Company to Berthel Fisher & Company or its affiliates related to these arrangements:

                                                                YEAR ENDED
                                                                DECEMBER 31,
                                                                 1996

      Issuance costs paid (and capitalized) in connection with
        subordinated notes payable offering                     $223,070
      Operating expense reimbursements                            50,173


12.  COMMITMENTS AND CONTINGENCIES

     The Company is contingently liable for all debts of TIF IX and X as the general partner.

     The Company also has guaranteed amounts outstanding under a line-of-credit agreement with a bank of TIF IX. The line-of-credit agreement allows TIF IX to borrow the lesser of $6.25 million, or 32% of its qualified accounts, as defined in the agreement. The balance outstanding under this line-of-credit was $1,060,490 at December 31, 1996. The agreement matures on November 30, 1997, is cancellable by the lender after giving a 90-day notice and is collateralized by substantially all assets of TIF IX. The note is also guaranteed by the Company's parent and a principal stockholder of the Company's parent.

     The Company also has guaranteed amounts outstanding under a line-of-credit agreement with a bank of TIF X. The line-of-credit agreement allows TIF X to borrow the lesser of $7.25 million, or 32% (40% as of November 1996) of its qualified accounts, as defined in the agreement. The balance outstanding under this line-of-credit was $2,607,911 at December 31, 1996. The agreement matures on November 30, 1997, is cancellable by the lender after giving a 90-day notice and is collateralized by substantially all assets of TIF X. The note is also guaranteed by the Company's parent and a principal stockholder of the Company's parent.

     The Company also has guaranteed amounts outstanding under installment loan agreements of TIF IX and TIF X totaling $2,231,510 at December 31, 1996. The agreements are collateralized by certain direct financing leases and a second interest in all assets of TIF IX and TIF X.

     In December 1995 the Company entered into a lease agreement for office space. The lease term began January 1, 1996 and expires December 30, 2000. Rent is $58,368 per year under the agreement.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value amounts disclosed below are based on estimates prepared by the Company based on valuation methods appropriate in the circumstances. Generally accepted accounting principles do not require disclosure for lease contracts. The carrying amount for financial instruments included among cash and cash equivalents, due from affiliates, line-of-credit agreement, and other short-term payables approximates their fair value because of the short maturity of those instruments or the variable interest rate feature of the instruments. The estimated fair value of other significant financial instruments are based principally on discounted future cash flows at rates commensurate with the credit, interest rate and prepayment risk involved.

     The estimated fair values of the Company's other significant financial instruments are as follows:

                                              DECEMBER 31,
                                                 1996
                                         ---------------------------
                                         CARRYING             FAIR
                                          AMOUNT              VALUE

          Notes receivable             $6,530,354         $6,489,812
          Notes payable                 2,310,805          2,284,873
          Subordinated debt             5,720,522          5,945,762


14.  CURRENT OFFERING

     The Company has a private placement best efforts offering in process at December 31, 1996 for the issuance of $2 million of Class A preferred stock and warrants. The Company issued $424,774 of preferred stock and $60,682 of warrants to its parent at December 31, 1996 in exchange for the conversion of the subordinated note payable to parent of $264,980 and the contribution of restricted stock of a public company with an estimated fair value of $220,477. There can be no assurance that the Company will complete the sale of these securities.

                                      * * * * *

                        BERTHEL FISHER & COMPANY LEASING, INC.
                             BALANCE SHEET (UNAUDITED)
                                 AUGUST 31, 1997

ASSETS
   Cash and cash equivalents                               $   104,693
   Notes receivable                                          4,522,766
   Net investment in direct financing leases                 8,537,986
   Allowance for possible loan and lease losses               (378,874)
                                                           -----------
   Notes receivable and direct financing leases, net        12,681,878
   Equipment under operating lease                             710,617
   Due from affiliates                                          37,669
   Investments in:
      Limited partnerships                                      79,254
      Not readily marketable securities, at cost               975,482
   Furniture and equipment                                     216,092
   Deferred income taxes                                       598,523
   Deferred costs                                              532,104
   Other assets                                                401,294
                                                           -----------
TOTAL                                                      $16,337,606
                                                           -----------
                                                           -----------
LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDER'S EQUITY
LIABILITIES:
   Line of credit agreement                                $ 6,459,548
   Trade accounts payable                                       25,579
   Due to affiliates                                            73,787
   Accrued expenses                                            225,215
   Dividends payable                                            17,770
   Lease security deposits                                     391,959
   Notes payable                                             1,714,690
   Subordinated debentures                                     725,000
   Subordinated notes payable                                2,996,216
   Subordinated debenture payable to parent                  2,000,000
                                                           -----------
     Total Liabilities                                      14,629,764
                                                           -----------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE CLASS B NONVOTING CONVERTIBLE STOCK                 728,254
                                                           -----------
STOCKHOLDER'S EQUITY (DEFICIT):
   Series A preferred stock, no par value, 125,000
     shares authorized, issued and outstanding
     ($1,750,000 liquidation value, convertible
     into 109,375 shares of Class A common stock)            1,587,624
   Class A common stock, no par value-authorized
     1,000,000 shares, issued and outstanding
     400,000 shares                                              1,000
   Common stock warrants                                       256,002
   Retained earnings (accumulated deficit)                    (865,038)
                                                           -----------
     Total stockholder's equity                                979,588
                                                           -----------
TOTAL                                                      $16,337,606
                                                           -----------
                                                           -----------

SEE ACCOMPANYING NOTE.

                        BERTHEL FISHER & COMPANY LEASING, INC.

                             NOTE TO FINANCIAL STATEMENT

                                     (UNAUDITED)


1    BASIS OF PRESENTATION

     The accompanying unaudited condensed balance sheet has been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted
accounting principles for complete financial statements.   In the opinion of
management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto as of December 31, 1996.

-------------------------------------------------------------------------------
                                       GLOSSARY
-------------------------------------------------------------------------------



     As used in this Prospectus, the following definitions of terms are applicable:

     "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Program Assets, whether or not the Program Assets are acquired.

     "Acquisition Fee" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment acquired by or financings placed by the Partnership. Included in the computation of such fees or commissions shall be any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated. See Paragraph 9.2.4 of the Partnership Agreement.

     "Adjusted Capital Contribution" of a Limited Partner as of any date means the Capital Contribution of the Limited Partner, less the total amount of all payments made as Liquidating Distribution or as a return of capital to the Limited Partner and to prior holders of such Limited Partner's Units prior to or on such date pursuant to Paragraphs 11.4.3 or 11.5 of the Partnership Agreement.

     "Admission Date" means any date on which subscribers for Units offered pursuant to this Prospectus are admitted to the Partnership as Limited Partners.

     "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10.0% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person, and (iv) if such other person is an officer, director or partner, any company for which such person acts in such capacity.

     "Assignee" means a person who is shown in the Partnership's records as having acquired a beneficial interest in one or more Units by assignment from a Limited Partner.

     "Book Value of the Partnership" means the book value of the Partnership's assets less liabilities, as computed for federal income tax purposes.

     "Capital Account" means the account established and maintained for each Partner in accordance with federal income tax accounting principles, including specifically Section 704 of the Code and the regulations thereunder.

     "Capital Contribution" means with respect to the General Partner, the $10,000 contributed by it to the capital of the Partnership. With respect to each Limited Partner, Capital Contribution means the cash contributed to the capital of the Partnership by such Limited Partner for the Units sold or issued to him by the Partnership, which amount will be attributed to, and will be considered to be a Capital Contribution of any subsequent Assignee of such Units.

     "Cash Available for Distribution" means Cash Flow plus cash funds available for distribution from Partnership reserves, less amounts set aside for restoration or creation of reserves as determined by the General Partner in its sole discretion.

     "Cash Flow" means all cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all expenses and debt payments or pay for capital improvements and replacements (other than cash funds withdrawn from reserves).

     "Closing Date" means the date upon which the offering of Units terminates, which is intended to be no later than one year after the Effective Date; provided that if the Minimum Offering has been achieved and registration is renewed with the applicable federal and state agencies, the General Partner may extend the offering period and postpone the Closing Date for up to an additional year (i.e., two years) from the Effective Date.

     "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Controlling Person" means any officer, director, executive manager, senior manager or equity holder of 5.0% or more of the General Partner or its Affiliates, or any person having the power to direct or cause direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

     "Effective Date" means the date on which the offering is declared effective by the SEC.

     "Equipment" includes all types of equipment and other personal property that may be purchased directly or indirectly by the Partnership, as generally described in the Prospectus under the caption "Investment Objectives and Policies," and includes property which is rehabilitated or reconfigured for re-lease or sale.

     "Escrow Agent" means ___________________, ____________, ____, or any banking institution that serves as escrow agent for the Capital Contributions prior to the Partnership achieving the Minimum Offering.

     "Front End Fees" means the fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Front End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such employees are Affiliates of the General Partner.

     "Full Payout Lease" means, with respect to Equipment, a lease under which the non-cancelable rental payments due during the initial term of the lease (excluding any option periods) are sufficient to recover the Purchase Price of Equipment.

     "General Partner" means Berthel Fisher & Company Leasing, Inc., an Iowa corporation, or any additional or successor general partner of the Partnership.

     "Gross Proceeds" means the aggregate amount of the original Capital Contributions of all Limited Partners.

     "Gross Rental Payments" received by the Partnership means the aggregate amount of gross lease payments received by the Partnership, including receipts classified as contract receivable payments in accordance with generally accepted accounting principles.

     "Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Initial Admission Date" means the date on which subscribers for the minimum (1,200 Units) have been first admitted to the Partnership as Limited Partners.

     "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits, including fees, to which such Partner may be entitled under the terms of the Partnership Agreement together with the obligations of such Partner to comply with the terms of this Partnership Agreement.

     "Investment in Program Assets" means the amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment or other Program Assets acquired by the Partnership, including the purchase of Equipment, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front End Fees.

     "IRS" means the Internal Revenue Service.

     "Lease Portfolio" includes all Partnership cash and cash equivalents, all Equipment and leases thereof, all financing transactions, and all other Partnership assets and securities.

     "Limited Partner" refers to any person who is admitted to the Partnership as a Limited Partner or a Substitute Limited Partner.

     "Liquidating Distributions" means distributions to the Partners which, with respect to any year, are in excess of the Operating Distributions for such year, and distributions pursuant to Section 11.4 of the Partnership Agreement.

     "Liquidating Phase" of the Partnership means the period beginning no later than the fifth anniversary of the Closing Date, or such earlier time as the General Partner determines is in the best interests of the Limited Partners, and continuing until the assets of the Partnership are liquidated, the liabilities of the Partnership are satisfied and the distribution of the Liquidating Distributions to the Partners is completed.

     "Management Fee" means the fee paid to the General Partner for managing the operations of the Partnership.

     "Minimum Offering" consists of subscriptions for 1,200 Units accepted by the General Partner, and payment received by the Escrow Agent of $1,200,000 for such Units.

     "NASAA" means the North American Securities Administrators Association,
Inc.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Net Disposition Proceeds" means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Program Assets, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less all Partnership liabilities.

     "Net Income" or "Net Loss" means the net income or net loss of the Partnership, as determined for federal income tax purposes under the accrual method of accounting.

     "Net Proceeds" means the total of Gross Proceeds reduced by Organization and Offering Expenses, Selling Commissions and Acquisition Fees payable by the Partnership.

     "1986 Tax Act" means the Tax Reform Act of 1986.

     "1987 Tax Act" means the Revenue Act of 1987.

     "Operating Distributions" means those distributions during the Operating Phase described under the caption "Cash Distributions and Redemptions."

     "Operating Distributions to Partners" consists of that component of Operating Distributions equal to an annual distribution of up to 9.6% (payable in monthly distributions of up to approximately .8% to each Partner) calculated on each Partner's Adjusted Capital Contribution based upon the number of months that such Partner was admitted to the Partnership.

     "Operating Phase" of the Partnership means the period beginning on the Effective Date and ending upon the commencement of the Liquidating Phase.

     "Organization and Offering Expenses" means expenses incurred in connection with formation of the Partnership and preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to brokers or dealers in connection with the distribution of Interests and all advertising expenses except advertising expenses related to the leasing of Equipment. See Paragraph 9.2.3 of the Partnership Agreement.

     "Partners" refers collectively to the General Partner and the Limited Partners. Reference to a "Partner" refers to any one of the Partners.

     "Partnership" refers to the limited partnership governed by the Partnership Agreement.

     "Partnership Agreement" means the Agreement of Limited Partnership of Telecommunications Income Fund XI, L.P., as it may be amended from time to time.

     "Person" means any natural person, partnership, corporation, association or other legal entity.

     "Present Value of the Partnership's Lease Portfolio" includes all Partnership noncancellable lease payments receivable on all existing Partnership leases (considered without regard to any renewals or extensions thereof) discounted to their present value at an interest rate of 8.0% plus all Partnership cash and the fair market value of all other Partnership securities or assets. The Present Value of the Partnership's Lease Portfolio will be determined annually by an independent accounting firm.

     "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment. The Partnership is a Program.

     "Program Interest" means the limited partnership unit or other indicia of ownership in a Program.

     "Program Assets" means Equipment and other tangible and intangible assets, including, without limitation, secured loans and other financings, furniture, fixtures and leasehold improvements, directly or indirectly acquired, owned, leased, sold or financed by the Program.

     "Prospectus" means the final prospectus in the Registration Statement filed with the SEC on Form S-1, as amended, with respect to the Units offered for sale, as such Prospectus may be supplemented from time to time.

     "Purchase Price of Equipment" means the price paid upon the purchase or sale of a particular item of Equipment, including the amount of Acquisition Fees and all liens and mortgages on the Equipment, but excluding points and prepaid interest.

     "Redemption Value of Investor's Units" means the investor's Capital Account valued by the General Partner as of the last day of the fiscal quarter prior to the quarter during which a redemption request is received.

     "Roll Up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (a) a transaction involving securities of a Program that have been for at least twelve months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (1)  Limited Partners' voting rights;
               (2)  the term of existence of the Partnership;
               (3)  Sponsor compensation; or
               (4)  The Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "SEC" mean the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Commission" means any commission paid by the Partnership to the Managing Sales Agent and Selected Sales Agents for their services in marketing Units as described in "Compensation of the General Partner and Affiliates."

     "Special Report" means that report required by the NASAA Equipment Leasing Guidelines, Section V.G.1.(c), as in effect on the date hereof, which is an annual report by independent certified public accountants of the breakdown and allocation of the costs reimbursed to the General Partner or its Affiliates. Such report shall at a minimum provide a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee. The information required by such report may be contained in the annual report sent to Limited Partners by the Partnership.

     "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or participate in the management of the Partnership and any Affiliate of any such person. Sponsor does not include a person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such.

Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

     "Substitute Limited Partner" means any person who complies with the requirements of the Partnership Agreement to become a Substitute Limited Partner of the Partnership and is admitted to the Partnership as a Limited Partner.

     "Terminated Partner" means a General Partner who withdraws, is removed, becomes bankrupt, is dissolved and liquidated or otherwise ceases to exist.

     "Unit" means a Limited Partner's interest attributable to each Capital Contribution of $1,000 to the Partnership.

                                                                     EXHIBIT A

------------------------------------------------------------------------------

                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                       TELECOMMUNICATIONS INCOME FUND XI, L.P.

------------------------------------------------------------------------------


                       TELECOMMUNICATIONS INCOME FUND XI, L.P.

                            INDEX TO PARTNERSHIP AGREEMENT

ARTICLE                                                                   PAGE
-------                                                                   ----

    I    DEFINED TERMS...................................................   A-1

   II    NAME OF PARTNERSHIP.............................................   A-6

  III    TERM OF PARTNERSHIP.............................................   A-6

   IV    BUSINESS AND PURPOSES...........................................   A-6

    V    PRINCIPAL PLACE OF BUSINESS.....................................   A-7

   VI    NAMES AND ADDRESSES OF PARTNERS.................................   A-7

  VII    CAPITAL CONTRIBUTIONS...........................................   A-8

 VIII    STATUS OF LIMITED PARTNERS......................................   A-9

   IX    COMPENSATION TO THE GENERAL PARTNER AND
         SELLING COMMISSIONS TO THE BROKER-DEALERS.......................  A-10

    X    PARTNERSHIP EXPENSES............................................  A-12

   XI    DISTRIBUTIONS...................................................  A-13

  XII    ALLOCATIONS OF INCOME OR LOSS...................................  A-16

 XIII    ASSIGNMENT OF PARTNERSHIP UNITS.................................  A-17

  XIV    SUBSTITUTE LIMITED PARTNERS.....................................  A-18

   XV    BOOKS, RECORDS, ACCOUNTING AND REPORTS..........................  A-19

  XVI    RIGHTS, AUTHORITY AND POWERS OF THE GENERAL PARTNER.............  A-21

 XVII    RIGHTS, POWERS AND VOTING RIGHTS OF THE LIMITED PARTNERS........  A-31

XVIII    WITHDRAWAL, REMOVAL, BANKRUPTCY OR DISSOLUTION AND LIQUIDATION OF
         GENERAL PARTNER AND TRANSFER OF GENERAL PARTNER'S INTERESTS.....  A-33

  XIX    REDEMPTION OF PARTNERSHIP UNITS.................................  A-34

   XX    CERTAIN TRANSACTIONS............................................  A-35

  XXI    DISSOLUTION AND TERMINATION OF THE PARTNERSHIP..................  A-35

 XXII    SPECIAL POWER OF ATTORNEY.......................................  A-36

XXIII    EXCULPATION AND INDEMNIFICATION.................................  A-37

 XXIV    MISCELLANEOUS...................................................  A-38

    THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") dated August 26, 1997, by and among BERTHEL FISHER & COMPANY LEASING, INC., an Iowa corporation, as General Partner ("General Partner"), THOMAS J. BERTHEL, an individual, as the initial limited partner ("Initial Limited Partner") and the Limited Partners admitted to the Partnership pursuant to Articles VII and XIV, to establish and form a partnership (the "Partnership") under the Iowa Limited Partnership Act. The parties hereto agree as follows:

                                      ARTICLE I
                                    DEFINED TERMS

    As used herein, the following terms will have the following meanings:

    "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Program Assets, whether or not the Program Assets are acquired.

    "Acquisition Fee" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment acquired by or financings placed by the Partnership. Included in the computation of such fees or commissions shall be any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated. See Section 9.2.4 hereof.

    "Adjusted Capital Contribution" of a Partner as of any date means the Capital Contribution of the Partner, less the total amount of all payments made as Liquidating Distribution or as a return of capital to the Partner and to prior holders of such Partner's partnership interest prior to or on such date pursuant to Sections 11.4.3 or 11.5 hereof.

    "Admission Date" means any date on which subscribers for Units offered pursuant to this Prospectus are admitted to the Partnership as Limited Partners.

    "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10.0% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person, and
(iv) if such other person is an officer, director or partner, any company for which such person acts in such capacity.

    "Assignee" means a person who is shown in the Partnership's records as having acquired a beneficial interest in one or more Units by assignment from a Limited Partner.

    "Book Value of the Partnership" means the book value of the Partnership's assets less liabilities, as computed for federal income tax purposes.

    "Capital Account" means the account established and maintained for each Partner in accordance with federal income tax accounting principles, including specifically Section 704 of the Code and the regulations thereunder.

    "Capital Contribution" means with respect to the General Partner, the $10,000 contributed by it to the capital of the Partnership. With respect to each Limited Partner, Capital Contribution means the cash contributed to the capital of the Partnership by such Limited Partner for the Units sold or issued to him by the Partnership, which amount will be attributed to, and will be considered to be a Capital Contribution of any subsequent Assignee of such Units.

    "Cash Available for Distribution" means Cash Flow plus cash funds available for distribution from Partnership reserves, less amounts set aside for restoration or creation of reserves as determined by the General Partner in its sole discretion.

    "Cash Flow" means all cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all expenses and debt payments or pay for capital improvements and replacements (other than cash funds withdrawn from reserves).

    "Closing Date" means the date upon which the offering of Units terminates, which is intended to be no later than one year after the Effective Date; provided that if the Minimum Offering has been achieved and registration is renewed with the applicable federal and state agencies, the General Partner may extend the offering period and postpone the Closing Date for up to an additional year (i.e., two years) from the Effective Date.

    "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

    "Controlling Person" means any officer, director, executive manager, senior manager or equity holder of 5.0% or more of the General Partner or its Affiliates, or any person having the power to direct or cause direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

    "Effective Date" means the date on which the offering is declared effective by the SEC.

    "Equipment" includes all types of equipment and other personal property that may be purchased directly or indirectly by the Partnership, as generally described in the Prospectus under the caption "Investment Objectives and Policies," and includes property which is rehabilitated or reconfigured for re-lease or sale.

    "Escrow Agent" means the banking institution that serves as escrow agent for the Capital Contributions prior to the Partnership achieving the Minimum Offering.

    "Front End Fees" means the fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Front End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such employees are Affiliates of the General Partner.

    "Full Payout Lease" means, with respect to Equipment, a lease under which the non-cancelable rental payments due during the initial term of the lease (excluding any option periods) are sufficient to recover the Purchase Price of Equipment.

    "General Partner" means Berthel Fisher & Company Leasing, Inc., an Iowa corporation, or any additional or successor general partner of the Partnership.

    "Gross Proceeds" means the aggregate amount of the original Capital Contributions of all Limited Partners.

    "Gross Rental Payments" received by the Partnership means the aggregate amount of gross lease payments received by the Partnership, including receipts classified as contract receivable payments in accordance with generally accepted accounting principles.

    "Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

    "Initial Admission Date" means the date on which subscribers for the minimum (1,200 Units) have been first admitted to the Partnership as Limited Partners.

    "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits, including fees, to which such Partner may be entitled under the terms of this Partnership Agreement together with the obligations of such Partner to comply with the terms of this Partnership Agreement.

    "Investment in Program Assets" means the amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment or other Program Assets acquired by the Partnership, including the purchase of Equipment, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front End Fees.

    "IRS" means the Internal Revenue Service.

    "Lease Portfolio" includes all Partnership cash and cash equivalents, all Equipment and leases thereof, all financing transactions, and all other Partnership assets and securities.

    "Limited Partner" refers to any person who is admitted to the Partnership as a Limited Partner or a Substitute Limited Partner.

    "Liquidating Distributions" means distributions to the Partners which, with respect to any year, are in excess of the Operating Distributions for such year, and distributions pursuant to Section 11.4 hereof.

    "Liquidating Phase" of the Partnership means the period beginning no later than the fifth anniversary of the Closing Date, or such earlier time as the General Partner determines is in the best interests of the Limited Partners, and continuing until the assets of the Partnership are liquidated, the liabilities of the Partnership are satisfied and the distribution of the Liquidating Distributions to the Partners is completed.

    "Management Fee" means the fee paid to the General Partner for managing the operations of the Partnership.

    "Minimum Offering" consists of subscriptions for 1,200 Units accepted by the General Partner, and payment received by the Escrow Agent of $1,200,000 for such Units.

    "NASAA" means the North American Securities Administrators Association,
Inc.

    "NASD" means the National Association of Securities Dealers, Inc.

    "Net Disposition Proceeds" means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Program Assets, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less all Partnership liabilities.

    "Net Income" or "Net Loss" means the net income or net loss of the Partnership, as determined for federal income tax purposes under the accrual method of accounting.

    "Net Proceeds" means the total of Gross Proceeds reduced by Organization and Offering Expenses, Selling Commissions and Acquisition Fees payable by the Partnership.

    "Operating Distributions" means those distributions during the Operating Phase described under the caption "Cash Distributions and Redemptions."

    "Operating Phase" of the Partnership means the period beginning on the Effective Date and ending upon the commencement of the Liquidating Phase.

    "Operating Distributions to Partners" consists of that component of Operating Distributions equal to an annual distribution of up to 9.6% (payable in monthly distributions of up to approximately .8% to each Partner) calculated on each Partner's Adjusted Capital Contribution based upon the number of months that such Partner was admitted to the Partnership.

    "Organization and Offering Expenses" means expenses incurred in connection with formation of the Partnership and preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to brokers or dealers in connection with the distribution of Interests and all advertising expenses except advertising expenses related to the leasing of Equipment. See Section 9.2.3 hereof.

    "Partners" refers collectively to the General Partner and the Limited Partners. Reference to a "Partner" refers to any one of the Partners.

    "Partnership" refers to the limited partnership governed by this Partnership Agreement.

    "Partnership Agreement" means this Agreement of Limited Partnership of Telecommunications Income Fund XI, L.P., as it may be amended or amended and restated from time to time.

    "Person" means any natural person, partnership, corporation, association or other legal entity.

    "Present Value of the Partnership's Lease Portfolio" includes all Partnership noncancellable lease payments receivable on all existing Partnership leases (considered without regard to any renewals or extensions thereof) discounted to their present value at an interest rate of 8.0% plus all Partnership cash and the fair market value of all other Partnership securities or assets. The Present Value of the Partnership's Lease Portfolio will be determined annually by an independent accounting firm.

    "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment. The Partnership is a Program.

    "Program Assets" means Equipment and other tangible and intangible assets, including, without limitation, secured loans and other financings, furniture, fixtures and leasehold improvements, directly or indirectly acquired, owned, leased, sold or financed by the Program.

    "Program Interest" means the limited partnership unit or other indicia of ownership in a Program.

    "Prospectus" means the final prospectus in the Registration Statement filed with the SEC on Form S-1, as amended, with respect to the Units offered for sale, as such Prospectus may be supplemented from time to time.

    "Purchase Price of Equipment" means the price paid upon the purchase or sale of a particular item of Equipment, including the amount of Acquisition Fees and all liens and mortgages on the Equipment, but excluding points and prepaid interest.

    "Redemption Value of Investor's Units" means the investor's Capital Account valued by the General Partner as of the last day of the fiscal quarter prior to the quarter during which a redemption request is received.

    "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (a) a transaction involving securities of a Program that have been for at least twelve months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

         (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

              (1)  Limited Partners' voting rights;
              (2)  the term of existence of the Partnership;
              (3)  Sponsor compensation; or
              (4)  The Partnership's investment objectives.

    "Roll-Up Entity" means the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    "SEC" mean the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Selling Commission" means any commission paid by the Partnership to the Managing Sales Agent and Selected Sales Agents for their services in marketing Units as described in "Compensation of the General Partner and Affiliates."

    "Special Report" means that report required by the NASAA Equipment Leasing Guidelines, Section V.G.1.(c), as in effect on the date hereof, which is an annual report by independent certified public accountants of the breakdown and allocation of the costs reimbursed to the General Partner or its Affiliates. Such report shall at a minimum provide a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee. The information required by such report may be contained in the annual report sent to Limited Partners by the Partnership.

    "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or participate in the management of the Partnership and any Affiliate of any such person. Sponsor does not include a person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

    "Substitute Limited Partner" means any person who complies with the requirements of the Partnership Agreement to become a Substitute Limited Partner of the Partnership and is admitted to the Partnership as a Limited Partner.

    "Terminated Partner" means a General Partner who withdraws, is removed, becomes bankrupt, is dissolved and liquidated or otherwise ceases to exist.

    "Unit" means a Limited Partner's interest attributable to each Capital Contribution of $1,000 to the Partnership.

                                      ARTICLE II
                                 NAME OF PARTNERSHIP

    The name of the Partnership is TELECOMMUNICATIONS INCOME FUND XI, L.P. The General Partner may, in its sole discretion, change the name of the Partnership and, in the event of any such change, the General Partner will notify the Limited Partners in writing within thirty (30) days after any such change. In addition, the General Partner may adopt such trade or fictitious names as it may deem appropriate.

                                     ARTICLE III
                                 TERM OF PARTNERSHIP

    The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2012, unless sooner dissolved and terminated as provided herein.

                                      ARTICLE IV
                                BUSINESS AND PURPOSES

    4.1 BUSINESS ACTIVITY. The primary purpose of the Partnership is to acquire, own, operate, manage, lease, sell, convey, assign, exchange and dispose of Equipment or interests therein, either in its own name, or in the name or names of one or more nominees of the Partnership. The Partnership may enter into financing arrangements which will involve making secured loans to or other debt arrangements with unaffiliated third parties. These financings will be completed only if such financings are advantageous to the Partnership, and will include cases where lease transactions with those third parties would result in unfavorable tax treatment. Such loans will generally be securitized with a first security interest in equipment. In addition, the Partnership may engage in any other business or do any and all acts and things necessary, incidental or convenient to carry on the Partnership purposes and business as specified in this section. Notwithstanding the foregoing, the Partnership shall only acquire that type of Equipment that the General Partner is experienced in acquiring and leasing. For purposes of this Partnership Agreement, any Equipment acquired and held by one or more nominees for the benefit of the Partnership will be deemed to have been acquired by and to be owned by the Partnership itself. The Partnership shall not acquire equipment from a limited or general partnership, joint venture, unincorporated association or similar organization in which the General Partner has an interest, other than the General Partner. The Partnership may not acquire Equipment in exchange for Units. The Partnership may not invest as a limited partner in other leasing programs, as defined by guidelines promulgated by NASAA.

    4.2 OPERATING PHASE OF THE PARTNERSHIP. During the Operating Phase of the Partnership, the Partnership will make payments pursuant to the terms of
Article XI hereof. During the Operating Phase, any portion of the Partnership's cash or cash equivalents the General Partner believes are in excess of amounts required for working capital or other reserves necessary for the operation of the Partnership will either, in the discretion of the General Partner, be distributed as Operating Distributions, reinvested in Equipment, or distributed as Liquidating Distributions (provided there is no cumulative deficiency in Operating Distributions).

    4.3 WINDING-UP OF PARTNERSHIP BUSINESS. Beginning no later than the fifth anniversary of the Closing Date, the Partnership will cease to reinvest in Equipment and the General Partner will begin the orderly liquidation of all Partnership assets. The Liquidation Phase shall begin at an earlier date if the General Partner determines that it is in the best interest of the Partnership to cease reinvesting all of the Partnership assets in Equipment. The General Partner may, if it determines that it is in the best interests of the Limited Partners, not reinvest a portion of the Partnership assets in Equipment at a time prior to the fifth anniversary of the Closing Date, without commencing the Liquidating Phase.

    4.4 LIQUIDATION AND DISTRIBUTION OF PARTNERSHIP PROCEEDS. During the Liquidating Phase of the Partnership, the General Partner will: (i) liquidate the assets of the Partnership for cash, (ii) satisfy all Partnership liabilities, (iii) set aside sufficient reserves to provide for future or contingent Partnership liabilities, and (iv) make quarterly distributions of the Partnership's remaining Cash Available for Distribution to all Partners according to the terms of Article XI hereof.

                                      ARTICLE V
                             PRINCIPAL PLACE OF BUSINESS

    The principal place of business of the Partnership is located at 100 Second Street, SE, Cedar Rapids, Iowa 52401. The General Partner may from time to time change the principal place of business of the Partnership, and in the event of any such change, it will notify the Limited Partners in writing within thirty (30) days after such change. The General Partner may also establish such additional places of business for the Partnership as it may deem appropriate. The name and address of the registered agent for the Partnership is Thomas J. Berthel, 100 Second Street, SE, Cedar Rapids, Iowa 52401.

                                      ARTICLE VI
                           NAMES AND ADDRESSES OF PARTNERS

    6.1 GENERAL PARTNER. The General Partner of the Partnership is Berthel Fisher & Company Leasing, Inc., an Iowa corporation, the address of which is 100 Second Street, S.E., Cedar Rapids, Iowa 52401.

    6.2 LIMITED PARTNERS. The names, addresses and Capital Contributions of the Limited Partners are set forth on Exhibit I attached hereto, which exhibit will be maintained at the principal place of business of the Partnership.

                                     ARTICLE VII
                                CAPITAL CONTRIBUTIONS

    7.1 GENERAL PARTNER. Berthel Fisher & Company Leasing, Inc., as the General Partner, has contributed Ten Thousand Dollars ($10,000.00) in cash to the capital of the Partnership and has received an Interest as General Partner, which is the equivalent of ten (10) Units and which has the same rights and entitlements as if the General Partner owned 10 Units. The General Partner may contribute additional amounts to the Partnership to purchase Units. In addition, the General Partner will be entitled to receive an interest in the Partnership and its cash distributions and Net Income and Net Loss according to the provisions of Articles XI and XII. With respect to the ownership of Units, the General Partner or any Affiliate will have the same rights and entitlements as all other Limited Partners.

    7.2 LIMITED PARTNER AT FORMATION. Thomas J. Berthel, as Initial Limited Partner, has acquired an initial Unit in return for $1,000. Upon the admission of Limited Partners pursuant to Section 7.4, the Partnership shall return those funds to the Initial Limited Partner and shall reacquire his Unit, and the Initial Limited Partner shall cease to be a Limited Partner in the Partnership.

    7.3 LIMITED PARTNERS. Except as otherwise provided in this Partnership Agreement, the Partnership intends to sell and issue to Limited Partners not less than 1,200 Units nor more than 25,000 Units and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership for such Units.

         7.3.1 Each person who acquires Units will be eligible to become a Limited Partner in the Partnership at such time as he has (i) purchased two or more Units, (ii) contributed the sum of $1,000 in cash for each Unit purchased, (iii) executed and filed with the Partnership a Subscription Agreement in the form attached to the Prospectus as Exhibit B, which sets forth an intention to become a Limited Partner and requests admission to the Partnership in that capacity, together with such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such person of the provisions of this Partnership Agreement, and the execution and delivery to the General Partner of a special power of attorney, the form, style and content of which are more fully described herein, and
    (iv) obtained the consent of the General Partner to such initial admission, the granting or denial of which will be within the absolute discretion of the General Partner.

         7.3.2 Until Units in an aggregate amount of $1,200,000 have been sold to Limited Partners other than the General Partner and the Initial Limited Partner, which shall occur prior to the expiration of one year following the effective date of the offering, all funds received from subscribers for Units will be received by the Partnership in trust and will be deposited in an interest bearing escrow account of the Escrow Agent, or any other banking institution designated by the General Partner as escrow holder for such funds. Upon receipt of a minimum of $1,200,000 from subscribers for Units together with subscription agreements acceptable to the General Partner, the funds (including the interest, if any, earned on such funds) will be released from the escrow account to the Partnership on such date as the General Partner shall determine, and the Partnership will admit such purchasers into the Partnership as Limited Partners on the Initial Admission Date.

         7.3.3 After the Initial Admission Date, the General Partner will admit Limited Partners on a daily basis. Subject to Section 7.3, a Limited Partner will be deemed admitted into the Partnership on a particular date only if as of that date his subscription funds are received and the General Partner has accepted the subscription agreement. The General Partner will generally accept or reject applications to become Limited Partners which are made in accordance with the provisions of Section 7.3 no later than thirty (30) days after the receipt of such applications. Subscription amounts of rejected applicants will be returned to such applicants immediately upon rejection. The General Partner will amend this Partnership Agreement or certificate as and to the extent required by Iowa law to reflect the admission of a person as a Limited Partner. Notwithstanding the foregoing, however, a Limited Partner will be deemed to have been admitted to the Partnership on a different date if the General Partner determines that such arrangement is required or advisable under applicable law, including applicable tax law and regulations.

         7.3.4 Only after the Minimum Offering is achieved can the Partnership receive subscription amounts directly and apply such funds to the purposes of the Partnership. Any proceeds of the offering available for investment in Program Assets that have not been invested or committed to investment in Program Assets within 24 months after the Effective Date will be distributed by the Partnership pro rata to the Limited Partners as a return of capital.

         7.3.5 No Partner will be entitled to interest on his Capital Contribution or on his Capital Account. Except as expressly provided herein, no Partner will have the right to withdraw or to receive any return of his Capital Contribution, and no Partner will have the right to receive property other than cash in return of his Capital Contribution.

    7.4 CAPITAL ACCOUNTS. A Capital Account will be established and maintained for each Partner in accordance with federal income tax accounting principles and specifically the provisions of Section 704 of the Code and the regulations thereunder. The Capital Account of each Partner (i) will be credited with (a) the amount of cash contributed by such Partner to the Partnership and (b) such Partner's distributive share of Partnership Net Income (including income exempt from tax) and (ii) will be debited with (a) the amount of cash and the fair market value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject), (b) such Partner's distributive share of expenditures of the Partnership described in Code Section 705(a)(2)(B) (which share will be determined in accordance with such Partner's interest in the Partnership), and (c) such Partner's distributive share of Partnership Net Loss. The transferee of all or a portion of a Partner's Units will succeed to that portion of the Partner's Capital Account which is allocable to the portion of the Units transferred.

                                     ARTICLE VIII
                              STATUS OF LIMITED PARTNERS

    Pursuant to the Iowa Limited Partnership Act no Limited Partner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership except as provided by law, unless the Limited Partner, in addition to the exercise of the Limited Partner's rights and powers as a Limited Partner, participates in the control of the business. Each Unit will be fully paid and, except as provided by law, nonassessable. However, Limited Partners understand and agree that they may be required under the Iowa Limited Partnership Act (the "Iowa Act") to repay to the Partnership, with interest, any return of their Capital Contributions previously made by the Partnership to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. In addition, if a Limited Partner receives a return of his Capital Contribution in violation of this Partnership Agreement or of the Iowa Act, such Limited Partner may be liable for up to six (6) years for the amount of the Capital Contribution wrongfully returned.

                                      ARTICLE IX
                       COMPENSATION TO THE GENERAL PARTNER AND
                      SELLING COMMISSIONS TO THE BROKER-DEALERS

    9.1 The General Partner and its Affiliates and the selling broker-dealers will receive compensation from the Partnership only as specified by this Partnership Agreement. For a description of the General Partner's interest in allocations of Net Income and Net Loss, and Partnership distributions, see Articles X, XI and XII hereof. The General Partner and its Affiliates will not be compensated for any services other than those described in this Partnership Agreement.

    9.2  OFFERING AND ACQUISITION PHASE.

         9.2.1 LIMITATION ON FRONT-END FEES. The Front-End Fees of the offering will not exceed eighteen and one-half percent (18.5%) of Gross Proceeds. The General Partner will commit a percentage of Capital Contributions to Investment in Program Assets which is equal to the greater of (a) 80.0% of the Capital Contributions reduced by .0623% for each 1.0% of indebtedness encumbering Program Assets; or (b) 75.0% of Capital Contributions. The percent of indebtedness encumbering Program Assets is calculated by dividing the amount of indebtedness by the Purchase Price of Equipment, excluding the Front-End Fees. The resulting quotient is then multiplied by .0625% to determine the percentage to be deducted from 80.0%. The General Partner will bear all Organization and Offering Expenses, Selling Commissions, Equipment Acquisition Fees and Acquisition Expenses which in the aggregate are in excess of eighteen and one-half percent (18.5%) of Gross Proceeds.

         9.2.2 SELLING COMMISSIONS. The Managing Sales Agent shall be Berthel Fisher & Company Financial Services, Inc., an affiliate of the General Partner. The Partnership will pay a Managing Sales Agent Fee to the Managing Sales Agent equal to 9.0% of the Gross Proceeds. From such amount, the Managing Sales Agent will pay commissions to Selected Sales Agents of 6.0% of the selling price of the Units sold through them, provided that for all Selected Sales Agents who sell more than $1,000,000 of Units, the commission rate shall be 6.5% of the selling price of the Units sold through them.

         9.2.3 ORGANIZATION AND OFFERING EXPENSES. The Partnership will pay a maximum of three and one-half percent (3.5%) of Gross Proceeds of the offering for actual expenses incurred by the General Partner in connection with the formation of the Partnership, and in qualifying Units under applicable federal and state law and any other expenses actually incurred and directly related to the qualification, registration, advertising, offering and sale of Units. Such expenses include (i) fees and expenses paid by the Partnership to any counsel or accountants, (ii) registration fees, filing fees and taxes, (iii) the costs of printing, amending, supplementing and distributing the Prospectus and Registration Statement,
    (iv) the costs of producing, qualifying, printing and distributing advertising and sales materials used in connection with the issuance of Units, (v) the costs of "due diligence" activities (including meetings and seminars), and (vi) accounting and legal fees incurred in connection with any of the foregoing, but does not include Acquisition Fees. The total of Organization and Offering Expenses plus the nine percent (9.0%) Selling Commission will not exceed twelve and one-half percent (12.5%) of the Gross Proceeds. The twelve and one-half percent (12.5%) limitation is without recourse to, or reimbursement by, the Partnership.

         9.2.4 ACQUISITION FEE. The General Partner will receive an Acquisition Fee for reimbursement of its Acquisition Expenses and for rendering of its services in connection with the research, evaluation and negotiation of available acquisition and financing opportunities. The Acquisition Fee shall be in an amount equal to five percent (5%) of the cost of Equipment purchased by the Partnership, all or a portion of which will be payable when the Equipment is purchased by the Partnership (or the General Partner as nominee) and five percent (5%) of the amount of financings placed by the Partnership, payable upon the closing of a financing transaction. The total Acquisition Fee including all fees and commissions paid by all parties to all parties in connection with the initial acquisition or manufacturer of Equipment will not exceed the lesser of five percent (5%) of the cost of Equipment purchased by the Partnership and financings placed by the Partnership, or an amount which is competitive with that charged for Affiliates of the General Partner. Included in such fee will be any leasing commission, selection fee, construction supervision fee, financing fee, remarketing fee, nonrecurring management fee, or any fee of a similar nature, however designated, and Acquisition Expenses.

    9.3  OPERATING AND LIQUIDATING PHASES.

         9.3.1 GENERAL PARTNER DISTRIBUTIONS. During the Operating Phase and Liquidating Phase of the Partnership, the General Partner is entitled to receive, to the extent available, (i) the General Partner's Expense Allowance, (ii) the Management Fee, (iii) twenty percent (20%) of certain Liquidating Distributions, as provided in Articles XI and XII hereof,
    (iv) its distributions as owner of the General Partner interest (equivalent to 10 Units), and (v) the Re-Leasing fee described in Section 9.3.2.

         9.3.2 RE-LEASING FEE. As compensation for providing re-leasing services to the Partnership, the General Partner will receive a fee equal to the lesser of the competitive rate for comparable services for similar equipment or 2.0% of the gross rental payments derived from the re-lease of such equipment after the time that the re-lease has been consummated as a result of the efforts of the General Partner. The General Partner will not be paid for re-leasing services where Equipment is re-leased to a previous lessee of such Equipment or to an affiliate of such previous lessee. The General Partner has and will maintain adequate staff to render such re-leasing services and will render substantial re-leasing services in connection with each re-lease of Equipment. Payment for re-leasing services shall be paid as each rental payment is made over the term of the re-lease. This fee will not be paid on a current basis if the Partnership has not paid the Limited Partners Operating Distributions equal to 9.6% of Adjusted Capital Contributions for the year. In such case, the fee will be accrued as a debt of the Partnership payable out of future revenues.

    9.4 INTEREST. The General Partner may make loans to the Partnership and will be entitled to receive repayment of such loans and to receive interest on loans made to the Partnership, subject to the provisions of Section 16.1.20.

    9.5 WITHDRAWAL OF GENERAL PARTNER. Should the General Partner withdraw, be removed, become bankrupt or dissolve and liquidate or otherwise cease to exist as provided in Article XVIII, any portion of any fee or commission payable to the General Partner pursuant to the provisions of this Article IX, which is then accrued and due, but not yet paid, will be paid by the Partnership to the General Partner in accordance with Section 18.2.

                                      ARTICLE X
                                 PARTNERSHIP EXPENSES

    10.1 The Partnership will not reimburse the General Partner or its Affiliates, except for (i) Organization and Offering Expenses reimbursed pursuant to Section 9.2.3; (ii) loans made pursuant to Section 9.4; (iii) the actual cost to the General Partner or its Affiliates of goods and materials used for or by the Partnership and obtained from persons who are not Affiliates of the General Partner; (iv) expenses incurred by the General Partner or its Affiliates related to the purchase, operations, financing and acquisition of Equipment incurred prior to the time that the Partnership has funds available to pay such expenses directly; and (v) administrative services provided by the General Partner or any of its Affiliates, such as legal, accounting, computer, transfer agent, mailings to Limited Partners and other similar services. However, reimbursement for administrative expenses will be at the lesser of cost or the competitive rate that is charged by persons who are not Affiliates of the General Partner for comparable administrative services in the same geographic area.

    The reimbursement for administrative expenses will be for administrative expenses that are necessary for the prudent operation of the Partnership, and will not be for time expended by Controlling Persons of the General Partner or its Affiliates, or for salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of a Sponsor. No general or administrative overhead incurred by the General Partner in connection with the administration of the Partnership will be charged to the Partnership. Such general or administrative overhead includes, but is not limited to, salaries, rent, travel expenses, utilities, capital expenditures and other items generally falling under the category of overhead. No payment will be made for services to which the General Partner or its Affiliates are entitled by way of a separate fee.

    10.2 Subject to Section 10.1, the Partnership shall pay all expenses of the Partnership, which expenses shall be billed directly to the Partnership from unrelated third parties and not from the General Partner and may include, but are not limited to: (i) all costs (excluding rent, depreciation, utilities, capital equipment and other overhead items) of personnel employed full or part-time by the Partnership and involved in the business of the Partnership, and such personnel may include employees of the General Partner or its Affiliates (other than Controlling Persons); (ii) all costs of borrowed money, taxes and assessments on Equipment and other taxes applicable to the Partnership; (iii) legal, audit, accounting, data processing, programming, brokerage and other fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (v) fees and expenses paid to independent contractors, bankers, brokers and servicers, consultants and other Equipment management personnel, insurance brokers and other agents; (vi) expenses in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, re-leasing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums and of maintenance of such Equipment); (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (viii) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with its Limited Partners, including the costs of printing and mailing to such persons any evidence of ownership of Units and reports of meetings of the Limited Partners, and of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems to be in the best interests of the Partnership to furnish to the Limited Partners; (x) any accounting, computer (including, but not limited to, terminals, controllers, leased lines, and CPUs), statistical, data processing, programming or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the General Partner's costs of acquiring and owning computer equipment primarily used in connection with the operations and reporting activities of the Partnership and any other investment entities sponsored or administered by the General Partner of any of its Affiliates), and (xi) the cost of preparation and dissemination of the informational material and documentation relating to the potential lease, re-lease, sale, financing or other disposition of Equipment.

                                      ARTICLE XI
                                    DISTRIBUTIONS

    11.1  OPERATING DISTRIBUTIONS.  Subject to the further provisions of this
Article XI, the Partnership will make certain distributions to Partners to the extent it has Cash Flow after reinvesting Cash Flow in additional Equipment to the extent determined by the General Partner to be in the Limited Partners' best interests, which distributions will be made during the Operating Phase, in order of priority as follows:

         11.1.1 GENERAL PARTNER'S EXPENSE ALLOWANCE. The General Partner shall be reimbursed in accordance with Section 10.1 hereof for the administrative services it provides to the Partnership. The costs reimbursed to the General Partner and its Affiliates under the General Partner's Expense Allowance will be the subject of a Special Report.

         11.1.2 OPERATING DISTRIBUTION TO PARTNERS. To the extent there is additional Cash Flow, an Operating Distribution of up to nine and six-tenths percent (9.6%) annually (payable in monthly distributions of up to approximately eight tenths percent (.8%) to each Partner with respect to the Units and with respect to the general partner Interest) during the Operating Phase, said distributions calculated on each Partner's Adjusted Capital Contribution, as adjusted from time to time, and based on the number of days that each Partner is a Partner. Operating Distributions will not continue during the Liquidating Phase.

         11.1.3 MANAGEMENT FEE. A Management Fee payable to the General Partner equal to two percent (2%) per year of the Gross Rental Payments received by the Partnership and loan payments and other payments received on account of financing activities of the Partnership, subject to reduction as described below. This fee will not be paid on a current basis (but will accrue and accumulate) if the Partnership has not paid the Limited Partners an annual nine and six-tenths percent (9.6%) Operating Distribution and the General Partner's Expense Allowance for the year. The Management Fee will not, however, at any time exceed an amount equal to the sum of (i) two percent (2%) per year of the Gross Rental Payments received by the Partnership and loan payments and other payments received on account of financing activities of the Partnership reduced to the extent that a two percent (2%) rate is not competitive with fees customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for similar types of equipment, plus (ii) an amount equal to five percent (5%) of all distributions from Cash Available for Distribution (other than Net Disposition Proceeds) and one percent (1%) of distributions made from net Disposition Proceeds.

         11.1.4 LIMITATION ON BORROWING. The General Partner shall not borrow for the purpose of making Operating Distribution, except to the extent necessary to make distributions to pay taxes, as provided in Section 11.4.2.

    11.2 LIMITATION ON OPERATING DISTRIBUTIONS. The payment of Operating Distributions during the Operating Phase will be made monthly, within ten (10) days after the end of each month of distribution.

    11.3  PAYMENT OF OPERATING DISTRIBUTIONS.

         11.3.1 Payments of Operating Distributions may be suspended if, at any time, in the determination of the General Partner, the Partnership is receiving nominal amounts of yield on Equipment and leases.

         11.3.2 There is no assurance that the Cash Flow will be at a level sufficient to make payments of Operating Distributions. Any portion of the Partnership's Cash Flow not paid out in the form of Operating Distributions will be reinvested or distributed as contemplated by Article IV hereof.

         11.3.3 Operating Distributions that are made to Limited Partners will be apportioned among them based on the number of Units held.

         11.3.4 The Partnership will not make distributions in kind to any party.

    11.4  LIQUIDATING DISTRIBUTIONS.

         11.4.1 During the Liquidating Phase of the Partnership, the General Partner will proceed with the orderly liquidation of all Partnership assets. Out of the amounts received by the Partnership pursuant to such liquidation, the General Partner will satisfy all liabilities of the Partnership and will set aside reserves to provide for future or contingent Partnership liabilities. No Operating Distributions will be made during the Liquidating Phase. The amounts remaining after such payments and reserves will be distributed in accordance with Sections 11.4.2 and 11.4.3 hereof. During the Liquidating Phase, Liquidating Distributions will be made quarterly to all Partners to the extent available, and will be paid within five (5) days after the end of each such quarter.

         11.4.2 During the Operating Phase, the General Partner may sell a portion of the Equipment, including lease receivables, the residual value of the Equipment, and other assets, and reinvest the proceeds in additional Equipment, or in the General Partner's sole discretion, distribute the proceeds (less amounts to pay expenses or set aside for other Partnership purposes as determined by the General Partner) to the Limited Partners as Liquidating Distributions in the manner described in Section 11.4.3. Reinvestment of proceeds resulting from the sale or refinancing of Equipment may take place only if sufficient cash will be distributed to pay state and federal income tax, if any, (assuming Limited Partners are in a 40% [combined state and federal] tax bracket) created by the sale or refinancing of such Equipment.

         11.4.3 The Liquidating Distributions of the Partnership will be paid in order of priority as follows:

              11.4.3.1  First, payment of the General Partner's Expense
         Allowance;

              11.4.3.2 Second, payment to the Partners to the extent they have not received, during the term of their investment in the Partnership, distributions totaling eight percent (8%) (on a cumulative compounded daily basis) on their Adjusted Capital Contributions;

              11.4.3.3 Third, payment to the Partners of one hundred percent (100%) of their Adjusted Capital Contributions to the Partnership;

              11.4.3.4 Fourth, payment to the Partners to the extent they have not received, during the term of their investment in the Partnership, distributions totaling nine and six-tenths percent (9.6%) annually (calculated only through the end of the Operating Phase), non-compounded, on their Adjusted Capital Contributions (as calculated from time to time).

              11.4.3.5 Fifth, payment to the General Partner of any unpaid arrearages in its Management Fee, subject to the limitations set forth in Section 11.1.3; and

              11.4.3.6 Sixth, payment of any remaining amounts will be paid eighty percent (80%) to the Limited Partners and twenty percent (20%) to the General Partner; provided, however, the General Partner will not receive its share of these remaining amounts until such time as the Limited Partners have received Operating Distributions and Liquidating Distributions equal to their Capital Contributions plus a cumulative return of eight percent (8%) annually, compounded daily, on their Adjusted Capital Contributions (as calculated from time to time).

         11.4.4 Any payments of Liquidating Distributions to the Limited Partners pursuant to Section 11.4.3.6 hereof will be allocated among them on the basis of the positive Capital Account balance of each Limited Partner or, if zero, on the basis of the number of Units held.

         11.4.5 When all of the assets of the Partners have been liquidated and, in the determination of the General Partner the Partnership's remaining assets constitute approximately twenty percent (20%) of the aggregate Liquidating Distributions, the General Partner will cause an audit of the Partnership to be made by an independent firm of certified public accountants, the cost of which audit will be borne by the Partnership. The General Partner will distribute the remaining Liquidating Distributions after completion of the audit and in reliance thereon, pursuant to the terms of Section 11.4.3.

    11.5 RETURN OF UNINVESTED NET PROCEEDS. Any Net Proceeds not invested or committed for Investment in Program Assets or leases within two (2) years after the Effective Date will be returned (without interest) to the Limited Partners in proportion to their respective number of Units owned. Any such funds returned will include, in addition, a return of a proportionate share of Organization and Offering Expenses and Selling Commissions. Interest earned on such funds will be retained for the benefit of the Partnership.

    The following categories of Net Proceeds will be deemed to be "invested or committed for investment" in Equipment: (i) funds previously expended in connection with the acquisition of Equipment or for other Partnership purposes, (ii) funds to be disbursed in the future under the provisions of agreements relating to the acquisition of Equipment or other Partnership matters, and (iii) funds reserved or set aside as a condition to obtaining financing such as compensating balances, special reserves, and funds subject to escrow or similar arrangements. Any Net Proceeds which are so "invested or committed for investment" in Equipment two (2) years after the Effective Date but which are not thereafter utilized by the Partnership also will be returned (without interest) to the Limited

Partners, in accordance with this Section 11.5. The amount of each Limited Partner's Adjusted Capital Contribution will be reduced by its share of any such distributions.

    11.6 RESTRICTIONS ON DISTRIBUTIONS. The Partnership may be restricted from making payments to Partners under the terms of notes, mortgages or other types of debt obligations it may issue, incur or assume in conjunction with borrowed funds. Any payments also may be restricted or suspended in circumstances where the General Partner determines, in its absolute discretion, that such action is in the best interests of the Partnership. Commissions on distributions are prohibited. Resale fees on liquidation of Equipment are prohibited.

    11.7 DISTRIBUTIONS SUBJECT TO PARTNERSHIP EXPENSES. All payments to Partners are subject to the payment of Partnership expenses, as set forth in
Section 10.2, and to the maintenance of reasonable reserves for alteration, improvement, or repair of Equipment and for other Partnership purposes.

                                     ARTICLE XII
                            ALLOCATIONS OF INCOME OR LOSS

    12.1  ALLOCATIONS OF NET INCOME AND NET LOSS AMONG LIMITED PARTNERS.

         12.1.1 That portion of Net Income and Net Loss of the Partnership allocated to Limited Partners and to the General Partner with respect to its General Partner Interest (equivalent to 10 Units) for any fiscal year will be apportioned among them based on the number of Units (equivalent Units in the case of the General Partner) held and on the number of days within the fiscal year that they were Partners beginning with the day on which they were admitted as Partners, subject to the condition that the Partnership net income shall first be allocated to Partners with negative capital account balances.

         12.1.2    For purposes of the allocations referred to in this Section
    12.1 and distributions referred to in Section 11.3.3, a Limited Partner is deemed to have been admitted as a Limited Partner as follows: if a Limited Partner, on the day on which he was admitted to the Partnership under
    Section 7.3, or if an Assignee, on the date on which the assignment of Units to him is effective. If a Limited Partner becomes an assignor of Units in accordance with the provisions of Article XIII, or if his Units are repurchased by the Partnership in accordance with the provisions of
    Article XIX, he will be deemed to have ceased being a Limited Partner with respect to the Units assigned or repurchased on the day preceding the effective date of the assignment or repurchase.

    12.2 ALLOCATIONS OF NET INCOME AND NET LOSS. Any Partnership Net Loss at the end of a taxable year will be allocated to the Limited Partners to the extent of their positive Capital Accounts. Any additional Partnership Net Loss would be allocated to the General Partner. Partnership Net Income will initially be allocated to Partners with negative Capital Accounts in proportion to and to the extent of such negative Capital Accounts so as to reduce such deficit capital account balances to zero as quickly as possible. Except as provided below, any Partnership Net Income will then be allocated to the Limited Partners. During the Liquidating Phase of the Partnership,
Net Income earned from the sale of the Partnership's assets shall be allocated to each Partner in proportion to such Partner's share of Liquidating Distributions pursuant to Section 11.4 hereof. For purposes of these allocations, the General Partner will be characterized as a Limited Partner to the extent of its General Partner Interest, which is equivalent to 10 Units.

    12.3 CONSENT TO ALLOCATION BY LIMITED PARTNERS. The methods set forth above by which payments to Limited Partners and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner.

                                     ARTICLE XIII
                           ASSIGNMENT OF PARTNERSHIP UNITS

    13.1 Subject to Sections 13.1.4 and 13.1.5 below, a Limited Partner may assign the whole or any part of his Units in the Partnership. A Limited Partner other than the Initial Limited Partner may make an assignment only in whole Units or, if simultaneously assigning the whole of his interest in the Partnership, in whole and partial Units. Such assignment shall confer upon the Assignee the right to become a Limited Partner in the following manner and subject to the following conditions and the provisions of Article XIV hereof:

         13.1.1 An instrument of assignment executed by both the assignor and the Assignee of the Units satisfactory in form to the General Partner shall be delivered to the General Partner;

         13.1.2 The assignor or Assignee shall have paid a transfer fee, as requested by the General Partner, not in excess of the lesser of One Hundred Fifty Dollars ($150.00) or the Partnership's actual, necessary and reasonable expenses to cover all reasonable fees and filing costs in connection with such transfer;

         13.1.3 No assignment shall be effective until the last day of the month in which the General Partner actually receives the instrument of assignment complying with the requirements of Section 13.1.1 above;

         13.1.4 No assignment shall be effective if such assignment might, in the opinion of counsel to the Partnership or the General Partner, result in (i) the termination of the Partnership for purposes of the then applicable provisions of the Code, or (ii) the characterization of the Partnership as publicly traded for federal income tax purposes, or (iii) the assets of the Partnership being considered by law to be assets of employee benefit plans investing in Units and therefore subjecting those assets to the fiduciary standard of the Employee Retirement Income Security Act of 1974 (provided, however, that until such time as there is clear authority on these issues, the General Partner will not permit a transfer of Units except in infrequent and compelling circumstances, as determined in its sole and absolute discretion, and only if immediately following such transfer at least seventy-five percent (75%) of the outstanding Units are held by persons who are not either employee benefit plans or Individual Retirement Accounts);

         13.1.5 No assignment shall be effective if the assignment would, to the knowledge of the General Partner, violate the provisions of any applicable federal or state securities laws; and

         13.1.6 No assignment to a minor or incompetent shall be effective in any respect.

    13.2 An Assignee of Units will be entitled to receive all payments to Limited Partners of whatever character attributable to the Units assigned from and after the effective date of the assignment of such Units to him; however, anything herein to the contrary notwithstanding, the Partnership and the General Partner will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects and will incur no liability for allocations of Net Income or Net Loss or distributions, or transmittal of reports and notices required to be given to Limited Partners hereunder, which are made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books and the effective date of the assignment has passed. Unless otherwise agreed by the General Partner, Assignee and assignor, any Assignee of Units shall, for the purposes of Articles XI and XII, be recognized as an Assignee and the assignment will be effective as of the first day of the month next succeeding the month in which the General Partner actually receives the instrument of assignment that complied with the requirements of Section 13.1.1, subject to and conditioned upon satisfaction of the other provisions of Section 13.1.

    13.3 Any attempted or purported assignment of Units in contravention of any of the provisions of this Article XIII will be void and ineffectual and will not bind or be recognized by the Partnership.

                                     ARTICLE XIV
                             SUBSTITUTE LIMITED PARTNERS

    14.1 No Assignee will have the right to become a Substitute Limited Partner in place of his assignor unless the assignment is effective in accordance with Article XIII hereof and all of the following conditions will first have been satisfied:

         14.1.1 A duly executed and acknowledged written instrument sets forth the intention of the assignor that the Assignee succeed to the assignor's interest in the assigned Units as a Substitute Limited Partner in his place, and gives the Assignee the right to succeed to the assignor's interest in the assigned Units as a Substitute Limited Partner, all in accordance with the provisions of this Article;

         14.1.2 The assignor and Assignee will have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including a written acceptance and adoption by the Assignee of the provisions of this Agreement, as amended, and a special power of attorney, the form and content of which are described in Article XXII of this Partnership Agreement; and

         14.1.3 A reasonable transfer fee to be determined by the General Partner, which will not exceed the lesser of One Hundred Fifty Dollars ($150.00) or the actual, necessary and reasonable expenses of said substitution, will be paid to the Partnership plus an additional amount to cover all reasonable costs and expenses connected with such substitution.

    14.2 By executing or adopting this Agreement, each Limited Partner hereby consents to the admission of Substitute Limited Partners by the Partnership and to any Assignee of his Units becoming a Substitute Limited Partner.

    14.3 The General Partner shall cause the Partnership's records to be amended at least once each calendar quarter to effect the substitution of Substituted Limited Partners, but notwithstanding the dates of such amendment all substitutions will be given effect in accordance with the provisions of
Article XIII and Section 14.1 hereof.

                                      ARTICLE XV
                        BOOKS, RECORDS, ACCOUNTING AND REPORTS

    15.1 The fiscal year of the Partnership will end on December 31 of each year.

    15.2 The General Partner will keep, or cause to be kept, full and accurate records of all transactions of the Partnership.

    15.3 Access by Limited Partners to records and Partnership information shall be governed by the following:

         15.3.1 Any Limited Partner and any designated representative thereof shall be permitted access to all records of the Partnership at all reasonable times, and may inspect and copy any of them. A reasonable charge for copy work may be charged by the Partnership.

         15.3.2 An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner.

         15.3.3 The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein.

         15.3.4 A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request. The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

         15.3.5 The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners' voting rights under this Partnership Agreement, and the exercise of Limited Partners' rights under federal proxy laws.

         15.3.6 If the Sponsor of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the Sponsor shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The Sponsor may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

    15.4 The General Partner will cause to be prepared and will distribute to the Limited Partners, within sixty (60) days after the end of each fiscal quarter, a report containing (i) the unaudited financial information included in the Partnership's report on Form 10-Q for such quarter (if such report is required to be filed with the Securities and Exchange Commission on behalf of the Partnership for such quarter, and if such report is not required to be filed, information similar to that which would be included in the Form 10-Q),
(ii) the Present Value of the Partnership's Lease Portfolio as of the end of such quarter, (iii) the information contained in any report on Form 8-K filed with the Securities and Exchange Commission on behalf of the Partnership during such quarter with respect to the proposed acquisition of any Equipment by the Partnership, (iv) a description of any Equipment acquired by the Partnership during such quarter; (v) a statement setting forth the amount of the fees received by the General Partner from the Partnership during such quarter and identifying the services to which such fees relate; and (vi) in the appropriate quarterly report, notification that the General Partner has commenced the Liquidation Phase of the Partnership.

    15.5 The General Partner will cause to be compiled and will distribute to the Limited Partners, within seventy-five (75) days after the end of each fiscal year, all financial information regarding the Partnership that is necessary for the preparation of the Limited Partners' federal income tax returns.

    15.6 The General Partner will cause to be prepared and will distribute to the Limited Partners the following:

         15.6.1 a report of equipment acquisitions made during each quarter shall be sent to all Limited Partners within sixty (60) days following the end of each quarter, until the proceeds of the offering are fully invested or, if not invested, returned to the Limited Partners. Such reports shall include, by way of illustration and not limitation, a statement of the actual purchase price of equipment, including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and a statement of the amount of proceeds in the Partnership which remain unexpended or uncommitted; and

         15.6.2 within one hundred twenty (120) days after the end of each fiscal year, an annual report containing: (i) a balance sheet as of the end of the fiscal year and statements of income, partners' equity, and a cash flow statement, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of independent auditor, and (ii) a breakdown of distributions to Limited Partners for the period covered thereby separately identifying distributions from: (1) cash flow from operations during the period (2) cash flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of Equipment and investments, and
    (4) reserves from the gross proceeds of the offering originally obtained from the Limited Partners.

         For each piece of equipment acquired by the Partnership individually representing at least ten percent (10%) of the Partnership's total Investment in Program Assets, the General Partner shall include a status report as part of the annual report, which status report shall indicate:
    (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair or sale),
    (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the Equipment as the General Partner deems appropriate. The status report shall describe the method used or basis for valuation.

         15.6.3 Within sixty (60) days after the end of the first six (6) months of each fiscal year, a report, prepared on the same accounting basis to be utilized in the annual reports, containing:

              a.   a condensed balance sheet, which may be unaudited;

              b. a condensed statement of income for the period then ended, which may be unaudited;

              c. a cash flow statement for the period then ended, which may be unaudited; and

              d. other pertinent material regarding the Partnership and its activities during the period covered by the report.

         15.6.4 If any Sponsor receives fees for services, it shall, within sixty (60) days of the end of each quarter wherein such fees were received, send to each Limited Partner a detailed statement setting forth the services rendered, or to be rended by such Sponsor and the amount of the fees received. This requirement may not be circumvented by lump-sum payments to management companies or other entities who then disburse the funds.

    15.7 The General Partner will cause to be prepared federal and state income tax returns for the Partnership and will further cause such returns to be timely filed with the appropriate authorities.

    15.8 The General Partner will cause to be prepared and timely filed with appropriate federal and state regulatory and administrative authorities, all reports required to be filed with such authorities under applicable laws, rules and regulations. Any Limited Partner will be provided with a copy of such report upon request and without expense to him.

    15.9 The General Partner will bear the expenses of preparation and distribution of the reports described in this Article XV, other than the costs of any audit of the Partnership's records or any other expenses which are to be borne by the Partnership pursuant to Section 10.2. Any expenses borne by the General Partner hereunder will be included in the reimbursement to the General Partner out of, and to the extent of, the General Partner's Expense Allowance, as provided in Section 11.1.1.

    15.10 The General Partner will maintain a record of the information obtained to indicate that each Limited Partner meets the suitability standards employed in connection with the offer and sale of its Units and a representation of each Limited Partner that he is purchasing for his own account, or in lieu of such representation, information indicating that each Limited Partner for whose account the purchase is made meets such suitability standards. Such information will be obtained from each Limited Partner through the use of the Subscription Agreement signed by each Limited Partner which sets forth the prescribed suitability standards in full and in which he represents that he meets such suitability standards and is purchasing for his own account.

                                     ARTICLE XVI
                 RIGHTS, AUTHORITY AND POWERS OF THE GENERAL PARTNER

    16.1 Subject to Sections 16.2 and 16.3, the General Partner will have all rights, authority and powers as provided under the Iowa Act and as otherwise provided by law, and those required or appropriate to the management of the Partnership business which, by way of illustration but not by way of limitation, will include the right, authority and power:

         16.1.1 To cause the Partnership to (a) acquire, operate, lease, develop, improve, maintain, hold, exchange, trade, sell or otherwise dispose of Equipment (including interests therein, appurtenances thereof and personal or mixed property connected therewith) either in the name of the Partnership or in the name or names of one or more nominees or trustees for the benefit of the Partnership, upon such terms and for such consideration (including cash, securities and other property); and (b) enter into financing arrangements which will involve making secured loans to or other debt arrangements with unaffiliated third parties in cases where such financings are advantageous to the Partnership, are an attractive alternative to leases, and the General Partner, in its sole discretion, deems such financing to be in the best interests of the Partnership;

         16.1.2 To cause the Partnership to borrow money up to Ten Million Dollars ($10,000,000.00) in the aggregate at any one time outstanding for the purpose of rehabilitating or reconfiguring Equipment for sale or re-lease, and acquiring Equipment, and if security is required therefor, to mortgage any Partnership assets or subject any such assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any borrowings or any mortgage or other security device, all at such times as the General Partner, in its sole discretion, deems to be in the best interests of the Partnership;

         16.1.3 To place record title to, or the right to use, Partnership assets in the name or names of one or more nominees or trustees for any purpose convenient or beneficial to the Partnership;

         16.1.4 To acquire and enter into any contract of insurance the General Partner deems necessary or appropriate for the protection of the Partnership and the General Partner, for the conservation of Partnership assets or for any purpose convenient or beneficial to the Partnership, provided the Partnership will not incur the portion of the cost of any liability insurance policies covering the General Partner or any of its Affiliates attributable to insuring the General Partner or any of its Affiliates against liabilities as to which the General Partner and its Affiliates are not entitled to be indemnified by the Partnership;

         16.1.5 To cause the Partnership to employ, at the expense of the Partnership, employees, agents, independent contractors, brokers, attorneys, accountants and other persons, including the General Partner, Affiliates and employees thereof, to perform such services specified in this Agreement and for such compensation as the General Partner will determine in accordance with this Agreement, and to dismiss such persons from employment;

         16.1.6 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Limited Partners;

         16.1.7 To open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations not affiliated with the General Partner or its Affiliates; provided, however, the Partnership's funds will not be commingled with the funds of any other persons, except as permitted by this Agreement;

         16.1.8 To cause the Partnership to make or revoke any of the elections provided under the Code;

         16.1.9    To select the Partnership's accounting year;

         16.1.10 To determine the appropriate accounting method or methods to be used by the Partnership;

         16.1.11 To cause the Partnership to offer and sell Units to the public through selected broker-dealers and to employ personnel, agents and dealers for such purpose;

         16.1.12 Notwithstanding anything herein to the contrary, and subject to the rights granted to the Limited Partners under Section 17.2 herein, to amend this Agreement: (i) to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts under the refund of capital to Partners, (ii) to add to the representations, duties or obligations of the General Partner, or surrender any right or power granted to the General Partner, herein, for the benefit of the Limited Partners,
    (iii) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by a state regulatory agency, the deletion or addition of which provision is deemed by such staff or such regulatory agency to be for the benefit or protection of the Limited Partners, (v) to modify any provision of this Agreement, if, in the opinion of counsel to the Partnership and the General Partner, such modification is necessary to cause the Partnership not to be characterized as a "publicly traded" partnership for federal income tax purposes, and (vi) to modify any provision of this Agreement, if, in the opinion of counsel to the Partnership and the General Partner, such modification is necessary to cause the allocations contained in Article XII to have substantial economic effect in accordance with the final regulations relating to Section 704 of the Code or any other statutory provision or regulation relating to such allocations; provided, however, that no amendment will be made pursuant to this section to amend the voting rights of the Limited Partners;

         16.1.13 To require in any or all Partnership contracts that the General Partner will not have any personal liability thereon and that the person or entity contracting with the Partnership is to look solely to the Partnership or its assets for satisfaction, and to require the satisfaction of contracts on which the General Partner has personal liability prior to contracts on which it has no such personal liability;

         16.1.14 To execute, acknowledge and deliver any and all instruments on behalf of the Partnership or otherwise, that it deems necessary or appropriate to effectuate the rights, authority and power of the General Partner, and take all such action in connection therewith as it in its discretion deems necessary or appropriate;

         16.1.15 To cause the Partnership to reinvest or make a commitment to reinvest all or any portion of the Partnership assets in Equipment at any time up to the fifth anniversary from the Closing Date, and to temporarily invest the Net Proceeds of the Offering (and undistributed Cash Flow) in United States government securities (including, but not limited to, short-term Treasury Bills and Treasury Notes), securities issued or guaranteed by states or municipalities, bank repurchase agreements, money market accounts, bankers' acceptances, savings and loan association deposits, deposits with members of The Federal Home Loan
    Bank System or The Federal Savings and Loan Insurance Corporation, commercial paper, secured equipment lease lines of credit, and other investments with appropriate scheduled maturities or similar investments which will be held by the Partnership generally not exceeding one (1) year from the date of purchase. The foregoing notwithstanding, the Partnership does not intend to pursue a policy which would make it subject to the Investment Company Act of 1940, and the Partnership's external investment prior to the use of Net Proceeds as described above will be limited accordingly;

         16.1.16 To purchase Equipment in its own name or in the name of a nominee, a trust or otherwise (and assume loans in connection therewith) or to enter into agreements to purchase or to obtain an option or right of first refusal to purchase Equipment from persons other than the General Partner and its Affiliates and, in any case, to temporarily hold title to such Equipment, for the purpose of facilitating the acquisition of such Equipment by the Partnership, the borrowing of money or the obtaining of financing by the Partnership, or for any other purpose related to the business of the Partnership, provided that (i) the price payable by the Partnership to the General partner for any Equipment may not exceed the cost to the General Partner ("cost" for this purpose shall mean the reasonable, necessary and actual expenses incurred by the General Partner or its Affiliates, as determined in accordance with generally accepted accounting principles, in holding title to Equipment on a temporary basis) provided, however, that all revenues from such Equipment will be received by the Partnership; (ii) the General Partner will not receive any benefit from such sale other than as set forth in subsection (i) of this Section 16.1.16; (iii) such transaction is in the best interest of the Partnership;
    (iv) there will be no difference in interest terms of any loans secured by the Equipment at the time acquired by the General partner and at the time acquired by the Partnership; and (v) any Equipment purchased by the General Partner on behalf of the Partnership with the intent to transfer such Equipment to the Partnership will generally not be held for more than six
    (6) months;

         16.1.17 To prepare, file and publish any and all instruments or documents necessary to enable the Partnership to transact business or otherwise to exist, operate and be recognized as a limited partnership in jurisdictions outside Iowa;

         16.1.18 To cause the Partnership to endeavor to maintain Equipment owned by it and, upon the liquidation of Partnership assets, maintain a cash reserve from revenues for normal repairs, replacements and any other contingencies in any amount which the General Partner deems reasonable;

         16.1.19 To cause the Partnership to enter into joint ventures with entities that are not Affiliates of or formed by the Sponsor for the acquisition, ownership and leasing of Equipment, provided that (i) the Partnership and such co-venturers have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation from the Partnership is substantially identical to the sponsor compensation from such co-venturers; (iv) the investment of the Partnership and such co-venturers is on substantially the same terms and conditions;
    (v) the agreement or other instrument establishing such venture will not authorize the Partnership to do anything, in its capacity as investor, partner, member, shareholder or co-venturer in such venture, that the Partnership could not do directly because of the policies set forth in this Agreement; (vi) the agreement or other instrument establishing such venture gives the Partnership a right of first refusal to buy out the interest of the other participant in the venture if such other participant seeks to have the joint venture sell its interest; and (vii) the joint venture is formed either for the purpose of effecting appropriate diversification of the Partnership's investments or for the purpose of effecting a transaction described in Section 16.1.16, except that investments in limited partnership interests of another program shall be prohibited; however, nothing herein shall preclude the investment in general partnerships or ventures that own and operate specific equipment, provided the Partnership acquires a controlling interest in such other ventures or general partnerships and the noncontrolling interest is owned by a nonaffiliate. In such event, duplicate fees shall not be permitted;

         16.1.20 To make loans to the Partnership in an aggregate amount not to exceed (including other Partnership borrowings) Five Hundred Thousand Dollars ($500,000) at any time. Any interest charged to the Partnership on such loans will be the lower of (i) the rate which would be charged to the Partnership by unrelated lending institutions, or (ii) the cost of funds to the General Partner. No points or prepayment penalty would be charged to the Partnership with respect to any such loan;

         16.1.21 To elect in writing, subject to approval of the Limited Partners holding a majority of the then outstanding Units, to have the Partnership governed by laws made effective subsequent to the date the Partnership was formed, and, upon such election, to supplement or amend this Agreement or any other instrument or document filed by the Partnership, including any certificates of limited partnership, and to take such other actions as it may deem necessary or desirable in connection therewith;

         16.1.22 To commence the orderly liquidation of all or a portion of the assets of the Partnership, beginning on the fifth anniversary of the Closing Date or such earlier date as the General Partner may select, and to distribute among the Partners and other according to the terms of this Agreement amounts received as a result thereof; and

         16.1.23 To continue to manage any of the Partnership's leases that relate to lease receivables sold to unaffiliated third parties; provided, however, the General Partner will: (i) manage any such leases for only a portion of the fee that any third party purchaser would pay to the Partnership, (ii) receive no more than two percent (2%) in Management Fees relating to such transactions, (iii) only enter into an agreement with a third party purchaser to continue to manage the leases in order to facilitate the Partnership's ability to sell the receivables, and (iv) enter into such an arrangements only if doing so would benefit the Partnership.

         16.1.24 The General Partner may perform services for the Partnership, if necessary, other than those specifically provided for herein.

              a. At a minimum, such self-dealing arrangements must meet the following criteria:

                   (i) The compensation, price or fee charged for providing such services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials that could reasonably be made available to the Partnership, and

                   (ii) The fees and other terms of the contract shall be fully disclosed, and

                   (iii) The General Partner must be independently engaged in the business of providing such services to other than Affiliates and at least 75% of the Person's gross revenue from providing such services must be derived from other than the General Partner.

              b. Further, the General Partner may not provide such goods and services to the Partnership unless all of the following conditions are also satisfied:

                   (i) The goods or services are necessary to the prudent operation of the Partnership,

                   (ii) The goods or services must be provided at a price which does not exceed the lesser of the actual cost of such goods and services to the General Partner or ninety percent (90%) of the compensation, price or fee charged by unaffiliated persons in the same geographic location,

                   (iii) The goods or services for which the General Partner is to receive compensation shall be embodied in a written contract, fully disclosed in the Prospectus, which precisely describes the goods or services to be provided and all compensation to be paid. Such contract may only be modified in any material respect by the vote of a majority in interest of limited partners and shall be terminable without penalty on sixty (60) days' notice, and

                   (iv) The Sponsor must be previously engaged in the business of rendering such services, or providing such goods, independently of the program and as an ordinary and ongoing business.

              For purposes of the foregoing subsections b(i) through b(iv), the actual cost of services means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time the personnel spent on such services or other method of allocation acceptable to the Partnership's certified public accountant. The actual cost of goods includes the price of goods and materials paid to unaffiliated persons, and direct costs incurred by the General Partner in the transaction, including an allocation of overhead directly attributable to the transaction. Actual cost shall exclude (i) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any controlling person of the General Partner, and (ii) rent or depreciation, utilities, capital equipment, and other administrative items generally falling under the category of overhead, to the extent the items set forth in (i) and (ii) are not directly attributable to the rendering of such services.

         16.1.25   To call a meeting of the Partners for any lawful purpose.

         16.1.26 At the termination of the Partnership, to establish a liquidating trust on such terms as the General Partner deems necessary and prudent for the purpose of holding and distributing assets of the Partnership for which there is no ready market at the termination of the Partnership or for the purpose of facilitating the liquidation and distribution of Partnership assets.

    16.2 The General Partner will, except as otherwise provided in this Agreement, have all the rights and powers and will be subject to all the restrictions and liabilities of a general partner under the limited partnership law of the State of Iowa. In addition, the General Partner will be the "tax matters partner" of the Partnership as that term is defined in Section 6231(a)(7) of the Code.

    16.3  The General Partner or Affiliates will not have the authority to:

         16.3.1 Except as otherwise provided in this Partnership Agreement, enter into contracts with the Partnership other than equipment leases in the ordinary course of the Partnership's business which would bind the Partnership after the expulsion of the General Partner, or continue the business with Partnership assets after the occurrence of such event;

         16.3.2    Alter the primary purpose of the Partnership as set forth in
    Article IV;

         16.3.3 Receive a rebate or give up or participate in any reciprocal business arrangements which would enable them to do so;

         16.3.4 Except as provided in Sections 16.1.16 and 16.1.19 and otherwise herein, permit the Partnership to enter into any joint venture, partnership or other form of indirect ownership of Equipment;

         16.3.5 Purchase or lease Equipment from the Partnership, or lease or sell Equipment to the Partnership, except as provided in Section 16.1.16 and 16.8;

         16.3.6    Cause the Partnership to exchange Units for Equipment;

         16.3.7 Make loans to the Partnership, except as provided in Section 16.1.20; provided, however, that the term of any loan by the General Partner in accordance with Section 16.1.20 shall not exceed twelve (12) months;

         16.3.8 Do any act in contravention of this Partnership Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

         16.3.9 Possess any Equipment owned by the Partnership or assign the rights of the Partnership in specific Equipment for other than a Partnership purpose;

         16.3.10 Admit a person as a General Partner except with the consent of the Limited Partners as provided for in this Agreement:

         16.3.11 Perform any act (other than an act required by this Agreement or any act performed in good faith reliance upon counsel's opinion) which would, at the time such act occurs, subject any Limited Partner to liability as a general partner in any jurisdiction;

         16.3.12 Unless the General Partner otherwise determines it to be in the best interest of the Partnership and it is in connection with the orderly liquidation of the Partnership's assets use Partnership assets after the fifth anniversary of the Closing Date to acquire additional Equipment, or reinvest Partnership assets in additional Equipment;

         16.3.13 Commingle, or cause the Partnership to commingle, Partnership funds with those of any other person or entity;

         16.3.14 Employ the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

         16.3.15 Except as otherwise provided herein, cause the Partnership to enter into any transactions with the General Partner or its Affiliates or any other partnership in which the General Partner has any interest, involving the sale or lease of any Equipment to or by the Partnership, the rendering of services to or by the Partnership, or the lending of any monies or other property to or by the Partnership;

         16.3.16 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the General Partner will not be prohibited from paying Selling Commissions or other normal commissions payable to registered broker-dealers (including Berthel Fisher & Company Financial Services, Inc.) or other properly licensed persons for selling Units;

         16.3.17 Cause the Partnership to incur indebtedness, the principal amount of which exceeds forty percent (40%) of Gross Proceeds;

         16.3.18   Borrow from the Partnership;

         16.3.19   Enter into any exclusive agreements with the Partnership;

         16.3.20 Without the concurrence of Limited Partners holding a majority of the outstanding Units:

                   16.3.20.1 Amend this Partnership Agreement (except for those amendments which do not alter the rights of the Limited Partners and except as permitted pursuant to Section 16.1.12);

                   16.3.20.2 Withdraw as General Partner;

                   16.3.20.3 Appoint an additional general partner;

                   16.3.20.4 Sell all or substantially all of the assets of the Partners, except as provided in Section 16.1.22 hereof;

                   16.3.20.5 Dissolve the Partnership, except in accordance with Sections 21.1.4 or 21.1.5 in the ordinary course of the Partnership's business; or

                   16.3.20.6 Transfer the General Partner's Interest, except as provided in Section 21.4.

         16.3.21 Except as specifically provided herein, cause the Partnership to pay a commission or fee in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Equipment.

         16.3.22 Acquire, for its own account, Equipment suitable for acquisition by the Partnership or by the General Partner on behalf of the Partnership until the Net Proceeds have been fully invested in Equipment.

         16.3.23 Without the amendment of this Partnership Agreement and the subsequent concurrence of Limited Partners holding a majority of the outstanding Units, merge the Partnership with or engage in any combination with any other partnership or entity.

         16.3.24 Operate the Partnership in such a manner as to have the Partnership classified as an "investment company" for purposes of the Investment Company Act of 1940.

    16.4 Although nothing herein will require the General Partner to devote full time to the Partnership, the General Partner hereby agrees to use its best efforts in connection with the purposes of the Partnership and to devote to such purposes such of its time and activity during normal business days and hours as it, in its discretion, will deem necessary for the management of the affairs of the Partnership. The General Partner agrees that it will not offer for sale interests in partnerships to be formed in the future until the interests in this Partnership have been sold, unless such future partnership has objectives different than those of this Partnership. In addition, the General Partner will have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and it will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit to the Partnership. Furthermore, the General Partner may not contract away its fiduciary duty owed to the Partnership under the common law. In the event of a conflict between the interests of the Limited Partners and the General Partner, the General Partner will be obligated by its fiduciary duty to give priority to the interests of the Limited Partners.

    16.5 Within ninety (90) days after the Limited Partners have voted to expel the General Partner under Article XVIII, the General Partner will have prepared, at an expense equally borne by the General Partner and the Partnership, financial statements (balance sheet and statements of income or loss, partners' equity and cash flows) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm of recognized standing, and will cause such statement to be mailed to the Limited Partners as soon as possible after receipt thereof.

    16.6 The General Partner will have no personal liability for the repayment of the Capital Contribution of any Limited Partner.

    16.7

         16.7.1 In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a twelve month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up.

         16.7.2 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Limited Partners who vote "no" on the proposal the choice of:

                   a.   accepting the securities of the Roll-Up
                        Entity offered in the proposed Roll-Up; or

                   b.   one of the following:

                        (i)  remaining as Limited Partners in the
                             Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or

                        (ii) receiving cash in an amount equal to the
                             Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership.

         16.7.3    The Partnership shall not participate in any proposed
    Roll-Up which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Sections VI.A. and VI.B. of the Equipment Program Guidelines adopted by NASAA. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in said Guidelines to the greatest extent possible.

         16.7.4 The Partnership shall not participate in any proposed Roll-Up that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up Entity which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Program Interests held by that Limited Partner.

         16.7.5 The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VI.D. of said Guidelines.

         16.7.6 The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

    16.8 In the absence of a secondary market for Program Assets at the end of the term of the Partnership, the Partnership may sell assets to the General Partner or any Affiliate of the General Partner for cash on a one-time basis only, to effect a liquidation of the Partnership's assets if all of the following have been met:

         16.8.1 The Partnership has obtained two independent appraisals of the fair market value of the assets to be sold to the General Partner;

         16.8.2 The sale price of the assets is at the greater of the two appraisals;

         16.8.3 Such sale to the General Partner is in the best interests of the Limited Partners;

         16.8.4 The General Partner or its Affiliates do not sell such assets to another limited partnership sponsored by the General Partner or its Affiliates; and

         16.8.5 The Limited Partners approve the sale by a vote of at least sixty percent (60%) of the votes entitled to be cast.

                                     ARTICLE XVII

               RIGHTS, POWERS AND VOTING RIGHTS OF THE LIMITED PARTNERS

    17.1 Limited Partners will not interfere in any manner with the control, conduct or operation of the Partnership and will have no right or authority to act for or bind the Partnership. The Limited Partners will not take part, in any manner, in the conduct or operation of the Partnership. The Limited Partners shall have the right to at least fifteen (15) days notice prior to the casting of any vote or prior to any meeting referred to herein.

    17.2 Limited Partners owning a majority of the outstanding Units may, subject to and in accordance with the provisions of this Article XVII, without concurrence by the General Partner, vote to:

         17.2.1    Amend this Partnership Agreement;

         17.2.2    Dissolve the Partnership;

         17.2.3 Remove the General Partner (and elect a successor general partner, provided that the successor general partner is admitted to the Partnership effective immediately prior to the removal of the General Partner becoming effective);

         17.2.4 Approve or disapprove the sale of all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership's business; and

         17.2.5 Admit a successor general partner in the event of the resignation or withdrawal of the General Partner, provided that the successor is admitted to the Partnership effective immediately prior to the resignation or withdrawal of the General Partner becoming effective.

    17.3 If the General Partner desires to withdraw from the Partnership, it must furnish notice of its intent to do so and solicit the consent by majority vote of the Limited Partners at least ninety (90) days prior to the effective date of such withdrawal. The General Partner will be deemed to have withdrawn from the Partnership upon the assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for seizure by a judgment creditor of the General Partner's interest in the Partnership. Prior to the effective date of such withdrawal, or within ninety
(90) days after any such other deemed withdrawal, the Limited Partners will elect a replacement general partner or may elect to discontinue the business of the Partnership by a vote of Limited Partners holding at least a majority of the Units then outstanding. Notwithstanding anything contained herein to the contrary, a withdrawal pursuant to this Section 17.3 will not constitute a breach
                                         A-31
of this Partnership Agreement (except in the event that no successor General Partner has been elected or approved by the Limited Partners) and the Partnership may not recover damages from the withdrawing General Partner, and it may not offset damages against the amount otherwise distributable to the withdrawing General Partner.

    17.4 Except as otherwise provided herein, no Limited Partner will have the right or power to (i) withdraw or reduce his Capital Contribution, except as otherwise provided by law, (ii) bring an action for partition against the Partnership or any other Partner, (iii) cause the dissolution and termination of the Partnership by court decree or otherwise, or (iv) demand or receive property other than cash in return for his Capital Contribution. Except as provided in
Article XIX (a) no Limited Partner will have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of Net Income, Net Loss or any other payments to Limited Partners, and (b) other than upon the dissolution and termination of the Partnership as provided in this Partnership Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner may be refunded.

    17.5 This Agreement may not be amended without the consent of the Partners to be adversely affected by an amendment that:

         17.5.1    Converts a Limited Partner into a general partner;

         17.5.2    Modifies the limited liability of a Limited Partner;

         17.5.3 Alters the interest of the General Partner (except an amendment which alters the interest of the General Partner by way of effectuating Sections 17.2.2 through 17.2.5) or the Limited Partners in Net Income, Net Loss or Distributions, or other fees from the Partnership;

         17.5.4 Alters the General Partner's rights, powers or increases the General Partner's duties (except an amendment which alters the rights, powers or duties of the General Partner by way of effectuating Sections
    17.2.2 through 17.2.5) or alters the rights of a Terminated Partner to receive fees and payments in accordance with Section 18.2; or

         17.5.5 Adversely affects the status of the Partnership as a partnership for federal income tax purposes.

    17.6 Upon the written request of a Limited Partner, the General Partner will furnish such Limited Partner or his representative by mail or in person, at such Limited Partner's expense, a list containing the names and addresses of and Units held of record by all Limited Partners.

    17.7 The Limited Partners owning ten percent (10%) of the Units may call a meeting to propose for vote any matters on which the Limited Partners may vote. A majority of the votes entitled to be cast will be required to pass any such proposal, except as otherwise required below. Upon receipt of a written request, either in person or by registered mail, stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose(s) of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after distribution of such notice, at the time and place specified in the request, or if none, at a time and place convenient to Limited Partners.

    17.8 Any contract between the Partnership and the General Partner or Affiliates will be subject to termination by majority vote or consent of the Limited Partners following sixty (60) days prior notice thereof to the Limited Partners.

                                    ARTICLE XVIII

                    WITHDRAWAL, REMOVAL, BANKRUPTCY OR DISSOLUTION
                        AND LIQUIDATION OF GENERAL PARTNER AND
                       TRANSFER OF GENERAL PARTNER'S INTERESTS

    18.1 Upon the withdrawal, removal, bankruptcy or dissolution and liquidation or other cessation to exist of the General Partner, the Interests of the Terminated Partner will be purchased by the Partnership for a purchase price determined according to the provisions of Section 18.2.

    18.2 A Terminated Partner will be entitled to receive from the Partnership the then present fair market value of its Interests to be acquired pursuant to
Section 18.1. Fair market value and payment terms will be determined by agreement between the Terminated Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association: the Terminated Partner will choose one arbitrator, the Partnership will choose an arbitrator, and the two arbitrators so chosen will choose a third arbitrator. The decision of a majority of such arbitrators shall be final and binding and may be enforced by legal proceedings. The Terminated Partner and the Partnership shall each compensate the arbitrator appointed by it, and the compensation of the third arbitrator shall be borne equally by such parties. Where termination is voluntary, payment will be made by a non-interest bearing, unsecured promissory note, with principal payable, if at all, from distributions which the Terminated Partner otherwise would have received under this Partnership Agreement had the General Partner not terminated. Where termination is involuntary, payment will be made by a note coming due in not less than five (5) years (with equal installments each year), bearing interest at an annual rate equal to one hundred ten percent (110%) of the applicable federal rate from time to time as defined in Code Section 1274 on the unpaid principal amount of the promissory note.

    18.3 Should a successor general partner be elected under Sections 17.2.3 or 17.2.5, such successor general partner ("Acquiring Partner") may purchase from the Partnership, within sixty (60) days of its election, any portion of the Interests the Partnership purchased from the Terminated Partner pursuant to
Section 18.2. For such Interests, the Acquiring Partner will pay the amount determined pursuant to Section 18.2 to be the fair market value of such Interests. Payments may be made as agreed by the Acquiring Partner and the Limited Partners.

    18.4 Subject to the rights of the Limited Partners provided at Section 16.3.20.6, any entity or person to which the entire interest of the General Partner in the Partnership is assigned will be substituted, by the filing of appropriate amendments to this Partnership Agreement and the Partnership's certificate of limited partnership, as a successor general partner of the Partnership.

    18.5 Notwithstanding the provisions of Section 17.2, with respect to any Units owned by the General Partner, the General Partner may not vote or consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner. In determining the requisite percentage in interest of Units necessary to approve a matter on which the General Partner may not vote or consent, any Units owned by the General Partner shall not be included.

                                     ARTICLE XIX

                           REDEMPTION OF PARTNERSHIP UNITS

    19.1 At any time after December 31, 1999, a Limited Partner may request that the Partnership redeem all or any number of whole Units (provided, however, that a Limited Partner must request the Partnership to redeem all of his Units if he will retain fewer than two (2) Units) by submitting a written request to the General Partner. At the sole discretion of the General Partner, to the extent permitted by applicable laws and regulations, only in extenuating circumstances and if, in the opinion of the General Partner, it is in the best interest of the Partnership, the Partnership will redeem Units from a Limited Partner who so requests. The General Partner will not maintain reserves for redemption.

    The General Partner will not permit a Unit to be redeemed under any circumstances if, in the opinion of counsel to the Partnership, such redemption might result in either of the following: (i) the Partnership being characterized as "publicly traded" for federal income tax purposes; or (ii) the assets of the Partnership being considered by law to be assets of employee benefit plans investing in Units and therefore subjecting those assets to the fiduciary standards of the Employee Retirement Income Security Act of 1974. Until such time as there is clear authority on this issue, the General Partner will only allow redemptions of Units if immediately following such redemption at least seventy-five percent (75%) of the outstanding Units are held by persons who are not either employee benefit plans or Individual Retirement Accounts.

    19.2 The General Partner will honor the acceptable requests for redemption by postmark on a first-come, first-served per quarter basis. Any requests denied may be resubmitted in a later quarter. Within a reasonable time, the General Partner will accept or deny a written request for the redemption of Units. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of the Partnership and will not be required to provide any reason for the denial of a redemption request.

    19.3 The redemption price for redeemed Units will be determined by the General Partner as of the last day of the fiscal quarter preceding the quarter during which such request was received. The redemption price per Unit will equal the Book Value of Investor's Unit; however, in no event will the redemption price exceed the then-current fair market value per Unit as determined in good faith by the General Partner.

    19.4 The Limited Partner will tender the redeemed Units upon the acceptance of the redemption request by the General Partner and the Partnership will pay the redemption price for the tendered Units within sixty (60) days after the end of the fiscal quarter during which the request was received, provided that a Limited Partner may withdraw its request for redemption of its Units within thirty (30) days of its receipt of written notice of the General Partner's acceptance of its request for redemption, which notice will state the redemption price determined by the General Partner.

    19.5 Upon the redemption or repurchase of any Units by the Partnership, the tendered Units will be canceled and will no longer be deemed to represent an interest in the Partnership.

    19.6 The General Partner will cause this Partnership Agreement to be amended from time to time to reflect the change in the interests of the Limited Partners (including the person whose Units were redeemed or repurchased) in the Net Income, Net Loss and distributions of the Partnership.

    19.7 The General Partner may not request the Partnership to redeem or repurchase any Units owned by it.

    19.8 The General Partner may not redeem over the life of the Partnership more than five percent (5%) of the Units issued by the Partnership, nor more than one percent (1%) in any given year. No reserves will be maintained for the redemption of Units.

                                      ARTICLE XX

                                 CERTAIN TRANSACTIONS

    The General Partner, each Limited Partner, each shareholder, officer, director, employee or other Affiliate thereof, and each person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment.



                                     ARTICLE XXI

                    DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

    21.1 The Partnership will be dissolved and terminated upon the earliest to occur of the following:

         21.1.1 The resignation, removal, or withdrawal of the last remaining general partner, if no successor general partner is elected pursuant to Sections 17.2.3 or 17.2.5;

         21.1.2 A vote of the Limited Partners holding a majority of the Units then outstanding in favor of any proposal by the General Partner for the dissolution and termination of the Partnership;

         21.1.3    The expiration of the term of the Partnership;

         21.1.4 The final distribution of all Partnership liquidation proceeds among the Partners pursuant to Article XI hereof after the orderly liquidation of the assets of the Partnership during the Liquidation Phase of the Partnership or otherwise; or

         21.1.5 The other sale or disposition of all Equipment and other assets of the Partnership without the subsequent reinvestment of available Partnership cash in Equipment.

    21.2 Upon the dissolution of the Partnership for any reason, the General Partner will take full account of the Partnership assets and liabilities, will wind up the Partnership business and liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and will apply and distribute the proceeds therefrom in the following order:

         21.2.1 To the payment of creditors of the Partnership, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets;

         21.2.2 To the repayment of any outstanding loans made by the General Partner to the Partnership;

         21.2.3 To the General Partner and Limited Partners pursuant to the provisions of Article XI.

    21.3 Subject to Section 21.4, until the dissolution and cancellation of the Partnership, the General Partner will not, without the consent of the majority of outstanding Units, retire or withdraw from the Partnership or take any voluntary steps to dissolve and liquidate itself.

    21.4 Nothing in this Agreement will be deemed to prevent the merger, consolidation or reorganization of the General Partner into or with any other corporation, or the transfer of all the capital stock of the General Partner to another corporation, or the assumption of the rights and duties of the General Partner by another corporation in connection with any such transaction in the case where the resulting successor General Partner consists of substantially the same senior management as the General Partner and there is no material reduction in the net worth of the successor General Partner.

    21.5 Nothing in this Agreement will be deemed to prevent the establishment of a liquidating trust to hold and distribute assets of the Partnership for which there is no ready market at the termination of the Partnership or to facilitate the liquidation and distribution of Partnership assets.

                                     ARTICLE XXII

                              SPECIAL POWER OF ATTORNEY

    22.1 By executing this Agreement, or the Subscription Agreement for Units provided with the Prospectus as Exhibit B, each Limited Partner grants to the General Partner a special power of attorney irrevocably making, constituting and appointing the General Partner with full power of substitution, as the true and lawful attorney-in-fact for such Limited Partner, with power and authority to act in his name and on his behalf to make, execute, deliver, acknowledge, swear to, file and/or record all documents the General Partner may deem necessary or desirable to carry out the provisions of this Agreement, which will include, by way of illustration but not limitation, the following:

         22.1.1 Any separate certificates of limited partnership, as well as any amendments to the Agreement or such certificates which, under the laws of the State of Iowa or the laws of any other state, are required to be made or filed or which the General Partner deems to be advisable to make or file;

         22.1.2 Any other instrument or document required to be executed or filed by the Partnership under the laws of any state or by any other governmental authority; and

         22.1.3 Any instrument or document required to effect the continuation of the Partnership, the admission of a Limited Partner or Substitute Limited Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in the amounts of contributions of Partners.

    22.2 The special power of attorney being granted hereby by each Limited
Partner:

         22.2.1 Is a special power of attorney coupled with an interest, is irrevocable and will survive the death, legal incapacity, insolvency or dissolution of the granting Limited Partner;

         22.2.2 May be exercised by the General Partner (i) acting for each Limited Partner individually by a signature of one of the officers of the General Partner acting on the General

    Partner's behalf, (ii) listing all of the Limited Partners executing any instrument and having one of the General Partner's officers sign such instrument on the General Partner's behalf in the General Partner's capacity as attorney-in-fact for such Limited Partners, or (iii) utilizing any other method authorized by law; and

         22.2.3 Will survive an assignment by a Limited Partner of any or all of his Units except that, where an Assignee of all of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a Substitute Limited Partner, the special power of attorney will survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

                                    ARTICLE XXIII

                           EXCULPATION AND INDEMNIFICATION

    23.1 The General Partner or any of its Affiliates will not be liable to the Partnership or to the Limited Partners for any loss or damage incurred by reason of any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, the General Partner was acting on behalf of or performing services for the Partnership, and such act or omission does not constitute fraud, negligence, breach of fiduciary duty or misconduct. Subject to Sections 23.2 and 23.3 hereof, the Partnership, and any receiver or trustee appointed to administer the business or assets of the Partnership, will indemnify and pay all judgments and claims against the General Partner and any of its Affiliates, and save the same harmless from any liability, loss or damage incurred by them or by the Partnership by reason of any act performed or omitted to be performed by them that was determined in good faith by the General Partner to have been in the best interest of the Partnership in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred pursuant to Section 23.3 below) and any amounts expended in the investigation or settlement of any claims of liability, loss or damage, provided that such act or omission does not constitute fraud, negligence, breach of fiduciary duty or misconduct. Any indemnification or agreement to hold harmless provided for herein is recoverable only out of the assets of the Partnership and not from Limited Partners.

    23.2 Notwithstanding the foregoing Section 23.1, the General Partner and any of its Affiliates, and any person acting as a broker-dealer, engaged in the performance of services on behalf of the Partnership or in connection with its business, will not be indemnified against any liability, loss or damage imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws or rules. The General Partner and such Affiliates will be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, or if such lawsuits are dismissed with prejudice on the merits, provided that a court either:

         23.2.1 approves the settlement and finds that indemnification of the settlement and related costs should be made, or

         23.2.2 approves indemnification of litigation costs if a successful defense is made.

    Any amounts payable to the General Partner or its Affiliates pursuant to the foregoing are recoverable only out of the assets of the Partnership and not from the Limited Partners.

    23.3 Advances of Partnership Funds for Indemnification Expenses. Every application for registration of Units shall contain an undertaking that the parties seeking indemnification will apprise the court of the positions of the Securities and Exchange Commission and State Administrators with respect to indemnification of securities laws violations, before seeking approval for indemnification.

         23.3.1 Advances of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of legal action initiated against the General Partner or its Affiliates by a Limited Partner are prohibited.

         23.3.2 Advances of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of legal action initiated against the General Partner or its Affiliates by anyone other than a Limited Partner will be made if:

              23.3.2.1 the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of, or in connection with, the Partnership's business;

              23.3.2.2 the legal action is initiated by a third party who is not a Limited Partner;

              23.3.2.3 the General Partner or its Affiliates undertake to repay within ninety (90) days the advanced funds with interest to the Partnership in cases in which they would not be entitled to indemnification; and

              23.3.2.4 the General Partner has, prior to receiving such advances, obtained an opinion of independent legal counsel that indemnification will be appropriate, and if it is later determined that indemnification was not appropriate, the General Partner must repay any advances received by it, with interest.

    23.4 The Partnership will not pay for any insurance covering liability of the General Partner and its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein will preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the General Partner and its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership. Nothing contained herein will constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

                                     ARTICLE XXIV

                                    MISCELLANEOUS

    24.1 This Agreement may be executed in several counterparts and all so executed will constitute one (1) Partnership Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

    24.2 Except as otherwise provided herein, the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the successors and permitted assigns of the respective parties.

    24.3 If any sentence or section of this Partnership Agreement is declared by a court of competent jurisdiction to be void, such sentence or section will be deemed severed from the remainder of this Partnership Agreement and the balance of this Partnership Agreement will remain in effect.

    24.4 All notices under this Partnership Agreement will be in writing and, unless otherwise provided herein, will be given to the persons entitled thereto, by personal service or by mail, posted to the address maintained by the Partnership for such persons or at such other addresses as such persons may specify in writing in accordance with the terms of this Agreement.

    24.5 Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Partnership Agreement or the intent of any provision hereof.

    24.6 Whenever required by the contest hereof, the singular will include the plural, and vice-versa; the masculine gender will include the feminine and neuter genders; the neuter gender will include the masculine and feminine genders; and the word "person" will include a corporation, partnership, firm or other form of association.

    24.7 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof will be construed under the laws of the State of Iowa and that the limited partnership law of the State of Iowa will govern the partnership aspects of this Partnership Agreement.


                                  GENERAL PARTNER:

                                  BERTHEL FISHER & COMPANY LEASING, INC.

                                  By
                                      -------------------------------------
                                       THOMAS J. BERTHEL, Chief
                                       Executive Officer


                                  INITIAL LIMITED PARTNER:

                                   ----------------------------------------
                                  THOMAS J. BERTHEL


                                  LIMITED PARTNERS:

                                  "The Parties Listed on Exhibit I"

                                  By:  BERTHEL FISHER & COMPANY LEASING,
                                          INC., as Attorney-in-Fact for
                                          said parties

                                  By
                                      -------------------------------------
                                       THOMAS J. BERTHEL, Chief
                                       Executive Officer

                                      EXHIBIT I

                       TELECOMMUNICATIONS INCOME FUND XI, L.P.

                                     PARTNERS
                                     ---------
                                                         Total
                                     Capital            Number of
Name and Address                   Contribution           Units
----------------                  ------------         ----------
Berthel Fisher & Company
  Leasing, Inc., General
  Partner                          $10,000             General Partner
                                                       interest equivalent
                                                       to 10 Units


Limited Partners:

Thomas J. Berthel (Initial
  Limited Partner)                 $ 1,000                         1

                                                                       EXHIBIT B
TELECOMMUNICATIONS INCOME FUND XI, L.P.                   SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

SUBSCRIBER HEREBY SUBSCRIBES for the number of Units of limited partnership interest specified below, and hereby tenders the amount set forth below ($1,000 per Unit) as full payment for the Units, and hereby agrees, subject to the General Partner's acceptance of this subscription, to become a Limited Partner in the Partnership and to make a Capital Contribution thereto in an amount equal to the amount tendered. Subscriber agrees that Subscriber may not revoke, cancel, terminate or withdraw this subscription or this Subscription Agreement without the prior written consent of the General Partner, and acknowledges that the General Partner may reject this subscription for any reason whatsoever.

Number of    Amount Enclosed        Check here to indicate if Subscriber has
  Units     ($1,000 per Unit)      previously subscribed in THIS Partnership
----------   ----------------      -----------------------------------------
             $                            / / NO           / /YES
----------    ---------------

--------------------------------------------------------------------------------
1.  INVESTOR DATA - (Please print or type):

(1) Name (Mr./Mrs./Ms.)_________________________________________________________

    Social Security or Tax ID #_________________________________________________

(2) Name (Mr./Mrs./Ms.)_________________________________________________________

    Social Security or Tax ID #_________________________________________________

Residence Address:
                  --------------------------------------------------------------
                        Street (Please do not use a P.O. Box)


--------------------------------------------------------------------------------
City & State                                                           Zip Code



--------------------------------------------------------------------------------
Home Phone                                              Business Phone

--------------------------------------------------------------------------------
Mailing Address

--------------------------------------------------------------------------------
City & State                      Zip Code               Phone


--------------------------------------------------------------------------------
2.  OWNERSHIP - CHECK ONE:
    /  / Individual                               /  / Trust
    /  / Joint Tenant with right of Survivorship  /  / Custodian, Uniform
                                                       Gifts to Minors Act
    /  /  Community Property                      /  / IRA
    /  /  Tenants in Common                       /  / Keogh Plan
    /  /  Corporation                             /  / Pension or Profit
    /  /  General Partnership                     /  / Other(explain) ________
    /  /  Limited Partnership                          ________________________
--------------------------------------------------------------------------------

3. TAX MATTERS. Under penalties of perjury, I certify that (i) the number shown on this form is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding because (A) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. Under penalties of perjury, I certify that I am not a non-resident alien individual, a foreign partnership, a foreign corporation, or a foreign estate or trust, that would be a foreign person within the meaning of Sections 1441, 1446 and 7701 of the Internal Revenue Code of 1986, as amended, and that I will notify the Partnership before a change in my foreign status.
--------------------------------------------------------------------------------

4. DISTRIBUTIONS - Complete this to direct distribution checks (IF TO A RETIREMENT ACCOUNT, DISTRIBUTIONS MUST GO TO CUSTODIAN OR TRUSTEE UNLESS OTHER AUTHORIZATION IS ATTACHED HERETO):


--------------------------------------------------------------------------------
(a) Name                          Address

--------------------------------------------------------------------------------
(b) City & State                                                        Zip Code

--------------------------------------------------------------------------------
(c) Account No. (for distributions to a designated account)

--------------------------------------------------------------------------------

5. REPRESENTATIONS AND WARRANTIES: (a) If Subscriber is a resident of, or is present at the time of the sale in, one of the states below, Subscriber hereby represents and warrants the following (please initial if applicable):

_______ Subscriber is a CALIFORNIA investor and understands that IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. If the Subscriber is a California investor and the Units subscribed for are to be purchased on behalf of a fiduciary account, Subscriber represents that the Partnership suitability standards are satisfied by the beneficiary of the account; except where the donor of the funds for investment is the fiduciary of the account, the fiduciary may satisfy the standards. Subscriber has received a copy of Exhibit D to the Prospectus, which is California Rule 260.141.11.

_______ Subscriber is a TEXAS investor and meets the suitability standards on the reverse side.

_______ (b) Subscriber hereby represents and warrants that Investor has received a copy of the current Prospectus for Telecommunications Income Fund XI, L.P. and the Partnership Agreement and understands that the Units being acquired will be governed by the terms of such Prospectus and Partnership Agreement, and hereby adopts and agrees to be bound by each and every provision of the Partnership Agreement. The information set forth on the signature page hereof is true and accurate and Subscriber has proper authority to execute this Subscription Agreement and make this investment.

_______ (c) Subscriber hereby represents and warrants that this purchase is made for the Subscriber's own account and not with a view toward distribution.

_______ (d) Subscriber warrants that Subscriber understands there are restrictions on the transferability of Units, that it is not anticipated that an active market will ever develop for Units, and that it may be impossible for Subscriber to liquidate Subscriber's investment in the Partnership, even in the event of an emergency. Any transfer of Units must comply with the requirements of the Partnership Agreement and with any additional requirements imposed by law or by any governmental authorities.


--------------------------------------------------------------------------------
6. SIGNATURES: Signature must be identical to subscriber name. SUBSCRIBERS MUST SIGN THE SUBSCRIPTION AGREEMENT. SECURITIES REPRESENTATIVES AND INVESTMENT ADVISORS MAY NOT SIGN ON BEHALF OF SUBSCRIBERS.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS UNDER FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE. BY COMPLETING AND EXECUTING THIS PAGE, THE INVESTOR(S) HEREBY (I) ACKNOWLEDGES THAT THE INVESTOR(S) HAVE READ AND UNDERSTAND THE MATERIAL ON THE REVERSE SIDE, AND AGREES TO ALL PROVISIONS SET FORTH ON THIS PAGE AND ON THE REVERSE SIDE.


--------------------------------------------------------------------------------
Signature                                         Date


--------------------------------------------------------------------------------
Print Name


--------------------------------------------------------------------------------
Signature                                         Date


--------------------------------------------------------------------------------
Print Name


(FIDUCIARY SIGNATURE LINE BELOW APPLIES ONLY TO CUSTODIANS, TRUSTS, IRAS, KEOGH (HR 10) PENSION OR PROFIT SHARING PLANS. FIDUCIARY REPRESENTS THAT THE BENEFICIARY MEETS THE SUITABILITY STANDARDS.)



--------------------------------------------------------------------------------
Fiduciary Signature on Behalf of Beneficiary      Date


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


BROKER-DEALER DATA--TO BE COMPLETED AND SIGNED BY REGISTERED REPRESENTATIVE

I hereby represent that I, the Registered Representative:

(1) have reasonable grounds to believe, on the basis of information obtained from the Investor concerning the Investor's educational level, knowledge of investment, investment objectives, other investments, financial situation, needs and any other information known by me that
    (a) the Investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus,
    (b) the Investor has a fair market net worth sufficient to sustain the risks inherent in this program, including loss of investment and lack of liquidity, and
    (c)  this program is suitable for the Investor;

(2) will maintain on file documents disclosing the basis upon which the determination of suitability was reached; and

(3) have, prior to execution of the written Subscription Agreement, informed the Investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.


--------------------------------------------------------------------------------
Registered Representative's Signature             Date

--------------------------------------------------------------------------------
Print Name of Registered Representative (Not Principal of Firm)


--------------------------------------------------------------------------------
Broker-Dealer Firm Name                          Firm Phone No.


--------------------------------------------------------------------------------
Branch Office Name

--------------------------------------------------------------------------------
Street Address (Branch Office)


--------------------------------------------------------------------------------
City & State                                     Zip Code


--------------------------------------------------------------------------------
FOR USE OF GENERAL PARTNER OF TELECOMMUNICATIONS INCOME FUND XI, L.P.

Number of Units:                                  Amount: $
                 ----------------------------              ---------------------

Investor #:                                      Investor State:
           ---------------------------------                      --------------

Acceptance Date:                                  Date of Transfer:
                 ----------------------------                      -------------

--------------------------------------------------------------------------------

WHITE - FUND XI COPY - CANARY - BROKER COPY - PINK - CUSTOMER COPY - GOLD - ESCROW AGENT

                     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

    TO THE GENERAL PARTNER OF TELECOMMUNICATIONS INCOME FUND XI, L.P.:

    THE INVESTOR SIGNATORY HERETO ("SUBSCRIBER") REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES AS FOLLOWS:

    1.   Subscriber hereby represents and warrants that Subscriber:  (a) either
(i) has a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000, and expects to have, for the current tax year, gross income from all sources in excess of $45,000, or (ii) has a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000; (b) is of majority age; and (c) is a U.S. resident. Subscriber also represents that: if Subscriber is a TEXAS investor, a net worth (or joint net worth with the investor's spouse) (exclusive of home, home furnishings and automobiles) of at least ten times the amount of the investment, and either (a) a net worth (or joint net worth with the investor's spouse) (exclusive of home, home furnishings and automobiles) of at least $45,000 and current taxable annual income of $45,000, or (b) has a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000.

    2. Subscriber hereby irrevocably makes, constitutes and appoints Berthel Fisher & Company Leasing, Inc. (the General Partner of the Partnership), with full power of substitution, as Subscriber's true and lawful attorney-in-fact, for Subscriber and in Subscriber's name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and/or file: the Partnership Agreement, in substantially the form attached to the Prospectus as Exhibit A, and any and all amendments thereto; any and all amendments to the Certificate of Limited Partnership for the Partnership; and any other documents or instruments that the General Partner may consider necessary or desirable to carry out fully the purposes of the Partnership as set forth in the provisions of the Partnership Agreement. The power of attorney hereby granted shall be deemed to be coupled with an interest; shall be irrevocable and shall survive the death, incapacity, insolvency or dissolution of Subscriber or any assignment by Subscriber of any or all of Subscriber's Units; and may be exercised by the General Partner (i) acting for Subscriber individually by the signature of one of the officers of the General Partner acting on the General Partner's behalf, or (ii) by listing all of the subscribers for Units executing any instrument and having one of the General Partner's officers sign such instrument on the General Partner's behalf in the General Partner's capacity as attorney-in-fact for such subscribers, or (iii) by any other method authorized by law.

    3. Subscriber hereby acknowledges that the Escrow Agent's sole role in the offering described in the Prospectus is that of escrow agent, and that the Escrow Agent has not reviewed the Prospectus and makes no representations whatsoever as to the nature of such offering or the compliance of such offering with any applicable state or federal laws, rules or regulations. Subscriber understands that the Escrow Agent will make all computations regarding the amount of interest (if any) that will be paid to such Subscriber with respect to his subscription payment.

    The capitalized terms used have the meanings assigned to them in the Prospectus unless the context otherwise requires.

--------------------------------------------------------------------------------

                                      EXHIBIT C

                       TELECOMMUNICATIONS INCOME FUND XI, L.P.
                                 TABULAR INFORMATION
                            CONCERNING PRIOR TRANSACTIONS

--------------------------------------------------------------------------------

    The following Tables present unaudited information in connection with eight private programs ("Private Programs") organized by affiliates of the General Partner and two Public Programs for which the General Partner serves as the general partner. Mr. Thomas J. Berthel served as a general partner of each of the Private Programs, together with corporate general partners which were subsidiaries of Berthel Fisher & Company, Inc. The General Partner is a subsidiary of Berthel Fisher & Company.

    The General Partner purchased equipment placed in four of the Private Programs (Telecommunications Limited Partnership No. 2, Telecommunications Limited Partnership No. 5, Telecommunications Limited Partnership No. 7 and Telecommunications Limited Partnership No. 8) and the Public Programs. The General Partner is managing the lease portfolios of both of Public Programs. All of the Private Programs have been closed and liquidated.

    One of the Private Programs (Telecommunications Limited Partnership No. 1) was designed to fund a start-up company through both an operating loan and equipment leasing. Equipment leases in that program represented approximately 16% of its business. All of the other Private Programs had equipment leasing as their primary business. The Public Programs have equipment leasing as their primary business. The Public Programs' lease portfolios and all of the Private Programs' lease portfolios consist predominately of telecommunications equipment.

    THE INFORMATION SET FORTH IN THE FOLLOWING TABLES IS INCLUDED HEREIN SOLELY TO INFORM INVESTORS OF THE PRIOR AND NOT FUTURE PERFORMANCE OF PROGRAMS PREVIOUSLY SPONSORED BY THE GENERAL PARTNER AND AFFILIATES OF THE GENERAL PARTNER AND SHOULD NOT BE CONSIDERED AS INDICATIVE OF POSSIBLE CAPITALIZATION OR OPERATIONS OF THE PARTNERSHIP. LIMITED PARTNERS WILL HAVE NO INTEREST IN THE PROGRAMS DESCRIBED ON THE FOLLOWING TABLES UNLESS THEY ARE ALSO INVESTORS IN THOSE PROGRAMS.

    The Tables are provided solely to enable prospective investors to evaluate the experience of the General Partner and its affiliates.

                                       TABLE I

                      EXPERIENCE IN RAISING AND INVESTING FUNDS
                               PRIVATE REG. D OFFERINGS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                              TLP #1               TLP #2            TLP #3          TLP #4             TLP #5
                                              ------               ------            ------          ------             ------
Dollar amount offered. . . . . . . . .   $    2,000,000     $    2,000,000        $    280,000     $    390,000     $  1,000,000
Dollar amount raised . . . . . . . . .   $    1,363,500(1)  $    1,383,700(1)     $    282,828(1)  $    393,939(1)  $  1,010,000(1)

Less offering expenses:
  Selling commissions and discounts
   retained by affiliates. . . . . . .              9.0%               9.0%                9.0%             9.0%             9.0%
  Organizational expenses. . . . . . .              9.4%              11.5%               10.2%             9.6%             8.3%
  Other. . . . . . . . . . . . . . . .             14.8%(2)            0.0%                0.0%             0.0%             0.8%
Reserves . . . . . . . . . . . . . . .              0.0%               0.0%                0.0%             0.0%             0.0%
                                                 --------           --------            --------        --------          --------
Percent available for investment . . .             66.8%              79.5%               80.8%            81.4%            82.7%

Acquisition Costs:
  Acquisition fees . . . . . . . . . .              0.0%               0.0%                4.3%             4.5%             3.5%
  Other. . . . . . . . . . . . . . . .              0.0%               0.0%                0.0%             0.0%             0.0%
                                                 --------           --------            --------        --------          --------

Total acquisition costs. . . . . . . .              0.0%               0.0%                4.3%             4.5%             3.5%
                                                 --------           --------            --------        --------          --------
                                                 --------           --------            --------        --------          --------
Percent leveraged (financing divided
  by total equipment cost)(3). . . . .             32.2%              46.6%               59.9%            45.3%            37.6%

Date offering began. . . . . . . . . .         07-01-86           02-01-87            02-24-88         04-18-88         11-28-88
Length of offering . . . . . . . . . .         6 months          11 months            0 months         0 months         3 months

Months to invest 90% of amount
  available for investment . . . . . .        16 months          21 months            7 months          1 month         9 months


------------------------
(1)   Includes 1% general partner purchase of units.

(2)   Operating loan to lessee.

(3) Percentage calculated based on total financing (highest outstanding balance) to total equipment purchased.

                      EXPERIENCE IN RAISING AND INVESTING FUNDS
                               PRIVATE REG. D OFFERINGS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                TLP #6            TLP #7             TLP #8           TIF IX(4)      TIF X(4)
                                                ------            ------             ------           ---------      --------
Dollar amount offered. . . . . . . . .     $    475,000       $  1,000,000        $  2,000,000    $  25,000,000    $  25,000,000
Dollar amount raised . . . . . . . . .     $    479,750(1)    $  1,010,000(5)     $  1,217,050(1) $  17,001,750(5) $  22,617,500(5)

Less offering expenses:
  Selling commissions and discounts
   retained by affiliates. . . . . . .              8.0%               9.0%                9.0%            10.0%            10.0%
  Organizational expenses. . . . . . .              8.3%               9.4%                9.4%             4.0%             4.0%
  Other. . . . . . . . . . . . . . . .              0.0%               0.0%                0.0%             0.0%             0.0%
Reserves . . . . . . . . . . . . . . .              0.0%               0.0%                0.0%             1.0%             1.0%
                                                 --------           --------            --------        --------          --------
Percent available for investment . . .             83.7%              81.6%               81.6%            85.0%            85.0%
                                                 --------           --------            --------        --------          --------

Acquisition Costs:
  Acquisition fees . . . . . . . . . .              0.0%               1.6%                2.0%             4.0%             4.0%
  Other. . . . . . . . . . . . . . . .              0.0%               0.0%                0.0%             0.0%             0.0%
                                                 --------           --------            --------        --------          --------

Total acquisition costs. . . . . . . .              0.0%               1.6%                2.0%             4.0%             4.0%
                                                 --------           --------            --------        --------          --------
                                                 --------           --------            --------        --------          --------

Percent leveraged (financing divided
  by total equipment cost)(3). . . . .             49.7%              31.3%               34.2%            18.2%            15.6%

Date offering began. . . . . . . . . .         05-31-89           08-16-89            02-28-90         10-30-91         08-27-93
Length of offering . . . . . . . . . .          1 month           6 months           11 months        19 months        16 months

Months to invest 90% of amount
  available for investment . . . . . .          1 month           7 months           11 months        17 months        16 months


----------------------

(1) Includes 1% general partner purchase of partnership interest.

(2) Operating loan to lessee.

(3) Percentage calculated based on total financing (highest outstanding balance) to total equipment purchased.

(4) Public Program

(5) Includes $10,000 general partner purchase of partnership interest.

                                       TABLE II

                               COMPENSATION TO SPONSOR
                                THROUGH JUNE 30, 1997


NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                TLP #1             TLP #2             TLP #3             TLP #4         TLP #5
                                                ------              -------           ------             -------        -------
Date offering commenced. . . . . . . .         07-01-86            02-01-87           02-24-88          04-18-88       11-28-88
Dollar amount raised . . . . . . . . .     $  1,363,000        $  1,383,700        $   282,828       $   393,939    $ 1,010,000
Amount paid to sponsor from
  proceeds of offering:
    Underwriting fees and
      commissions. . . . . . . . . . .     $    216,000        $    219,200        $    44,800       $    62,400    $   160,000
    Lease acquisition fee. . . . . . .     $          0        $          0        $    23,720       $    23,695    $    47,904
Dollar amount of cash generated
  from operations before deducting
  payments to sponsor. . . . . . . . .     $  1,997,279        $  1,994,576        $   561,256       $   663,620    $ 1,505,111
Amount paid to sponsor from
  operations:
    Partnership management fees. . . .     $     25,779        $    121,042        $    24,858       $    50,249    $    60,000
    Other. . . . . . . . . . . . . . .     $          0        $          0        $         0       $         0    $         0
Dollar amount of property sales
  and financing before deducting
  payments to sponsor:
    Cash . . . . . . . . . . . . . . .     $    125,000        $    474,976         $  182,675        $  106,066     $  512,501
    Notes. . . . . . . . . . . . . . .     $          0        $    530,617         $        0        $        0     $   21,037
Amount paid to sponsor from
  property sales and refinancing:
    Incentive fees . . . . . . . . . .     $          0        $          0         $        0        $        0     $        0
    Other. . . . . . . . . . . . . . .     $          0        $          0         $        0        $        0     $        0


                               COMPENSATION TO SPONSOR
                                THROUGH JUNE 30, 1997

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE




                                                TLP #6            TLP #7             TLP #8              TIF IX          TIF X
                                                ------            ------             ------              ------          ------
Date offering commenced. . . . . . . .         05-31-89           08-16-89            02-28-90          10-30-91       08-27-93
Dollar amount raised . . . . . . . . .      $   479,750        $ 1,010,000       $   1,217,050       $17,001,750    $22,617,500
Amount paid to sponsor from
  proceeds of offering:
    Underwriting fees and
      commissions. . . . . . . . . . .      $    68,875        $   160,000       $     192,800       $ 1,700,175    $ 2,261,750
    Lease acquisition fee. . . . . . .      $         0        $    21,587       $      35,664       $   799,345    $ 1,157,901
Dollar amount of cash generated. . . .
  from operations before deducting
  payments to sponsor. . . . . . . . .      $ 1,042,077        $ 1,591,989       $   1,937,192       $11,364,530    $ 8,870,792
Amount paid to sponsor from
  operations:
    Partnership management fees. . . .      $    20,250        $    13,500       $      47,760       $ 1,754,798    $ 1,232,205
    Other. . . . . . . . . . . . . . .      $         0        $         0       $           0       $   418,204    $   325,665
Dollar amount of property sales
  and financing before deducting
  payments to sponsor:
    Cash . . . . . . . . . . . . . . .      $    13,162        $   215,883       $     184,392       $ 9,722,364    $ 6,335,978
    Notes. . . . . . . . . . . . . . .      $         0        $    83,451       $     318,178       $ 5,901,016    $ 5,742,236
Amount paid to sponsor from
  property sales and refinancing:
    Incentive fees . . . . . . . . . .      $         0        $         0       $           0       $         0    $         0
    Other. . . . . . . . . . . . . . .      $         0        $         0       $           0       $         0    $         0


                                      TABLE III

                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE



                                                                                    TLP #1(1)(2)
                                           --------------------------------------------------------------------------------------
                                              08-26-86
                                             to 12-31-86            1987                1988              1989            1990
                                            ------------            ----                ----              ----            ----
Gross Revenues . . . . . . . . . . . .     $    14,775          $  253,699         $   344,833       $   314,644     $  189,792
Profit (loss) on sale of equipment(3).     $         0          $        0         $         0       $         0     $   41,754
Less: Operating Expenses . . . . . . .     $       662          $    5,669         $    33,079       $    18,855     $   18,881
    Interest Expense . . . . . . . . .     $         0          $   26,287         $    33,982       $    26,400     $   13,796
    Depreciation . . . . . . . . . . .     $    49,708          $  173,474         $   198,441       $   199,339     $  194,648
    Write-offs of Syndication
     Costs and A/R . . . . . . . . . .     $         0          $        0         $         0       $         0     $        0
                                           -----------          ----------         -----------       -----------     ----------

Net Income - Tax Basis(4). . . . . . .     $   (35,595)         $   48,269         $    79,331       $    70,500     $    4,221
                                           -----------          ----------         -----------       -----------     ----------
                                           -----------          ----------         -----------       -----------     ----------

Cash generated from operations(4). . .     $    14,113          $  221,743         $   277,772       $   269,389     $  157,115
Cash generated from sales. . . . . . .     $         0          $        0         $         0       $         0     $  125,000
Cash generated from refinancing. . . .     $         0          $        0         $         0       $         0     $        0
                                           -----------          ----------         -----------       -----------     ----------

Cash generated from operations,
  sales and refinancing. . . . . . . .     $    14,113          $  221,743         $   277,772       $   269,389     $  282,115


Less: Cash distributions to investors
    from operating cash flow . . . . .     $     1,372          $  141,875         $   192,828       $   241,372     $   59,970
    from sales and refinancing . . . .     $         0          $        0         $         0       $         0     $        0
    from other . . . . . . . . . . . .     $         0          $        0         $         0       $         0     $        0
                                           -----------          ----------         -----------       -----------     ----------

Cash generated (deficiency) after
  cash distributions . . . . . . . . .     $    12,741          $   79,868         $    84,944       $    28,017     $  222,145
Less:  Special items - principal
  reduction. . . . . . . . . . . . . .     $         0          $   43,984         $    80,761       $    88,066     $   92,290
                                           -----------          ----------         -----------       -----------     ----------

Cash generated (deficiency) after
  cash distributions and special
  items(5) . . . . . . . . . . . . . .     $    12,741          $   35,884         $     4,183       $   (60,049)    $  129,885
                                           -----------          ----------         -----------       -----------     ----------
                                           -----------          ----------         -----------       -----------     ----------

Tax and distribution data per $1,000
 invested:
    Federal income tax results:
     Ordinary income (loss)
      from operations. . . . . . . . .      $      (26)         $       36         $        59       $        52     $        3
     Capital gain (loss) . . . . . . .      $        0          $        0         $         0       $         0     $       31

Cash distributions to Investors
  Source (on cash basis)
    Sales. . . . . . . . . . . . . . .      $        0          $        0         $         0       $         0      $       0
    Refinancing. . . . . . . . . . . .      $        0          $        0         $         0       $         0      $       0
    Operations . . . . . . . . . . . .      $        1          $      105         $       143       $       179      $      44
    Other. . . . . . . . . . . . . . .      $        0          $        0         $         0       $         0      $       0

                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                                           TLP #1(1)(2)
                                             ----------------------------------------------------------------------
                                                                                                       01-01-94
                                                 1991               1992                1993          to 10-31-94
                                            ------------            ----                ----         ------------
Gross Revenues . . . . . . . . . . . .      $   148,210        $    82,047         $   102,000       $   760,138
Profit (loss) on sale of equipment(3).      $         0        $         0         $         0       $         0
Less: Operating Expenses . . . . . . .      $    24,252        $     2,489         $     2,170       $     3,003
    Interest Expense . . . . . . . . .      $     3,334        $         0         $         0       $         0
    Depreciation . . . . . . . . . . .      $    67,537        $    62,433         $    41,553       $   204,396
    Write-offs of Syndication
     Costs and A/R . . . . . . . . . .      $         0        $         0         $         0       $   559,152
                                            -----------        -----------         -----------       -----------

Net Income - Tax Basis . . . . . . . .      $    53,087        $    17,125         $    58,277       $    (6,413)
                                            -----------        -----------         -----------       -----------
                                            -----------        -----------         -----------       -----------

Cash generated from operations(4). . .      $   120,624        $    79,558         $    99,830       $   757,135
Cash generated from sales. . . . . . .      $         0        $         0         $         0       $         0
Cash generated from refinancing. . . .      $         0        $         0         $         0       $         0
                                            -----------        -----------         -----------       -----------

Cash generated from operations,
  sales and refinancing. . . . . . . .      $   120,624        $    79,558         $    99,830       $   757,135

Less: Cash distributions to investors
    from operating cash flow . . . . .      $    59,999        $   102,000         $   102,000       $   751,378
    from sales and refinancing . . . .      $         0        $         0         $         0       $         0
    from other . . . . . . . . . . . .      $         0        $         0         $         0       $         0
                                            -----------        -----------         -----------       -----------

Cash generated (deficiency) after
  cash distributions . . . . . . . . .      $    60,625        $   (22,442)        $    (2,170)      $     5,757
Less:  Special items - principal
  reduction. . . . . . . . . . . . . .      $    97,621        $         0         $         0       $         0
                                            -----------        -----------         -----------       -----------

Cash generated (deficiency) after
  cash distributions and special
  items(5) . . . . . . . . . . . . . .       $  (36,996)       $   22,442           $   (2,170)       $    5,757
                                            -----------        -----------         -----------       -----------
                                            -----------        -----------         -----------       -----------
Tax and distribution data per $1,000
 invested:
    Federal income tax results:
     Ordinary income (loss)
    from operations. . . . . . . . . .      $        39        $        13         $        43        $       (5)
     Capital gain (loss) . . . . . . .      $         0        $         0         $         0        $        0

Cash distributions to Investors
  Source (on cash basis)
    Sales. . . . . . . . . . . . . . .      $         0        $         0         $         0        $        0
    Refinancing. . . . . . . . . . . .      $        44        $        76         $        76        $      557
    Operations . . . . . . . . . . . .      $         0        $         0         $         0        $        0
    Other. . . . . . . . . . . . . . .      $         0        $         0         $         0        $        0

(1) In addition to equipment leases, TLP1 invested in operating loans to a lessee.

(2) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(3) Telecommunications Limited Partnership No. 1 invested its assets in equipment which was leased to one lessee and in an operating loan to that lessee. Due to financial difficulties experienced by the lessee, full lease payments and interest payments were not made during the term of the lease and operating loan. In 1990, following a recapitalization of the lessee, the lease was restructured to provide for smaller lease payments and an extended term. As a result of the foregoing, and as shown on Table III, Exhibit C, there was a reduction of Gross Income and Net Income from 1990 through 1993. The equipment was sold in 1994, resulting in an early payoff of the restructured lease.

(4) "Net Income(loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(5) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP1.

                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                                                    TLP #2(1)
                                            -----------------------------------------------------------------------------------
                                               05-19-87
                                             to 12-31-87           1988                1989              1990          1991
                                            ------------           ----                ----              ----          ----
Gross Revenues . . . . . . . . . . . .      $    85,224        $   476,365        $    575,247      $    567,619    $   396,975
Profit (loss) on sale of equipment(2).      $         0        $         0        $          0      $    (88,490)   $         0
Less: Operating Expenses . . . . . . .      $    17,826        $    75,354        $     31,644      $     28,138    $    21,911
    Interest Expense . . . . . . . . .      $       493        $    47,407        $     76,990      $     57,855    $    37,031
    Depreciation . . . . . . . . . . .      $    18,666        $   137,070        $    183,158      $    175,057    $   122,542
    Write-offs of Syndication
     Costs and A/R . . . . . . . . . .      $         0        $         0        $          0      $          0    $         0
                                            -----------        -----------        ------------      ------------    -----------

Net Income - Tax Basis . . . . . . . .      $    48,239        $   216,534        $   283,455       $    218,079    $   215,491
                                            -----------        -----------        ------------      ------------    -----------
                                            -----------        -----------        ------------      ------------    -----------

Cash generated from operations(3). . .      $    66,905        $   353,604        $    466,613      $    481,626    $   338,033
Cash generated from sales. . . . . . .      $         0        $         0        $          0      $    436,476    $         0
Cash generated from refinancing. . . .      $         0        $         0        $          0      $          0    $         0
                                            -----------        -----------        ------------      -----------     -----------

Cash generated from operations,
  sales and refinancing. . . . . . . .      $    66,905        $   353,604        $    466,613      $    918,102    $   338,033

Less: Cash distributions to investors
    from operating cash flow . . . . .      $    22,063        $   255,547        $    306,000      $    300,000    $   300,000
    from sales and refinancing . . . .      $         0        $         0        $          0      $          0    $         0
    from other . . . . . . . . . . . .      $         0        $         0        $          0      $          0    $         0
                                            -----------        -----------        ------------      -----------     -----------
                                            -----------        -----------        ------------      -----------     -----------


Cash generated (deficiency) after
  cash distributions . . . . . . . . .      $    44,842        $    98,057        $    160,613      $    618,102    $    38,033
Less:  Special items - principal
  reduction. . . . . . . . . . . . . .      $         0        $   84,946         $    187,310      $    201,331    $   219,808
                                            -----------        -----------        ------------      -----------     -----------

Cash generated (deficiency) after
  cash distributions and special
  items(4) . . . . . . . . . . . . . .      $    44,842        $    13,111        $    (26,697)     $   416,771     $   181,785
                                            -----------        -----------        ------------      -----------     -----------
                                            -----------        -----------        ------------      -----------     -----------

Tax and distribution data per $1,000
invested:
  Federal income tax results:
    Ordinary income (loss)
     from operations . . . . . . . . .      $        35        $       158        $        207      $        159    $      157
    Capital gain (loss). . . . . . . .      $         0        $         0        $          0      $        (65)   $        0

Cash distributions to Investors
  Source (on cash basis)
    Sales. . . . . . . . . . . . . . .      $         0        $         0        $          0      $          0    $        0
    Refinancing. . . . . . . . . . . .      $         0        $         0        $          0      $          0    $        0
    Operations . . . . . . . . . . . .      $        16        $       187        $        223      $        219    $      219
    Other. . . . . . . . . . . . . . .      $         0        $         0        $          0      $          0    $        0

                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                   INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                                                    TLP #2(1)
                                           ---------------------------------------------------
                                                                                    01-01-94
                                                1992               1993            to 09-30-94
                                                ----               ----            -----------
Gross Revenues . . . . . . . . . . . .      $   302,760         $   23,703        $     16,706
Profit (loss) on sale of equipment(2).      $  (207,695)        $  (29,631)       $    (57,011)
Less: Operating Expenses . . . . . . .      $    19,125         $   18,472        $      4,774
    Interest Expense . . . . . . . . .      $    12,581         $      422        $          0
    Depreciation . . . . . . . . . . .      $    95,802         $   22,447        $      3,142
    Write-offs of Syndication
     Costs and A/R . . . . . . . . . .      $         0         $        0        $    288,669
                                            -----------         ----------        ------------

Net Income - Tax Basis . . . . . . . .      $   (32,443)        $  (47,269)       $    336,890
                                            -----------         ----------        ------------
                                            -----------         ----------        ------------

Cash generated from operations(3). . .      $   271,054         $    4,809        $     11,932
Cash generated from sales. . . . . . .      $   341,657         $  258,789        $    188,960
Cash generated from refinancing. . . .      $         0         $        0        $          0
                                            -----------         ----------        ------------

Cash generated from operations,
  sales and refinancing. . . . . . . .      $   612,711         $  263,598        $    200,892

Less: Cash distributions to investors
    from operating cash flow . . . . .      $   275,000         $    6,211        $     35,040
    from sales and refinancing . . . .      $         0         $   37,098        $          0
    from other . . . . . . . . . . . .      $         0         $  221,691        $    188,960
                                            -----------         ----------        ------------

Cash generated (deficiency) after
  cash distributions . . . . . . . . .      $   337,711         $   (1,402)       $    (23,108)
Less:  Special items - principal
  reduction. . . . . . . . . . . . . .      $   185,168         $   29,787        $          0
                                            -----------         ----------        ------------

Cash generated (deficiency) after
  cash distributions and special
  items(4) . . . . . . . . . . . . . .      $   152,543         $  (31,189)       $    (23,108)
                                            -----------         ----------        ------------
                                            -----------         ----------        ------------

Tax and distribution data per $1,000
invested:
    Federal income tax results:
  Ordinary income (loss)
    from operations. . . . . . . . . .      $       (24)         $     (35)        $      (246)
  Capital gain (loss). . . . . . . . .      $      (152)         $     (22)        $       (42)

Cash distributions to Investors
  Source (on cash basis)
    Sales. . . . . . . . . . . . . . .      $         0          $      27         $         0
    Refinancing. . . . . . . . . . . .      $         0          $       0         $         0
    Operations . . . . . . . . . . . .      $       201          $       5         $        26
    Other. . . . . . . . . . . . . . .      $         0          $     162         $       138


---------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP2 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP2, the sale resulted in a tax loss, even though TLP2 realized a positive receipt of cash. The losses of $88,490 in 1990 and $207,695 in 1992 reflects such tax losses.

(3) "Net Income (loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP2.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                               TLP #3(1)
                                                 -----------------------------------------------------------------
                                                   03-08-88                                             01-01-92
                                                 to 12-31-88       1989         1990         1991     to 10-20-92
                                                 -----------       ----         ----         ----     -----------
Gross Revenues . . . . . . . . . . . . . . . . .  $ 122,598    $ 177,125    $ 170,258    $ 159,847    $  72,700
Profit (loss) on sale of equipment(2). . . . . .  $       0    $       0    $       0    $       0    $(151,475)
Less: Operating Expenses . . . . . . . . . . . .  $   7,288    $  14,415    $   9,177    $   4,916    $   7,049
      Interest Expense . . . . . . . . . . . . .  $  19,789    $  31,176    $  24,397    $  16,772    $   6,293
      Depreciation . . . . . . . . . . . . . . .  $  22,302    $  55,151    $  55,151    $  55,151    $  29,607
      Write-offs of Syndication
        Costs and A/R. . . . . . . . . . . . . .  $       0    $       0    $       0    $       0    $  53,740
                                                  ---------    ----------    ---------   ---------    ---------
Net Income - Tax Basis . . . . . . . . . . . . .  $  73,219    $  76,383    $  81,533    $  83,008    $(175,464)
                                                  ---------    ---------    ---------    ---------    ---------
                                                  ---------    ---------    ---------    ---------    ---------

Cash generated from operations(3). . . . . . . .  $  95,521    $ 131,534    $ 136,684    $ 138,159    $  59,358
Cash generated from sales. . . . . . . . . . . .  $       0    $       0    $       0    $       0    $ 182,675
Cash generated from refinancing. . . . . . . . .  $       0    $       0    $       0    $       0    $       0
                                                  ---------    ---------    ---------    ---------    ---------
Cash generated from operations,
  sales and refinancing. . . . . . . . . . . . .  $  95,521    $ 131,534    $ 136,684    $ 138,159    $ 242,033

Less: Cash distributions to investors
      from operating cash flow . . . . . . . . .  $  40,007    $  76,501    $  78,000    $  78,000    $ 102,306
      from sales and refinancing . . . . . . . .  $       0    $       0    $       0    $       0    $  46,294
      from other . . . . . . . . . . . . . . . .  $       0    $       0    $       0    $       0    $       0
                                                  ---------    ---------    ---------    ---------    ---------

Cash generated (deficiency) after
  cash distributions . . . . . . . . . . . . . .  $  55,514    $  55,033    $  58,684    $  60,159    $  93,433
Less:  Special items - principal reduction . . .  $  29,351    $  56,764    $  63,538    $  71,124    $ 109,842
                                                  ---------    ----------   ---------    ---------    ---------

Cash generated (deficiency) after
  cash distributions and special
  items(4) . . . . . . . . . . . . . . . . . . .  $  26,163    $  (1,731)   $  (4,854)   $ (10,965)   $ (16,409)
                                                  ---------    ---------    ---------    ---------    ---------
                                                  ---------    ---------    ---------    ---------    ---------


Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss)
          from operations. . . . . . . . . . . .  $     261    $     273    $     291    $     296    $    (627)
        Capital gain (loss). . . . . . . . . . .  $       0    $       0    $       0    $       0    $    (541)

Cash distributions to Investors
  Source (on cash basis)
      Sales. . . . . . . . . . . . . . . . . . .  $       0    $       0    $       0    $       0    $     165
      Refinancing. . . . . . . . . . . . . . . .  $       0    $       0    $       0    $       0    $       0
      Operations . . . . . . . . . . . . . . . .  $     143    $     273    $     279    $     279    $     365
      Other. . . . . . . . . . . . . . . . . . .  $       0    $       0    $       0    $       0    $       0

---------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP3 generally depreciated equipment on a straight line basis over ten years. As a result, when leases ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP3, the sale resulted in a tax loss, even though TLP3 realized a positive receipt of cash. The loss of $151,475 in 1992 reflects such a tax loss.

(3) "Net Income (loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP3.

                   OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                   TLP #4(1)
                                                  ------------------------------------------------------------------------
                                                   05-03-88                                                     01-01-92
                                                  to 12-31-88        1989           1990           1991        to 10-20-92
                                                  -----------        ----           ----           ----        -----------
Gross Revenues . . . . . . . . . . . . . . . .    $   136,484     $  185,494     $  175,939     $  170,488     $   133,888
Profit (loss) on sale of equipment(2). . . . .    $         0     $        0     $        0     $        0     $  (205,695)
Less: Operating Expenses . . . . . . . . . . .    $     7,461     $   16,465     $   18,236     $   12,414     $    13,636
      Interest Expense . . . . . . . . . . . .    $    19,377     $   20,534     $   15,787     $   10,562     $     4,201
      Depreciation . . . . . . . . . . . . . .    $    17,336     $   52,655     $   52,655     $   52,655     $    39,491
      Write-offs of Syndication
        Costs and A/R. . . . . . . . . . . . .    $         0     $        0     $        0     $        0     $    72,734
                                                  -----------     ----------     ----------     ----------     -----------

Net Income - Tax Basis . . . . . . . . . . . .    $    92,310     $   95,840     $   89,261     $   94,857     $  (201,869)
                                                  -----------     ----------     ----------     ----------     -----------
                                                  -----------     ----------     ----------     ----------     -----------

Cash generated from operations(3). . . . . . .    $   109,646     $  148,495     $  141,916     $  147,512     $   166,051
Cash generated from sales. . . . . . . . . . .    $         0     $        0     $        0     $        0     $   106,066
Cash generated from refinancing. . . . . . . .    $         0     $        0     $        0     $        0     $         0
                                                  -----------     ----------     ----------     ----------     -----------
Cash generated from operations,
  sales and refinancing. . . . . . . . . . . .    $   109,646     $  148,495     $  141,916     $  147,512     $   222,117

Less: Cash distributions to investors
      from operating cash flow . . . . . . . .    $    44,700     $  108,001     $  108,001     $  108,001     $   116,042
      from sales and refinancing . . . . . . .    $         0     $        0     $        0     $        0     $    79,196
      from other . . . . . . . . . . . . . . .    $         0     $        0     $        0     $        0     $         0
                                                  -----------     ----------     ----------     ----------     -----------
Cash generated (deficiency) after
  cash distributions . . . . . . . . . . . . .    $    64,946     $   40,494     $   33,916     $   39,511     $    26,879
Less:  Special items - principal
  reduction. . . . . . . . . . . . . . . . . .    $    25,347     $   41,610     $   46,270     $   51,463     $    73,857
                                                  -----------     ----------     ----------     ----------     -----------
Cash generated (deficiency) after
  cash distributions and special
  items(4) . . . . . . . . . . . . . . . . . .    $    39,599     $   (1,116)    $  (12,354)    $  (11,952)    $   (46,978)
                                                  -----------     ----------     ----------     ----------     -----------
                                                  -----------     ----------     ----------     ----------     -----------

Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss) from
          operations . . . . . . . . . . . . .    $       237     $      246     $      229     $      243     $      (518)
        Capital gain (loss). . . . . . . . . .    $         0     $        0     $        0     $        0     $      (527)

Cash distributions to Investors
  Source (on cash basis)
      Sales. . . . . . . . . . . . . . . . . .    $         0     $        0     $        0     $        0     $       203
      Refinancing. . . . . . . . . . . . . . .    $         0     $        0     $        0     $        0     $         0
      Operations . . . . . . . . . . . . . . .    $       115     $      277     $      277     $      277     $       298
      Other. . . . . . . . . . . . . . . . . .    $         0     $        0     $        0     $        0     $         0

------------------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP4 generally depreciated equipment on a straight line basis over ten years. As a result, when leases ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP4, the sale resulted in a tax loss, even though TLP4 realized a positive receipt of cash. The loss of $205,695 in 1992 reflects such a tax loss.

(3) "Net Income(loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4) Deficiencies were funded with a combination of cash generated in prior years and cash reserves maintained by TLP4.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS



NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                       TLP #5(1)
                                                           ---------------------------------------------------------------
                                                             12-01-88
                                                           to 12-31-88      1989         1990         1991        1992
                                                           -----------      ----         ----         ----        ----
Gross Revenues. . . . . . . . . . . . . . . . . . . . .    $  16,091     $ 325,420    $ 417,548    $ 414,909    $ 341,810
Profit (loss) on sale of equipment(2) . . . . . . . . .    $       0     $       0    $       0    $       0    $ (69,483)
Less: Operating Expenses. . . . . . . . . . . . . . . .    $   2,058     $  16,746    $  17,409    $  17,992    $  17,289
      Interest Expense. . . . . . . . . . . . . . . . .    $       0     $  39,583    $  54,947    $  42,628    $  26,381
      Depreciation. . . . . . . . . . . . . . . . . . .    $   1,846     $  79,258    $ 136,791    $ 137,466    $  80,994
      Write-offs of Syndication Costs and A/R.  . . . .    $       0     $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------

Net Income - Tax Basis. . . . . . . . . . . . . . . . .    $  12,187     $ 189,563    $ 208,401    $ 216,823    $ 147,663
                                                            ---------    ---------    ---------    ---------    ---------
                                                            ---------    ---------    ---------    ---------    ---------

Cash generated from operations(3) . . . . . . . . . . .    $  14,033     $ 268,821    $ 345,192    $ 354,289    $ 298,140
Cash generated from sales . . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $ 378,397
Cash generated from refinancing . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------

Cash generated from operations,
  sales and refinancing . . . . . . . . . . . . . . . .    $  14,033     $ 268,821    $ 345,192    $ 354,289    $ 676,537

Less: Cash distributions to investors
       from operating cash flow . . . . . . . . . . . .    $       0     $ 129,389    $ 239,998    $ 260,649    $ 260,000
       from sales and refinancing . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0
       from other . . . . . . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------

Cash generated (deficiency) after
  cash distributions  . . . . . . . . . . . . . . . . .    $  14,033     $ 139,432    $ 105,194    $  93,640    $ 416,537
Less:  Special items - principal reduction. . . . . . .    $       0     $  35,557    $  95,928    $ 110,527    $ 150,675
                                                            ---------    ---------    ---------    ---------    ---------

Cash generated (deficiency) after
  cash distributions and special items(4) . . . . . . .    $  14,033     $ 103,875    $   9,266    $ (16,887)   $ 265,862
                                                            ---------    ---------    ---------    ---------    ---------
                                                            ---------    ---------    ---------    ---------    ---------

Tax and distribution data per $1,000 invested:
    Federal income tax results:
       Ordinary income (loss) from operations . . . . .    $      12     $     190    $     208    $     217    $     148
       Capital gain (loss). . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $     (69)

Cash distributions to Investors
  Source (on cash basis)
       Sales. . . . . . . . . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0
       Refinancing. . . . . . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0
       Operations . . . . . . . . . . . . . . . . . . .    $       0     $     129    $     240    $     261    $     260
       Other. . . . . . . . . . . . . . . . . . . . . .    $       0     $       0    $       0    $       0    $       0

------------

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS



NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                       TLP #5(1)
                                                           ---------------------------------------------------------------
                                                              1993         1994
                                                              ----         ----
Gross Revenues  . . . . . . . . . . . . . . . . . . .       $ 224,659    $  35,597
Profit (loss) on sale of equipment(2) . . . . . . . .       $(114,028)   $ 224,899
Less: Operating Expenses. . . . . . . . . . . . . . .       $  18,317    $   7,757
      Interest Expense. . . . . . . . . . . . . . . .       $   8,525    $   1,021
      Depreciation. . . . . . . . . . . . . . . . . .       $  71,170    $  35,575
      Write-offs of Syndication Costs and A/R . . . .       $  37,399    $ 173,420
                                                            ---------    ---------

Net Income - Tax Basis  . . . . . . . . . . . . . . .       $ (24,780)   $(407,075)
                                                            ---------    ---------
                                                            ---------    ---------
Cash generated from operations(3) . . . . . . . . . .       $ 197,817    $  26,819
Cash generated from sales . . . . . . . . . . . . . .       $ 300,597    $  60,024
Cash generated from refinancing . . . . . . . . . . .       $       0    $       0
                                                            ---------    ---------
Cash generated from operations,
  sales and refinancing . . . . . . . . . . . . . . .       $ 498,414    $  86,843

Less: Cash distributions to investors
      from operating cash flow. . . . . . . . . . . .       $ 325,000    $  26,819
      from sales and refinancing. . . . . . . . . . .       $       0    $  60,024
      from other. . . . . . . . . . . . . . . . . . .       $ 164,552    $  51,383
                                                            ---------    ---------

Cash generated (deficiency) after
  cash distributions. . . . . . . . . . . . . . . . .       $   8,862    $ (51,383)
Less:  Special items - principal reduction. . . . . .       $ 123,785    $       0
                                                            ---------    ---------
Cash generated (deficiency) after
  cash distributions and special
  items(4). . . . . . . . . . . . . . . . . . . . . .       $(114,923)   $ (51,383)
                                                            ---------    ---------
                                                            ---------    ---------
Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss) from operations. . . .       $     (25)   $    (407)
        Capital gain (loss) . . . . . . . . . . . . .       $    (114)   $    (225)

Cash distributions to Investors
  Source (on cash basis)
        Sales . . . . . . . . . . . . . . . . . . . .       $       0    $      60
        Refinancing . . . . . . . . . . . . . . . . .       $       0    $       0
        Operations. . . . . . . . . . . . . . . . . .       $     325    $      27
        Other . . . . . . . . . . . . . . . . . . . .       $     165    $      51

------------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP5 generally depreciated equipment on a straight line basis over ten years. As a result, when a lease ended and the equipment was sold for residual value, in many cases, due to the depreciation taken by TLP5, the sale resulted in a tax loss, even though TLP5 realized a positive receipt of cash. The loss of $69,483 in 1992 reflects such a tax loss.

(3) "Net Income(loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4)  Deficiencies were funded with cash generated in prior years.

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                         TLP #6(1)
                                                           --------------------------------------------------------------
                                                             07-14-89
                                                           to 12-31-89      1990         1991         1992        1993
                                                           -----------      ----         ----         ----        ----
Gross Revenues . . . . . . . . . . . . . . . . . . . .      $ 115,881    $ 192,346    $ 194,487    $ 197,229    $ 188,894
Profit (loss) on sale of equipment . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
Less: Operating Expenses . . . . . . . . . . . . . . .      $   5,718    $   8,525    $   6,879    $   7,689    $   9,269
      Interest Expense . . . . . . . . . . . . . . . .      $  26,854    $  45,881    $  40,457    $  36,568    $  27,117
      Depreciation . . . . . . . . . . . . . . . . . .      $  36,003    $  79,208    $  79,856    $  80,504    $  80,504
      Write-offs of Syndication Costs and A/R. . . . .      $       0    $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------
Net Income - Tax Basis . . . . . . . . . . . . . . . .      $  47,306    $  58,732    $  67,295    $  72,468    $  72,004
                                                            ---------    ---------    ---------    ---------    ---------
                                                            ---------    ---------    ---------    ---------    ---------
Cash generated from operations(2). . . . . . . . . . .      $  83,309    $ 137,940    $ 147,151    $ 152,972    $ 152,508
Cash generated from sales  . . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
Cash generated from refinancing  . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------
Cash generated from operations,
  sales and refinancing  . . . . . . . . . . . . . . .      $  83,309    $ 137,940    $ 147,151    $ 152,972    $ 152,508

Less: Cash distributions to investors
       from operating cash flow. . . . . . . . . . . .      $  13,769    $  99,999    $  99,999    $ 100,000    $ 100,000
       from sales and refinancing. . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
       from other. . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
                                                            ---------    ---------    ---------    ---------    ---------
Cash generated (deficiency) after cash distributions .      $  69,540    $  37,941    $  47,152    $  52,972    $  52,508
Less:  Special items - principal reduction . . . . . .      $  19,722    $  40,059    $  45,471    $  49,353    $  58,784
                                                            ---------    ---------    ---------    ---------    ---------
Cash generated (deficiency) after
  cash distributions and special items(3). . . . . . .      $  49,818    $  (2,118)   $   1,681    $   3,619    $  (6,276)
                                                            ---------    ---------    ---------    ---------    ---------
                                                            ---------    ---------    ---------    ---------    ---------
Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss) from operations . . . .      $     100    $     124    $     142    $     153    $     152
        Capital gain (loss). . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0

Cash distributions to Investors
  Source (on cash basis)
        Sales  . . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
        Refinancing. . . . . . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0
        Operations . . . . . . . . . . . . . . . . . .      $      29    $     211    $     211    $     211    $     211
        Other. . . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0    $       0    $       0

----------

                    OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

                                                                                         TLP #6(1)
                                                           -----------------------------------------------------------------
                                                              1994         1995         1996
                                                              ----         ----         ----
Gross Revenues . . . . . . . . . . . . . . . . . . . .      $ 193,470    $ 162,239    $  63,215
Profit (loss) on sale of equipment . . . . . . . . . .      $       0    $  (6,052)   $(174,675)
Less: Operating Expenses . . . . . . . . . . . . . . .      $   8,820    $   7,537    $   5,234
      Interest Expense . . . . . . . . . . . . . . . .      $  16,988    $  10,916    $   1,232
      Depreciation . . . . . . . . . . . . . . . . . .      $  81,600    $  76,128    $  48,950
      Write-offs of Syndication Costs and A/R  . . . .      $       0    $       0    $  77,320
                                                            ---------    ---------    ---------
Net Income - Tax Basis . . . . . . . . . . . . . . . .      $  86,062    $  61,606    $(244,196)
                                                            ---------    ---------    ---------
                                                            ---------    ---------    ---------
Cash generated from operations(2)  . . . . . . . . . .      $ 167,662    $ 143,786    $  56,749
Cash generated from sales  . . . . . . . . . . . . . .      $       0    $   1,301    $  11,861
Cash generated from refinancing  . . . . . . . . . . .      $       0    $       0    $       0
                                                            ---------    ---------    ---------
Cash generated from operations,
   sales and refinancing . . . . . . . . . . . . . . .      $ 167,662    $ 145,087    $  68,610

Less: Cash distributions to investors
      from operating cash flow . . . . . . . . . . . .      $ 100,000    $ 125,000    $  61,860
      from sales and refinancing . . . . . . . . . . .      $       0    $       0    $       0
      from other . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0
                                                            ---------    ---------    ---------
Cash generated (deficiency) after
  cash distributions . . . . . . . . . . . . . . . . .      $  67,662    $  20,087    $   6,750
Less:  Special items - principal reduction . . . . . .      $  69,354    $  75,049    $  42,208
                                                            ---------    ---------    ---------
Cash generated (deficiency) after
  cash distributions and special items(3)  . . . . . .      $  (1,692)   $ (54,962)   $ (35,458)
                                                            ---------    ---------    ---------
                                                            ---------    ---------    ---------
Tax and distribution data per $1,000 invested:
    Federal income tax results:
      Ordinary income (loss) from operations . . . . .      $     181    $     130    $    (514)
      Capital gain (loss). . . . . . . . . . . . . . .      $       0    $     (13)   $    (368)

Cash distributions to Investors
  Source (on cash basis)
     Sales . . . . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0
     Refinancing . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0
     Operations. . . . . . . . . . . . . . . . . . . .      $     211    $     263    $     130
     Other . . . . . . . . . . . . . . . . . . . . . .      $       0    $       0    $       0

-----------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) "Net Income(loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(3)  Deficiencies were funded with cash generated in prior years.

                     OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                                                            TLP #7(1)
                                                           -------------------------------------------------------------------------
                                                            08-30-89
                                                           to 12-31-89        1990           1991           1992            1993
                                                           -----------        ----           ----           ----            ----
Gross Revenues . . . . . . . . . . . . . . . . . . . .       $  58,574    $  403,825      $  446,673     $  398,353     $  314,143
Profit (loss) on sale of equipment(2). . . . . . . . .       $       0    $        0      $        0     $  (92,261)    $ (177,823)
Less:  Operating Expenses. . . . . . . . . . . . . . .       $   2,599    $    9,569      $    9,433     $   12,504     $    8,906
       Interest Expense. . . . . . . . . . . . . . . .       $   4,290    $   42,520      $   33,830     $   21,054     $   13,400
       Depreciation. . . . . . . . . . . . . . . . . .       $  26,137    $  104,289      $  133,646     $  130,053     $  103,876
       Write-offs of Syndication
        Costs and A/R. . . . . . . . . . . . . . . . .       $       0    $        0      $        0     $        0     $        0
                                                             ---------    -----------     ----------     ----------     ----------

Net Income - Tax Basis . . . . . . . . . . . . . . . .       $  25,548    $  247,447      $  269,764     $  142,481     $   10,138
                                                             ---------    -----------     ----------     ----------     -----------
                                                             ---------    -----------     ----------     ----------     -----------

Cash generated from operations(3). . . . . . . . . . .       $  51,685    $  351,736      $  403,410     $  364,795     $  291,837
Cash generated from sales. . . . . . . . . . . . . . .       $       0    $        0      $        0     $    6,000     $   48,103
Cash generated from refinancing. . . . . . . . . . . .       $       0    $        0      $        0     $        0     $        0
                                                             ---------    -----------     ----------     ----------     ----------
Cash generated from operations,
  sales and refinancing. . . . . . . . . . . . . . . .       $  51,685    $  351,736      $  403,410     $  370,795     $  339,940

Less:  Cash distributions to investors
       from operating cash flow. . . . . . . . . . . .       $   1,660    $  177,484      $  227,998     $  228,000     $  228,000
       from sales and refinancing. . . . . . . . . . .       $       0    $        0      $        0     $        0     $        0
       from other. . . . . . . . . . . . . . . . . . .       $       0    $        0      $        0     $        0     $        0
                                                             ---------    -----------     ----------     ----------     ----------

Cash generated (deficiency) after
  cash distributions . . . . . . . . . . . . . . . . .       $  50,025    $  174,252      $  175,412     $  142,795     $  111,940
Less:  Special items - principal
  reduction. . . . . . . . . . . . . . . . . . . . . .       $   5,013    $   81,572      $  106,206     $   84,743     $   68,319
                                                             ---------    -----------     ----------     ----------     ----------

Cash generated (deficiency) after
  cash distributions and special
  items. . . . . . . . . . . . . . . . . . . . . . . .       $  45,012    $   92,680      $   69,206     $   58,052     $   43,621
                                                             ---------    -----------     ----------     ----------     ----------
                                                             ---------    -----------     ----------     ----------     ----------
Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss)
          from operations  . . . . . . . . . . . . . .       $      26    $      247      $      270      $     142     $       10
        Capital gain (loss). . . . . . . . . . . . . .       $       0    $        0      $        0      $     (92)    $     (178)

Cash distributions to Investors
  Source (on cash basis)
       Sales . . . . . . . . . . . . . . . . . . . . .       $       0     $       0      $        0      $       0     $        0
       Refinancing . . . . . . . . . . . . . . . . . .       $       0     $       0      $        0      $       0     $        0
       Operations. . . . . . . . . . . . . . . . . . .       $       2     $     177      $      228      $     228     $      228
       Other . . . . . . . . . . . . . . . . . . . . .       $       0     $       0      $        0      $       0     $        0


----------

                     OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                             TLP #7(1)
                                                 ------------------------------
                                                  01-01-94
                                                 to 09-30-94
                                                 -----------

Gross Revenues . . . . . . . . . . . . .         $   140,640
Profit (loss) on sale of equipment(2). .         $  (342,437)
Less:  Operating Expenses. . . . . . . .         $     8,926
       Interest Expense. . . . . . . . .         $     3,188
       Depreciation. . . . . . . . . . .         $    50,736
       Write-offs of Syndication
        Costs and A/R. . . . . . . . . .         $   184,655
                                                 -----------

Net Income - Tax Basis . . . . . . . . .         $  (449,302)
                                                 -----------
                                                 -----------

Cash generated from operations(3). . . .         $   128,526
Cash generated from sales. . . . . . . .         $   190,715
Cash generated from refinancing. . . . .         $         0
                                                 -----------
Cash generated from operations,
  sales and refinancing. . . . . . . . .         $   319,241

Less:  Cash distributions to investors
       from operating cash flow. . . . .         $   128,002
       from sales and refinancing. . . .         $   266,901
       from other. . . . . . . . . . . .         $         0
                                                 -----------

Cash generated (deficiency) after
  cash distributions . . . . . . . . . .         $   (75,662)
Less:  Special items - principal
  reduction. . . . . . . . . . . . . . .         $    69,147
                                                 -----------
Cash generated (deficiency) after
  cash distributions and special
  items. . . . . . . . . . . . . . . . .         $  (144,809)
                                                 -----------
                                                 -----------

Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss)
          from operations. . . . . . . .         $      (449)
        Capital gain (loss). . . . . . .         $      (342)

Cash distributions to Investors
  Source (on cash basis)
       Sales . . . . . . . . . . . . . .         $       267
       Refinancing . . . . . . . . . . .         $         0
       Operations. . . . . . . . . . . .         $       128
       Other . . . . . . . . . . . . . .         $         0

----------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP7 generally depreciated equipment on a straight line basis over ten years, even though the equipment was leased pursuant to a lease having a three to five year term. As a result, when a lease ended and the equipment was sold for residual value, in many cases the sale resulted in a tax loss because the sale price was less than the adjusted basis of the equipment. The loss of $92,261 in 1992 reflects such a tax loss that resulted from the sale of equipment that TLP7 took possession of in 1991 following the early termination of a lease.

(3) "Net Income (loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

                     OPERATING RESULTS OF PRIOR TRANSACTIONS
                                INCOME TAX BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


                                                                                          TLP #8(1)
                                                            -----------------------------------------------------------------------
                                                             04-09-90                                                    01-01-94
                                                            to 12-31-90       1991           1992            1993       to 09-30-94
                                                            -----------       ----           ----            ----       -----------
Gross Revenues . . . . . . . . . . . . . . . . . . . .      $  282,731     $  821,754     $  475,321     $  418,859     $  177,850
Profit (loss) on sale of equipment(2). . . . . . . . .      $        0     $        0     $ (351,774)    $ (154,322)    $ (372,256)
Less:  Operating Expenses. . . . . . . . . . . . . . .      $   21,826     $   26,531     $   27,054     $   16,772     $   10,196
       Interest Expense. . . . . . . . . . . . . . . .      $   28,958     $   56,699     $   39,109     $   12,178     $        0
       Depreciation. . . . . . . . . . . . . . . . . .      $   78,386     $  175,511     $  108,398     $  196,959     $   52,029
       Write-offs of Syndication
        Costs and A/R. . . . . . . . . . . . . . . . .      $        0     $        0     $        0     $        0     $  231,437
                                                            ----------     ----------     ----------     ----------     ----------

Net Income - Tax Basis . . . . . . . . . . . . . . . .      $  153,561     $  563,013     $  (51,014)    $   38,628     $ (488,068)
                                                            ----------     ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------     ----------

Cash generated from operations(3). . . . . . . . . . .      $  231,947     $  738,524     $  409,158     $  389,909     $  167,654
Cash generated from sales. . . . . . . . . . . . . . .      $        0     $        0     $   24,000     $    7,400     $  137,194
Cash generated from refinancing. . . . . . . . . . . .      $        0     $        0     $        0     $        0     $        0
                                                            ----------     ----------     ----------     ----------     ----------
Cash generated from operations,
  sales and refinancing. . . . . . . . . . . . . . . .      $  231,947     $  738,524     $  433,158     $  397,309     $  304,848

Less:  Cash distributions to investors
       from operating cash flow. . . . . . . . . . . .       $  53,053     $  256,000     $  256,000     $  256,000     $  474,722
       from sales and refinancing. . . . . . . . . . .       $       0     $        0     $        0     $        0     $  137,194
       from other. . . . . . . . . . . . . . . . . . .       $       0     $        0     $        0     $        0     $        0
                                                            ----------     ----------     ----------     ----------     ----------

Cash generated (deficiency) after
  cash distributions . . . . . . . . . . . . . . . . .      $  178,894     $  482,524     $  177,158     $  141,309     $ (307,068)
Less:  Special items - principal
  reduction. . . . . . . . . . . . . . . . . . . . . .      $   61,507     $  103,803     $  203,565     $  138,901     $  138,901
                                                            ----------     ----------     ----------     ----------     ----------

Cash generated (deficiency) after
  cash distributions and special
  items(4) . . . . . . . . . . . . . . . . . . . . . .      $  117,387     $  378,721     $  (26,407)    $    2,408     $ (445,969)
                                                            ----------     ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------     ----------

Tax and distribution data per $1,000 invested:
    Federal income tax results:
        Ordinary income (loss)
          from operations  . . . . . . . . . . . . . .      $      127     $      467     $      (42)     $      32     $     (405)
        Capital gain (loss). . . . . . . . . . . . . .      $        0     $        0     $     (292)     $    (128)    $     (309)
Cash distributions to Investors
  Source (on cash basis)
       Sales . . . . . . . . . . . . . . . . . . . . .      $        0     $        0     $        0      $       0     $      114
       Refinancing . . . . . . . . . . . . . . . . . .      $        0     $        0     $        0      $       0     $        0
       Operations. . . . . . . . . . . . . . . . . . .      $       44     $      212     $      212      $     212     $      394
       Other . . . . . . . . . . . . . . . . . . . . .      $        0     $        0     $        0      $       0     $        0


-----------

(1) This was a nonpublic program whose books were kept on an income tax basis. This table includes the presentation of income tax basis information.

(2) TLP8 generally depreciated equipment on a straight line basis over ten years, even though the equipment was leased pursuant to a lease having a three to five year term. As a result, when a lease ended and the equipment was sold for residual value, in many cases the sale resulted in a tax loss because the sale price was less than the adjusted basis of the equipment. The loss of $351,774 in 1992 reflects such a tax loss that resulted from the sale of equipment that TLP8 took possession of in 1991 following the early termination of a lease.

(3) "Net Income (loss) -- Tax Basis" plus current year Depreciation plus loss (if any) on sale of equipment or less gain (if any) on sale of equipment.

(4)  Deficiencies were funded with cash generated in prior years.

                                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                                     GAAP BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE



                                                                   TIF IX(1)(2)
                                        -------------------------------------------------------------
                                        11-30-91
                                           to
                                        12-31-91      1992          1993         1994         1995
                                        --------    ----------   ----------   -----------  ----------
Gross Revenues . . . . . . . . . . . .  $27,892     $1,068,671   $2,759,468   $ 2,958,118  $2,933,329
Profit (loss) on sale of equipment . .  $     0     $        0   $   94,003   $    38,445  $   23,355
Less: Operating Expenses . . . . . . .  $13,375     $  254,794   $  495,491   $   578,979  $  630,062
      Interest Expense . . . . . . . .  $   482     $  110,245   $  239,437   $   363,881  $  432,197
      Provision for possible lease
        losses . . . . . . . . . . . .  $     0     $        0   $        0   $   270,000  $   94,156
      Depreciation . . . . . . . . . .  $     0     $        0   $        0   $         0  $  150,540
      Impairment loss on Equipment . .  $     0     $        0   $        0   $         0  $        0
                                        -------     ----------   ----------   -----------  ----------
Net Income - GAAP Basis. . . . . . . .  $14,035     $  703,632   $2,118,543   $ 1,783,703  $1,649,729
                                        -------     ----------   ----------   -----------  ----------
                                        -------     ----------   ----------   -----------  ----------
Cash generated from operations . . . .  $86,725     $1,969,307   $2,291,515   $ 1,435,986  $1,830,610
Proceeds from termination of direct
  financing leases . . . . . . . . . .  $     0     $        0   $2,291,412   $   379,489  $  416,768
Cash generated from refinancing. . . .  $     0     $        0   $        0   $         0  $        0
                                        -------     ----------   ----------   -----------  ----------
Cash generated from operations,
  sales and refinancing. . . . . . . .  $86,725     $1,969,307   $4,582,927   $ 1,815,475  $2,247,378
Less: Cash distributions to
      investors from
      operating cash flow. . . . . . .  $14,550     $  710,834   $1,839,447   $ 2,040,210  $2,040,208
      from sales and refinancing . . .  $     0     $        0   $        0   $         0  $        0
      from other . . . . . . . . . . .  $     0     $        0   $        0   $         0  $        0
                                        -------     ----------   ----------   -----------  ----------
Cash generated (deficiency) after
  cash distributions . . . . . . . . .  $72,175     $1,258,473   $2,743,480   $  (224,735) $  207,170
    Less: Special items - principal
          reduction. . . . . . . . . .  $     0     $  133,588   $        0   $ 1,121,243  $        0
                                        -------     ----------   ----------   -----------  ----------
Cash generated (deficiency) after
  cash distributions and special
  items  . . . . . . . . . . . . . . .  $72,175     $1,124,885   $2,743,480   $(1,345,978) $  207,170
                                        -------     ----------   ----------   -----------  ----------
                                        -------     ----------   ----------   -----------  ----------
Income Tax Reporting Basis
      Net income for income tax
        reporting purposes . . . . . .  $40,414     $ (238,776)  $  679,003   $ 1,515,757  $1,267,314
      Gain (loss) on sales of
        equipment. . . . . . . . . . .  $     0     $      567   $   85,044   $   (34,565) $ (635,945)
Tax and distribution data per $1,000
 invested:
      Federal income tax results:
       Ordinary income (loss)
         from operations . . . . . . .  $    33     $     (22)   $       40   $        89  $       75
       Gain (loss) on sale of
         Equipment . . . . . . . . . .  $     0     $       0    $        5   $        (2) $      (37)
Cash distributions to Investors
  Source (on GAAP basis)
         Sales . . . . . . . . . . . .  $     0     $       0    $        0   $         0  $        0
         Refinancing . . . . . . . . .  $     0     $       0    $        0   $         0  $        0
         Operations. . . . . . . . . .  $    12     $      65    $      108   $       120  $      120
         Other . . . . . . . . . . . .  $     0     $       0    $        0   $         0  $        0

----------------------

                                                   C-27

                                     OPERATING RESULTS OF PRIOR TRANSACTIONS
                                                    GAAP BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE



                                                                       TIF IX(1)(2)
                                                -----------------------------------------------------------
                                                    1996
                                                -----------
Gross Revenues . . . . . . . . . . . .          $ 2,875,262
Profit (loss) on sale of equipment . .          $   413,880
Less: Operating Expenses . . . . . . .          $   574,268
      Interest Expense . . . . . . . .          $   492,210
      Provision for possible lease
       losses. . . . . . . . . . . . .          $   577,931
      Depreciation . . . . . . . . . .          $   286,526
      Impairment loss on
       Equipment . . . . . . . . . . .          $   350,000
                                                -----------
Net Income - GAAP Basis. . . . . . . .          $ 1,008,207
                                                -----------
                                                -----------
Cash generated from operations . . . .          $ 1,803,251
Proceeds from termination of direct
  financing leases . . . . . . . . . .          $ 6,874,524
Cash generated from refinancing. . . .          $         0
                                                -----------
Cash generated from operations,
  sales and refinancing  . . . . . . .          $ 8,677,775
Less: Cash distributions to
      investors from operating
      cash flow  . . . . . . . . . . .          $ 2,065,823
      from sales and refinancing . . .          $         0
      from other . . . . . . . . . . .          $         0
                                                -----------
      cash distributions . . . . . . .          $ 6,611,952
        Less: Special items - principal
              reduction. . . . . . . .          $ 3,437,296
                                                -----------
Cash generated (deficiency) after
  cash distributions and special
  items  . . . . . . . . . . . . . . .          $ 3,174,656
                                                -----------
                                                -----------
Income Tax Reporting Basis
      Net income for income tax
        reporting purposes . . . . . .          $ 2,687,332
      Gain (loss) on sales of
        equipment. . . . . . . . . . .          $(3,475,641)
Tax and distribution data per $1,000
  invested:
    Federal income tax results:
      Ordinary income (loss)
        from operations. . . . . . . .          $       158
      Gain (loss) on sale of
        Equipment. . . . . . . . . . .          $      (205)
Cash distributions to Investors
  Source (on GAAP basis)
      Sales  . . . . . . . . . . . . .          $         0
      Refinancing  . . . . . . . . . .          $         0
      Operations . . . . . . . . . . .          $       122
      Other  . . . . . . . . . . . . .          $         0

----------------------

(1) This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of June, 1997 is 100.00%.

                                       OPERATING RESULTS OF PRIOR TRANSACTIONS
                                                    GAAP BASIS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE




                                                                     TIF X(1)(2)
                                               -------------------------------------------------------
                                                 08-27-93
                                               to 12-31-93       1994           1995           1996
                                               -----------    ----------     ----------    -----------
Gross Revenues . . . . . . . . . . . .           $136,896     $2,240,714     $3,751,290    $ 3,444,271
Profit (loss) on sale of equipment . .           $      0     $   20,306     $   77,143    $   260,706
Less: Operating Expenses . . . . . . .           $ 51,378     $  388,920     $  605,211    $   709,592
      Interest Expense . . . . . . . .           $      0     $  216,665     $  672,512    $   692,863
      Provision for possible lease
        losses . . . . . . . . . . . .           $      0     $  360,000     $  828,911    $ 1,092,551
      Depreciation . . . . . . . . . .           $      0     $        0     $  170,646    $   392,774
      Impairment loss on
        Equipment. . . . . . . . . . .           $      0     $        0     $        0    $   621,000
                                                 --------     ----------     ----------    -----------
Net Income - GAAP Basis. . . . . . . .           $ 85,518     $1,295,435     $1,551,153    $   196,197
                                                 --------     ----------     ----------    -----------
                                                 --------     ----------     ----------    -----------
Cash generated from operations . . . .           $158,914     $1,643,652     $2,566,020    $ 1,938,010
Proceeds from termination of direct
  financing leases . . . . . . . . . .           $      0     $  201,125     $  837,182    $ 5,297,671
Cash generated from refinancing. . . .           $      0     $        0     $        0    $         0
                                                 --------     ----------     ----------    -----------
Cash generated from operations,
  sales and refinancing. . . . . . . .           $158,914     $1,844,777     $3,403,202    $ 7,235,681
Less: Cash distributions to investors
      from operating cash flow . . . .           $104,880     $1,416,600     $2,427,345    $ 2,456,178
      from sales and refinancing . . .           $      0     $        0     $        0    $         0
      from other . . . . . . . . . . .           $      0     $        0     $        0    $         0
                                                 --------     ----------     ----------    -----------
Cash generated (deficiency) after
  cash distributions . . . . . . . . .           $ 54,034     $  288,786     $  960,510    $ 4,793,261
      Less: Special items - principal
            reduction  . . . . . . . .           $      0     $        0     $        0    $ 3,811,544
                                                 --------     ----------     ----------    -----------
Cash generated (deficiency) after
  cash distributions and special
  items  . . . . . . . . . . . . . . .           $ 54,034     $  288,786     $  960,510    $   981,717
                                                 --------     ----------     ----------    -----------
                                                 --------     ----------     ----------    -----------
Income Tax Reporting Basis
      Net income for income tax
        reporting purposes . . . . . .           $  6,473     $ (624,998)    $ (949,880)   $(1,135,380)
      Gain (loss) on sales of
        equipment. . . . . . . . . . .           $      0     $   42,853     $  142,416    $(1,284,298)
Tax and distribution data per $1,000
 invested:
   Federal income tax results:
      Ordinary income (loss)
        from operations. . . . . . . .           $      1     $      (28)    $      (42)   $       (50)
      Gain (loss) on sale of
        Equipment. . . . . . . . . . .           $      0     $        2     $        6    $       (57)
Cash distributions to Investors
  Source (on GAAP basis)
      Sales  . . . . . . . . . . . . .           $      0     $        0     $        0    $         0
      Refinancing. . . . . . . . . . .           $      0     $        0     $        0    $         0
      Operations . . . . . . . . . . .           $     17     $       69     $      108    $       108
      Other  . . . . . . . . . . . . .           $      0     $        0     $        0    $         0
---------------------

(1)  This is a public program whose books are kept on a GAAP basis.

(2) The amount (in percentage terms) remaining invested in program equipment at the end of June, 1997 is 100.00%.

                                       TABLE IV

                            RESULTS OF COMPLETED PROGRAMS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


    PROGRAM NAME                          TLP #1          TLP #2       TLP #3         TLP #4          TLP #5

Dollar Amount Raised(1)                $  1,363,500   $  1,383,700   $  282,828     $  393,939     $  1,010,000
Date of Closing of Offering                12/31/86       12/31/87     03/04/88       05/03/88         02/28/89
Date of First Sale of Equipment            10/01/90       10/01/90     03/01/92       10/01/92         10/01/92
Date of Final Sale of Equipment            10/01/90       09/01/93     08/01/92       10/01/92         03/01/94

Tax and Distribution Data per $1,000

  Federal Income Tax Results:
    Ordinary income (loss)
       --from operations               $        214   $        692   $    1,036     $      964     $        751
       --from recapture                $          0   $          0   $        0     $        0     $          0
    Capital Gain (loss)                $         31   $       (279)  $     (541)    $     (527)    $       (408)
    Deferred Gain
       Capital                         $          0   $          0   $        0     $        0     $          0
       Ordinary                        $          0   $          0   $        0     $        0     $          0

Cash Distributions to Investors
  Source (on GAAP basis)
    --Investment Income                $        224   $        422   $      504     $      446     $        518
    --Return of Capital                $      1,000   $      1,000   $    1,000     $    1,000     $      1,000
  Source (on cash basis)
    --Sales                            $          0   $         27   $      165     $      203     $         60
    --Refinancing                      $          0   $          0   $        0     $        0     $          0
    --Operations                       $      1,224   $      1,095   $    1,339     $    1,243     $      1,242
    --Other                            $          0   $        300   $        0     $        0     $        216
Receivable on Net Purchase Money
  Financing

-----------------------

(1) Includes general partner purchase of 1% of amount raised from investors.

                            RESULTS OF COMPLETED PROGRAMS

NOTE:  PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE


    PROGRAM NAME                          TLP #6         TLP #7        TLP #8
                                          ------         ------        ------
Dollar Amount Raised(1) . . . . . . .  $  479,750     $ 1,010,000   $1,217,050
Date of Closing of Offering . . . . .    07/14/89        02/21/90     02/07/91
Date of First Sale of Equipment . . .    12/01/96        09/01/92     01/01/93
Date of Final Sale of Equipment . . .    12/01/96        09/01/93     11/01/93

Tax and Distribution Data per $1,000

  Federal Income Tax Results:

   Ordinary income (loss)
     --from operations. . . . . . . .  $      846     $       859   $      908
     --from recapture . . . . . . . .  $        0     $         0   $        0

   Capital Gain (loss). . . . . . . .  $     (380)    $      (613)  $     (729)

   Deferred Gain
    Capital . . . . . . . . . . . . .  $        0     $         0   $        0
    Ordinary. . . . . . . . . . . . .  $        0     $         0   $        0

Cash Distributions to Investors

  Source (on GAAP basis)
    --Investment Income . . . . . . .  $      475     $       258   $      189
    --Return of Capital . . . . . . .  $    1,000     $     1,000   $    1,000

  Source (on cash basis)
    --Sales . . . . . . . . . . . . .  $        0     $       267   $      114
    --Refinancing . . . . . . . . . .  $        0     $         0   $        0
    --Operations. . . . . . . . . . .  $    1,475     $       991   $    1,075
    --Other . . . . . . . . . . . . .  $        0     $         0   $        0

Receivable on Net Purchase Money
  Financing


--------------------

(1) Includes general partner purchase of 1% of amount raised from investors.

                                       TABLE V

          SALES OR DISPOSITION OF EQUIPMENT BY PUBLIC PROGRAM SINCE 01/01/94




                                                                                                             Net
                                                                        Net            Net Cash          Notes/Noncash
                                                                     Investment      proceeds from       Proceeds from
                                                                     in Direct       Termination of      Termination of
                                              Date     Year of       Financing      Direct Financing    direct financing
Partnership        Description              Acquired  Disposition      Leases          Leases              leases

 TIF IX       Telecommunication Equipment   Various     1994         $   341,044    $    379,489        $          0
 TIF IX       Telecommunication Equipment   Various     1995         $   393,413    $    416,768        $          0
 TIF IX       Telecommunication Equipment   Various     1996         $12,361,660    $  6,874,524        $  5,901,016

 TIF X        Telecommunication Equipment   Various     1994         $   180,819    $    201,125        $          0
 TIF X        Telecommunication Equipment   Various     1995         $   760,039    $    837,182        $          0
 TIF X        Telecommunication Equipment   Various     1996         $10,779,201    $  5,297,671        $  5,742,236


                                                    Net Proceeds
                                                  from termination
                                                 of direct financing         GAAP        Federal Taxable
Partnership        Description                        leases              Gain/(Loss)      Gain/(Loss)
 TIF IX       Telecommunication Equipment        $     379,486            $   38,445     $     (34,565)
 TIF IX       Telecommunication Equipment        $     416,768            $   23,355     $    (635,945)
 TIF IX       Telecommunication Equipment        $  12,775,540            $  413,880     $  (3,475,641)

 TIF X        Telecommunication Equipment        $     201,125            $   20,306     $      42,853
 TIF X        Telecommunication Equipment        $     837,182            $   77,143     $     142,416
 TIF X        Telecommunication Equipment        $  11,039,907            $  260,706     $  (1,284,298)



NOTICE TO CALIFORNIA INVESTORS                                         EXHIBIT D

Section 260.141.11. RESTRICTION ON TRANSFER

    (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

    (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

    (1)  to the issuer;

    (2)  pursuant to the order or process of any court;

    (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

    (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

    (5)  to holders of securities of the same class of the same issuer;

    (6)  by way of gift or donation inter vivos or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

    (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

    (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of
Section 25143 is in effect with respect to such qualification;

    (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;


    (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

    (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

    (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of
Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information herein is correct as of any time subsequent to its date. However, if any material change in the information stated herein does occur during the period when the Prospect is required to be delivered, it will be supplemented or amended accordingly.

                   ------------------------------------------------



                   ------------------------------------------------

    Until ninety days after the Effective Date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    This Prospectus does not constitute an offer or solicitation by anyone in any state in which said offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $1,200,000



                                TELECOMMUNICATIONS
                               INCOME FUND XI, L.P.


                            AN IOWA LIMITED PARTNERSHIP


                   ------------------------------------------------

                                   $1,000 PER UNIT

                   ------------------------------------------------

                        A MINIMUM OF 1,200 UNITS ($1,200,000)

                           OF LIMITED PARTNERSHIP INTEREST

                   ------------------------------------------------



                                 MINIMUM INVESTMENT:

                                   2 UNITS ($2,000)






                               BERTHEL FISHER & COMPANY
                               FINANCIAL SERVICES, INC.

                               100 Second Street, S.E.
                               Cedar Rapids, Iowa 52401

                                    (319) 365-2506
                                    (800) 356-5234

                                  Fax (319) 365-4538

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          TELECOMMUNICATIONS INCOME FUND XI

                                   PAST PERFORMANCE
                PRIOR PERFORMANCE DOES NOT DICTATE FUTURE PERFORMANCE

--------------------------------------------------------------------------------

               Cash Distributions to Limited Partners of Prior Programs
          Sponsored by Berthel Fisher & Company Leasing, Inc. and Affiliates
                                 as of June 30, 1997


                                                                          DISTRIBUTION AS
                PROGRAM      OFFERING       LENGTH OF      TOTAL PAID     A % OF ORIGINAL     PROGRAM
   PROGRAM       SIZE        CLOSING        PROGRAM         TO DATE         INVESTMENT        CLOSED
-------------------------------------------------------------------------------------------------------

    1        $ 1,363,500     12/31/86       8 YEARS       $ 1,652,794        121.22%          10/31/94

    2        $ 1,383,700     12/31/87       7 YEARS       $ 1,947,611        140.75%           9/30/94

    3        $   282,828      3/4/88      4 1/2 YEARS     $   421,109        148.89%           9/42/92

    4        $   393,939      5/3/88      4 1/2 YEARS     $   563,940        143.15%          10/19/92

    5        $ 1,010,000      2/28/89       6 YEARS       $ 1,353,262        133.99%          12/31/94

    6        $   479,750      7/14/89     7 1/2 YEARS     $   700,627        146.04%          12/31/96

    7        $ 1,010,000      2/21/90     4 1/2 YEARS     $ 1,258,045        124.56%           9/30/94

    8        $ 1,217,050      2/7/91      3 1/2 YEARS     $ 1,432,969        117.74%           9/30/94

    9        $17,001,750      4/30/93       OPEN (1)      $ 9,690,392         57.00%            OPEN

    10       $22,617,500     12/31/94       OPEN (1)      $ 7,878,145         34.83%            OPEN


(1) DESIGNED FOR A 5 YEAR TERM FROM CLOSING OF OFFERING.

THERE CAN BE NO ASSURANCE THAT ANY SPECIFIC LEVEL OF CASH DISTRIBUTIONS OR ANY OF THE INVESTMENT OBJECTIVES OF THE PARTNERSHIP CAN OR WILL BE ATTAINED.

ANYONE INTERESTED IN TELECOMMUNICATIONS INCOME FUND XI SHOULD CAREFULLY REVIEW THE PROSPECTUS.

[PHOTO OF OFFICES OF BERTHEL FISHER & COMPANY]

BERTHEL FISHER & COMPANY

FOUNDED IN 1985 AS A DIVERSIFED FINANCIAL SERVICES HOLDING COMPANY,
BERTHEL FISHER & COMPANY, INC. OPERATES A NUMBER OF SUBSIDIARIES, INCLUDING:
- BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.
- BERTHEL FISHER & COMPANY LEASING, INC.
- BERTHEL FISHER & COMPANY PLANNING, INC.

BERTHEL FISHER & COMPANY
FINANCIAL SERVICES, INC.
100 SECOND STREET SE
CEDAR RAPIDS, IOWA  52401

(319) 365-2506
(800) 356-5234 (TOLL FREE)
(319) 365-4538 (FAX)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Estimated expenses payable by the Registrant (other than broker-dealer commissions) in connection with the offering herein described are as follows:

                                                                                             MINIMUM     MAXIMUM
                                                                                            ----------  ----------
Securities and Exchange Commission Registration Fee.......................................  $    7,575  $    7,575
National Association of Securities Dealers Registration Fee...............................       3,000       3,000
Legal Fees and Expenses...................................................................     100,000     100,000
Accountants' Fees and Expenses............................................................      25,000      25,000
Fees and Expenses Relating to Blue Sky Qualifications (including legal fees)..............      50,000      50,000
Printing..................................................................................      45,000      45,000
Miscellaneous.............................................................................           0           0
Seminars..................................................................................      75,000      75,000
Advertising and Sales.....................................................................      85,000      85,000
Literature................................................................................      25,000      25,000
                                                                                            ----------  ----------
Total Estimated Expenses..................................................................  $  415,575  $  415,575
                                                                                            ----------  ----------
                                                                                            ----------  ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Partnership Agreement provides that the General Partner or its Affiliates performing services on behalf of the Partnership will not be liable to the Partnership or the Limited Partners for any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner, in good faith, determined that such course of conduct was in the best interest in the Partnership, and such act or omission does not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Partnership Agreement provides that the General Partner or its Affiliates performing services on behalf of the Partnership will be indemnified by the Partnership for any liabilities incurred by them arising from acts performed or omitted to be performed by them that were determined in good faith by the General Partner to have been in the best interest of the Partnership in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, including attorney's fees (which may be paid as incurred subject to certain restrictions) and any amounts expended in the investigation or settlement of any claims, except for claims with respect to acts or omissions which constitute fraud, negligence, breach of fiduciary duty or misconduct.

    The General Partner or any of its Affiliates performing services on behalf of the Partnership, or in connection with its business, will not be indemnified against any liability, loss or damage incurred by reason of any act performed or omitted to be performed by them in good faith in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, involving allegations that federal or state securities laws were violated, unless such lawsuits alleging such claims are successfully defended or a court approves indemnification of litigation costs (provided that the Court is apprised of the position of the SEC), unless such lawsuits are dismissed with prejudice on the merits or unless such lawsuits are settled and a court approves the settlement and the indemnification.

    The Partnership Agreement provides that the Partnership will not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is prohibited by the Partnership Agreement.

    Advances of attorney's fees and costs will not be permitted for indemnification suits unless the action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership, or in connection with the Partnership's business, the claim against which indemnification is sought is not made by a Limited Partner and the indemnified party undertakes to repay within 90 days the advanced funds to the Partnership in cases in which they would not be entitled to indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Thomas J. Berthel has purchased one Unit for $1,000 in order to become an Initial Limited Partner and permit the filing of a Certificate of Limited Partnership. The General Partner has purchased 10 Units for $10,000. These sales were made pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as a transaction not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

       *1.1  Managing Sales Agent Agreement

       *1.2  Form of Selected Sales Agent Agreement

       *3.1  Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)

       *3.2  Certificate of Limited Partnership

       *4.1  Form of Certificate Representing Limited Partnership Interests in the
               Registrant

       *5.1  Opinion of Bradley & Riley, P.C., Counsel to Registrant, as to the legality of the securities being registered

       *8.1  Opinion of Bradley & Riley, P.C., Counsel to Registrant, as to tax matters

      *10.1  Escrow Agreement

      *10.2  Amended Contract between the General Partner and the Partnership

       23.1  Consent of Deloitte & Touche, LLP

      *23.2  Consent of Bradley & Riley, P.C. included in its opinions filed as Exhibits
               5.1 and 8.1

      *24.1  Power of Attorney

       27.1  Financial Data Schedule

------------------------

*   Previously filed.

    (b) Financial Statement Schedules

        None

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (b) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) To provide to the Managing Sales Agent at the closing specified in the Managing Sales Agent Agreement certificates in such denominations and registered in such names as required by the Managing Sales Agent and Soliciting Sales Agents to permit prompt delivery to each purchaser.

        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, and State of Iowa on this 23rd day of September, 1999.

                                TELECOMMUNICATIONS INCOME
                                FUND XI, L.P., AN IOWA LIMITED PARTNERSHIP

                                By:  BERTHEL FISHER & COMPANY LEASING, INC.

                                By:            /s/ THOMAS J. BERTHEL
                                        -----------------------------------
                                                 Thomas J. Berthel
                                              CHIEF EXECUTIVE OFFICER

                                By:           /s/ RONALD O. BRENDENGEN
                                        -----------------------------------
                                                Ronald O. Brendengen
                                            CHIEF OPERATING OFFICER AND
                                              CHIEF FINANCIAL OFFICER

                                By:            /s/ DANIEL P. WEGMANN
                                        -----------------------------------
                                                 Daniel P. Wegmann
                                                     CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of September, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

    /s/ THOMAS J. BERTHEL       Director, Chief Executive
------------------------------    Officer and President of
      Thomas J. Berthel           the General Partner

                                Director, Executive Vice
     /s/ NANCY LOWENBERG          President and General
------------------------------    Manager of the General
       Nancy Lowenberg            Partner

                                Director, Treasurer, Chief
   /s/ RONALD O. BRENDENGEN       Operating Officer and
------------------------------    Chief Financial Officer
     Ronald O. Brendengen         of the General Partner

    /s/ DANIEL P. WEGMANN
------------------------------  Controller of the General
      Daniel P. Wegmann           Partner

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ LESLIE D. SMITH
------------------------------  Secretary of the General
       Leslie D. Smith            Partner

        /s/ VON ELBERT
------------------------------  Director of the General
          Von Elbert              Partner

   /s/ EMMETT J. SCHERRMAN
------------------------------  Director of the General
     Emmett J. Scherrman          Partner

      /s/ JAMES W. NOYCE
------------------------------  Director of the General
        James W. Noyce            Partner

                                 EXHIBIT INDEX

                                                                                                         SEQUENTIAL PAGE
 EXHIBIT NO.                                            NAME                                                 NUMBER
-------------  ---------------------------------------------------------------------------------------  -----------------
      23.1     Consent of Deloitte & Touche, LLP
      27       Financial Data Schedule